EXHIBIT 99.1

-------------------------------------------------------------------------------

                           PRO FORMA VALUATION REPORT
                             MUTUAL HOLDING COMPANY
                                 STOCK OFFERING

                                WILLOW GROVE BANK
                            MAPLE GLEN, PENNSYLVANIA



                                  DATED AS OF:
                                SEPTEMBER 4, 1998

-------------------------------------------------------------------------------



















                                  PREPARED BY:

                                RP FINANCIAL, LC.
                             1700 NORTH MOORE STREET
                                   SUITE 2210
                            ARLINGTON, VIRGINIA 22209

RP FINANCIAL, LC.
---------------------------------------
FINANCIAL SERVICES INDUSTRY CONSULTANTS


                                                               SEPTEMBER 4, 1998


BOARD OF DIRECTORS
WILLOW GROVE BANK
WELSH AND NORRISTOWN ROADS
MAPLE GLEN, PENNSYLVANIA  19002-8030

MEMBERS OF THE BOARD:

         AT YOUR REQUEST, WE HAVE COMPLETED AND HEREBY PROVIDE AN INDEPENDENT APPRAISAL ("APPRAISAL") OF THE ESTIMATED PRO FORMA MARKET VALUE OF THE COMMON STOCK WHICH IS TO BE OFFERED IN CONNECTION WITH THE MUTUAL-TO-STOCK CONVERSION TRANSACTION DESCRIBED BELOW.

         THIS APPRAISAL IS FURNISHED PURSUANT TO THE CONVERSION REGULATIONS PROMULGATED BY THE OFFICE OF THRIFT SUPERVISION ("OTS"). THIS APPRAISAL HAS BEEN PREPARED IN ACCORDANCE WITH THE WRITTEN VALUATION GUIDELINES PROMULGATED BY THE OTS, MOST RECENTLY UPDATED AS OF OCTOBER 21, 1994. SPECIFICALLY, THIS APPRAISAL HAS BEEN PREPARED IN ACCORDANCE WITH THE "GUIDELINES FOR APPRAISAL REPORTS FOR THE VALUATION OF SAVINGS AND LOAN ASSOCIATIONS CONVERTING FROM MUTUAL TO STOCK FORM OF ORGANIZATION" OF THE OTS, AS SUCCESSOR TO THE FEDERAL HOME LOAN BANK BOARD ("FHLBB"), DATED AS OF OCTOBER 21, 1994; AND APPLICABLE REGULATORY INTERPRETATIONS THEREOF.


DESCRIPTION OF REORGANIZATION AND STOCK ISSUANCE PLAN

         WE UNDERSTAND THAT THE BOARD OF DIRECTORS OF WILLOW GROVE BANK, MAPLE GLEN, PENNSYLVANIA ("WILLOW GROVE" OR THE "BANK") HAS ADOPTED A PLAN OF CONVERSION, INCORPORATED HEREIN BY REFERENCE, IN WHICH THE BANK WILL REORGANIZE FROM THE MUTUAL FORM OF ORGANIZATION TO THE MUTUAL HOLDING COMPANY FORM OF ORGANIZATION. IN THE REORGANIZATION PROCESS, TO BECOME EFFECTIVE CONCURRENT WITH THE COMPLETION OF THE STOCK SALE, WILLOW GROVE WILL BECOME A WHOLLY-OWNED SUBSIDIARY OF WILLOW GROVE BANCORP, INC. (THE "HOLDING COMPANY"), A DELAWARE CORPORATION, AND WILLOW GROVE BANCORP, INC. WILL ISSUE A MAJORITY OF ITS COMMON stock to Willow Grove, MHC (the "MHC"), and sell a minority of its common stock to the public. The above structure reflects a "two-tier" mutual holding company structure, given the two levels of holding companies: a "mid-tier" stock holding company and a "top-tier" mutual holding company. The number of shares of common stock to be sold to the public will approximate 56 percent of the shares issued in the offering, and the number of shares issued to the MHC will approximate 44 percent of the shares issued in the offering. In addition, the Holding Company intends to donate to a private charitable foundation, immediately following the completion of the stock offering, authorized but unissued shares of the Holding Company stock equal to 4 percent of the number of shares sold in the offering.

--------------------------------------------------------------------------------
Washington Headquarters
Rosslyn Center
1700 North Moore Street, Suite 2210                    Telephone: (703) 528-1700
Arlington, VA 22209                                      Fax No.: (703) 528-1788

RP Financial, LC.
Board of Directors
September 4, 1998
Page 2


         It is anticipated that the public shares will be issued to the Bank's Eligible Account Holders, the newly-formed employee stock ownership plan ("ESOP"), Supplemental Eligible Account Holders, and Other Members of the MHC and the Bank. Any shares that are not sold in the Subscription Offering may be offered in the Community Offering.

         The aggregate amount of stock sold by the Holding Company cannot exceed 50 percent of the appraised value of the Bank. Immediately following the offering, the primary assets of the Holding Company will be the capital stock of the Bank and the net offering proceeds remaining after contributing proceeds to the Bank in exchange for 100 percent of the capital stock of the Bank. The Holding Company will contribute at least 50 percent of the net offering proceeds in exchange for the Bank's capital stock. The remaining net offering proceeds, retained at the Holding Company, will be used to extend a loan to the ESOP to fund purchases of stock up to 8 percent of the offering amount with the remainder to be used as general working capital.


RP Financial, LC.

         RP Financial, LC. ("RP Financial") is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form. The background and experience of RP Financial is detailed in Exhibit V-1. We believe that, except for the fee we will receive for our appraisal and assisting the Bank in the preparation of its business plan, we are independent of the Bank and the other parties engaged by the Bank to assist in the corporate reorganization and stock issuance process.


Valuation Methodology

         In preparing our appraisal, we have reviewed the Bank's and the Holding Company's regulatory applications, including the prospectus as filed with the OTS and the Securities and Exchange Commission ("SEC"). We have conducted a financial analysis of the Bank that has included a review of its audited financial information for fiscal years ended June 30, 1994 through 1998 and due diligence related discussions with the Bank's management; KPMG Peat Marwick, the Bank's independent auditor; Elias Matz Tiernan & Herrick, the Bank's counsel for the MHC reorganization and stock offering; and Charles Webb & Company, a division of Keefe Bruyette & Woods, Inc., the Bank's financial and marketing advisors in connection with the Holding Company's stock offering. All conclusions set forth in the Appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

RP Financial, LC.
Board of Directors
September 4, 1998
Page 3


         We have investigated the competitive environment within which the Bank operates and have assessed the Bank's relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment for financial institutions and analyzed the potential impact on the Bank and the industry as a whole. We have analyzed the potential effects of conversion on the Bank's operating characteristics and financial performance as they relate to the pro forma market value. We have reviewed the economy in the Bank's primary market area and have compared the Bank's financial performance and condition with publicly-traded thrifts in mutual holding company form, as well as all publicly-traded thrifts. We have reviewed conditions in the securities markets in general and in the market for thrift stocks in particular, including the market for existing thrift issues and the market for initial public offerings by thrifts. We have considered the market for the stock of publicly-traded mutual holding companies. We have also considered the expected market for the Holding Company's public shares. We have excluded from such analyses thrifts subject to announced or rumored acquisition, mutual holding company institutions that have announced their intent to pursue second step conversions, and/or those institutions that exhibit other unusual characteristics.

         Our Appraisal is based on the Bank's representation that the information contained in the regulatory applications and additional information furnished to us by the Bank, its independent auditors, legal counsel and other authorized agents are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by the Bank, its independent auditors, legal counsel and other authorized agents nor did we independently value the assets or liabilities of the Bank. The valuation considers the Bank only as a going concern and should not be considered as an indication of the Bank's liquidation value.

         Our appraised value is predicated on a continuation of the current operating environment for the Bank, the MHC and the Holding Company and for all thrifts and their holding companies. Changes in the local, state and national economy, the legislative and regulatory environment for financial institutions and mutual holding companies, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability, and may materially impact the value of thrift stocks as a whole or the Bank's, the MHC's and Holding Company's values alone. It is our understanding that there are no current or long-term plans for pursuing a second step conversion or for selling control of the Holding Company or the Bank at this time. To the extent that such factors can be foreseen, they have been factored into our analysis.

         Pro forma market value is defined as the price at which Willow Grove's stock, immediately upon completion of the offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

RP Financial, LC.
Board of Directors
September 4, 1998
Page 4


Valuation Conclusion

         It is our opinion that, as of September 4, 1998, the estimated aggregate pro forma market value of the offering shares in a full conversion offering was $41,500,000 at the midpoint, equal to 4,150,000 shares issued at a per share value of $10.00, incorporating the dilutive impact of the contribution of 4 percent of the shares to a charitable foundation immediately following the completion of the offering. Pursuant to conversion guidelines, the 15 percent offering range indicates a minimum value of $35,275,000, and a maximum value of $47,725,000. Based on the $10.00 per share offering price determined by the Board, this valuation range equates to an offering of 3,527,500 shares at the minimum to 4,772,500 shares at the maximum. In the event that the appraised value is subject to an increase, up to 5,488,375 shares may be issued at an issue price of $10.00 per share, for an aggregate market value of $54,883,750, without a resolicitation. As a result of the contribution to a charitable foundation, the total shares issued and aggregate market value increases following the contribution of shares to the charitable foundation as follows, all based on $10.00 per share: minimum market value and shares of $36,686,000 and 3,668,600, respectively; midpoint market value and shares of $43,160,000 and 4,316,000, respectively; maximum market value and shares of $49,634,000 and 4,963,400, respectively; and supermaximum market value and shares of $57,079,100 and 5,707,910, respectively. The Board of Directors has established a public offering range such that the public ownership of the Holding Company will constitute a 44 percent ownership interest of the Holding Company, with the MHC owning the majority of the shares. Accordingly, the offering range to the public of the minority stock will be $15,640,000 at the minimum, $18,400,000 at the midpoint, $21,160,000 at the maximum and $24,334,000 at the supermaximum. Based on the public offering range, and inclusive of the shares issued to the Foundation, the public ownership of the shares will represent 45.31 percent of the shares issued in the reorganization, with the MHC owning the majority of the shares.


Limiting Factors and Considerations

         Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the Common Stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the offering will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof.

         RP Financial's valuation was determined based on the financial condition and operations of the Bank as of June 30, 1998, the date of the financial data included in the regulatory applications and prospectus.

         RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a

RP Financial, LC.
Board of Directors
September 4, 1998
Page 5


policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

         The valuation will be updated as provided for in the conversion regulations and guidelines. These updates will consider, among other things, any developments or changes in the Bank's financial performance and condition, management policies, and current conditions in the equity markets for thrift shares. These updates may also consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment, the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update.


                                                 Respectfully submitted,

                                                 RP FINANCIAL, LC.


                                                 /s/ Ronald S. Riggins
                                                 -------------------------------
                                                     Ronald S. Riggins
                                                     President


                                                 /s/ James P. Hennessey
                                                 -------------------------------
                                                     James P. Hennessey
                                                     Senior Vice President

RP Financial, LC.
                                TABLE OF CONTENTS
                                WILLOW GROVE BANK
                            Maple Glen, Pennsylvania


                                                                                                       PAGE
 DESCRIPTION                                                                                          NUMBER
------------                                                                                          ------

CHAPTER ONE                         OVERVIEW AND FINANCIAL ANALYSIS

      Introduction                                                                                       1.1
      Establishment of a Charitable Foundation                                                           1.2
      Strategic Overview                                                                                 1.3
      Balance Sheet Trends                                                                               1.6
      Income and Expense Trends                                                                          1.11
      Interest Rate Risk Management                                                                      1.15
      Lending Activities and Strategy                                                                    1.16
      Asset Quality                                                                                      1.19
      Funding Composition and Strategy                                                                   1.20
      Year 2000 Compliance                                                                               1.21
      Legal Proceedings                                                                                  1.21



CHAPTER TWO                         MARKET AREA

      Introduction                                                                                       2.1
      Market Area Demographics                                                                           2.2
      Local Economy                                                                                      2.4
      Market Area Deposit Characteristics                                                                2.5



CHAPTER THREE                       PEER GROUP ANALYSIS

      Peer Group Selection                                                                               3.1
      Basis of Comparison                                                                                3.2
      Selection of Peer Group                                                                            3.3
      Financial Condition                                                                                3.6
      Income and Expense Components                                                                      3.9
      Loan Composition                                                                                   3.12
      Credit Risk                                                                                        3.14
      Interest Rate Risk                                                                                 3.14
      Summary                                                                                            3.17

RP Financial, LC.

                                TABLE OF CONTENTS
                                WILLOW GROVE BANK
                            Maple Glen, Pennsylvania
                                   (continued)

                                                                                                        PAGE
 DESCRIPTION                                                                                           NUMBER
 -----------                                                                                           ------

CHAPTER FOUR                        VALUATION ANALYSIS

      Introduction                                                                                       4.1
      Appraisal Guidelines                                                                               4.1
      RP Financial Approach to the Valuation                                                             4.1
      Valuation Analysis                                                                                 4.2
             1.   Financial Condition                                                                    4.3
             2.   Profitability, Growth and Viability of Earnings                                        4.4
             3.   Asset Growth                                                                           4.5
             4.   Primary Market Area                                                                    4.5
             5.   Dividends                                                                              4.6
             6.   Liquidity of the Shares                                                                4.8
             7.   Marketing of the Issue                                                                 4.8
                       A.  The Public Market                                                             4.9
                       B.  The New Issue Market                                                          4.16
                       C.  The Acquisition Market                                                        4.21
             8.   Management                                                                             4.22
             9.   Effect of Government Regulation and Regulatory Reform                                  4.22
      Summary of Adjustments                                                                             4.23
      Basis of Valuation - Fully-Converted Pricing Ratios                                                4.23
      Valuation Approaches                                                                               4.24
             1.   Price-to-Book ("P/B")                                                                  4.28
             2.   Price-to-Earnings ("P/E")                                                              4.29
             3.   Price-to-Assets ("P/A")                                                                4.31
      Valuation Conclusion                                                                               4.31

RP Financial, LC.


                                 LIST OF TABLES
                                WILLOW GROVE BANK
                            Maple Glen, Pennsylvania


TABLE
NUMBER                                     DESCRIPTION                                                 PAGE
------                                     -----------                                                 ----
1.1               Historical Balance Sheets                                                            1.7
1.2               Historical Income Statements                                                         1.12


2.1               Summary Demographic Data                                                             2.3
2.2               Major Employers in Montgomery and Bucks Counties                                     2.4
2.3               Unemployment Trends                                                                  2.5
2.4               Deposit Summary                                                                      2.6
2.5               Deposit Market Share                                                                 2.8


3.1               Peer Group of Publicly-Traded Thrifts                                                3.5
3.2               Balance Sheet Composition and Growth Rates                                           3.7
3.3               Income as a Percent of Average Assets and Yields, Costs, Spreads                     3.10
3.4               Loan Portfolio Composition and Related Information                                   3.13
3.5               Credit Risk Measures and Related Information                                         3.15
3.6               Interest Rate Risk Measures and Net Interest Income Volatility                       3.16


4.1               Peer Group Market Area Comparative Analysis                                          4.7
4.2               Pricing Characteristics and After-Market Trends of Recent
                    Conversions Completed                                                              4.18
4.3               Market Pricing Comparatives                                                          4.19
4.4               Calculation of Implied Per Share Data                                                4.25
4.5               Public Market Pricing                                                                4.30
4.6               Market Pricing of Mutual Holding Companies                                           4.33

RP Financial, LC.
Page 1.1


                       I. OVERVIEW AND FINANCIAL ANALYSIS


Introduction

         Willow Grove Bank ("Willow Grove" or the "Bank") is a federally-chartered mutual savings bank which conducts operations out of its executive offices in Maple Glen, Pennsylvania, and a total of 7 retail office facilities including its main office. Willow Grove's markets in eastern Pennsylvania are within the Philadelphia metropolitan area and the Bank's main office is situated approximately 20 miles north of downtown Philadelphia. Willow Grove's markets in Montgomery and Bucks Counties are suburban markets with broad employment bases but which also serve as bedroom communities for Philadelphia and other nearby areas. Residents of the Bank's markets are typically middle to upper middle class, and the number of individuals with incomes below the poverty level in Montgomery and Bucks Counties is limited.

         Willow Grove was organized in 1909 and has a long history of service to its primary market. Currently, Willow Grove is a member of the Federal Home Loan Bank ("FHLB") system, with its deposits insured up to the regulatory maximums by the Federal Deposit Insurance Corporation ("FDIC") under the Savings Association Insurance Fund ("SAIF"). The Bank's primary regulator is the Office of Thrift Supervision ("OTS"). At June 30, 1998, Willow Grove had total assets of $405.4 million, total deposits of $340.8 million, and total equity of $35.9 million, equal to 8.87 percent of total assets. Excluding $2.4 million of intangible assets, tangible equity totaled $33.6 million, or 8.28 percent of assets, as of June 30, 1998. For the twelve months ended June 30, 1998, the Bank reported net income of $2.4 million for a return of 0.65 percent of average assets.

         The Board of Directors recently adopted a plan to reorganize from the mutual form of organization to the mutual holding company form of organization. As part of the reorganization, Willow Grove will become a wholly-owned subsidiary of Willow Grove Bancorp, Inc., a Delaware corporation, and Willow Grove Bancorp, Inc. will issue a majority of its common stock to Willow Grove MHC, a federally-chartered mutual holding company, and sell a minority of its common stock to the public. Concurrent with the Reorganization, the MHC will retain $100,000 for initial capitalization while the Holding Company will retain up to 50 percent of the

RP Financial, LC.
Page 1.2


net conversion proceeds. Immediately after consummation of the Reorganization, it is not anticipated that the MHC or the Holding Company will engage in any business activity other than ownership of their respective subsidiaries.

         The assets and liabilities of the stock subsidiaries will be substantially equivalent to those of Willow Grove prior to the reorganization. The MHC will own a controlling interest in the Holding Company of at least 51 percent, and the Holding Company will be the sole subsidiary of the MHC. The Holding Company will also own 100 percent of the Bank's outstanding stock.


Establishment of a Charitable Foundation

         In order to enhance the Bank's existing historically strong service and reinvestment activities in the local community, the Plan of Conversion provides for the establishment of The Willow Grove Foundation (the "Foundation"), which will be a private charitable foundation in connection with the conversion. The Plan provides that the Bank and the Holding Company will create the Foundation and fund it with shares of common stock contributed by the Holding Company from authorized but unissued shares in an amount equal to 4 percent of the shares sold in the offering. The Bank believes that the conversion transaction provides a unique opportunity to put its well-regarded name on an entity that has significant value -- an opportunity for corporate activities outside of core banking. The Foundation is intended to complement the Bank's existing community reinvestment activities and will be dedicated to the promotion of charitable purposes and community development activities within the communities served by the Bank. Funding the Foundation with shares of common stock of Willow Grove Bancorp will enable the local community served to share in the growth and the profitability of the Holding Company over the long term through dividends and price appreciation. As such, the Bank believes the Foundation will generate a high level of community goodwill toward the Holding Company, increase the Bank's local visibility and further enhance the Bank's strong reputation for community service, thereby strengthening Willow Grove's community banking franchise.

         The formation and issuance of shares to the Foundation will result in dilution of pro forma book value and earnings per share, as the Holding Company will not receive proceeds from the shares issued to the Foundation.

RP Financial, LC.
Page 1.3


Strategic Overview

         Throughout much of its corporate history, Willow Grove's strategic focus has been that of a community oriented financial institution with a primary focus on meeting the borrowing and savings needs of its local customers in Montgomery and Bucks Counties in southeastern Pennsylvania. In this regard, Willow Grove has historically pursued a residential lending strategy typical of a thrift institution, with a moderate level of diversification into construction lending, commercial real estate lending and some secondary market loan sales. However, following the employment of the Bank's current managing officer in 1992, the management of Willow Grove began to undertake a reorientation of the Bank's operations to a community-oriented institution with a relatively broader line of commercial and consumer products. Additionally, pursuant to this strategy, Willow Grove has sought to emphasize a community bank operating strategy, emphasizing service, its local orientation and a relatively broad array of products and services. Accordingly, Willow Grove has implemented a three-prong lending strategy which has focused on: (1) residential mortgage lending for portfolio; (2) commercial lending, including commercial and multi-family mortgage loans as well as commercial and industrial loans ("C&I loans"); and (3) selling lower yielding mortgages (generally conforming loans) into the secondary market.

         Since Willow Grove has historically been a residential lender and most of the balance of its interest-earning assets have been deployed into either investment securities or mortgage-backed securities ("MBS"), Willow Grove has been required to develop the infrastructure required to undertake more diversified lending. In this regard, management has developed extensive policies and procedures pertaining to credit standards and the administration of commercial accounts. Additionally, Willow Grove has employed a total of 3 loan officers with commercial lending experience to build the Bank's commercial lending business and may likely seek to employ additional loan officers in the future as the Bank's commercial orientation continues to expand. Other steps taken to facilitate the development of commercial accounts include more intensive marketing and the institution of various incentive programs for Bank personnel. Although management will be seeking to grow commercial loans (and commercial checking accounts) in the future, the growth of such accounts to date has been moderate as

RP Financial, LC.
Page 1.4


commercial and multi-family real estate loans and C&I loans totaled $37.4 million, or 11.0 percent of total loans as of June 30, 1998.

         Notwithstanding the recent efforts to diversify the loan portfolio and overall revenues, residential mortgage loans continue to comprise more than one-half of the total loan portfolio ($241.1 million, or 71.6 percent of total loans as of June 30, 1998). In order to control expenses and enhance efficiency, commencing several years ago, Willow Grove began outsourcing substantially all of its residential mortgage loan originations through the utilization of a network of approximately 25 loan correspondents. One correspondent, who generates approximately one-half of the residential mortgage loan volume, originates loans to walk-in customers in the Bank's offices, with such loans originated in Willow Grove's name. The balance of the residential mortgage loans are purchased from the remaining correspondents. Lower yielding fixed rate mortgages (typically conforming loans) are generally originated/purchased for resale in the secondary market. Shorter term and non-conforming loans (typically not non-conforming due to credit characteristics) are retained if they meet Willow Grove's underwriting criteria.

         The balance of Willow Grove's interest-earning assets are primarily comprised of a modest balance of cash and short- to intermediate-term investment securities, all of which are classified as available for sale ("AFS"). Willow Grove's general philosophy is to deploy funds into loans and maintain moderate balances of cash and investments, which are typically lower yielding.

         Over the last five fiscal years, Willow Grove has been seeking to expand loans and deposits with the dual objectives of serving the financial needs of its community and in order to enhance earnings and franchise value. Accordingly, asset growth since the end of fiscal 1994 has equaled a compounded annual rate of 14.9 percent. Asset growth has been bolstered by the acquisition of 2 branches and approximately $40 million of deposits from the Resolution Trust Corporation ("RTC") in fiscal 1994. Additionally, the Bank has added two de novo branches over the last several fiscal years. Willow Grove is currently negotiating for the purchase of two offices (fixed assets only) from a commercial bank, both of which are in Montgomery County. Additionally, management will be seeking to open approximately 1 to 2 new offices per year over the next several years in as yet unidentified locations.

RP Financial, LC.
Page 1.5


         In the future, the Bank expects to explore other potential expansion opportunities, including acquisitions. Management believes that the additional capital raised in the minority stock offering will enhance the Bank's ability to consummate branch or whole institution acquisitions in the future.

         Retail deposits have consistently served as the primary funding liability for the Bank, while borrowings have been used to a limited degree, primarily for asset-liability management purposes. The majority of Willow Grove's depositors reside in Bucks and Montgomery Counties.

         Management expects that the future activities of the Bank will continue to focus on products and services which have facilitated asset, equity and earnings growth to date. Specifically, the largest segment of Willow Grove's business will continue to be an orientation towards retail deposit products and retail banking services, building commercial account relationships, while continuing to invest in 1-4 family residential mortgage loans.

         A key reason for the stock offering is to position the Bank financially so that it can capitalize on its position as a community-oriented alternative to the larger regional and out-of-market bank competitors, through an emphasis on lower fees and higher level of service.

         Management believes that the stock offering will support Willow Grove's efforts to broaden its product line and pursue long term growth. The near-term deployment of the net offering proceeds is as follows:

         Willow Grove Bancorp. Willow Grove Bancorp is expected to retain up to 50 percent of the net conversion proceeds. At present, the Holding Company funds, net of the loan to the ESOP, are expected to be invested initially into short- and intermediate-term and/or callable investment securities with maturities ranging up to five years. Over time, the Holding Company funds are anticipated to be utilized for various corporate purposes, possibly including acquisitions, infusing additional equity into the Bank, repurchases of common stock, and the payment of regular and/or special cash dividends.

         Willow Grove. At least 50 percent of the net conversion proceeds will be infused into the Bank in exchange for all of the Bank's newly-issued stock. The increase in the Bank's capital will be less, as the amount to be borrowed by the ESOP to fund an 8 percent stock purchase will be accounted for as a contra-equity. Cash proceeds (i.e., net proceeds less deposits withdrawn to fund stock purchases)

RP Financial, LC.
Page 1.6


         infused into the Bank are anticipated to become part of general operating funds, and are expected to initially be invested in short-term investments, used to repay short-term borrowings and/or to fund loan commitments or loans in the pipeline.


         On a pro forma basis, Willow Grove will maintain a strong capital position. The Board of Directors has determined to pursue a strategy of controlled growth in its southeastern Pennsylvania markets in order to leverage capital. The Bank also will continue to evaluate potential de novo branching opportunities and will consider purchasing branches and branch deposits should such become available as large competitors restructure their retail networks. Asset growth is expected to be funded through internal deposit growth, branching and borrowings. The Holding Company may also consider various capital management strategies if appropriate to assist in the long-run objective of increasing return on equity.


Balance Sheet Trends

         Growth Trends

             Over the last 5 years, Willow Grove has implemented a strategy of controlled growth and expansion, both through internal growth at existing branches, as well as through the acquisition of branches from the RTC and de novo branching. The impact of this strategy is evidenced in the summary balance sheet data set forth in Table 1.1, which shows that Willow Grove's total assets increased from $232.5 million at the end of fiscal 1994, to $405.4 million at the end of fiscal 1998, which reflects a 14.9 percent compounded annual increase. Asset growth has been deployed into portfolio loans, which increased both in dollar terms and as a percent of assets to equal $315.7 million, equal to 77.9 percent of assets at June 30, 1998. Conversely, the balance of cash and investments has diminished in light of the strong loan growth.

             The Bank's assets are funded through a combination of deposits, borrowings and retained earnings. Deposits have always comprised the majority of funding liabilities and increased at a 13.7 compounded annual rate since 1994, while borrowings have fluctuated based on their cost relative to deposits, the Bank's liquidity requirements, and interest rate risk considerations. In the future, Willow Grove may utilize FHLB advances more heavily in several

RP Financial, LC.
Page 1.7


                                    Table 1.1
                                Willow Grove Bank
                            Historical Balance Sheets
                         (Amount and Percent of Assets)


                                                              For the Fiscal Year Ended June 30,
                                      ----------------------------------------------------------------------------
                                               1994                       1995                       1996
                                      ----------------------     ----------------------     ----------------------
                                       Amount         Pct          Amount        Pct          Amount        Pct
                                       ($000)         (%)          ($000)        (%)          ($000)        (%)
Total Amount of:
  Assets                              $232,551       100.00%     $293,589       100.00%     $312,326       100.00%
  Cash and Cash Equivalents              6,488         2.79%        6,871         2.34%        4,282         1.37%
  Investment Securities - HTM           61,341        26.38%       55,480        18.90%            0         0.00%
  Investment Securities - AFS              180         0.08%          742         0.25%       50,163        16.06%
  Loans Available for Sale                 562         0.24%        9,370         3.19%        5,140         1.65%
  Loans Receivable (net)               151,341        65.08%      210,212        71.60%      243,310        77.90%
  Goodwill                               4,002         1.72%        3,591         1.22%        3,181         1.02%
  Real Estate Held for Investment          206         0.09%          206         0.07%          204         0.07%
  Deposits                             204,022        87.73%      237,645        80.94%      267,071        85.51%
  Borrowed Funds                           120         0.05%       22,620         7.70%       10,120         3.24%
  Total Equity                          24,615        10.58%       28,420         9.68%       30,374         9.73%
  Total Tangible Equity                 20,613         8.86%       24,829         8.46%       27,193         8.71%

  Loans/Deposits                                      74.45%                     92.46%                     93.03%
  IEA/IBL (Average)                                  110.26%                    108.78%                    108.74%

  Non-Performing Assets/Assets                         0.28%                      0.20%                      0.87%
  Allow. for Loan Losses as a % of:
     Non-Performing Loans                            257.41%                    291.89%                     71.70%
     Loans Receivable, Net                             1.08%                      0.81%                      0.79%


                                              For the Fiscal Year Ended June 30,            Compounded
                                      -------------------------------------------------        Annual
                                               1997                       1998              Growth Rate
                                      ----------------------     ----------------------     -----------
                                       Amount        Pct          Amount        Pct             Pct
                                       ($000)        (%)          ($000)        (%)             (%)
Total Amount of:
  Assets                              $354,679       100.00%     $405,373       100.00%       14.90%
  Cash and Cash Equivalents              4,204         1.19%       18,291         4.51%       29.58%
  Investment Securities - HTM            3,999         1.13%            0         0.00%     -100.00%
  Investment Securities - AFS           45,766        12.90%       48,111        11.87%      304.34%
  Loans Available for Sale               6,173         1.74%       12,152         3.00%      115.63%
  Loans Receivable (net)               284,596        80.24%      315,705        77.88%       20.18%
  Goodwill                               2,770         0.78%        2,360         0.58%         N.M.
  Real Estate Held for Investment          180         0.05%            0         0.00%     -100.00%
  Deposits                             309,726        87.33%      340,793        84.07%       13.69%
  Borrowed Funds                         6,500         1.83%       21,000         5.18%         N.M.
  Total Equity                          33,122         9.34%       35,945         8.87%        9.93%
  Total Tangible Equity                 30,351         8.56%       33,584         8.28%        8.08%

  Loans/Deposits                                      93.88%                     96.49%
  IEA/IBL (Average)                                  108.06%                    108.23%

  Non-Performing Assets/Assets                         0.54%                      0.37%
  Allow. for Loan Losses as a % of:
     Non-Performing Loans                             87.62%                    178.98%
     Loans Receivable, Net                             0.58%                      0.83%



Source:  Willow Grove's prospectus.

RP Financial, LC.
Page 1.8


ways as follows: (1) in order to "pre-fund" the offering proceeds (i.e., invest the anticipated funds to be received in the conversion over a period of time leading up to the completion of the offering) and repay such advances with the offering proceeds; and (2) in connection with potential leveraging and/or interest rate risk management strategies.

             Equity has increased steadily since the end of fiscal 1994, reflecting the retention of Willow Grove's earnings. However, the equity/assets ratio has diminished since fiscal 1994, as asset growth outstripped the rate of equity growth and, as of June 30, 1998, the equity/assets ratio approximated 8.9 percent. The Bank's equity contained a small amount of intangibles as of June 30, 1998, resulting from prior branch acquisitions; tangible equity equaled $33.6 million, or 8.3 percent of assets as of June 30, 1998.

         Loans Receivable

             Loans receivable totaled $315.7 million, or 77.9 percent of total assets, as of June 30, 1998, which reflects steady growth since the end of fiscal 1994, both in terms of the dollar balance and as a percent of assets. In this regard, the loans to assets ratio has increased from 65.1 percent to 77.9 percent since the end of fiscal 1994. Currently, 1-4 family mortgage loans comprise the largest segment of the loan portfolio, equal to 72 percent of total loans. The residential mortgage loan portfolio consists primarily of adjustable rate mortgage ("ARM") loans and relatively higher yielding fixed rate mortgage loans. In this regard, the Bank will retain longer term non-conforming loans if, in management's assessment, the yield is sufficiently above the rate for conforming loans to justify the increased credit and interest rate risk inherent in such loans. It is the Bank's current practice to sell the majority of longer term loans which conform to the guidelines of the major secondary market agencies.

             Notwithstanding the reorientation of Willow Grove's operations to a more "bank like" operating strategy, mortgage loans (including loans secured by one-to-four family properties, multi-family and commercial mortgages and properties under construction) continue to comprise 97 percent of total loans. Commercial loans currently approximate 1.6 percent of total loans which represents an increase from a balance of 0.2 percent of loans at the end of fiscal 1994, while consumer loans have increased modestly to equal 1.5 percent of assets.

RP Financial, LC.
Page 1.9


             In addition to portfolio loans, Willow Grove has maintained a portfolio of loans classified as available for sale ("AFS") in connection with the Bank's secondary market activities. The balance of the AFS loan portfolio has fluctuated over the last five fiscal years based on various factors, including the level of interest rates and the volume of loan originations and purchases. As of June 30, 1998, the balance of loans held for sale totaled $12.2 million, equal to 3.0 percent of assets, which reflects an increase to prior year levels. As of June 30, 1998, the Bank was servicing $66.4 million of loans for others.

         Investment and Mortgage Backed Securities

             It is management's preference to deploy the majority of the Bank's assets into loans while maintaining cash and investments at moderate levels, primarily for liquidity purposes. The Bank anticipates initially reinvesting the net conversion proceeds into investments with short-term maturities, pending longer-term deployment into other investments and loans. Willow Grove anticipates that the future composition of the liquidity portfolio will consist of similar types of investment securities as are currently held.

             As of June 30, 1998, the Bank's portfolio of cash and cash equivalents totaled $18.3 million, equal to 4.5 percent of assets. AFS investment securities totaled $48.1 million, equal to 11.9 percent of assets. The majority of the Bank's investments consist primarily of U.S. Agency securities (primarily callable securities), mortgage-backed securities including CMOs and equity securities (including a mutual fund investing in ARM mortgage loans).

             No major changes to the composition and practices with respect to the management of the investment portfolio are anticipated over the near term and, accordingly, the level of cash and investments is not expected to exceed moderate levels. The level of cash and investments is expected to increase initially following conversion, although it is management's expectation that such funds at the Bank level will gradually be redeployed into lending activities.

         Funding Structure

             The Bank's assets were funded with a combination of deposits, borrowings and retained earnings at June 30, 1998. Retail deposits have consistently met the substantial portion Willow Grove's funding needs. Since fiscal year-end 1994, deposits have grown at a

RP Financial, LC.
Page 1.10


13.7 percent annual rate, with the largest portion of the growth concentrated in certificates of deposit ("CDs"), although CDs have declined modestly as a percentage of the total portfolio. CDs comprised the largest component of the Bank's deposit base, equaling 68.1 percent of total deposits as of June 30, 1998. In this regard, Willow Grove's deposit mixture has changed somewhat over the last several fiscal years as CDs have declined from 71.4 percent, as NOW and passbook accounts reflect a growing portion of the deposit base.

             The Bank has not extensively utilized borrowed funds over the last five fiscal years. As of June 30, 1998, borrowed funds outstanding totaled $21.0 million and consisted solely of FHLB-Pittsburgh advances. It is management's preference to rely on deposits to fund operations, however, the Bank utilizes borrowings under several circumstances: (1) when such funds are priced attractively relative to deposits; (2) to lengthen the duration of liabilities;
(3) to enhance earnings when attractive arbitrage opportunities arise (i.e., the Bank is considering employing borrowings to fund the purchase of investments at a spread on a post-offering basis); and (4) to generate additional liquid funds, if required.

         Capital

             Earnings since the end of fiscal 1994 have led to annual equity growth of 9.9 percent. As a result of the completion of the branch acquisition in 1994, a core deposit intangible was created, which is being amortized into expense. The balance of the core deposit intangible equaled $2.4 million as of June 30, 1998. The Bank maintained capital surpluses relative to all of its regulatory capital requirements at June 30, 1998, as summarized in the table below. The addition of conversion proceeds will serve to further strengthen Willow Grove's capital position.

                                    equired         Actual
                                    Capital         Capital         Excess
                                    -------         -------         ------
                                    ($000)          ($000)          ($000)

         Tangible Capital            $6,074         $33,504         $27,430
         Core Capital                16,198          33,504          17,306
         Risk-Based Capital          19,438          36,169          16,731


         Source:  Prospectus.

RP Financial, LC.
Page 1.11


Income and Expense Trends

         Table 1.2 shows the Bank's historical income statements for the fiscal years from 1994 through 1998. Overall, Willow Grove's net income before extraordinary items ranged from a low of $2.4 million in the most recent fiscal year, equal to 0.65 percent of average assets, to a high of $3.7 million, equal to 1.66 percent of average assets in fiscal 1994. Willow Grove's recurring earnings have fluctuated over the last five fiscal years as a result of a number of factors including changing spreads, and due to higher loan loss provisions and expenses in the most recent fiscal year. Although the Bank has been expanding assets at a relatively strong rate, profitability has not kept pace. The components of profitability are explored below.

         Net Interest Income

             Willow Grove's ratio of net interest income to average assets decreased modestly between fiscal 1994 and 1996, from 3.89 percent to 3.31 percent, respectively, primarily as a result of a rising cost of funds which outpaced the increase in asset yields. Subsequently, in fiscal 1997 and 1998, the net interest income ratio increased as funding costs eased with a decline in the proportion of CDs (see Exhibit I-5 for details regarding the Bank's yields and costs). Overall, net interest income approximated $13.5 million, equal to
3.59 percent of average assets, for the fiscal year ended June 30, 1998, reflecting the spread improvement from 3.02 percent in fiscal 1996 to 3.36 percent in fiscal 1998.

         Non-Interest Income

             Other income has shown an upward trend in dollar terms since fiscal 1995, from $485,000 to $820,000 for fiscal 1998, reflecting Willow Grove's balance sheet growth, expansion of overall business volumes and increase in the portfolio of loans serviced for others. At the same time, non-interest income as a percent of average assets has increased at a comparatively modest pace and remains low in comparison to industry averages, partially reflecting Willow Grove's outsourcing of the residential loan origination function. Willow Grove's management is targeting to increase the level of non-interest fee income in the future by continuing to develop fee generating commercial loan and deposit relationships and by

RP Financial, LC.
Page 1.12


                                    Table 1.2
                                Willow Grove Bank
                          Historical Income Statements

                                                                          For the Fiscal Year Ended June 30,
                                                 -----------------------------------------------------------------------------------
                                                          1994                          1995                          1996
                                                 -----------------------        ----------------------        ----------------------
                                                  Amount          Pct(1)         Amount         Pct(1)         Amount         Pct(1)
                                                  ($000)           (%)           ($000)          (%)           ($000)           (%)
Interest Income                                  $ 15,630          6.98%        $ 19,848         7.41%        $ 22,105         7.51%
Interest Expense                                   (6,920)        -3.09%         (10,207)       -3.81%         (12,370)       -4.20%
  Net Interest Income                            $  8,710          3.89%        $  9,641         3.60%        $  9,735         3.31%
Provision for Loan Losses                            (156)        -0.07%             (60)       -0.02%            (210)       -0.07%
  Net Interest Income after Provisions           $  8,554          3.82%        $  9,581         3.58%        $  9,525         3.24%

Other Operating Income                              1,500          0.67%             485         0.18%             433         0.15%
Community Enrichment Program Expense                    -          0.00%               -         0.00%               -         0.00%
Operating Expense                                  (4,179)        -1.87%          (5,598)       -2.09%          (6,025)       -2.05%
  Net Operating Income                           $  5,875          2.62%        $  4,468         1.67%        $  3,933         1.34%

Net Gain(Loss) on Sale of Land                   $      -          0.00%        $    412         0.15%        $    314         0.11%
Net Gain(Loss) on Sale of AFS Securities                -          0.00%             612         0.23%             564         0.19%
Net Gain(Loss) on Sale of AFS Loans                     -          0.00%              44         0.02%             (66)       -0.02%
Directors Retirement Program Expense                    -          0.00%               -         0.00%               -         0.00%
Special SAIF Assessment                                 -          0.00%               -         0.00%               -         0.00%
  Total Non-Operating Income/(Expense)           $      -          0.00%        $  1,068         0.40%        $    812         0.28%

Net Income Before Tax                            $  5,875          2.62%        $  5,536         2.07%        $  4,745         1.61%
Income Taxes                                       (2,157)        -0.96%          (2,109)       -0.79%          (1,743)       -0.59%
 Net Income (Loss) Before Extraord. Items        $  3,718          1.66%        $  3,428         1.28%        $  3,002         1.02%
Cumulative Effect of Change in
  Accounting for Income Taxes                         333          0.15%               -         0.00%               -         0.00%
     Net Income (Loss)                           $  4,051          1.81%        $  3,428         1.28%        $  3,002         1.02%

Estimated Core Net Income
Net Income                                       $  3,718          1.66%        $  3,428         1.28%        $  3,002         1.02%
Addback(Deduct): Non-Recurring (Inc)/Exp                -          0.00%          (1,068)       -0.40%            (812)       -0.28%
Tax Effect (1)                                          -          0.00%             407         0.15%             298         0.10%
  Estimated Core Net Income                      $  3,718          1.66%        $  2,766         1.03%        $  2,489         0.85%

Memo:
      Expense Coverage Ratio (2)                   208.42%                        172.22%                       161.58%
      Efficiency Ratio (3)                          40.93%                         55.28%                        59.25%
      Effective Tax Rate                            36.71%                         38.10%                        36.73%


                                                          For the Fiscal Year Ended June 30,
                                                 -----------------------------------------------------
                                                          1997                          1998
                                                 -----------------------        ----------------------
                                                  Amount          Pct(1)         Amount         Pct(1)
                                                  ($000)           (%)           ($000)          (%)
Interest Income                                  $ 25,423          7.60%        $ 28,604         7.60%
Interest Expense                                  (13,817)        -4.13%         (15,097)       -4.01%
  Net Interest Income                            $ 11,606          3.47%        $ 13,507         3.59%
Provision for Loan Losses                            (185)        -0.06%            (993)       -0.26%
  Net Interest Income after Provisions           $ 11,421          3.41%        $ 12,514         3.33%

Other Operating Income                                749          0.22%             820         0.22%
Community Enrichment Program Expense                 (259)        -0.08%            (373)       -0.10%
Operating Expense                                  (6,381)        -1.91%          (8,289)       -2.20%
  Net Operating Income                           $  5,530          1.65%        $  4,672         1.24%

Net Gain(Loss) on Sale of Land                   $     16          0.00%        $    (24)       -0.01%
Net Gain(Loss) on Sale of AFS Securities               (8)         0.00%            (105)       -0.03%
Net Gain(Loss) on Sale of AFS Loans                    29          0.01%              69         0.02%
Directors Retirement Program Expense                    -          0.00%            (800)       -0.21%
Special SAIF Assessment                            (1,644)        -0.49%               -         0.00%
  Total Non-Operating Income/(Expense)           $ (1,607)        -0.48%        $   (860)       -0.23%

Net Income Before Tax                            $  3,923          1.17%        $  3,812         1.01%
Income Taxes                                       (1,548)        -0.46%          (1,367)       -0.36%
 Net Income (Loss) Before Extraord. Items        $  2,375          0.71%        $  2,445         0.65%
Cumulative Effect of Change in
  Accounting for Income Taxes                           -          0.00%               -         0.00%
     Net Income (Loss)                           $  2,375          0.71%        $  2,445         0.65%

Estimated Core Net Income
Net Income                                       $  2,375          0.71%        $  2,445         0.65%
Addback(Deduct): Non-Recurring (Inc)/Exp            1,607          0.48%             860         0.23%
Tax Effect (1)                                       (634)        -0.19%            (308)       -0.08%
  Estimated Core Net Income                      $  3,348          1.00%        $  2,997         0.80%

Memo:
      Expense Coverage Ratio (2)                   174.79%                        155.93%
      Efficiency Ratio (3)                          53.74%                         60.46%
      Effective Tax Rate                            39.46%                         35.86%

(1) Reflects effective tax rate for each period.

(2) Net interest income divided by operating expenses plus community enrichment program expense.

(3) Operating expenses plus community enrichment program expense as a percent of the sum of net interest income and other operating income (excluding gains on sale).

Source:  Willow Grove's prospectus.

RP Financial, LC.
Page 1.13


emphasizing non-traditional products and services such as mutual fund and annuity sales. However, any growth in the level of non-interest operating income is expected to be gradual.

         Community Enrichment Program

             As a mutual institution, Willow Grove implemented a Community Enrichment Program in 1997 which entailed the discretionary contribution of funds to charitable and community works and projects. Such charitable donations totaled $259,000 and $373,000, respectively, in fiscal 1997 and fiscal 1998. In conjunction with the mutual holding company reorganization and minority stock offering, the Bank will be establishing the Willow Grove Foundation with Holding Company stock equal to 4 percent of the shares offered. It is expected that the Foundation will contribute to many of the same types of programs and entities as the Community Enrichment Program, and thus the Bank's charitable contributions may diminish. At the same time, the Board remains committed to maintaining Willow Grove's status as a good corporate citizen and believes it likely that some charitable donations will continued to be made by the Bank to supplement the giving by the Foundation.

         Operating Expenses

             Operating expenses (excluding the Community Enrichment Program, the special SAIF assessment and Directors Retirement program expense) increased in dollar terms for the period from fiscal 1994 to 1998, although relatively strong asset growth limited the increase in the operating expense ratio (Note: operating expenses for the Bank hereinafter exclude these same items). For the twelve months ended June 30, 1998, operating expenses totaled $8.3 million, equal to 2.20 percent of average assets.

             Operating expenses increased in fiscal 1998 to equal $8.3 million, or 2.20 percent of assets, partially as a result of strong balance sheet growth and expansion of overall business volumes achieved during the year. Additionally, there were several unusual expenditures which may not recur to the same extent in the future related to employee incentive compensation, addressing the Year 2000 issue, establishment of a reserve for a legal contingency among other factors. Accordingly, Willow Grove expects that there may be some reduction in the operating expense ratio in fiscal 1999. At the same time, operating expenses are expected to increase

RP Financial, LC.
Page 1.14


following the reorganization and offering as a result of the leveraged ESOP amortization expense, public company legal, accounting and printing/mailing costs and expansion of fixed assets. The Bank anticipates that it may have its offer to lease two former offices of a commercial bank accepted, which will result in increased staffing, lease expense and other operating costs. Also, Willow Grove is targeting to open one to two additional branch offices per year into the foreseeable future.

         Loan Loss Provisions

             The Bank has historically maintained strong asset quality and loan losses have been limited. However, as a result of the increased emphasis on high risk-weight lending (i.e., commercial mortgage and non-mortgage loans) and due to a change in the methodology employed to determine the adequacy of valuation allowances, loan loss provisions increased in the most recent fiscal year to equal $993,000, or 0.26 percent of average assets. Management anticipates that the level of loan loss provisions may be lower in fiscal 1999 relative to the level reported in fiscal 1998. Going forward, management of the Bank intends to continue to evaluate the adequacy of the level of general valuation allowances ("GVAs") on a regular basis, establishing additional loan loss provisions in accordance with the Bank's asset classification and loss reserve policies. Currently, the Bank is accruing $90,000 of loan loss provisions quarterly.

         Non-Operating Items

             Non-operating income and expenses have had a varying impact on earnings over the last five fiscal years. In fiscal 1995 and 1996, non-operating items consisted of gains on the sale of assets and totaled $1.1 million and $812,000, respectively. In fiscal 1997 and 1998, Willow Grove reported non-operating losses equal to $1.6 million and $860,000, respectively, consisting primarily of the special SAIF assessment and the expense related to the establishment of the directors retirement program.

         Taxes

             The Bank's tax rate has ranged from approximately 35.9 to 39.5 percent over the last 5 years. Willow Grove is in a fully taxable position with respect to both federal and state income taxes.

RP Financial, LC.
Page 1.15


         Efficiency Ratio

             The Bank's efficiency ratio during 1995 and 1996 deteriorated largely due to a reduction in both the net interest income and other operating income ratios, coupled with an increase in the operating expense ratio. Over the past two years, the Bank's efficiency ratio has shown some volatility with the fiscal 1998 deterioration largely attributable to an increase in certain operating expense items (some of which were one-time expenses). On a post-offering basis, the efficiency ratio is expected to show some improvement as the net interest ratio increases with the reinvestment of proceeds, although the increased operating expenses (reflecting the public company and stock plans expense and potential branching) will limit the improvement.


Interest Rate Risk Management

         Willow Grove manages interest rate risk primarily from the asset side of the balance sheet. To control interest rate risk, Willow Grove has implemented several strategies, including: (1) diversifying the loan portfolio into shorter-term loans, most notably commercial real estate and C&I loans; (2) selling the majority of lower yielding residential mortgages originated into the secondary market; (3) striving to fund operations through comparatively low cost retail deposits; (4) and by building the balance of lower-rate/fee-generating transaction accounts.

         These strategies have generally served to increase the sensitivity of the Bank's assets to changes in interest rates and lengthen the duration of liabilities. Furthermore, the sale of fixed rate loans into the secondary market enhances the Bank's non-interest revenues (through gains if any and future servicing revenues), thereby reducing the reliance on net interest income for overall earnings. The gap analysis set forth in Exhibit I-6 reflects the impact of the foregoing strategies on the Bank's repricing structure. The gap measures indicate a liability sensitive position with a cumulative gap-to-assets ratio equal to negative 11.1 percent in the one year or less bucket and negative 13.4 percent in the three year or less period. Similarly, a rate shock analysis (see
Exhibit I-7) also reflects a liability sensitive position with increases in net interest income and market value generally reflected under lower rate scenarios.

RP Financial, LC.
Page 1.16


         Overall, the data suggests the Bank's earnings would be negatively impacted by rising interest rates, although the Bank has been somewhat successful in reducing its exposure to interest rate risk. At the same time, there are numerous limitations inherent in such analyses, such as the credit risk of the Bank's loans and the impact to secondary market loan sales under a higher interest rate environment.


Lending Activities and Strategy

         Willow Grove's lending strategy has been developed to take advantage of: (1) the Bank's historical strengths in the areas of permanent residential mortgage; (2) the relatively strong economy prevailing in its markets; and (3) the recent trend toward consolidation of the banking sector in its market which has alienated some customers of several of Willow Grove's largest competitors and provided the Bank with the opportunity to employ experienced commercial lenders.

         Willow Grove's lending operations consist of four major segments as follows: (1) construction lending which provides high yielding, short-term assets; (2) portfolio mortgage lending; (3) commercial lending in conjunction with the recently implemented business banking strategy; and (4) secondary market operations in which Willow Grove originates or purchases loans for resale. Such lending strategy is consistent with Willow Grove's community bank orientation, as evidenced in the Bank's loan portfolio composition (see Exhibits I-8). As of June 30, 1998, permanent mortgage loans secured by 1-4 family properties totaled $243.1 million, or 71.4 percent of loans, and construction loans totaled $13.6 million, or 4.0 percent of total loans. Together, construction and permanent residential mortgage loans comprised 75.4 percent of Willow Grove's total loan portfolio while home equity loans comprised an additional 12.1 percent of total loans.

         Consistent with the Bank's community banking strategy, the Bank offers a wide array of products and services and has diversified its loan portfolio with mortgages secured by multi-family and commercial properties totaling $32.0 million, equal to 9.4 percent of loans. Non-mortgage loans, including commercial and consumer loans, which represent a small albeit

RP Financial, LC.
Page 1.17


growing portion of the loan portfolio, amounted to $10.4 million, equal to 3.1 percent of total loans.

         Willow Grove originates both fixed rate and adjustable rate 1-4 family loans; the Bank's general philosophy is to seek to originate or purchase adjustable rate loans and/or higher yielding fixed rate loans. Generally, conforming loans which have lower yields are sold to Fannie Mae or Freddie Mac, with the retention of servicing dependent upon pricing.

         The Bank originates one-to-four family loans up to a loan-to-value ("LTV") ratio of 95.0 percent, with private mortgage insurance ("PMI") being required for loans in excess of a 80.0 percent LTV ratio. The substantial portion of 1-4 family mortgage loans originated and/or purchased by Willow Grove are secured by residences in the local market. In this regard, most purchased loans are originated by approximately 25 local loan brokers with which Willow Grove has established relationships.

         As a complement to the 1-4 family permanent mortgage lending activities, the Bank also offers home equity loans including fixed rate amortizing term loans as well as variable rate lines of credit.

         Construction lending has been a modest part of overall lending operations over the last several years. Willow Grove originates construction loans as it seeks to participate in the growth occurring in the market, shorten the average duration of assets, and support asset yields. The majority of the Bank's construction lending is in Montgomery and Bucks Counties. The Bank originates both loans on pre-sold homes as well as builder loans, with the amount of builder loans outstanding at any one time generally in the range of 4 to 6.

         In conjunction with its construction lending, the Bank has also made land development loans. Land development loans are typically tied to the construction of residential housing and is limited to local developers with whom the Bank has established relationships for the purpose of developing residential subdivisions (i.e., installing roads, sewers, water and other utilities), as well as loans to individuals to build lots. Land development and construction loans are secured by a lien on the property and made with a variety of fixed and adjustable terms and are made with maximum loan-to-value ratios of 80 percent of the improved value of the property. The Bank may finance the acquisition, development and construction of multi-million dollar projects

RP Financial, LC.
Page 1.18


but the typical project is much smaller and all such loans will be secured by properties in its local markets. The Bank seeks to obtain personal guarantees from the principals of its corporate borrowers.

         Willow Grove has and will continue to make loans for the purchase or financing of various types of multi-family and commercial real estate loans. Willow Grove's commercial real estate and multi-family loan portfolios are largely comprised of loans originated in-house and secured by properties in the primary market in southeastern Pennsylvania. At June 30, 1998, the balance of multi-family and commercial mortgage loans equaled $32.0 million, 9.4 percent of net loans. Multi-family and commercial real estate loans are secured by apartments and other structures such as strip malls, retail shops and various other properties. Most income producing property loans are for the purpose of financing existing structures rather than new construction. The typical balance of a multi-family or commercial mortgage loan ranges between $500,000 to $2.0 million. Management typically limits the maximum loan-to-value ratio for a newly-constructed building to 80 percent and seeks a 75 percent ratio for an existing structure. Consistent with the broad product line appropriate for a community bank, Willow Grove's lending activity is expected to continue to include multi-family and commercial real estate lending with the proportion of such loans increasing over time.

         Commercial business loans comprise a growing segment of the commercial loan portfolio, and equaled approximately 5.4 million, or 1.6 percent of total loans, as of June 30, 1998. Willow Grove intensified its efforts to increase the commercial loan portfolio commencing in 1994 and has employed the staff and developed the other necessary infrastructure in order to undertake such lending. The Bank offers commercial loans to sole proprietorships, professional partnerships and various other small businesses. The types of commercial loans offered include lines of credit and business term loans. Most line of credit and business term loans are secured by real estate and other assets such as inventory or accounts receivable. Unsecured business loans are generally reserved for customers with very strong financial conditions and a demonstrated capacity to repay their obligations.

         Exhibit I-10, which shows the Bank's loan originations, repayments and sales over the past three fiscal years, highlights Willow Grove's recent emphasis on commercial and home

RP Financial, LC.
Page 1.19


equity lending. In this regard, originations excluding 1-4 permanent residential mortgage loans (but including home equity loans) equaled $24.2 million in fiscal 1996, and increased to $58.5 million in fiscal 1998. Additionally, loan growth has been facilitated by expanded originations and purchases experienced recently. The increase has been realized through increased staffing and marketing for the origination and processing of non-residential loans, and by the utilization of approximately 25 correspondents responsible for generating the Bank's residential loan originations and purchases.

         Although the volume of loan originations and purchases has increased, the level of loan sales (consisting primarily of residential mortgage loan sales) has remained relatively stable, and totaled $30.4 million in fiscal 1998. The more limited growth of sales is the result of the Bank's objectives for portfolio growth and the level of competition (substantially all loans sold are originated through brokers who may have numerous conduits through which to sell to the secondary market). The portfolio of residential loans serviced for others approximated $66.4 million at June 30, 1998.


Asset Quality

         Willow Grove's asset quality has been strong over the last five fiscal years, notwithstanding the growth of the Bank's loan portfolio, including growth in higher risk-weight loans. Specifically, as reflected in Exhibit I-11, the balance of non-performing assets ("NPAs") increased to 0.87 percent of assets in fiscal 1996, largely due to the Bennett Funding insolvency, and has subsequently diminished to $1.5 million of non-performing loans, or 0.37 percent of assets, as of June 30, 1998. At that date, the Bank's loan loss reserves equaled $2.665 million, or 0.83 percent of the net loan portfolio; the reserve coverage as a percent of NPAs was 179 percent. While Willow Grove's historical delinquency rate and loss experience suggest limited credit risk exposure for the Bank, the recent growth of the loan portfolio, particularly in higher risk-weight loans, tends to increase the Bank's credit risk exposure relative to historical levels.

RP Financial, LC.
Page 1.20


Funding Composition and Strategy

         Deposits have consistently been the Bank's primary source of funds, and as of June 30, 1998, totaled $340.8 million, which reflects 13.7 percent compounded annual growth since the end of fiscal 1994. As discussed previously, the Bank has implemented a growth and expansion strategy over the last five fiscal years with the objective of building the franchise and leveraging capital. Growth and entry into new markets has been facilitated by the purchase of two branches from the RTC and the opening of two new de novo offices to increase the total number of retail offices to seven. Management believes that Willow Grove's deposit pricing places the Bank in the middle of the range of the local competition. Notwithstanding pricing deposits "at the market", Willow Grove has been successful in growing its deposit base as a result of economic and population growth in the local markets and attracting new customers as a result of consolidation in the local banking industry.

         Lower costing savings and transaction accounts comprised approximately 32 percent of Willow Grove's deposits, totaling $108.8 million at June 30, 1998. The proportion of savings and transaction accounts reflects a modest increase since fiscal 1996 partially as a result of implementation of the community bank strategy which has resulted in the generation in a modest level of transaction accounts. The balance of the deposit base is comprised of CDs, the majority of which have remaining maturities of one year or less.

         As of June 30, 1998, borrowed funds totaled $21.0 million and consisted solely of FHLB advances. The level of borrowings have fluctuated over time based on their cost relative to deposits, the Bank's liquidity requirements, and interest rate risk considerations. In the future, Willow Grove may utilize FHLB advances more heavily in several ways as follows: (1) in order to "pre-fund" the offering proceeds (i.e., invest the anticipated funds to be received in the conversion over a period of time leading up to the completion of the offering) and repay such advances with the offering proceeds; and (2) in connection with potential leveraging and/or interest rate risk management strategies.

           The Bank utilizes borrowings primarily for the purpose of generating additional liquidity and typically employs either FHLB advances or reverse repurchase agreements.

RP Financial, LC.
Page 1.21


Year 2000 Compliance

         Willow Grove is reliant on third party vendors for its data processing needs as well as certain other significant functions and services. Additionally, Willow Grove has various systems in-house which are at risk of malfunction as a result of the Year 2000 issue. Management believes it and its third party vendors are taking the appropriate steps to address the Year 2000 problem on a timely basis. While Willow Grove currently has no reason to believe that the cost of addressing such issues will materially affect the Bank's products, services or ability to compete effectively, no assurance can be made that Willow Grove or the third party vendors on which it relies will become Year 2000 compliant in a successful and timely fashion. Nevertheless, the Bank does not believe that the cost of addressing the Year 2000 issues will be a material event or uncertainty that would cause reported financial information not to be necessarily indicative of future operating results or financial conditions, nor does it believe that the costs or the consequences of incomplete or untimely resolution of its Year 2000 issues represent a known material event or uncertainty that is reasonably likely to affect its future financial results, or cause its reported financial information not to be necessarily indicative of future operating results or future financial condition.


Legal Proceedings

         Other than the routine legal proceedings that occur in the Bank's ordinary course of business, the Bank is not involved in litigation which is expected to have a material impact on the Bank's financial condition or operations.

RP Financial, LC.
Page 2.1


                                 II. MARKET AREA



Introduction

         Chartered in 1909 and operating continuously since that time in Montgomery and Bucks County in eastern Pennsylvania, Willow Grove currently conducts operations out of its main office in Maple Glen, Pennsylvania, and a total of six branch offices. Willow Grove's markets in eastern Pennsylvania are within the Philadelphia metropolitan area and the Bank's main office is situated approximately 20 miles north of downtown Philadelphia. Both counties in the market area are included in the Philadelphia Metropolitan Statistical Area ("MSA"), although the MSA also encompasses two additional nearby counties in Pennsylvania and three counties in New Jersey. Willow Grove is currently negotiating to lease two new office locations which were formerly offices of a commercial bank, both of which are in Montgomery County.

         The Philadelphia MSA is the nation's fourth largest metropolitan area in terms of total population. Based on 1998 estimated census data, the population of the entire MSA was estimated at 4.9 million. The Pennsylvania counties included in the MSA had an estimated population of 3.7 million, which constitutes nearly one-third of Pennsylvania's total population. The Philadelphia area economy is typical of most large Northeast and Midwest cities where the traditional manufacturing-based economy has diminished somewhat to be replaced with service sector growth. The growth in service employment in Philadelphia area has enhanced the MSA's economic diversity, and employment in the market area today is derived from a number of different employment sectors.

         Montgomery and Bucks Counties where Willow Groves branches are located serve as bedroom communities for commuters to nearby Philadelphia although local employment has continued to grow as many businesses have found suburban locations to be attractive. Overall, the economy of Montgomery and Bucks Counties has improved significantly since the early 1990s. Unemployment rates are relatively low and housing prices appear to be rising modestly.

         Over the past several decades, the Philadelphia MSA has become a major center for financial services, and Willow Grove competes with a number of very large financial institutions that are either headquartered or maintain offices in southeastern Pennsylvania. Some of the

RP Financial, LC.
Page 2.2


larger commercial banks operating in the MSA include First Union Corporation, PNC Bank Corp and Mellon Bank Corp. Willow Grove also competes with a number of large savings institutions who maintain branches in or are headquartered in southeastern Pennsylvania, including Sovereign Bank and Commonwealth Bank. Overall, the magnitude of the competition that Willow Grove faces is apparent when it is considered that as of June 30, 1997, there were over 500 financial institution branches in Montgomery and Bucks Counties. These numbers do not include competition derived from mortgage banking companies, investment houses, mutual funds and other sources.

         Future growth opportunities for Willow Grove depend on several different growth indicators in the market area, particularly the future growth and stability of the regional economy (in particular the areas surrounding the Bank's office locations), demographic growth trends, and the nature and intensity of the competitive environment. These factors have been briefly examined in the following pages to help determine the growth potential that exists for the Bank and the relative economic health of Willow Grove's market area. The growth potential and the stability provided by the market area have a direct bearing on the market value of the Bank, and will be factored into our valuation analysis accordingly.


Market Area Demographics

         Demographic growth trends for Montgomery and Bucks Counties have been measured by changes in population, number of households and median household income, with trends in those areas summarized by the data presented in Table 2.1 on the following page. The Bank's market area has generally exhibited relatively comparable population and household growth trends relative to the national averages but relatively higher growth rates in comparison to the state and Philadelphia MSA average. Overall, Montgomery and Bucks Counties appear to provide relatively attractive growth potential for a community banking concern like Willow Grove as: (1) both counties posted positive growth in population and number of households during 1990 through 1997, and such trends are projected to continue to through 2002; (2) Montgomery and Bucks Counties exhibit higher than national average measures in terms of income and median home value, reflecting a relatively high degree of wealth in the economy; and (3) residents of Willow Grove's markets possess income levels well in excess of the state and national average.

RP Financial, LC.
Page 2.3


                                    Table 2.1
                            Willow Grove Savings Bank
                            Summary Demographic Data

                                                                            Year
                                                 -----------------------------------------------         Growth Rate     Growth Rate
                 Population (000)                           1990            1998           2002            1990-98         1998-2002
                 ----------------                           ----            ----           ----            -------         ---------

                 United States                           248,710         267,805        281,209               1.1%            1.0%
                 Pennsylvania                             11,882          12,018         12,089               0.1%            0.1%
                 Philadelphia MSA                          4,922           4,939          4,955               0.0%            0.1%
                 Bucks County                                541             587            615               1.0%            1.2%
                 Montgomery County                           678             717            740               0.7%            0.8%

                 Households (000)
                 ----------------
                 United States                            91,947          99,020        104,001               1.1%            1.0%
                 Pennsylvania                              4,496           4,603          4,670               0.3%            0.4%
                 Philadelphia MSA                          1,801           1,825          1,842               0.2%            0.2%
                 Bucks County                                191             210            223               1.2%            1.4%
                 Montgomery County                           255             275            287               0.9%            1.1%

                 Household Income (000)
                 ---------------------
                 United States                           $29,199         $36,961        $42,042               3.4%            2.6%
                 Pennsylvania                             29,049          37,757         44,032               3.3%            3.9%
                 Philadelphia MSA                             NA          47,879         56,285                NA             4.1%
                 Bucks County                             40,418          58,032         69,532               4.6%            4.6%
                 Montgomery County                        41,479          54,799         60,866               3.5%            2.7%

                 Per Capita Income - ($)
                 -----------------------
                 United States                           $13,179         $18,100           ----               4.6%            N/A
                 Pennsylvania                             12,973          18,732           ----               4.7%            N/A
                 Philadelphia MSA                             NA          22,890           ----                NA             N/A
                 Bucks County                             15,869          25,728           ----               6.2%            N/A
                 Montgomery County                        18,544          28,285           ----               5.4%            N/A


                 1998 Age Distribution(%)        0-14 Years     15-24 Years    25-44 Years     45-64 Years   65+ Year    Median Age
                 ------------------------        ----------     -----------    -----------     -----------   --------    ----------

                 United States                     21.7           13.6            31.4             20.5          12.7         34.8
                 Pennsylvania                      19.8           12.7            29.9             21.8          15.8         37.4
                 Philadelphia MSA                  21.2           12.5            31.3             21.2          13.8         36.0
                 Bucks County                      21.6           11.5            32.8             22.4          11.8         36.1
                 Montgomery County                 18.9           11.1            31.5             22.9          15.5         38.2

                                                Less Than      $15,000 to     $25,000 to       $50,000 to   $100,000 to
                 1998 HH Income Dist.(%)         $15,000        25,000         $50,000          $100,000      $150,000     $150,000+
                 -----------------------          -------       ------        -------           --------        --------   ---------

                 United States                     17.7           14.4            33.5             26.5           5.4          2.6
                 Pennsylvania                      20.2           13.9            31.3             25.9           5.5          3.2
                 Philadelphia MSA                  12.0            9.9            30.3             33.5           9.3          4.9
                 Bucks County                       5.8            6.6            27.9             40.9          13.0          5.8
                 Montgomery County                  6.9            8.4            29.2             36.2          11.3          8.0

                 Source: CACI.

RP Financial, LC.
Page 2.4


Notwithstanding the positive attributes of the foregoing demographic measures, the attractiveness of the Bank's market area is somewhat diminished by the significant competition from other financial institutions -- which is expected to intensify as other competing institutions seek growth to increase earnings per share in a market that is forecasted to grow at only approximately 1 percent annually through 2002.


Local Economy

         The work force in Willow Grove's markets is reflective of its suburban character with a relatively high proportion of professional, technical and managerial jobs. Growth in these areas has been the result of their identity as relatively attractive suburban areas proximate to Philadelphia and as a result of the development of suburban office parks. Table 2.2 sets forth a listing of the largest employers in Montgomery and Bucks Counties.


                                    Table 2.2
                                Willow Grove Bank
                Major Employers in Montgomery and Bucks Counties

         Employer                                                                                 Employees
         --------                                                                                 ---------

         Bucks County
         Grand View Hospital                                                                         1,500
         Rohm & Haas, Delaware Valley, Inc.                                                          1,363
         Union Fidelity Life Insurance Company                                                       1,170
         USX Corp., Fairless Works                                                                   1,060
         Woods Services                                                                                975
         Charming Products, Inc.                                                                       954
         CoreStates Bank                                                                               953
         St. Mary Medical Center                                                                       870
         Lower Bucks Hospital                                                                          791
         Doylestown Hospital                                                                           705

         Montgomery County
         Rhone-Poulenc Rorer, Inc.                                                                   2,500
         State Correctional Institute                                                                1,216
         Knoll International                                                                         1,200
         Pottstown Memorial Medical Center                                                             980
         PECO Energy Company                                                                           700

         Source:  Local Chambers of Commerce.

RP Financial, LC.
Page 2.5


         Unemployment trends in the market area and Pennsylvania are displayed in Table 2.3. The Montgomery and Bucks County unemployment rates were lower than Pennsylvania and national averages as of June 1997 and June 1998, evidence of the relatively stable and generally healthy economy of the market area served by the Bank.



                                    Table 2.3
                                Willow Grove Bank
                             Unemployment Trends(1)


                                                      June 1997                    June 1998
         Region                                     Unemployment                 Unemployment
         ------                                     ------------                 ------------
         United States                                   5.2%                         4.7%
         Pennsylvania                                    5.3                          4.4
         Philadelphia MSA                                5.0                          4.3
         Bucks County                                    4.2                          3.4
         Montgomery County                               3.8                          3.0

         Unemployment rates are not seasonally adjusted.

         Source:  U.S. Bureau of Labor Statistics.



Market Area Deposit Characteristics

         Competition among financial institutions in the Bank's market is significant, and, as larger institutions compete for market share to achieve economies of scale, the market environment for the Bank's products and services is expected to become increasingly competitive in the future. Smaller institutions such as Willow Grove will be forced to either compete with larger institutions on pricing, or to identify and operate in a "niche" that will allow for operating margins to be maintained at profitable levels.

         The Bank's retail deposit base is closely tied to the economic fortunes of the Philadelphia metropolitan area and Montgomery and Bucks Counties. Table
2.4 displays deposit market trends over the past several years for Bucks and Montgomery Counties, with additional data presented for the State of Pennsylvania. The data indicates that deposit growth in the Bank's primary market area between 1995 and 1997 was limited although the deposit market share for

RP Financial, LC.
Page 2.6


                                    Table 2.4
                                Willow Grove Bank
                                 Deposit Summary




                                                                    As of June 30,
                                          -----------------------------------------------------------------------------
                                                               1995                                     1997
                                          -------------------------------------   -------------------------------------    Deposit
                                                           Market   Number of                       Market    No. of     Growth Rate
                                             Deposits      Share    Branches        Deposits        Share    Branches     1995-1997
                                                                  (Dollars In Thousands)                                     (%)

   State of Pennsylvania                   $159,309,393    100.0%    4,440         $171,766,753     100.0%   4,474           3.8%
      Commercial Banks                      133,487,991     83.8%    3,706          143,735,475      83.7%   3,675           3.8%
      Savings Institutions                   25,821,402     16.2%      734           28,031,278      16.3%     799           4.2%

   Bucks County                              $6,545,390    100.0%      193           $6,843,465     100.0%     200           2.3%
      Commercial Banks                        5,074,846     77.5%      148            5,111,800      74.7%     145           0.4%
      Savings Institutions                    1,470,544     22.5%       45            1,731,665      25.3%      55           8.5%
        Willow Grove Bank (1)                    36,131      2.5%        1               49,712       2.9%       2          17.3%
        Willow Grove Bank (2)                                0.6%                                     0.7%

    Montgomery County                       $11,818,434    100.0%      305          $11,445,530     100.0%     322          -1.6%
      Commercial Banks                        9,204,829     77.9%      235            8,462,883      73.9%     236          -4.1%
      Savings Institutions                    2,613,605     22.1%       70            2,982,647      26.1%      86           6.8%
        Willow Grove Bank (1)                   201,513      7.7%        4              260,015       8.7%       4          13.6%
        Willow Grove Bank (2)                                1.7%                                     2.3%


 (1) Percent of savings institution deposits.
 (2) Percent of total deposits.


 Source: FDIC; OTS.

RP Financial, LC.
Page 2.7


savings institutions increased. The relatively low deposit growth in Willow Grove's markets, notwithstanding the relatively favorable economic conditions, is a reflection of disintermediation as funds continue to flow directly to the stock and bond markets. Notwithstanding the strengthening market share of savings institutions, commercial banks hold a dominant market share in Bucks and Montgomery Counties, equal to 75 percent and 74 percent of deposits, respectively.

         Competition for deposits in Pennsylvania in general is intense, as the overall size and stability of the Pennsylvania market makes it very attractive to financial institutions. In fact, a several large superregional institutions operate in the Bank's markets as well as a relatively large number of community banks. Willow Grove recorded annual deposit growth of 13.71 percent during the period covered in Table 2.4, which was a function of the Bank's targeted growth objectives and which was well in excess of the market average, resulting in an increased market share for the Bank.

         The level of competition in Bucks and Montgomery Counties is evidenced by deposit market share data set forth in Table 2.5. As of June 30, 1997, Willow Grove ranked ninth in total deposits in Montgomery County and 27th in deposits in Bucks County.

RP Financial, LC.
Page 2.8


                                    Table 2.5
                                Willow Grove Bank
                              Deposit Market Share


                                                            Deposits as of
         Institution                                        June 30, 1997               Market Share
         -----------                                        --------------              ------------
                                                                ($000)                         (%)
         Bucks County
         Corestates                                             $2,073,528                   27.48%
         PNC Bank                                                  553,889                    7.34
         Mellon Bank                                               522,973                    6.93
         Philadelphia Telco Credit Union                           386,322                    5.12
         First Union                                               353,717                    4.69

         Montgomery County
         Corestates                                              2,349,733                   20.76%
         PNC Bank                                                1,488,786                   13.16
         Mellon                                                  1,218,574                   10.77
         Harleysville National                                     624,258                    5.52
         Commonwealth Bank                                         591,285                    5.22


         Source:  FDIC.



         The conversion proceeds will enhance the Bank's competitiveness by providing increased operating flexibility. The Bank also benefits from its favorable image as a locally-owned and community-oriented institution. However, the Bank's prospects for deposit growth will be somewhat mitigated by the continuing intense competition for customers in the market area, although Willow Grove will seek to offset this by branching into new markets and potentially offering non-traditional services to serve its customers more completely.

RP Financial, LC.
Page 3.1


                            III. PEER GROUP ANALYSIS



         This chapter presents an analysis of Willow Grove's operations versus a group of comparable companies (the "Peer Group") selected from the universe of all publicly-traded savings institutions. The primary basis of the pro forma market valuation of Willow Grove is provided by these public companies. Factors affecting the Bank's pro forma market value such as financial condition, credit risk, interest rate risk, and recent operating results can be readily assessed in relation to the Peer Group. Current market pricing of the Peer Group, subject to appropriate adjustments to account for differences between Willow Grove and the Peer Group, will then be used as a basis for the valuation of Willow Grove's to-be-issued common stock.


Peer Group Selection

         The mutual holding company form of ownership has been in existence in its present form since 1991. As of the date of this appraisal, there were approximately 22 publicly-traded institutions operating as subsidiaries of MHCs. We believe there are a number of characteristics of MHC shares that make them different from the shares of fully-converted companies. These factors include:
(1) lower aftermarket liquidity in the MHC shares since less than 50 percent of the shares are available for trading; (2) guaranteed minority ownership interest, with no opportunity of exercising voting control of the institution in the MHC form of organization, thus limiting acquisition speculation in the stock price; (3) the potential impact of "second step" conversions on the pricing of public MHC institutions; (4) the regulatory policy regarding the dividend waiver by MHC institutions; and (5) certain MHCs have formed or are forming middle-tier holding companies, facilitating the ability for stock repurchases, thus improving the liquidity of the stock on an interim basis. We believe that each of these factors has an impact on the pricing of the shares of MHC institutions, and that such factors are not reflected in the pricing of fully-converted public companies.

         Given the unique characteristic of the MHC form of ownership, RP Financial concluded that the appropriate Peer Group for Willow Grove's valuation should be comprised of the subsidiary institutions of mutual holding companies. The Peer Group is consistent with the

RP Financial, LC.
Page 3.2


regulatory guidelines, and other recently completed MHC transactions. Further, the Peer Group should be comprised of only those MHC institutions whose common stock is either listed on a national exchange or is NASDAQ listed, since the market for companies trading in this fashion is regular and reported. We believe non-listed MHC institutions are inappropriate for the Peer Group, since the trading activity for thinly-traded stocks is typically highly irregular in terms of frequency and price and may not be a reliable indicator of market value. We have excluded from the Peer Group those public MHC institutions that are currently pursuing a "second step" conversion and/or companies whose market prices appear to be distorted by speculative factors or unusual operating conditions. The universe of all publicly-traded MHC institutions is included as
Exhibit III-2. Institutions excluded from the calculation of averages have been denoted with a footnote (7).


Basis of Comparison

         This appraisal includes two sets of financial data and ratios for each public MHC institution. The first set of financial data reflects the actual book value, earnings, assets and operating results reported by the public MHC institutions in its public filings inclusive of the minority ownership interest outstanding to the public. The second set of financial data, discussed at length in the following chapter, places all of the public MHC institutions on equal footing by restating their financial data and pricing ratios on a "fully-converted" basis assuming the sale of the majority shares held by the MHCs in public offerings based on their respective current prices and standard assumptions for a thrift conversion offering. Throughout the appraisal, the adjusted figures will be specifically identified as being on a fully-converted basis. Unless so noted, the figures referred to in the appraisal will be actual financial data reported by the public MHC institutions.

         Both sets of financial data have their specific use and applicability to the appraisal. The actual financial data, as reported by the public MHC institutions and reflective of the minority interest outstanding, will be used primarily in this Chapter III to make financial comparisons between the Peer Group and Willow Grove. The differences between the Peer Group's reported financial data and the financial data of Willow Grove as a mutual institution are not significant enough to distort the conclusions of the comparison (in fact, such differences are greater in a

RP Financial, LC.
Page 3.3


standard conversion appraisal). The adjusted financial data (fully-converted basis) will be more fully described and quantified in the pricing analysis discussed in Chapter IV of the appraisal. The fully-converted pricing ratios are considered critical to the valuation analysis in Chapter IV, because they place each public MHC institution on a fully-converted basis (making their pricing ratios comparable to the pro forma valuation conclusion reached herein), eliminate distortion in pricing ratios between public MHC institutions that have sold different percentage ownership interests to the public, and reflect the actual pricing ratios (fully-converted basis) being placed on public MHC institutions in the market today to reflect the unique trading characteristics of public MHC institutions.


Selection of Peer Group

         Under ideal circumstances, the Peer Group would be comprised of at least ten publicly-traded Pennsylvania-based MHC institutions with capital, earnings, credit quality and interest rate risk comparable to Willow Grove. However, the universe of 22 publicly-traded MHC institutions only includes four institutions headquartered in Pennsylvania. Out of the 22 public MHCs, 19 were included for the Peer Group. Pulaski Bank of Missouri, Community Savings of Florida and First FSB of Siouxland, Iowa were excluded from the group, as the result of announced plans to complete a second-step conversion and, thus, their pricing ratios have become distorted in anticipation of the second-step offering and the different characteristics of fully-converted stocks.

         Unlike the universe of public companies, which includes approximately 360 public companies, the universe of public MHC institutions is relatively small, thereby limiting the prospects of a relatively comparable Peer Group. Nonetheless, because the trading characteristics of public MHC institution shares are significantly different from those of fully-converted companies, the universe of 19 public MHC institutions (excluding the three companies announcing second steps) was the most appropriate group for this valuation. Relying solely on full stock public companies for the Peer Group would not capture the difference in current market pricing for public MHC institutions and thus could lead to distorted valuation conclusions. The federal regulatory agencies continue to concur with this selection procedure of the Peer Group for MHC valuations.

RP Financial, LC.
Page 3.4


         Potential shortcomings to using all 19 publicly-traded MHCs include the variations in asset sizes, operating strategies, market areas (both regional and local), and financial measures among the 19 public MHC institutions. Although we considered these potential shortcomings in our analysis, RP Financial's ultimate conclusion was that the size of the Peer Group was statistically meaningful (i.e., there were enough institutions included to support meaningful conclusions), the differences in financial and other characteristics among the Peer Group members would, on average, be offsetting (i.e., the pricing reflected in the exceptionally strong market in Florida would be offset by the weaker market pricing of an institution operating in Iowa), and importantly the pricing characteristics were more relevant than fully-converted institutions. To account for differences between Willow Grove and the MHC Peer Group in reaching a valuation conclusion, it will be necessary to make certain valuation adjustments. The following discussion addresses financial similarities and differences.

         Table 3.1 on the following page lists key general characteristics of the Peer Group companies. Although there are differences among several of the Peer Group members, by and large they are well-capitalized and profitable institutions and their decision to reorganize in MHC form itself suggests a commonalty of operating philosophy. Importantly, the trading prices of the Peer Group companies reflect the unique operating and other characteristics of public MHC institutions. While the Peer Group is not exactly comparable to Willow Grove, we believe such companies form a good basis for the valuation of Willow Grove, subject to certain valuation adjustments.

         In aggregate, the Peer Group companies maintain a slightly higher level of capitalization relative to the universe of all public thrifts (14.03 percent of assets versus 13.56 percent for the all public average), generate lower core earnings (0.79 percent ROA versus 0.89 percent average for the all public average), and generate a lower core ROE (6.11 percent core ROE versus 7.67 percent for the all public average). Please note that RP Financial has used core earnings in this discussion to eliminate the effects of non-operating items.

         The summary table below underscores the key differences, particularly in the average pricing ratios between full stock and MHC institutions (both as reported and on a fully-converted basis).

RP Financial, LC.
Page 3.5


 RP FINANCIAL, LC.
 -------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700


                                                              Table 3.1
                                                Peer Group of Publicly-Traded Thrifts
                                                        September 9, 1998(1)

                                                     Primary         Operating   Total             Fiscal  Conv.  Stock    Market
 Ticker Financial Institution              Exchg.    Market          Strat.(2)   Assets   Offices   Year   Date   Price    Value
 ----------------------------              ------   -------         -----------  ------   -------   ----   ----   -----    -----
                                                                                                                   ($)    ($Mil)
 PBCT   Peoples Bank, MHC of CT (41.2)(3)   OTC    Southwestern CT    Div.        9,105     111     12-31   07/88  23.19  1,487
 NWSB   Northwest Bcrp MHC of PA (30.8)     OTC    Northwest PA       Thrift      2,547      67     06-30   11/94  10.88    510
 HARS   Harris Fin. MHC of PA (24.9)        OTC    Harrisburg PA      M.B.        2,326      33     12-31   01/94  13.88    471
 FFFL   Fidelity Bcsh MHC of FL (47.9)      OTC    Southeast FL       Thrift      1,468      20     12-31   01/94  24.00    163
 NBCP   Niagara Bancorp of NY MHC (45.4)(3) OTC    Northern NY        Thrift      1,296 P    15     12/31   04/98  11.25    335
 BRKL   Brookline Bncp MHC of MA (47.0)     OTC    Brookline          Thrift        817 M     5     08-31   03/98  10.88    317
 LFED   Leeds Fed Bksr MHC of MD (36.3)     OTC    Baltimore MD       Thrift        299 M     1     06-30   05/94  15.75     82
 ALLB   Alliance Bank MHC of PA (19.9)      OTC    Southeast PA       Thrift        277       7     12-31   03/95  15.25     50
 BCSB   BCSB Bankcorp MHC of MD (38.6)      OTC    Baltimore          Thrift        274 P     6     12-31   07/98  10.44     64
 WAYN   Wayne Svgs Bks MHC of OH (48.2)     OTC    Central OH         Thrift        259       6     03-31   06/93  21.25     53
 SBFL   SB Fngr Lakes MHC of NY (33.1)      OTC    Western NY         Thrift        258       5     12-31   11/94  14.50     52
 LIBB   Liberty Bancorp MHC of NJ (47)      OTC    Northeast NJ       Thrift        255       4     12-31   07/98  10.19     40
 PHSB   Ppls Home SB, MHC of PA (45.0)      OTC    Western PA         Thrift        227       9     12-31   07/97  14.75     41
 GBNK   Gaston Fed Bncp MHC of NC (47.0)    OTC    Southwest NC       Thrift        203       4      9-30   04/98  11.25     51
 PBHC   Pathfinder BC MHC of NY (45.2)(3)   OTC    Upstate NY         Thrift        198       5     12-31   11/95  13.25     38
 PLSK   Pulaski SB, MHC of NJ (47.0)        OTC    New Jersey         Thrift        188       6     12-31   04/97  13.00     27
 JXSB   Jcksnville SB, MHC of IL (45.6)     OTC    Central IL         Thrift        170       4     12-31   04/95  15.25     29
 SKBO   First Carnegie MHC of PA (45.0)     OTC    Western PA         Thrift        146       3     03-31   04/97  11.00     25
 WCFB   Wbstr Cty FSB MHC of IA (45.6)      OTC    Central IA         Thrift         97       1     12-31   08/94  15.25     32


     NOTES:   (1) Or most recent date available (M=March, S=September,
                  D=December, J=June, E=Estimated, and P=Pro Forma)

              (2) Operating strategies are: Thrift=Traditional Thrift,
                  M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.

              (3) FDIC savings bank institution.

     Source: Corporate offering circulars, data derived from information published in SNL Securities Quarterly Thrift Report, and financial reports of publicly-traded thrifts.

     Date of Last Update: 10/07/98

RP Financial, LC.
Page 3.6




                                                                               Publicly-Traded MHCs
                                                                               (Excluding Announced
                                                                                    Second Steps)
                                                                             ------------------------
                                                                                             Fully
                                                           All                 MHC         Converted
                                                     Publicly-Traded         Reported        Basis
                                                     (Excluding MHCs)          Basis      (Pro Forma)
                                                     ----------------        ---------    -----------

         Financial Characteristics (Averages)
         Assets ($Mil)                                      $1,186             $1,074        $1,180
         Equity/Assets (%)                                   13.56%             14.03%        22.13%
         Core Return on Assets (%)                            0.89               0.79          1.01
         Core Return on Equity (%)                            7.67               6.11          4.62

         Pricing Ratios (Averages)(1)
         Core Price/Earnings (x)                             17.83x             25.52x        19.66x
         Price/Book (%)                                     128.54%            162.73%        87.35%
         Price/Assets (%)                                    16.05%             21.11%        18.94%



         (1) Based on market prices as of September 4, 1998.



         The following sections present a comparison of Willow Grove's financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the figures reported by the Peer Group. The conclusions drawn from the comparative analysis are then factored into the valuation analysis discussed in the final chapter.


Financial Condition

         Table 3.2 shows comparative balance sheet measures for Willow Grove and the Peer Group. Willow Grove's ratios reflect June 30, 1998 figures, and the Peer Group's, unless otherwise indicated for the Peer Group companies. Willow Grove's net worth base of 8.9 percent was below the Peer Group's average net worth ratio of 13.1 percent; however, with the addition of stock proceeds, the Bank's pro forma capital position (consolidated with the Holding Company) is expected to be relatively comparable to the Peer Group's ratio. Willow Grove's capital base contained a small amount of intangibles, equal to 0.6 percent of assets, which reduced tangible equity to 8.3 percent of assets. Likewise, the Peer Group also had a modest level of intangible assets equal to 0.3 percent of assets. The increase in the Bank's capital position to be realized from the stock offering will serve to enhance future earnings potential that

RP Financial, LC.
Page 3.7



     RP FINANCIAL, LC.
     ------------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700


                                    Table 3.2
                   Balance Sheet Composition and Growth Rates
                         Comparable Institution Analysis
                               As of June 30, 1998




                                                                     Balance Sheet as a Percent of Assets
                                         -------------------------------------------------------------------------------------------
                                             Cash and                          Borrowed  Subd.   Net    Goodwill Tng Net    MEMO:
                                           Investments  Loans   MBS  Deposits   Funds    Debt   Worth   & Intang  Worth  Pref. Stock
                                           -----------  -----  ----  -------- --------  -----   -----   -------- ------- ----------

     Willow Grove Bank
     -----------------
       June 30, 1998                           11.9     80.9    4.5     84.1      5.2     0.0     8.9      0.6     8.3       0.0

     SAIF-Insured Thrifts                      18.9     67.5   10.3     68.6     15.9     0.1    13.5      0.3    13.2       0.0
     All Public Companies                      19.5     66.7   10.4     69.1     15.7     0.1    13.3      0.3    13.0       0.0
     State of PA                               25.8     58.7   12.5     66.1     21.8     0.0     9.8      0.3     9.5       0.0
     Comparable Group Average                  24.4     59.5   12.9     74.0     10.0     0.1    13.1      0.3    12.9       0.0
       Mid-Atlantic Companies                  26.4     55.0   15.5     74.4     10.8     0.0    11.4      0.3    11.1       0.0
       Mid-West Companies                      18.8     70.5    7.5     81.7      2.6     0.0    14.5      0.0    14.5       0.0
       New England Companies                   30.2     64.0    1.7     65.3     11.1     0.8    21.3      0.7    20.7       0.0
       Other Comparative Companies             15.3     65.4   16.3     69.0     15.1     0.0    13.2      0.1    13.1       0.0

     Comparable Group
     ----------------

     Florida Companies
     -----------------
     FFFL  Fidelity Bcsh MHC of FL (47.9)       7.1     62.2   27.0     69.0     21.2     0.0     6.2      0.2     6.0       0.0

     Mid-Atlantic Companies
     ----------------------
     ALLB  Alliance Bank MHC of PA (19.9)      37.7     54.5    4.7     77.0     11.9     0.0    10.7      0.0    10.7       0.0
     BCSB  BCSB Bankcorp MHC of MD (38.6)(3)   33.7     53.6   10.9     69.5      0.0     0.0     8.0      0.0     8.0       0.0
     SKBO  First Carnegie MHC of PA (45.0)     14.5     47.0   35.3     52.6     28.2     0.0    16.8      0.0    16.8       0.0
     HARS  Harris Fin. MHC of PA (24.9)        56.1     40.5    0.1     49.1     41.3     0.0     8.1      0.8     7.3       0.0
     LFED  Leeds Fed Bksr MHC of MD (36.3)(1)  29.3     62.8    5.4     81.2      0.2     0.0    16.5      0.0    16.5       0.0
     LIBB  Liberty Bancorp MHC of NJ (47)      12.9     65.2   20.5     81.8      0.0     0.0    13.1      0.0    13.1       0.0
     NBCP  Niagara Bancorp of NY MHC (45.4)(1) 33.0     48.4   16.0     85.1      2.9     0.0    10.1      0.0    10.1       0.0
     NWSB  Northwest Bcrp MHC of PA (30.8)     21.0     74.9    1.3     78.8     11.4     0.0     8.6      0.9     7.7       0.0
     PBHC  Pathfinder BC MHC of NY (45.2)      16.6     65.6   10.0     79.5      7.6     0.0    11.9      1.7    10.1       0.0
     PHSB  Ppls Home SB, MHC of PA (45.0)      21.2     42.4   33.4     78.1      8.3     0.0    12.7      0.0    12.7       0.0
     PLSK  Pulaski SB, MHC of NJ (47.0)        14.2     53.0   29.8     87.2      0.3     0.0    11.8      0.0    11.8       0.0
     SBFL  SB Fngr Lakes MHC of NY (33.1)      26.4     51.5   18.2     72.6     17.9     0.0     8.5      0.0     8.5       0.0

     Mid-West Companies
     ------------------
     JXSB  Jcksnville SB,MHC of IL (45.6)      14.2     74.4    7.1     87.2      0.1     0.0    10.5      0.0    10.5       0.0
     WAYN  Wayne Svgs Bks MHC of OH (48.2)     13.8     79.6    2.7     83.8      6.2     0.0     9.5      0.0     9.5       0.0
     WCFB  Wbstr Cty FSB MHC of IA (45.6)      28.3     57.4   12.8     74.2      1.4     0.0    23.4      0.0    23.4       0.0

     New England Companies
     ---------------------
     BRKL  Brookline Bncp MHC of MA (47.0)(1)  33.7     64.9    0.1     57.5      7.6     0.0    33.2      0.0    33.2       0.0
     PBCT  Peoples Bank, MHC of CT (41.2)      26.6     63.2    3.2     73.0     14.6     1.6     9.4      1.3     8.1       0.0

     South-East Companies
     --------------------
     GBNK  Gaston Fed Bncp MHC of NC (47.0)    23.5     68.6    5.6     69.0      9.1     0.0    20.3      0.0    20.3       0.0




                                                            Balance Sheet Annual Growth Rates                  Regulatory Capital
                                             -----------------------------------------------------------  --------------------------
                                                     Cash and   Loans           Borrows.   Net   Tng Net
                                             Assets Investments & MBS Deposits & Subdebt  Worth   Worth   Tangible   Core   Reg.Cap.
                                             ------ ----------- ----- -------- ---------  -----  -------  --------   ----   --------

     Willow Grove Bank
     -----------------
       June 30, 1998                           14.29       NM     7.23   10.03       NM    8.52  10.65       8.27    8.27    14.89

     SAIF-Insured Thrifts                      14.64    10.22    12.12    9.57    13.19    3.45   3.23      11.35   11.39    22.97
     All Public Companies                      14.64     9.93    12.67    9.40    12.86    4.08   3.67      11.40   11.25    22.51
     State of PA                               19.91    21.92    15.21    9.66    29.15    5.48   5.22       8.95    9.21    20.30
     Comparable Group Average                  15.11    22.31     9.60    6.38    -7.05    8.65   5.97      12.09   12.45    25.09
       Mid-Atlantic Companies                  15.00    11.17     9.65    6.30    -5.23    8.06   6.05      11.69   11.29    25.59
       Mid-West Companies                       2.96    34.42    -1.74    2.28   -18.55    4.24   4.24      16.52   14.51    28.57
       New England Companies                   18.04    31.71    12.40    7.39    -2.88   28.45  10.80       8.20   17.20    13.00
       Other Comparative Companies             31.12    78.53    23.55   12.04       NM    7.94   5.62      11.60   11.60    22.91

     Comparable Group
     ----------------

     Florida Companies
     -----------------
     FFFL  Fidelity Bcsh MHC of FL (47.9)      46.94    78.53    44.33   29.94       NM    7.94   5.62       7.60    7.60    15.20

     Mid-Atlantic Companies
     ----------------------
     ALLB  Alliance Bank MHC of PA (19.9)      13.55    27.57     7.33   13.64    21.53    4.84   4.84         NM   10.79    26.12
     BCSB  BCSB Bankcorp MHC of MD (38.6)(3)   55.91       NM    11.59    0.48       NM    9.55     NM       7.71    7.71    16.58
     SKBO  First Carnegie MHC of PA (45.0)     -1.04    -6.34    -0.36   -1.66    -3.17    1.08   1.08      16.80   16.80    52.20
     HARS  Harris Fin. MHC of PA (24.9)        13.76    20.65     6.35   -1.85    38.65   15.31  19.13       6.99    6.99    12.99
     LFED  Leeds Fed Bksr MHC of MD (36.3)(1)   6.07     7.48     4.09    5.53   -14.29    8.08   8.08      16.00   16.00    32.54
     LIBB  Liberty Bancorp MHC of NJ (47)      18.08       NM     7.37    6.86  -100.00      NM     NM       9.47    9.47    23.98
     NBCP  Niagara Bancorp of NY MHC (45.4)(1) 17.88    54.04     8.64   16.02       NM   16.42  16.42      19.10   19.10    35.63
     NWSB  Northwest Bcrp MHC of PA (30.8)     21.81    23.17    21.28   22.34    29.65    9.77   4.76         NM    7.82    15.91
     PBHC  Pathfinder BC MHC of NY (45.2)       3.77   -24.17    11.80   -0.77    76.33    5.18 -10.22       8.34    8.34    14.22
     PHSB  Ppls Home SB, MHC of PA (45.0)       5.58    -9.41    10.44   -2.06       NM      NM     NM      12.25   12.25    29.66
     PLSK  Pulaski SB, MHC of NJ (47.0)         5.88     9.83     5.09    9.55   -90.51    5.15   5.15      11.83   11.83    28.08
     SBFL  SB Fngr Lakes MHC of NY (33.1)      18.72     8.91    22.19    7.51       NM    5.22   5.22       8.41    8.41    19.12

     Mid-West Companies
     ------------------
     JXSB  Jcksnville SB, MHC of IL (45.6)      4.30    81.50    -2.85    3.79   -37.02    4.77   4.77         NM   10.49    15.70
     WAYN  Wayne Svgs Bks MHC of OH (48.2)      2.03    -4.37     2.17    2.16    -0.07    5.15   5.15       9.63    9.63    17.50
     WCFB  Wbstr Cty FSB MHC of IA (45.6)       2.53    26.12    -4.55    0.89       NM    2.80   2.80      23.41   23.41    52.50

     New England Companies
     ---------------------
     BRKL  Brookline Bncp MHC of MA (47.0)(1)  20.39    47.73    10.17   -4.12    -4.32      NM     NM         NM   26.20       NM
     PBCT  Peoples Bank, MHC of CT (41.2)      15.70    15.68    14.63   18.91    -1.44   28.45  10.80       8.20    8.20    13.00

     South-East Companies
     --------------------
     GBNK  Gaston Fed Bncp MHC of NC (47.0)    15.29       NM     2.76   -5.86       NM      NM     NM      15.59   15.59    30.61

     (1) Financial information is for the quarter ending March 31, 1998.
     (3) Growth rates have been annualized from available financial information.


     Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.8


may be realized through leverage and lower funding costs. However, at the same time, the Bank's higher pro forma capital position will likely result in a decline in return on equity. Both the Bank's and the Peer Group's capital ratios reflected capital surpluses over the regulatory capital requirements, with the Peer Group's ratios currently indicating greater capital surpluses.

         The interest-earning asset compositions for the Bank and the Peer Group were somewhat similar, with loans constituting the bulk of interest-earning assets for both Willow Grove and the Peer Group. Willow Grove's asset composition reflects management's preference for loans as loans comprised 80.9 percent of assets for the Bank versus an average of 59.5 percent of assets for the Peer Group. Comparatively, the Bank's cash and investments-to-assets ratio was lower than the comparable ratio for Peer Group (11.9 percent of assets versus 24.4 percent for the Peer Group) while MBS were also lower, equal to 4.5 percent of assets for the Bank versus 12.9 percent for the Peer Group on average. Overall, Willow Grove's interest-earning assets amounted to 97.3 percent of assets, which was higher than the comparative Peer Group ratio of
96.8 percent.

         Willow Grove's funding liabilities reflected a funding strategy that was similar to that of the Peer Group's funding composition. The Bank's deposits equaled 84.1 percent of assets, which was above the Peer Group average of 74.0 percent. Borrowings were utilized to a lesser degree by Willow Grove, with the Bank and the Peer Group posting borrowings-to-assets ratios of 5.2 percent and
10.0 percent, respectively. Subordinated debt represented a nominal balance on the Peer Group's balance sheet, as the result of one Peer Group company holding subordinated debt equal to 1.6 percent of assets. Total interest-bearing liabilities maintained by the Bank and the Peer Group, as a percent of assets, equaled 89.3 and 84.1 percent, respectively, with the Peer Group's lower ratio being supported by maintenance of a higher capital position.

         A key measure of balance sheet strength for a thrift institution is its ratio of interest-earning assets ("IEA") to interest-bearing liabilities ("IBL"). Presently, the Peer Group's IEA/IBL ratio is higher than the Bank's ratio, based on respective ratios of 115.1 percent and 109.0 percent. The additional capital realized from stock proceeds should serve to provide Willow Grove with an IEA/IBL ratio that is comparable to the level currently maintained by the Peer Group, as the interest-free capital realized in Willow Grove's stock offering is expected to be deployed primarily into interest-earning assets.

RP Financial, LC.
Page 3.9



         The growth rate section of Table 3.2 shows annual growth rates for key balance sheet items. Willow Grove's growth rates are based on annual growth for the twelve months ended June 30, 1998, while the Peer Group's growth rates are based on annual growth for the 12 months ended June 30, 1998, or the most recent period available. Willow Grove and the Peer Group posted comparable asset growth rates approximating 14 percent. The Bank realized growth in investment securities and loans while MBS diminished, while the Peer Group realized growth in all major asset categories.

         Deposit growth of 10.0 percent funded most of Willow Grove's asset growth, which exceeded the Peer Group's deposit growth rate of 6.38 percent. Borrowings increased at a relatively rapid rate for the Bank, albeit from a relatively modest beginning balance. Conversely, borrowings diminished for most of the Peer Group companies.

         Capital growth rates posted by the Bank and the Peer Group equaled positive 8.5 percent and positive 8.7 percent, respectively, as the impact of stronger reported earnings of the Peer Group were offset by the payment of dividends. Following the increase in capital realized from stock offering proceeds, the Bank's capital growth rate may be diminished modestly as the enhanced earnings levels are offset by the increased equity in the ROE calculation and due to possible dividends and stock repurchases.


Income and Expense Components

         Willow Grove and the Peer Group reported net income to average assets ratios of 0.65 percent and 0.85 percent, respectively (see Table 3.3), based on earnings for the twelve months ended June 30, 1998 for Willow Grove, and June 30, 1998 for the Peer Group companies, unless otherwise indicated. The higher return posted by the Peer Group was due primarily to net non-operating expenses posted by Willow Grove. In terms of core earnings measures, the Bank maintained a slightly higher net interest margin than the Peer Group which is substantially offset by Willow Grove's lower level of non-interest income and greater loan loss provisions.

         The Bank's slightly stronger net interest margin resulted primarily from maintaining a higher interest income ratio, which is partially offset by a higher ratio of interest expense as a percent of assets. Willow Grove's higher interest income ratio was supported by maintaining a

RP Financial, LC.
Page 3.10



     RP FINANCIAL, LC.
     ---------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700


                                    Table 3.3
        Income as a Percent of Average Assets and Yields, Costs, Spreads
                         Comparable Institution Analysis
                    For the Twelve Months Ended June 30, 1998



                                                             Net Interest Income                   Other Income
                                                        -----------------------------           ---------------------
                                                                               Loss     NII                            Total
                                                  Net                         Provis.  After    Loan   R.E.   Other    Other
                                                Income  Income  Expense  NII  on IEA   Provis.  Fees   Oper.  Income  Income
                                                ------  ------  -------  ---  ------   -------  ----   -----  ------  ------
     Willow Grove Bank
     -----------------
       June 30, 1998                              0.65    7.60    4.07   3.59   0.26    3.33    0.00   0.00    0.22     0.22

     SAIF-Insured Thrifts                         0.91    7.40    4.14   3.26   0.13    3.13    0.10   0.01    0.31     0.43
     All Public Companies                         0.93    7.39    4.08   3.32   0.13    3.19    0.10   0.01    0.32     0.44
     State of PA                                  0.86    7.35    4.18   3.17   0.16    3.02    0.06   0.00    0.37     0.43
     Comparable Group Average                     0.85    7.09    3.94   3.14   0.11    3.03    0.15   0.00    0.25     0.39
       Mid-Atlantic Companies                     0.75    7.03    3.98   3.05   0.09    2.96    0.05   0.00    0.20     0.25
       Mid-West Companies                         0.90    7.44    4.09   3.35   0.07    3.28    0.07   0.00    0.26     0.32
       New England Companies                      1.57    7.10    3.52   3.58   0.25    3.32    0.92  -0.01    0.46     1.38
       Other Comparable Companies                 0.69    6.88    3.92   2.96   0.12    2.83    0.06   0.01    0.30     0.00

     Comparable Group
     ----------------

     Florida Companies
     -----------------
     FFFL  Fidelity Bcsh MHC of FL (47.9)         0.64    7.09    4.39   2.70   0.00    2.70    0.03   0.01    0.38     0.42

     Mid-Atlantic Companies
     ----------------------
     ALLB  Alliance Bank MHC of PA (19.9)         0.77    7.25    3.86   3.39   0.07    3.32    0.00   0.01    0.23     0.24
     BCSB  BCSB Bankcorp MHC of MD (38.6)(3)      0.83    6.97    3.56   3.41   0.11    3.30    0.06   0.00    0.13     0.19
     SKBO  First Carnegie MHC of PA (45.0)        0.56    6.84    4.19   2.66   0.03    2.63    0.00   0.00    0.05     0.05
     HARS  Harris Fin. MHC of PA (24.9)           0.83    7.10    4.71   2.38   0.08    2.31    0.07   0.04    0.24     0.35
     LFED  Leeds Fed Bksr MHC of MD (36.3)(1)     1.19    7.00    4.15   2.86   0.01    2.85    0.00   0.00    0.11     0.11
     LIBB  Liberty Bancorp MHC of NJ (47)(3)      0.49    6.13    3.84   2.29   0.02    2.26    0.08   0.00    0.10     0.19
     NBCP  Niagara Bancorp of NY MHC (45.4)(1)    0.87    6.49    3.54   2.95   0.12    2.83    0.16   0.00    0.32     0.48
     NWSB  Northwest Bcrp MHC of PA (30.8)        0.94    7.67    4.18   3.50   0.18    3.32    0.14  -0.01    0.17     0.31
     PBHC  Pathfinder BC MHC of NY (45.2)         0.75    7.35    3.63   3.72   0.14    3.58    0.03   0.00    0.42     0.44
     PHSB  Ppls Home SB, MHC of PA (45.0)         0.80    7.12    3.70   3.42   0.20    3.23    0.00   0.00    0.35     0.35
     PLSK  Pulaski SB, MHC of NJ (47.0)           0.54    7.23    4.18   3.05   0.07    2.98    0.07   0.00    0.05     0.12
     SBFL  SB Fngr Lakes MHC of NY (33.1)         0.41    7.20    4.26   2.94   0.06    2.88    0.03  -0.07    0.23     0.20

     Mid-West Companies
     ------------------
     JXSB  Jcksnville SB, MHC of IL (45.6)        0.60    7.68    4.33   3.34   0.17    3.17    0.20   0.00    0.29     0.49
     WAYN  Wayne Svgs Bks MHC of OH (48.2)        0.71    7.55    4.35   3.20   0.02    3.17    0.00   0.00    0.25     0.25
     WCFB  Wbstr Cty FSB MHC of IA (45.6)         1.40    7.10    3.58   3.52   0.02    3.50    0.00  -0.01    0.24     0.23

     New England Companies
     ---------------------
     BRKL  Brookline Bncp MHC of MA (47.0)(1)     1.93    7.69    3.68   4.01   0.00    4.01    0.01   0.01    0.15     0.17
     PBCT  Peoples Bank, MHC of CT (41.2)         1.22    6.50    3.36   3.14   0.51    2.63    1.83  -0.02    0.78     2.58

     South-East Companies
     ---------------------
     GBNK  Gaston Fed Bncp MHC of NC (47.0)       0.73    6.66    3.45   3.21   0.24    2.97    0.09   0.00    0.21     0.30



                                          G&A/Other Exp.    Non-Op. Items      Yields, Costs, and Spreads
                                         ---------------   --------------      --------------------------
                                                                                                             MEMO:      MEMO:
                                           G&A  Goodwill      Net  Extrao.        Yield    Cost   Yld-Cost  Assets/   Effective
                                         Expense  Amort.     Gains  Items      On Assets Of Funds  Spread   FTE Emp.  Tax Rate
                                         -------  ------     -----  -----      --------- -------  --------  --------- ---------
Willow Grove Bank
-----------------
  June 30, 1998                           2.20    0.11      -0.23   0.00        7.85      4.49     3.36     3,719      35.86

SAIF-Insured Thrifts                      2.20    0.02       0.07   0.00        7.51      4.75     2.76     4,316      36.77
All Public Companies                      2.23    0.03       0.07   0.00        7.49      4.67     2.82     4,288      36.81
State of PA                               2.17    0.03       0.05   0.00        7.61      4.77     2.84     4,796      35.54
Comparable Group Average                  2.22    0.02       0.11   0.00        7.02      4.41     2.61     4,450      37.02
  Mid-Atlantic Companies                  2.13    0.03       0.04   0.00        6.77      4.27     2.51     4,646      36.86
  Mid-West Companies                      2.30    0.00       0.15   0.00        7.68      4.85     2.84     3,079      37.58
  New England Companies                   2.67    0.03       0.45   0.00        7.42      4.27     3.15     5,916      35.81
  Other Comparable Companies              2.22    0.02       0.15   0.00        7.09      4.73     2.36     3,869      38.23

Comparable Group
----------------

Florida Companies
-----------------
FFFL  Fidelity Bcsh MHC of FL (47.9)      2.17    0.03       0.19   0.00        7.35      4.88     2.47     4,183      41.28

Mid-Atlantic Companies
----------------------
ALLB  Alliance Bank MHC of PA (19.9)      2.41    0.00       0.00   0.00        7.50      4.37     3.13     3,700      33.58
BCSB  BCSB Bankcorp MHC of MD (38.6)(3)   2.15    0.01       0.00   0.00        6.76      4.35     2.41     4,164      37.98
SKBO  First Carnegie MHC of PA (45.0)     1.88    0.00      -0.18   0.00        7.07      5.14     1.93     7,663      65.46
HARS  Harris Fin. MHC of PA (24.9)        1.76    0.11       0.22   0.00        7.36      5.20     2.16     4,168      36.07
LFED  Leeds Fed Bksr MHC of MD (36.3)(1)  1.08    0.00       0.00   0.00        7.14      5.08     2.06    11,074      36.81
LIBB  Liberty Bancorp MHC of NJ (47)(3)   1.69    0.00       0.00   0.00        0.00      0.00     0.00     5,804         NM
NBCP  Niagara Bancorp of NY MHC (45.4)(1) 2.03    0.00       0.07   0.00        7.37      4.43     2.94     3,548      35.04
NWSB  Northwest Bcrp MHC of PA (30.8)     2.09    0.08       0.05   0.00        7.90      4.66     3.24     2,962      37.87
PBHC  Pathfinder BC MHC of NY (45.2)      3.06    0.16       0.19   0.00        7.92      4.16     3.76     2,751      31.15
PHSB  Ppls Home SB, MHC of PA (45.0)      2.76    0.00       0.10   0.00        7.34      4.30     3.04     2,983      12.72
PLSK  Pulaski SB, MHC of NJ (47.0)        2.15    0.00      -0.07   0.00        7.45      4.77     2.68     3,995      38.97
SBFL  SB Fngr Lakes MHC of NY (33.1)      2.52    0.00       0.12   0.00        7.47      4.73     2.74     2,936      39.81

Mid-West Companies
------------------
JXSB  Jcksnville SB, MHC of IL (45.6)     2.96    0.00       0.33   0.00        8.01      4.94     3.07     2,021      41.57
WAYN  Wayne Svgs Bks MHC of OH (48.2      2.45    0.00       0.11   0.00        7.83      4.84     2.99     2,594      33.99
WCFB  Wbstr Cty FSB MHC of IA (45.6)      1.50    0.00       0.00   0.00        7.21      4.76     2.45     4,624      37.20

New England Companies
---------------------
BRKL  Brookline Bncp MHC of MA (47.0)(1)  1.22    0.00       0.01   0.00        7.80      4.79     3.01     9,182      35.07
PBCT  Peoples Bank, MHC of CT (41.2)      4.12    0.07       0.89   0.00        7.04      3.75     3.29     2,650      36.55

South-East Companies
---------------------
GBNK  Gaston Fed Bncp MHC of NC (47.0)    2.26    0.00       0.12   0.00        6.82      4.57     2.25     3,555      35.18


     (1) Financial information is for the quarter ending March 31, 1998.
     (3) Income and expense information has been annualized from available financial information.

     Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.11



higher level of interest-earning assets as a percent of total assets (97.3 percent versus 96.8 percent for the Peer Group), as well as a higher yield earned on interest-earning assets (7.85 percent versus 7.02 percent for the Peer Group). Willow Grove's higher yield earned on interest-earning assets was supported by the relatively high proportion of loans as well as the Bank's propensity to hold higher yielding fixed rate loans including non-conforming loans in portfolio. The higher interest expense ratio reported by the Bank was affected by the higher level of interest-bearing liabilities maintained by the Bank (89.0 percent versus 84.1 percent for the Peer Group), supported by a slightly higher cost of funds (4.49 percent versus 4.41 percent for the Peer Group). Following the infusion of offering proceeds, the Bank's comparative advantage with respect to maintaining a lower interest expense ratio should increase due to the decline in the level of interest-bearing liabilities being utilized to fund assets. Overall, Willow Grove and the Peer Group reported net interest income to average assets ratios of 3.59 percent and 3.14 percent, respectively.

         In another key area of core earnings strength, the Bank maintained a similar level of operating expenses relative to the Peer Group. For the period covered in Table 3.3, the Bank and the Peer Group recorded operating expense to average assets ratios of 2.20 percent and 2.22 percent, respectively. However, intangible amortization was higher for Willow Grove, equal to 0.11 percent of assets versus an average of 0.02 for the Peer Group. In the future, Willow Grove expects that operating costs may diminish as there were several unusual expenditures in trailing twelve month earnings which may not recur to the same extent in the future. Such costs were related to employee incentive compensation, addressing the Year 2000 issue, establishment of a reserve for a legal contingency among other factors. Accordingly, Willow Grove expects that there may be some downward impetus to expenses in fiscal 1999.

         At the same time, operating expenses are expected to increase following the conversion as a result of the leveraged ESOP amortization expense; public company legal, accounting and printing/mailing costs; and expansion of fixed assets. The Bank anticipates that its proposed lease for two former offices of a commercial bank may likely be accepted, which will result in increased staffing, depreciation and other operating costs. Also, Willow Grove is targeting to open one to two additional branch offices per year into the foreseeable future.

RP Financial, LC.
Page 3.12


         The Bank's Community Enrichment Program expense ratio of 10 basis points (not reflected in any column in Table 3.3 due to lack of comparable itemized expenses, if any, for the Peer Group) also impacted Willow Grove's comparative profitability.

         Sources of non-interest operating income were a lower contributor to the Bank's earnings in comparison to the Peer Group, with such income amounting to 0.22 percent and 0.39 percent of Willow Grove's and the Peer Group's average assets, respectively, reflecting the Peer Group's higher proportion of loans serviced for others. Taking non-interest operating income into account in comparing the Bank's and the Peer Group's earnings, Willow Grove's efficiency ratio (operating expenses, net of amortization of intangibles, as a percent of the sum of non-interest operating income and net interest income) of 60.5 percent was more favorable than the Peer Group's efficiency ratio of 62.9 percent.

         Loss provisions were a larger factor in the Bank's earnings, amounting to 0.26 percent and 0.11 percent of average assets for Willow Grove and the Peer Group, respectively. Generally, both are favorable credit quality measures.

         Non-operating expenses equal to 0.23 percent were reported by the Bank and consisted primarily of the $800,000 expense related to the funding of the Directors Retirement Plan, which is expected to be a one-time expenditure. The Peer Group reported net non-operating gains equal to 0.11 percent of assets, which were largely comprised of gains on the sale of loans and investments. Such gains are subject to notable volatility due to fluctuations in market and other interest rates, and, thus are not viewed as being a recurring source of income for the Peer Group. Similarly, the non-operating expenses for the Bank are expected to be non-recurring and will be excluded from the calculation of the valuation earnings base.

         The Bank's and the Peer Group's pre-tax earnings were similarly impacted by taxes, with Willow Grove and the Peer Group posting effective tax rates of 35.9 percent and 37.0 percent, respectively.


Loan Composition

         Table 3.4 presents data related to the loan composition of Willow Grove and the Peer Group. In broad terms, Willow Grove's loan portfolio composition compared closely to the Peer

RP Financial, LC.
Page 3.13




     __________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700


               Loan Portfolio Composition and Related Information
                         Comparable Institution Analysis
                               As of June 30, 1998


                                                                  Portfolio Composition as a Percent of MBS and Loans
                                                                 -------------------------------------------------------
                                                                           1-4     Constr.   5+Unit    Commerc.             RWA/
                  Institution                                    MBS     Family    & Land    Comm RE   Business  Consumer  Assets
                  -----------                                    ---     ------    ------    -------   --------  --------  ------
                                                                 (%)       (%)       (%)       (%)       (%)        (%)      (%)

                  Willow Grove Bank                               5.23     70.28      3.67     10.75      1.57     13.38     59.94

                  Comparable Group Average                       16.67%    54.23%     2.06%    13.93%     4.58%     8.69%    52.84%
                  ------------------------
                  ALLB  Alliance Bank MHC of PA (19.9)           13.61%    69.80%     0.59%    13.82%     0.16%     2.62%    42.86
                  BRKL  Brookline Bncp MHC of MA (47.0)(1)        0.00%    18.64%     2.73%    70.68%     7.95%     0.30%    71.31
                  SKBO  First Carnegie MHC of PA (45.0)          44.34%    16.82%     0.39%    20.65%    17.23%     0.36%    32.91
                  GBNK  Gaston Fed Bncp MHC of NC (47.0)          5.64%    77.88%     2.39%     8.73%     4.26%     1.58%    59.96
                  HARS  Harris Fin. MHC of PA (24.9)             38.74%    45.82%     1.30%     6.01%     1.19%     6.93%    54.44
                  JXSB  Jcksnville SB,MHC of IL (45.6)            9.10%    56.67%     1.03%     8.55%     8.10%    16.57%    69.58
                  LIBB  Liberty Bancorp MHC of NJ (47)            0.91%    81.28%     8.93%     7.21%     0.66%     0.93%    41.44
                  NBCP  Niagara Bancorp of NY MHC (45.4)(1)      31.83%    44.47%     0.17%    16.49%     0.51%     6.55%    49.51
                  NWSB  Northwest Bcrp MHC of PA (30.8)          10.11%    69.85%     4.17%     1.18%     5.39%    10.35%    51.94
                  PBCT  Peoples Bank, MHC of CT (41.2)            5.72%    44.33%     3.54%    15.77%    13.16%    17.48%    81.55
                  PHSB  Ppls Home SB, MHC of PA (45.0)           23.50%    36.79%     0.23%     1.07%     2.01%    36.52%    44.56
                  SBFL  SB Fngr Lakes MHC of NY (33.1)           27.70%    48.94%     1.26%     9.07%     2.04%    11.19%    42.11
                  WAYN  Wayne Svgs Bks MHC of OH (48.2)           1.90%    84.53%     1.52%     5.69%     1.46%     4.69%    54.02
                  WCFB  Wbstr Cty FSB MHC of IA (45.6)           20.26%    63.43%     0.56%    10.14%     0.00%     5.66%    43.62


     (1) Financial information is for the quarter ending March 31, 1998.


     Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.14



Group's portfolio. Specifically, residential mortgages and MBS comprised 75.51 percent of loans and MBS for Willow Grove and 70.90 percent of loans and MBS for the Peer Group. In this regard, the Bank's higher ratio of residential loans was partially offset by the lower ratio of MBS.

         The Bank and the Peer Group's loan portfolios reflect a similar level of diversification into high risk-weight loans. Willow Grove's lending diversification has consisted primarily of commercial real estate/multi-family loans and home equity/consumer loans. The Peer Group's portfolio was more broadly diversified to include a higher ratio of commercial real estate and commercial business loans. Construction and land loans were at similar levels for both the Bank and the Peer Group. Overall, the Bank maintains a higher ratio of risk-weighted assets to total assets in comparison to the Peer Group, equal to 59.94 percent and 52.84 percent, respectively.


Credit Risk

         Table 3.5 reflects the relative credit risk factors of Willow Grove and the Peer Group companies. In the financial analysis of the Bank included in Section One, we noted that Willow Grove's asset quality has been strong as the level of non-performing assets has been low and the level of credit related losses has been low over the last several years. The Peer Group's asset quality is also relatively favorable although the level of non-performing assets, chargeoffs, and coverage ratios are modestly less favorable than those reported by the Bank. As shown in Table 3.5, Bank's ratio of non-performing assets and accruing loans that are more than 90 days past due equaled 0.37 percent of assets, versus a comparative ratio of 0.52 percent for the Peer Group. Similarly, the Bank and the Peer Group's ratio of non-performing loans to total loans was similarly low, equal to 0.47 percent and 0.58 percent of loans, respectively. The Bank also maintains a similar reserve coverage ratio. We believe that Willow Grove has greater credit risk however, in view of the growth in the non-residential portfolio and limited seasoning of such loans.


Interest Rate Risk

         Table 3.6 reflects various key ratios highlighting the relative interest rate risk exposure of the Bank versus the Peer Group companies. In terms of balance sheet composition, Willow

RP Financial, LC.
Page 3.15


     RP FINANCIAL, LC.
     ------------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700


                                    Table 3.5
                  Credit Risk Measures and Related Information
                         Comparable Institution Analysis
                As of June 30, 1998 or Most Recent Date Available


                                                                NPAs &                                 Rsrves/
                                                      REO/     90+Del/    NPLs/    Rsrves/   Rsrves/    NPAs &   Net Loan      NLCs/
          Institution                                Assets    Assets     Loans     Loans     NPLs      90+Del   Chargoffs    Loans
          -----------                                ------    ------     -----     -----     ----      ------   ---------    -----
                                                      (%)       (%)       (%)       (%)       (%)        (%)      ($000)       (%)

          Willow Grove Bank                           0.00      0.37      0.47      0.83     178.86     178.86         6      0.00

          SAIF-Insured Thrifts                        0.25      0.63      0.67      0.80     203.72     148.06       270      0.10
          All Public Companies                        0.23      0.63      0.69      0.87     207.24     158.07       304      0.09
          State of PA                                 0.17      0.64      0.61      0.89     224.80     126.11       443      0.18
          Comparable Group Average                    0.17      0.52      0.58      0.88     190.77     157.33       518      0.15

          Comparable Group
          ----------------

          ALLB  Alliance Bank MHC of PA (19.9)        0.82      1.06      0.31      0.88     278.91      45.21       300      0.78
          BCSB  BCSB Bankcorp MHC of MD (38.6)        0.06        NA      0.53      0.56     106.92         NA         2      0.00
          BRKL  Brookline Bncp MHC of MA (47.0)(1)    0.28      0.60      0.51      2.37     465.41     251.07         0      0.00
          FFFL  Fidelity Bcsh MHC of FL (47.9)        0.06      0.27      0.34      0.34      99.40      78.51       103      0.05
          SKBO  First Carnegie MHC of PA (45.0)       0.00      0.59        NA      0.80         NA      64.19         0      0.00
          GBNK  Gaston Fed Bncp MHC of NC (47.0)      0.12      0.50      0.55      0.96     174.10     132.06         0      0.00
          HARS  Harris Fin. MHC of PA (24.9)          0.33      0.66      0.83      0.97     117.59      60.54       354      0.15
          JXSB  Jcksnville SB,MHC of IL (45.6)        0.17      0.68      0.68      0.59      87.67      65.11        93      0.29
          LFED  Leeds Fed Bksr MHC of MD (36.3)(1)    0.00      0.03      0.05      0.29     560.82     560.82         0      0.00
          LIBB  Liberty Bancorp MHC of NJ (47)        0.05      0.35      0.47      0.45      95.89      82.98         0      0.00
          NBCP  Niagara Bancorp of NY MHC (45.4)(1)   0.00      0.29      0.57      1.07     189.19     188.17        84      0.05
          NWSB  Northwest Bcrp MHC of PA (30.8)       0.14      0.50      0.48      0.82     169.80     123.26       827      0.00
          PBHC  Pathfinder BC MHC of NY (45.2)        0.58      1.30      1.09      0.63      57.58      32.06       129      0.40
          PBCT  Peoples Bank, MHC of CT (41.2)        0.15      0.70      1.00      1.72     172.09     156.79     7,800      0.55
          PHSB  Ppls Home SB, MHC of PA (45.0)        0.00      0.32      0.66      1.31     199.84     173.78       134      0.54
          PLSK  Pulaski SB, MHC of NJ (47.0)          0.04      0.63      1.11      0.97      87.69      82.57         0      0.00
          SBFL  SB Fngr Lakes MHC of NY (33.1)        0.06      0.32      0.52      0.89     171.61     141.95        13      0.04
          WAYN  Wayne Svgs Bks MHC of OH (48.2)       0.34      0.49      0.17      0.36     208.50      58.18         0      0.00
          WCFB  Wbstr Cty FSB MHC of IA (45.6)        0.05      0.07        NA      0.69         NA     534.72         0      0.00


     (1) Financial information is for the quarter ending March 31, 1998.


     Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.13





     RP FINANCIAL, LC.
     ------------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700


                                    Table 3.6
         Interest Rate Risk Measures and Net Interest Income Volatility
                         Comparable Institution Analysis
                As of June 30, 1998 or Most Recent Date Available


                                                              Balance Sheet Measures
                                                            --------------------------
                                                                               Non-Earn.
                                                            Equity/    IEA/     Assets/
               Institution                                  Assets     IBL      Assets
               -----------                                  -------    ----    ---------
                                                              (%)      (%)       (%)

               Willow Grove Bank                               8.3     109.0       2.7

               SAIF-Insured Thrifts                           13.1     114.3       3.3
               All Public Companies                           12.8     113.7       3.4
               State of PA                                     9.6     110.5       3.0
               Comparable Group Average                       12.9     116.1       3.3


               Comparable Group
               ----------------

               ALLB  Alliance Bank MHC of PA (19.9)           10.7     109.0       3.1
               BCSB  BCSB Bankcorp MHC of MD (38.6)            8.0     141.5       1.7
               BRKL  Brookline Bncp MHC of MA (47.0)(1)       33.2     151.7       1.3
               FFFL  Fidelity Bcsh MHC of FL (47.9)            6.0     106.9       3.7
               SKBO  First Carnegie MHC of PA (45.0)          16.8     119.7       3.2
               GBNK  Gaston Fed Bncp MHC of NC (47.0)         20.3     125.1       2.3
               HARS  Harris Fin. MHC of PA (24.9)              7.3     106.9       3.4
               JXSB  Jcksnville SB,MHC of IL (45.6)           10.5     109.7       4.3
               LFED  Leeds Fed Bksr MHC of MD (36.3)(1)       16.5     119.9       2.4
               LIBB  Liberty Bancorp MHC of NJ (47)           13.1     120.5       1.4
               NBCP  Niagara Bancorp of NY MHC (45.4)(1)      10.1     110.6       2.7
               NWSB  Northwest Bcrp MHC of PA (30.8)           7.7     107.7       2.8
               PBHC  Pathfinder BC MHC of NY (45.2)           10.1     106.1       7.7
               PBCT  Peoples Bank, MHC of CT (41.2)            8.1     104.2       7.0
               PHSB  Ppls Home SB, MHC of PA (45.0)           12.7     112.2       3.0
               PLSK  Pulaski SB, MHC of NJ (47.0)             11.8     110.9       3.0
               SBFL  SB Fngr Lakes MHC of NY (33.1)            8.5     106.3       3.9
               WAYN  Wayne Svgs Bks MHC of OH (48.2)           9.5     106.8       3.9
               WCFB  Wbstr Cty FSB MHC of IA (45.6)           23.4     130.3       1.5


                                                                        Quarterly Change in Net Interest Income
                                                             ----------------------------------------------------------
               Institution                                   06/30/98  03/31/98  12/31/97  09/30/97  06/30/97  03/31/97
               -----------                                   --------  --------  --------  --------  --------  --------
                                                            (change in net interest income is annualized in basis points)

               Willow Grove Bank                               -21         7        10         2        -3        23

               SAIF-Insured Thrifts                             -4        -0        -3        -4         2         3
               All Public Companies                             -3        -1        -3        -4         1         3
               State of PA                                      -7         3        -6        -3        -1         6
               Comparable Group Average                         -4        -5        -9         1        -3         9


               Comparable Group
               ----------------

               ALLB  Alliance Bank MHC of PA (19.9)              8       -24        11        -2        11        14
               BCSB  BCSB Bankcorp MHC of MD (38.6)            -13       -12        NA        NA        NA        NA
               BRKL  Brookline Bncp MHC of MA (47.0)(1)         NA        -4        -1         4       -41        NA
               FFFL  Fidelity Bcsh MHC of FL (47.9)            -29       -13       -25        -6       -13         1
               SKBO  First Carnegie MHC of PA (45.0)            -4         1         2        -4        14        34
               GBNK  Gaston Fed Bncp MHC of NC (47.0)           43       -72        -8         6        12        NA
               HARS  Harris Fin. MHC of PA (24.9)               -8        40       -28        -8         1        -9
               JXSB  Jcksnville SB, MHC of IL (45.6)             0        17       -22        11       -30         6
               LFED  Leeds Fed Bksr MHC of MD (36.3)(1)         NA        -5        -1       -11         4        13
               LIBB  Liberty Bancorp MHC of NJ (47)             NA        NA       -32         6        -2        NA
               NBCP  Niagara Bancorp of NY MHC (45.4)(1)        NA       -12        -2        -8        -3         8
               NWSB  Northwest Bcrp MHC of PA (30.8)            -6         8       -13       -19         7         8
               PBHC  Pathfinder BC MHC of NY (45.2)              7       -14       -12         5         4        25
               PBCT  Peoples Bank, MHC of CT (41.2)            -24        18       -34        23       -30        20
               PHSB  Ppls Home SB, MHC of PA (45.0)             -9       -17         4        28         0        NA
               PLSK  Pulaski SB, MHC of NJ (47.0)                1        -1        -2         9        19       -10
               SBFL  SB Fngr Lakes MHC of NY (33.1)             -7        -7         2        -5        -3       -11
               WAYN  Wayne Svgs Bks MHC of OH (48.2)             2        -4        -5         4         6        -6
               WCFB  Wbstr Cty FSB MHC of IA (45.6)            -18         7         4        -9        -9        30

     (1) Financial information is for the quarter ending March 31, 1998. NA=Change is greater than 100 basis points during the quarter.


     Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.14



Grove's interest rate risk characteristics were considered to be slightly less favorable than the Peer Group's. In particular, Willow Grove's lower capital position and lower IEA/IBL ratio indicate a greater dependence on the yield-cost spread to sustain the net interest margin. However, Willow Grove's lower level of non-interest earning assets was a positive consideration in terms of capacity to generate interest income. On a pro forma basis, the infusion of stock proceeds should serve to increase the Bank's equity-to-assets ratio and IEA/IBL ratio to levels that are comparable to the comparative Peer Group ratios.

         To analyze interest rate risk associated with the net interest margin, we reviewed quarterly changes in net interest income as a percent of average assets for Willow Grove and the Peer Group. In general, the relative fluctuations in both the Bank's and the Peer Group's net interest income to average assets ratios were considered to be fairly limited and, thus, based on the interest rate environment that prevailed during the period covered in Table 3.6, neither Willow Grove or the Peer Group were viewed as having significant interest rate risk exposure in their respective net interest margins. Willow Grove reported generally positive trends in the net interest margin in recent periods, as interest income increased due to higher loan yields. The stability of the Bank's net interest margin should be enhanced by the infusion of stock proceeds, as interest rate sensitive liabilities will be funding a lower portion of Willow Grove's assets.


Summary

         Based on the above analysis, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of Willow Grove. Due to the limited number of publicly-traded MHCs in today's market, there are some significant differences between the Bank and certain Peer Group members. Those areas where substantial differences exist, such as disparate asset sizes, different market areas, market capitalization and other variations will be addressed in the form of valuation adjustments to the extent necessary. For these reasons, and because the Peer Group members all share the unique characteristics of mutual holding company ownership, RP Financial concluded that the Peer Group pricing (full conversion basis) will serve as a sound basis in deriving a pro forma market value for Willow Grove.

RP Financial, LC.
Page 4.1

                             IV. VALUATION ANALYSIS



Introduction

         This chapter presents the valuation analysis and methodology used to determine Willow Grove's estimated pro forma market value for purposes of pricing the minority stock. The valuation incorporates the appraisal methodology promulgated by the OTS for standard conversions and mutual holding company offerings, particularly regarding selection of the Peer Group, fundamental analysis on both the Bank and the Peer Group, and determination of the Bank's pro forma market value utilizing the market value approach.


Appraisal Guidelines

         The OTS written appraisal guidelines, originally released in October 1983 and updated in late-1994, specify the market value methodology for estimating the pro forma market value of an institution. As previously noted, the appraisal guidelines for MHC offerings is somewhat different, particularly in the Peer Group selection process. Specifically, the regulatory agencies have indicated that the Peer Group should be based on the pro forma fully-converted pricing characteristics of publicly-traded MHCs, rather than on already fully-converted publicly-traded stock thrifts, given the unique differences in stock pricing of MHCs and fully-converted stock thrifts. Pursuant to this methodology: (1) a peer group of comparable publicly-traded institutions is selected; (2) a financial and operational comparison of the subject company to the peer group is conducted to discern key differences; and (3) the pro forma market value of the subject company is determined based on the market pricing of the peer group, subject to certain valuation adjustments based on key differences.


RP Financial Approach to the Valuation

         The valuation analysis herein complies with such regulatory approval guidelines. Accordingly, the valuation incorporates a detailed analysis based on the Peer Group, discussed in Chapter III, which constitutes "fundamental analysis" techniques. The valuation incorporates a "technical analysis" of recently completed stock offerings of comparable MHCs, including the

RP Financial, LC.
Page 4.2

aftermarket trading of such offerings. In this regard, there has been limited new MHC activity, so this analysis is rather limited. It should be noted that these valuation analyses, based on either the Peer Group or the recent MHC transactions, cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a stock on a given day.

         The pro forma market value determined herein is a preliminary value for the Bank's to-be-issued stock. Throughout the MHC process, RP Financial will:
(1) review changes in the Bank's operations and financial condition; (2) monitor the Bank's operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks; and (4) monitor pending MHC offerings, and to a lesser extent, conversion offerings, both regionally and nationally. If material changes should occur prior to closing the offering, RP Financial will evaluate, in conjunction with the Bank, if updated valuation reports should be prepared reflecting such changes and their related impact on value, if any. RP Financial will also prepare a final valuation update at the closing of the offering to determine if the prepared valuation analysis and resulting range of value continues to be appropriate.

         The appraised value determined herein is based on the current market and operating environment for the Bank and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all thrift stocks, including Willow Grove, the market value of the stocks of public MHC institutions, or Willow Grove's value alone. To the extent a change in factors impacting the Bank's value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into its analysis.


Valuation Analysis

         A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections summarize the key differences between the

RP Financial, LC.
Page 4.3

Bank and the Peer Group and how those differences affect the pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of the Bank relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the shares, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have also considered the market for thrift stocks, in particular new issues, to assess the impact on value of Willow Grove coming to market at this time.

1.       Financial Condition

         The financial condition of an institution is an important determinant in pro forma market value, because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness. The similarities and differences in the Bank's and the Peer Group's financial condition are noted as follows:

            o Overall A/L Composition. While both fund lending primarily with retail deposits, the Bank's IEA composition reflects a higher concentration of loans and lower proportion of MBS. While both have similar diversification into higher risk weight loans, Willow Grove maintains a higher risk-weighted assets to total assets ratio primarily owing to the greater proportion of loans. The Peer Group is currently supplementing deposits with higher borrowings utilization, while the Bank currently relies more heavily on deposits. Overall, as a percent of assets, the Bank maintained a higher IEA level and IBL level, which resulted in a more favorable IEA/IBL ratio for the Peer Group. However, the infusion of stock proceeds will serve to address the Bank's disadvantage.

            o Credit Quality. Credit quality measures reflect limited credit risk historically for both. Willow Grove maintained a lower ratio of NPAs and a similar reserve coverage ratio in comparison to the Peer Group. In view of Willow Grove's recent loan growth, the emphasis in diversification into higher risk-weight loans, and the relatively greater proportion of loans to assets overall, the Bank's credit risk profile appears to be higher than the Peer Group.

            o Balance Sheet Liquidity. Willow Grove currently maintains a lower level of cash, investments and MBS. The infusion of the stock proceeds will initially increase the Bank's level of liquid assets pending investment of the proceeds into loans and other longer-term investments. Willow Grove appears to have greater current borrowings capacity than the Peer Group due to the smaller balance of borrowed funds as of the most recent period.

RP Financial, LC.
Page 4.4

            o Equity Capital. The Bank operates with a lower pre-conversion equity capital ratio than the Peer Group; even with the pro forma level of equity capital, the Bank has less capitalization and resulting leverage capacity.


         On balance, we believe a slight downward adjustment for the Bank is warranted for the comparative credit risk profile.

2.       Profitability, Growth and Viability of Earnings

         Earnings are a key factor in determining pro forma market value, as the level and risk characteristics of an institution's earnings stream and the prospects and ability to generate future earnings heavily influence the multiple the investment community will pay for earnings. The major factors considered in the valuation are described below.

            o Reported Earnings. Willow Grove reported lower profitability than the Peer Group, primarily reflecting the impact of non-operating expenses versus non-operating gains reported by the Peer Group.

            o Core Earnings. On a core basis, adjusting for non-operating items for both, the Bank remains at a disadvantage, even after taking into account the pro forma benefit of the offering. While certain operating expense items are expected to decline, the public company and stock plans expense, coupled with the branching strategy cost, are expected to place upward pressure on the Bank's operating expense ratio.

            o Interest Rate Risk. Willow Grove's greater perceived interest rate risk posture should be partially moderated by the anticipated redeployment of the stock proceeds into interest-earning assets.

            o Credit Risk. Loss provisions had a greater impact on Willow Grove's earnings for the past year. In view of the limited seasoning of the portfolio due to recent growth, particularly in high risk-weight loans, and higher loans/assets ratio, Willow Grove appears to have a higher credit risk profile. Such risk is partially mitigated by Willow Grove's favorable loss experience and comparatively lower level of NPAs currently.

            o Earnings Growth Potential. Several factors were considered in assessing earnings growth potential. The higher expected pro forma capital position is expected to enable the Bank to continue expansion in the asset base. The expected continued

RP Financial, LC.
Page 4.5

                 emphasis on higher risk lending such as commercial real estate and commercial business lending should provide additional earnings growth. However, expectations of continued growth in operating expenses and the relatively uncertain cost of acquiring new deposit funds for lending may diminish the foregoing benefits.

            o Return on Equity. Following the infusion of stock proceeds, the Bank's pro forma capital position will be comparable to the Peer Group's equity-to-assets ratio. Willow Grove's pro forma core ROE is anticipated to be consistent with the Peer Group average on a fully-converted basis.


         Overall, Willow Grove's lower profitability and the expected growth in operating expenses, coupled with a higher credit risk profile, led to a slight downward valuation adjustment for profitability, growth and viability of earnings.

3.       Asset Growth

         Willow Grove exhibited comparable asset growth rate relative to the Peer Group during the period covered in our comparative analysis (positive 14.3 percent versus positive 14.2 percent for the Peer Group). The Bank will be seeking to sustain the historical growth trends through branching and possible acquisitions. While the Bank's current capacity to sustain a higher growth rate than the Peer Group is somewhat limited by its lower capital position, Willow Grove's pro forma capital position will provide the Bank with increased leverage capacity, although at a lesser degree than for the Peer Group. On balance, we believe no adjustment was warranted for this factor.

4.       Primary Market Area

         The general condition of a financial institution's market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market area. Operating in the Philadelphia metropolitan area, the Bank faces significant competition for loans and deposits from larger financial institutions, who provide a broader array of services and have significantly larger branch networks than maintained by the Bank. Willow Grove's primary market area for deposits and loans is considered to be in Montgomery County and contiguous areas. Demographic and economic trends and characteristics in the Bank's primary market area are relatively favorable to the primary market areas served by the Peer Group companies (see

RP Financial, LC.
Page 4.6

Table 4.1). On average, the Peer Group companies maintained a larger deposit market share than the Bank in the respective primary market areas, indicating a competitive advantage for the Peer Group companies in terms of the degree of competition faced for deposits.

         On balance, we concluded that a slight upward adjustment was warranted for the Bank's primary market area.

5.       Dividends

         While the Board has not indicated its intention to commence payment of a cash dividend following the stock offering, Willow Grove's pro forma capitalization and profitability would position the Bank to have the capacity to pay cash dividends. Future declarations of dividends by the Board of Directors will depend upon a number of factors, including investment opportunities, growth objectives, financial condition, profitability, tax considerations, minimum capital requirements, regulatory limitations, stock market characteristics and general economic conditions. As publicly-traded thrifts' capital levels and profitability have improved and as weak institutions have been resolved, the proportion of institutions with cash dividend policies has increased. Thirteen out of the nineteen institutions in the Peer Group pay regular cash dividends, with implied dividend yields ranging from 1.47 percent to 4.17 percent. Peer Group companies which completed stock offerings during 1998 accounted for four out of the six companies that did not reflect payment of a cash dividend. The average dividend yield on the stocks of the Peer Group institutions was 1.65 percent as of September 4, 1998, representing an average earnings payout ratio of 30.31 percent (see Table 4.6). As of September 4, 1998, approximately 80 percent of all publicly-traded thrifts (non-MHC institutions) have adopted cash dividend policies (see Exhibit IV-1) exhibiting an average yield of 2.40 percent and an average payout ratio of 36.28 percent. The dividend paying thrifts generally maintain higher than average profitability ratios, facilitating their ability to pay cash dividends.

         Our valuation adjustment for dividends for Willow Grove as an MHC also considered the regulatory policy with regard to waiver of dividends by the MHC. Under current policy, any waiver of dividends by the Willow Grove MHC may require the minority stockholders' ownership interest to be reduced in a "second step" conversion to reflect the cumulative waived dividend account. The majority of public MHC institutions in the Peer Group waive their rights

RP Financial, LC.
Page 4.7

                                    Table 4.1
                   Peer Group Market Area Comparative Analysis


                                                          Population             Proj.
                                                       -----------------         Pop.        1990-97
Institution                          County             1990        1997         2002       % Change
-----------                          ------             ----        ----         ----       --------
                                                       (000)        (000)
Alliance Bank MHC of PA              Delaware            548         547          547          -0.1%
BCSB Bankcorp MHC of MD              Baltimore           692         724          743           4.7%
Brookline Bncrp MHC of MA            Norfolk             616         641          658           4.0%
Fidelity FSB, MHC of FL              Palm Beach          864       1,012        1,115          17.2%
First Carnegie MHC of PA             Allegheny         1,336       1,286        1,252          -3.8%
Gaston Bancorp MHC of NC             Gaston              175         184          190           5.0%
Harris SB MHC of PA                  Dauphin             238         248          255           4.2%
Jacksonville SB MHC of IL            Morgan               36          36           36          -0.4%
Leeds FSB MHC of MD                  Baltimore           692         721          741           4.2%
Liberty Bancorp MHC of NJ            MIddlesex           672         714          740           6.3%
Niagara Bancorp MHC of NY            Niagara             221         221          221           0.1%
Northwest Bancorp MHC of PA          Warren               45          44           44          -1.2%
Pathfinder BC MHC of NY              Oswego              122         126          128           3.1%
People Home SB MHC of PA             Beaver              186         187          187           0.3%
Peoples Bank MHC of CT               Fairfield           828         836          842           1.1%
Pulaski SB MHC of NJ                 Union               494         498          501           0.9%
SB of Finger Lakes MHC of NY         Ontario              95         100          104           5.3%
Wayne S&L Co MHC of OH               Wayne               101         110          115           8.2%
Webster City FSB MHC of IA           Hamilton             16          16           16           0.4%
                                                          --          --           --           ----

                                     Averages:           420         434          444           3.1%
                                     Medians:            238         248          255           3.1%

Willow Grove                         Montgomery          678         714          738           5.2%



                                                                      Per Capita Income
                                                                      -------------------      Deposit
                                     1997-2002                                    % State       Market
Institution                          % Change       Median Age        Amount      Average      Share(1)
-----------                          --------       ----------        ------      -------      --------

Alliance Bank MHC of PA                -0.1%            36.6          22,326        123.9%        2.7%
BCSB Bankcorp MHC of MD                 2.6%            37.4          21,564        100.1%        2.0%
Brookline Bncrp MHC of MA               2.7%            36.8          24,273        119.5%        5.2%
Fidelity FSB, MHC of FL                10.1%            40.9          21,754        126.2%        3.8%
First Carnegie MHC of PA               -2.6%            38.8          18,708        103.9%        0.2%
Gaston Bancorp MHC of NC                3.3%            35.0          17,027         97.2%        9.6%
Harris SB MHC of PA                     2.8%            37.4          18,993        105.4%        6.6%
Jacksonville SB MHC of IL              -0.3%            36.1          16,672         84.5%       19.7%
Leeds FSB MHC of MD                     2.8%            37            21,680        102.1%        2.0%
Liberty Bancorp MHC of NJ               3.7%            35.3          24,920        102.2%        1.0%
Niagara Bancorp MHC of NY               0.1%            36.2          13,239         71.5%       13.9%
Northwest Bancorp MHC of PA            -0.9%            38.3          15,543         86.3%       26.6%
Pathfinder BC MHC of NY                 2.1%            32.1          12,294         66.4%       18.2%
People Home SB MHC of PA                0.2%            39.2          13,741         76.3%        7.9%
Peoples Bank MHC of CT                  0.7%            37.4          27,087        129.1%       24.5%
Pulaski SB MHC of NJ                    0.6%            37.2          24,441        101.0%        0.5%
SB of Finger Lakes MHC of NY            3.5%            35.7          15,101         81.6%       13.1%
Wayne S&L Co MHC of OH                  5.2%            34.1          16,017         92.9%       10.8%
Webster City FSB MHC of IA              0.0%            39.1          16,204         98.7%       24.1%
                                        ----            ----          ------         -----       -----

                                        1.9%            36.9          19,031         98.4%       10.1%
                                        2.1%            37.0          18,708        100.1%        7.9%

Willow Grove                            3.4%            37.8          27,526        146.4%        2.2%


(1) Total institution deposits in headquarters county as percent of total county deposits.

Sources:  CACI, SNL Securities

RP Financial, LC.
Page 4.8

to the dividends. The Peer Group includes three "grandfathered" institutions, i.e., those subject to OTS oversight who formed MHCs prior to February 1, 1995, and thus are not subject to the current dividend waiver policy, except in the case of special or "excessive" regular dividends. Willow Grove has indicated that the MHC may likely also waive its right to the dividend, thus minority shareholders would become subject to the dilutive impact of the dividend waiver policy in a subsequent second step conversion.

         On balance, we concluded that a slight downward adjustment was warranted for purposes of dividends relative to the Peer Group.

6.       Liquidity of the Shares

         The Peer Group is by definition composed of companies that are traded in the public markets, and all of the Peer Group members trade on the NASDAQ system. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies, based on the shares issued and outstanding to public shareholders (i.e., excluding the majority ownership interest owned by the respective MHCs) ranged from $9.9 million to $640.8 million as of September 4, 1998, with average and median market values of $80.6 million and $23.8 million, respectively. The public shares issued and outstanding to the public shareholders of the Peer Group members ranged from approximately 0.65 to 27.6 million, with average and median shares outstanding of approximately 5.2 million and 1.8 million, respectively. The Bank's minority stock offering is expected to result in shares outstanding that will approximate the Peer Group median, while Willow Grove's market capitalization will also approximate the Peer Group median. Overall, we concluded no adjustment was warranted for this factor.

7.       Marketing of the Issue

         Three separate markets exist for thrift stocks: (1) the after-market for public companies, both fully-converted stock companies and MHCs, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE, dividends and future prospects; (2) the new issue market in which converting thrifts are evaluated on the basis of the same factors but on a pro forma basis without the benefit of prior operations as a

RP Financial, LC.
Page 4.9

publicly-held company and stock trading history; and (3) the thrift acquisition market. All three of these markets were considered in the valuation of the Bank's to-be-issued stock.

         A.       The Public Market

                  The value of publicly-traded thrift stocks, i.e., those which are listed on an exchange or on NASDAQ, is easily measurable, and is tracked by investment firms, related organizations and by electronic means. Exhibit IV-1 provides pricing and financial data on all publicly-traded thrifts. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general. Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks. Exhibit IV-3 displays historical stock price indices for thrifts only.

                  In terms of assessing general stock market conditions, the performance of the overall stock market has been highly mixed over the past year.

                  Volatility returned to the stock market in early-September, with the DJIA posting a record breaking point increase of 257.36 on September 2, 1997. The rally was sparked by economic data that indicated manufacturing growth slowed in August, thereby easing investors' inflation worries. However, the rally was not sustained, as the DJIA pulled back following the one day rally. The pull back was largely attributed to profit worries, which more than offset favorable inflation news indicated by a slight increase in the national unemployment rate for August (4.9 percent in August versus 4.8 percent in July). Stocks fluctuated in a narrow trading range in mid-September, in anticipation of third quarter earnings and August economic data. The low inflation reading indicated by the August consumer price index sent stock and bond prices sharply higher on September 16, 1997, with the DJIA posting a 175 point increase and the yield on the 30-year U.S. Treasury bond posting its second largest decline in the 1990s. Uncertainty over third quarter earnings provided for a mixed stock market performance towards the end of September, while generally favorable inflation readings pushed interest rates to their lowest level in two years. The release of September employment data on October 3, 1997 caused bond and stock prices to soar in early trading activity, as the September unemployment rate was unchanged at 4.9 percent and fewer jobs than expected were added to the economy during

RP Financial, LC.
Page 4.10

September. However, most of the initial gains were erased by news of rising tensions between Iraq and Iran.

                  Congressional testimony by the Federal Reserve Chairman, in which he indicated that it would be difficult to maintain the current balance between tight labor markets and low inflation, caused stock and bond prices to skid in mid-October 1997. Disappointing third quarter earnings in the technology sector sharpened the sell-off in the stock market, with the Dow Jones Industrial Average posting consecutive losses of more than 1.0 percent on October 16 and 17.

                  Stocks bounced back in early-week trading the following week, reflecting positive third quarter earnings surprises posted by some of the blue chip stocks. However, the recovery was abbreviated by global selling pressure, which was led by the decline in the Hong Kong stock market, as the DJIA posted a two-day loss approximating 320 points on October 23 and 24, 1997. The sell-off in the world financial markets turned into a rout on the following Monday, with a 5.8 percent decline in the Hong Kong stock market fueling the largest ever point decline in the DJIA. On October 27, the DJIA declined 554 points or 7.2 percent. While the selling was broad based, technology stocks sensitive to Asian demand experienced some of the sharpest declines. The turmoil in the stock market provided for a sharp rally in U.S. Treasury bonds, reflecting a flight to quality by skittish investors. The stock market recovered strongly the day after the record breaking point decline, as the DJIA surged a record breaking 337 points on October 28. Comparatively, bond prices declined sharply on October 28, as investors pulled out of the Treasury market to reinvest into the stock market.

                  Market conditions remained uneven through the week ended October 31, 1997, which was followed by a soaring stock market on November 3, 1997. The DJIA posted a 232 point increase on November 3, which was supported by a resurgence in the Hong Kong market. Following the one day rally, volatility returned to the stock market through mid-November. The market's uneven performance was largely attributable to the ongoing influence of the international markets, particularly the Asian and Latin American markets. In mid-November, the yield on the 30-year bellwether Treasury issue approached 6.0 percent, its lowest level since February 1996. Advances in the bond market provided for a generally positive stock market environment in the second half of November, with bank and technology issues being among the

RP Financial, LC.
Page 4.11

strongest performers. Renewed confidence that the Asian governments would control the region's financial problems furthered the stock market rally in early-December. Despite a sell-off in the bond market caused by the November unemployment rate dropping to its lowest level since October 1973, the DJIA showed surprising strength and closed almost 99 points higher on December 5, 1997. Stocks declined the following week, as earnings concerns, particularly in the technology sector, overshadowed a rally in the bond market. Positive inflation news and world market turmoil caused investors to dump stocks in favor of bonds, which served to push the yield on the bellwether 30-year Treasury bond below 6.0 percent in mid-December. Bond prices were also boosted by the Federal Reserve's decision to leave interest rates unchanged at its mid-December meeting, which also provided for a modest recovery in the stock market. In late-December, investors dumped stocks on earnings concerns, while a flight to quality pushed bond prices higher. The stock market surged higher at year end, as worries about South Korea's financial crisis eased.

                  Led by a rally in the bond market, stocks continued to move higher at the beginning of 1998. However, turmoil in the Asian markets and the uncertain outlook for fourth quarter earnings provided for an uneven stock market through most of January and into early-February. For example, the Dow Jones Industrial Average ("DJIA") plunged 222 points on January 9, 1998, due to fourth quarter profit worries and economic turmoil in Southeast Asia. Comparatively, a rally in the Asian markets propelled the DJIA 201 points higher on February 2, 1998. In general, a rebound in the Asian markets and favorable fourth quarter earnings served to the push the stock market higher during the second half of January and into early-February. In contrast, bond prices edged lower over the same time period, as the labor market remained tight as indicated by a sharp increase in labor costs during the fourth quarter of 1997 and a larger than expected increase in the number of jobs added during December 1997.

                  Strength primarily in technology stocks pushed the DJIA to a record high for the first time in six months on February 10, 1998. The rally was sustained through mid-February, as the DJIA established six consecutive new highs through February 18, 1998. Strong earnings and expectations that profitability was not as badly hurt by the Asian crisis as feared served as the basis for the rally in technology stocks. Stable interest rates and few signs of inflation preserved

RP Financial, LC.
Page 4.12

the positive market environment through the end of February, with blue chip stocks leading the advance.

                  At the beginning of March 1998, signs of a strengthening economy pushed the 30-year bellwether bond above 6.0 percent for the first time in three months. Earnings concerns, particularly in the technology sector, provided for an uneven stock market in early-March. Despite a decline in the February unemployment rate to 4.6 percent, bond prices advanced on news of a loss of jobs in the manufacturing sector and stocks moved higher as technology issues rallied. Both bond and stock prices benefited from plunging oil prices in mid-March, as further new highs were established in the DJIA and the yield on 30-year bond moved back below 6.0 percent. In late-March 1998, stocks drifted lower due to first quarter earnings worries and uncertainty over the outcome of the Federal Reserve's meeting at the end of March.

                  Stocks and bonds moved higher in early-April 1998, following the Federal Reserve's decision not to raise interest rates. Aided by the $82.9 billion merger agreement between Travelers Group and Citicorp, the Dow Jones Industrial Average closed above 9000 for the first time on April 6, 1998. The positive trend in stocks strengthened through mid-April, reflecting a more bullish outlook for technology stocks and expectations of further consolidation among financial stocks punctuated by BankAmerica's merger pact with NationsBank in a deal valued at $60 billion and Banc One's proposed $30 billion merger with FirstChicago. Profit taking and speculation that the Federal Reserve was leaning towards raising interest rates provided for a late-April sell-off in both stocks and bonds. The threat of higher interest rates pushed the 30-year bellwether bond back above 6.0 percent in late-April, its highest level since early-March.

                  Stocks recovered in early-May 1998, as first quarter economic data reflected a strong pace of economic expansion with declining inflation. The favorable economic data powered the DJIA to a new high in early-May, while the yield on the 30-year bond move back below 6.0 percent. Uncertainty over the possibility of a rate increase by the Federal Reserve provided for a narrow trading range through mid-May, while the announced merger between Chrysler and Daimler-Benz had little impact on the overall market. The stock market reacted positively to the Federal's decision to leave interest rates at its mid-May meeting, although the

RP Financial, LC.
Page 4.13

rally was stalled by earnings concerns in the technology sector. Economic turmoil in Asia and Russia's faltering economy caused stocks to slide further at the end of May.

                  Stocks traded in a narrow range in early-June 1998, while bond prices moved higher following remarks by the Federal Reserve Chairman that indicated an increase in interest rates was not imminent. Anxiety over Asia's financial woes caused a 207 point one-day sell-off in the Dow Jones Industrial Average ("DJIA") on June 15, 1998, while bond prices moved higher as investors moved funds out of stocks and into dollar-denominated U.S. bonds. The rally in the bond market pushed the 30-year Treasury bond yield down to 5.58 percent on June 15, 1998, which was the lowest yield recorded since the Treasury Department began issuing 30-year fixed maturity securities in 1977. Stocks rebounded on news that the U.S. intervened in the currency market to support the yen; however, the upturn was cut-short by ongoing concerns about Asia's financial problems. In late-June, money flowing into mutual funds and a rebound in technology stocks provided for a generally positive stock market environment.

                  Second quarter earnings dominated stock market activity through most of July. In general, stocks moved higher during the first half of July on the strength of some favorable second quarter earnings, particularly among the financial and technology stocks. Reflecting the positive outlook for earnings during the balance of 1998, both the DJIA and NASDAQ established new highs in mid-July. However, the stock market rally was not sustained during the latter part of July, as stocks declined sharply following warnings by the Federal Reserve Chairman of relatively high trading levels for stocks in general and disappointing second quarter earnings posted by some of the blue chip stocks.

                  Slower than expected GDP growth for the second quarter of 1998 and economic turmoil in Asia and Russia negatively impacted the stock market in early-August 1998, which culminated with a 288 point decline in the DJIA on August 4, 1998. Stocks rebounded briefly in mid-August, which was attributed to bargain hunting by investors and the Federal Reserve's decision to leave interest rates unchanged. Ongoing negative new in foreign financial markets, most notably with respect to economic instability in Russia, pulled the market lower in late-August. The sell-off peaked on August 31, 1998, with a 513 point decline in the DJIA which served to wipe the gains for the year in the DJIA. While the DJIA rebounded strongly on

RP Financial, LC.
Page 4.14

September 1, 1998, with a gain of more than 200 points, much of this recovery evaporated in the sell-off which continued for the balance of the week. On September 4, 1998, the DJIA closed at 7,640.25, which represents a decline of
268.0 points or 3.4 percent from the beginning of the year.

                  Similar to the overall stock market, the market for thrift stocks has been mixed during the past twelve months. Stable interest rates and acquisition news sustained provided for a positive market for thrift issues in early-September 1997. The decline in interest rates following the release of the August Consumer Price Index in mid-September served to further the rally in thrift prices. During late-September and early-October, interest rate sensitive issues in general benefited from the declining interest rate environment and expectations of strong third quarter earnings.

                  The upward trend in thrift prices stalled in mid-October 1997, as interest rates moved higher following warnings by the Federal Reserve Chairman of inflation creeping back into the economy due to the tight labor markets. Thrift stocks gyrated in conjunction with the overall market in late-October, with the SNL index declining by 5.2 percent on October 27 and increasing by 2.4 percent on October 28. Thrift prices further recovered on October 29, which was supported by a rally in the bond market. Aided by the favorable interest rate climate, thrift stocks posted further gains in early-November and then retreated modestly in mid-November. Thrift and bank issues declined on concerns that a slowing U.S. economy could lead to weaker loan demand and higher delinquency rates. However, led by the strengthening bond market, thrift and bank issues moved higher during late-November and early-December. Acquisition news also contributed to the upturn in bank and thrift prices, as two major bank acquisitions were announced for relatively high price-to-book multiples. First Union Corp.'s proposed acquisition of CoreStates Financial ($47 billion in assets) was for 539 percent of book value, while First American Corporation's proposed acquisition for Deposit Guaranty Corporation ($6.8 billion in assets) was for 419 percent of book value. Those deals, along with speculation of possible other major thrift and bank acquisitions, filtered into the prices of bank and thrift issues in general. Concern of relatively high valuations somewhat offset the declining interest rate environment, as thrift issues traded in a narrow range in mid-December. Thrift prices moved higher at the close of 1997, as interest rates continued to decline.

RP Financial, LC.
Page 4.15

                  The positive trend in thrift prices was not sustained at the beginning of 1998, as thrift prices moved sharply lower during early-January trading. From January 2, 1998 to January 9, 1998, the SNL Index for all publicly-traded thrifts declined from 810.5 to 720.2, or 11.1 percent. The sell-off in thrift stocks was prompted by concerns that the flattening yield curve would put pressure on earnings, particularly among institutions which maintained high concentrations of mortgage loans. Thrift prices recovered somewhat during the second half of January, with the upward trend becoming more pronounced in early-February. Fourth quarter earnings, which generally met expectations, and acquisition news led the recovery in thrift prices. The ongoing trend of consolidation was highlighted by the proposed merger between First Nationwide Holdings ($30.9 billion in assets) and Golden State Bancorp ($16.0 billion in assets), which was announced in early-February. Stable interest rates and acquisitions provided for a mildly positive increase in thrift stocks during the balance of February.

                  Thrift issues continued to edge higher during the first half of March 1998, reflecting improving fundamentals and improving expectations of favorable first quarter earnings. The announcement of Washington Mutual's acquisition of H.F. Ahmanson for 390 percent of book value on March 17, 1998 provided a more notable boost to thrift prices, particularly the stocks of the California-based institutions. Thrift issues traded in a narrow range in late-March 1998, reflecting uncertainty over the possibility of higher interest rates and forthcoming first quarter earnings.

                  The Federal Reserve's decision to leave interest rates unchanged at its late-March meeting, along with the mega mergers occurring within the financial services sector, provided for a positive trend in thrift prices during the first half of April 1998. However, bank and thrift issues experienced selling pressure in late-April, reflecting speculation of higher interest rates which triggered a sell-off in the overall market. Likewise, thrift stocks followed the overall market higher in early-May, as the inflation data contained in the first quarter growth numbers provided for an improved interest rate outlook. Speculation of higher interest rates translated into a fairly flat market for thrift issues through mid-May. Thrift stocks eased lower in late-May, reflecting the decline in the overall stock market.

RP Financial, LC.
Page 4.16

                  Thrift prices drifted lower during the first half of June 1998, despite lower interest rates and the ongoing trend of consolidation occurring among banks and thrifts. In late-June, the positive trend in the overall stock market lifted thrift prices higher as well. Thrift stocks continued to move higher during the first half of July, reflecting generally favorable second quarter earnings and the strength of the overall stock market. Thrift stocks followed the general stock market lower in late-July, with the sell-off in thrift issues becoming more pronounced following congressional testimony by the Federal Reserve Chairman that indicated inflation was more of a concern than a recession. Accordingly, expectations of a near term interest rate cut by the Federal Reserve were substantially eliminated.

                  The decline in thrift issues sharpened during August 1998, as financial stocks fell out of favor with investors. A continued flattening of the yield curve and the possibility that the economic turmoil in foreign markets would translate into a slow down in domestic lending were noted as reasons for the unloading of financial stocks. In late-August, many of the money-center banks disclosed losses on investments in foreign markets, particularly with respect to Russia, which indiscriminately pushed financial stocks in general lower. A 5.2 percent decline was recorded in the SNL Index for all publicly-traded thrifts on August 31, 1998, versus a comparative 6.4 percent decline recorded in the DJIA. Although thrift stock recovered somewhat the following day, thrift issues trended lower for the balance of the week. On September 4, 1998, the SNL Index for all publicly-traded thrifts closed at 622.5, a decline of 10.1 percent from one year ago and a decline of 23.5 percent year-to-date.

         B.       The New Issue Market

                  In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Bank's pro forma market value. The new issue market is separate and distinct from the market for seasoned stock thrifts in that the pricing ratios for converting issues are computed on a pro forma basis, specifically:
(1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues

RP Financial, LC.
Page 4.17

are based on reported financials. The distinction between pricing of converting and existing issues is perhaps no clearer than in the case of the price/tangible book ("P/TB") ratio in that the P/TB ratio of a converting thrift will typically always result in a discount to tangible book value whereas in the current market for existing thrifts the P/TB reflects a premium to tangible book value. Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

                  In general, the market environment for converting thrift issues was highly receptive throughout 1997, with most converting issues being oversubscribed and trading higher in initial trading activity. During the first half of 1998, the positive market environment for converting thrift issues remained intact. In recent months, the sell-off in thrift stocks has been experienced by converting issues as well. The negative investor sentiment for converting thrifts has intensified in recent weeks, as four of the seven conversions completed during the past three months are currently trading below their IPO prices. As shown in Table 4.2, the average one week change in price for conversion offerings completed during the latest three month period ending September 4, 1998 equaled positive 15 percent. However, the one week prices shown for the recent conversions is not representative of their current trading levels, as those issues have generally declined in price in subsequent trading activity. The average pro forma price/tangible book and core price/earnings ratios of the recent conversions was 84.01 percent and 20.32 times, respectively.

                  In examining the current pricing characteristics of institutions completing their conversions during the last three months (see Table 4.3), we note there exists a considerable difference in pricing ratios compared to the universe of all publicly-traded thrifts. Specifically, the current average P/B ratio of the conversions completed in the most recent three month period of 84.01 percent reflects a discount of 35 percent from the average P/B ratio of all publicly-traded thrifts (equal to 128.54 percent), and the average core P/E ratio of 20.32 times reflects a premium of 14 percent from the all public average core P/E ratio of 17.83 times. The pricing ratios of the higher capitalized but lower earning recently converted thrifts (with resulting lower return on equity measures) suggest that the investment community has determined to discount their stocks on a book basis until the earnings improve through redeployment and leveraging of the proceeds over the longer term.

RP Financial, LC.
Page 4.18

                                   Table 4.2
                 Pricing Characteristics and After-Market Trends
                Recent Conversions Completed (Last Three Months)

              Institutional Information                               Pre-Conversion Data            Offering Information
                                                                -------------------------------
                                                                Financial Info.   Asset Quality
------------------------------------------------------------    ----------------  -------------   -------------------------
                                         Conversion                      Equity/   NPAs/   Res.    Gross     % of     Exp./
Institution                    State       Date       Ticker    Assets   Assets   Assets   Cov.    Proc.     Mid.     Proc.
-----------                    -----     ----------   ------    ------   -------  ------   ----    -----     ----     -----
                                                                ($Mil)     (%)    (%)(2)    (%)   ($Mil.)    (%)       (%)

Standard Conversions
CFS Bancorp, Inc.                IN*       07/24/98     CITZ    $1,267    7.68%    0.97%    43%   $178.5     132%      1.8%
Carnegie Financial Corp.         PA        07/13/98     Pink        17    7.05%    3.12%   233%      2.4     132%     10.9%
United Community Financial       OH        07/09/98     UCFC     1,049   13.73%    0.98%    59%    334.7     132%      1.3%
PCB Holding Company              IN        07/02/98     Pink        22    9.51%    0.00%   N.M.      4.0     132%      7.9%
Hudson River Bancorp             NY*       07/01/98     HRBT       665   10.13%    2.66%    46%    173.4     132%      1.7%
First Kansas Financial Corp.     KS        06/29/98     FKAN        94    7.36%    0.05%   398%     15.5     132%      3.2%
Anson Bancorp, Inc.              NC        06/26/98     Pink        21   18.46%    1.25%    37%      5.9      89%      8.3%

                            Averages - Standard Conversions:    $  448   10.56%    1.29%   136%   $102.0     126%      5.0%
                             Medians - Standard Conversions:    $   94    9.51%    0.98%    53%   $ 15.5     132%      3.2%
Second-Step Conversions
Homestead Financial, Inc.        LA*       07/20/98     HSTD    $   62    9.72%    0.97%    43%   $ 11.2     132%      4.1%
PSB Bancorp                      PA*       07/17/98     PSBI       134   11.58%    1.97%     9%     16.1     115%      3.0%
Thistle Group Holdings           PA        07/14/98     THTL       281   10.41%    0.27%   133%     78.6     100%      1.7%

                            Averages - 2nd Step Conversions:    $  159   10.57%    1.07%    62%   $ 35.3     116%      2.9%
                             Medians - 2nd Step Conversions:    $  134   10.41%    0.97%    43%   $ 16.1     115%      3.0%

                                 Averages - All Conversions:    $  361   10.56%    1.22%   111%   $ 82.0     123%      4.4%
                                  Medians - All Conversions:    $  114    9.93%    0.98%    46%   $ 15.8     132%      3.1%


              Institutional Information                         Contribution to           Insider Purchases
                                                               Charitable Found
------------------------------------------------------------   -----------------       -----------------------
                                                                                       Benefit Plans
                                                                                       ---------------               Initial
                                         Conversion                       % of                  Recog.  Mgmt. &     Dividend
Institution                    State        Date      Ticker     Form   Offering       ESOP     Plans    Dirs.        Yield
-----------                    -----     ----------   ------     ----   --------       ----     ------  -------     --------
                                                                          (%)          (%)       (%)    (%)(3)         (%)

Standard Conversions
CFS Bancorp, Inc.                IN*       07/24/98     CITZ     Stock     1.70%       8.0%      4.0%     3.3%        0.00%
Carnegie Financial Corp.         PA        07/13/98     Pink      N.A.     N.A.        8.0%      4.0%    12.8%        0.00%
United Community Financial       OH        07/09/98     UCFC     Stock     5.00%       8.0%      4.0%     0.1%        0.00%
PCB Holding Company              IN        07/02/98     Pink      N.A.     N.A.        0.0%      4.0%     6.7%        0.00%
Hudson River Bancorp             NY*       07/01/98     HRBT      N.A.     N.A.        8.0%      4.0%     1.6%        0.00%
First Kansas Financial Corp.     KS        06/29/98     FKAN      N.A.     N.A.        8.0%      4.0%     5.7%        0.00%
Anson Bancorp, Inc.              NC        06/26/98     Pink      N.A.     N.A.        0.0%      4.0%     9.2%        0.00%

                            Averages - Standard Conversions:      N.A.     N.A.        5.7%      4.0%     5.6%        0.00%
                             Medians - Standard Conversions:      N.A.     N.A.        8.0%      4.0%     5.7%        0.00%
Second-Step Conversions
Homestead Financial, Inc.        LA*       07/20/98     HSTD      N.A.     N.A.        8.0%      4.0%     2.9%        2.00%
PSB Bancorp                      PA*       07/17/98     PSBI      N.A.     N.A.        8.0%      4.0%     3.3%        0.00%
Thistle Group Holdings           PA        07/14/98     THTL      N.A.     N.A.        8.0%      4.0%     5.6%        0.00%

                            Averages - 2nd Step Conversions:      N.A.     N.A.        8.0%      4.0%     3.9%        0.67%
                             Medians - 2nd Step Conversions:      N.A.     N.A.        8.0%      4.0%     3.3%        0.00%

                                 Averages - All Conversions:      N.A.     N.A.        6.4%      4.0%     5.1%        0.20%
                                  Medians - All Conversions:      N.A.     N.A.        8.0%      4.0%     4.4%        0.00%


              Institutional Information                                           Pro Forma Data
                                                                -----------------------------------------------
                                                                   Pricing Ratios(4)         Financial Charac.
------------------------------------------------------------    ---------------------       -------------------
                                         Conversion                     Core                                          IPO
Institution                    State       Date       Ticker    P/TB   P/E(5)     P/A       ROA     TE/A    ROE      Price
-----------                    -----     ----------   ------    ----   ------     ---       ---     ----    ---      -----
                                                                (%)      (x)      (%)       (%)     (%)     (%)       ($)

Standard Conversions
CFS Bancorp, Inc.                IN*       07/24/98     CITZ    91.9%    28.0x    16.0%     0.6%    16.3%   3.6%     $10.00
Carnegie Financial Corp.         PA        07/13/98     Pink    79.2%    N.M.     12.9%     N.M.    16.3%   N.M.      10.00
United Community Financial       OH        07/09/98     UCFC    80.2%    17.4     25.9%     1.5%    32.3%   4.6%      10.00
PCB Holding Company              IN        07/02/98     Pink    71.0%    22.2     15.6%     0.7%    21.9%   3.2%      10.00
Hudson River Bancorp             NY*       07/01/98     HRBT    82.0%    21.4     21.9%     0.9%    26.7%   3.3%      10.00
First Kansas Financial Corp.     KS        06/29/98     FKAN    77.2%    16.3     14.4%     0.9%    18.7%   4.7%      10.00
Anson Bancorp, Inc.              NC        06/26/98     Pink    64.7%    19.9     22.2%     1.1%    34.3%   3.3%      10.00

                            Averages - Standard Conversions:    78.0%    20.9x    18.4%     1.0%    23.8%   3.8%     $10.00
                             Medians - Standard Conversions:    79.2%    20.7x    16.0%     0.9%    21.9%   3.5%     $10.00
Second-Step Conversions
Homestead Financial, Inc.        LA*       07/20/98     HSTD    96.1%    28.2x    20.8%     0.7%    21.7%   3.4%     $10.00
PSB Bancorp                      PA*       07/17/98     PSBI   106.3%    27.1     21.1%     0.8%    19.8%   3.9%      10.00
Thistle Group Holdings           PA        07/14/98     THTL    92.7%    19.0     25.8%     1.4%    27.8%   4.9%      10.00

                            Averages - 2nd Step Conversions:    98.4%    24.8x    22.6%     1.0%    23.1%   4.1%     $10.00
                             Medians - 2nd Step Conversions:    96.1%    27.1x    21.1%     0.8%    21.7%   3.9%     $10.00

                                 Averages - All Conversions:    84.1%    22.2x    19.7%     1.0%    23.6%   3.9%     $10.00
                                  Medians - All Conversions:    81.1%    21.4x    20.9%     0.9%    21.8%   3.6%     $10.00


              Institutional Information                                             Post-IPO Pricing Trends
                                                                -----------------------------------------------------------
                                                                                        Closing Price:
------------------------------------------------------------    -----------------------------------------------------------
                                                                  First              After                After
                                         Conversion             Trading      %       First        %       First        %
Institution                    State       Date       Ticker      Day      Change   Week(6)    Change    Month(7)    Change
-----------                    -----     ----------   ------    -------    ------   -------    ------    --------    ------
                                                                  ($)       (%)       ($)        (%)       ($)        (%)

Standard Conversions
CFS Bancorp, Inc.                IN*       07/24/98     CITZ     $11.44     14.4%    $10.81       8.1%    $10.00       0.0%
Carnegie Financial Corp.         PA        07/13/98     Pink      11.81     18.1%     10.25       2.5%     10.94       9.4%
United Community Financial       OH        07/09/98     UCFC      15.00     50.0%     16.00      60.0%     15.75      57.5%
PCB Holding Company              IN        07/02/98     Pink      11.50     15.0%     12.12      21.2%     10.88       8.7%
Hudson River Bancorp             NY*       07/01/98     HRBT      12.56     25.6%     13.50      35.0%     13.38      33.8%
First Kansas Financial Corp.     KS        06/29/98     FKAN      12.31     23.1%     12.25      22.5%     11.63      16.3%
Anson Bancorp, Inc.              NC        06/26/98     Pink      12.00     20.0%     12.06      20.6%     12.37      23.7%

                            Averages - Standard Conversions:     $12.37     23.7%    $12.43      24.3%    $12.13      21.3%
                             Medians - Standard Conversions:     $12.00     20.0%    $12.12      21.2%    $11.63      16.3%
Second-Step Conversions
Homestead Financial, Inc.        LA*       07/20/98     HSTD     $ 9.31     -6.9%    $ 9.25      -7.5%    $ 8.44     -15.6%
PSB Bancorp                      PA*       07/17/98     PSBI       9.19     -8.1%      9.13      -8.8%      7.81     -21.9%
Thistle Group Holdings           PA        07/14/98     THTL       9.94     -0.6%      9.81      -1.9%      9.00     -10.0%

                            Averages - 2nd Step Conversions:     $ 9.48     -5.2%    $ 9.40      -6.1%    $ 8.42     -15.8%
                             Medians - 2nd Step Conversions:     $ 9.31     -6.9%    $ 9.25      -7.5%    $ 8.44     -15.6%

                                 Averages - All Conversions:     $11.51     15.1%    $11.52      15.2%    $11.02      10.2%
                                  Medians - All Conversions:     $11.66     16.6%    $11.44      14.4%    $10.91     -15.6%


Note:  * - Appraisal performed by RP Financial; "NT" - Not Traded; "NA" - Not Applicable, Not Available.

(1) Non-OTS regulated thrift.                           (5) Excludes impact of special SAIF assessment on earnings.
(2) As reported in summary pages of prospectus.         (6) Latest price if offering less than one week old.
(3) As reported in prospectus.                          (7) Latest price if offering more than one week but less than one month old.
(4) Does not take into account the adoption of          (8) Simultaneously converted to commercial bank charter
    SOP 93-6.
                                                                                                                   September 4, 1998

RP Financial, LC.
Page 4.19

                                   Table 4.3
                           Market Pricing Comparatives
                         Prices As of September 4, 1998


                                        Market      Per Share Data
                                    Capitalization  ---------------            Pricing Ratios(3)                  Dividends(4)
                                    ---------------  Core    Book    --------------------------------------- -----------------------
                                    Price/   Market  12-Mth  Value/                                          Amount/        Payout
Financial Institution               Share(1) Value  EPS(2)  Share     P/E     P/B    P/A     P/TB    P/CORE   Share  Yield  Ratio(5)
---------------------               ------- ------- ------- ------- ------- ------- ------- ------- -------- ------- ------ -------
                                     ($)    ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)      ($)     (%)     (%)

SAIF-Insured Thrifts                 16.07   135.28   0.89   13.33   17.49   126.88   16.12  131.22   18.13   0.30   1.86   29.39
All Public Companies                 16.34   153.38   0.94   13.30   17.02   128.54   16.05  133.58   17.83   0.31   1.87   29.26
Special Selection Grouping(8)         9.57   141.26   0.47   11.30   21.15    84.01   20.20   84.01   20.32   0.11   1.54    0.00
State of MA                          18.03    77.11   1.29   14.05   13.57   137.50   14.47  142.38   15.95   0.36   2.12   28.63


                                               Financial Characteristics(6)
                               -------------------------------------------------------
                                                          Reported         Core
                                Total  Equity/  NPAs/ ---------------- ---------------
Financial Institution          Assets  Assets  Assets    ROA     ROE     ROA     ROE
---------------------          ------  ------- ------- ------- ------- ------- -------
                               ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)

SAIF-Insured Thrifts            1,095   13.81    0.63    0.90    7.73    0.86    7.24
All Public Companies            1,186   13.56    0.63    0.93    8.21    0.89    7.67
Special Selection Grouping(8)     600   23.49    0.56    0.96    4.05    0.99    4.17
State of MA                       630   11.46    0.42    1.17   12.18    1.07   10.76


                                        Market      Per Share Data
                                    Capitalization  ---------------            Pricing Ratios(3)                  Dividends(4)
                                    ---------------  Core    Book    --------------------------------------- -----------------------
                                    Price/   Market  12-Mth  Value/                                          Amount/        Payout
Comparable Group                    Share(1) Value  EPS(2)  Share     P/E     P/B    P/A     P/TB    P/CORE   Share  Yield  Ratio(5)
----------------                    ------- ------- ------- ------- ------- ------- ------- ------- -------- ------- ------ -------
                                     ($)    ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)      ($)     (%)     (%)

Special Comparative Group(8)
----------------------------
CITZ  CFS Bancorp, Inc. of IN          9.13  207.50    0.40   10.88   25.36   83.92   14.61   83.92    22.83    0.00    0.00  0.00
FKAN  First Kansas Financial of KS    10.13   15.74    0.61   12.95   16.61   78.22   14.62   78.22    16.61    0.00    0.00  0.00
HSTD  Homestead Bancorp, Inc. of LA    7.44   11.00    0.36   10.40   20.67   71.54   15.49   71.54    20.67    0.80   10.75    NM
HRBT  Hudson River Bancorp Inc of NY  10.56  183.09    0.47   12.20   25.76   86.56   23.14   86.56    22.47    0.00    0.00  0.00
PSBI  PSB Bancorp Inc. of PA           7.13   22.11    0.37    9.41   19.27   75.77   15.01   75.77    19.27    0.00    0.00  0.00
THTL  Thistle Group Holdings of PA     8.50   76.50    0.53   10.79   16.04   78.78   21.90   78.78    16.04    0.00    0.00  0.00
UCFC  United Community Fin. of OH     14.13  472.86    0.58   12.47   24.36  113.31   36.62  113.31    24.36    0.00    0.00  0.00


                                                        Financial Characteristics(6)
                                        -------------------------------------------------------
                                                                   Reported         Core
                                         Total  Equity/  NPAs/ ---------------- ---------------
Financial Institution                   Assets  Assets  Assets    ROA     ROE     ROA     ROE
---------------------                   ------  ------- ------- ------- ------- ------- -------
                                        ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)

Special Comparative Group(8)
----------------------------
CITZ  CFS Bancorp, Inc. of IN            1,421   17.41    0.67    0.58    3.31    0.64    3.68
FKAN  First Kansas Financial of KS         108   18.69    0.05    0.88    4.71    0.88    4.71
HSTD  Homestead Bancorp, Inc. of LA         71   21.66    0.27    0.75    3.46    0.75    3.46
HRBT  Hudson River Bancorp Inc of NY       815   26.74    1.66    0.90    3.36    1.03    3.85
PSBI  PSB Bancorp Inc. of PA               147   19.81      NA    0.78    3.93    0.78    3.93
THTL  Thistle Group Holdings of PA         349   27.80    0.22    1.37    4.91    1.37    4.91
UCFC  United Community Fin. of OH        1,291   32.31    0.51    1.50    4.65    1.50    4.65


(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8) Includes Converted Last 3 Mths (no MHC);


Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 4.20

                  Similar to the market for converting thrifts, the five publicly-traded MHC offerings that have been completed during 1998 (Brookline Bancorp of MA - March 1998, Niagra Bancorp of NY - April 1998, Gaston Federal Bancorp of NC - April 1998, BCSB Bankcorp of MD - July 1998 and Liberty Bancorp of NJ - July 1998) have experienced a generally favorable market reception as well, although all of the recent MHC offerings completed their transactions well before the steep market sell-off in August and many are trading well below their highs achieved shortly after conversion. Based on September 4, 1998 market prices, the trading prices of these five MHC offerings have appreciated by only an average of 7.9 percent since the completion of their conversion offerings and prices have diminished significantly from their post-conversion highs. Furthermore, there has been a broad sell-off in MHC issues, as the SNL MHC index has declined by 37.5 percent since June 30, 1998 (from 1123.2 at June 30, 1998 to 781.4 at September 4, 1998). As a result of the sell-off and the comparatively weak market, overall investor interest is expected to be low, particularly as institutions such as mutual funds appear reticent to invest in thrift issues with limited liquidity in the face of possible redemptions by investors as a result of market volatility.

                  As a result of the significant market sell-off in MHC issues, we have seen the emergence of a new issue discount in the market for MHC stocks. Specifically, the five recently converted MHCs currently trade at an average P/B of 79.28 percent (fully converted basis), which is at a discount of 9.2 percent from the average of all publicly-traded MHCs. Importantly, it should be noted that the foregoing discount implies a much greater percentage reduction in market value given the mathematics of pro forma conversion pricing. The new issue discount is required to reflect the risk of purchasing a new issue on a pro forma basis with no trading and financial history as a public company. Additionally, the new issue price must reflect the price required to attract investors to purchase all the shares offered while the trading price of an existing issue reflects the transaction price of a small fraction of the shares outstanding.

RP Financial, LC.
Page 4.21

              Price Performance of MHC Offerings Completed in 1998
                  (Includes Publicly Traded Institutions Only)

                                                IPO     IPO    9/4/98   Pct.
                                Issue Date     P/B(1)  Price   Price   Change
                                ----------     ------  -----   -----   ------

BRKL-Brookline Bancorp          March 1998     76.55%  $10.00  $10.88    8.88%
NBCP-Niagara Bancorp            April 1998     78.68%   10.00   11.19   11.90
GBNK-Gaston Federal Bancorp     April 1998     74.76    10.00   11.25   12.50
BCSB-BCSB Bancorp               July 1998      79.21    10.00   10.44    4.40
LIBB-Liberty Bancorp            July 1998      78.49    10.00   10.19    1.90


(1)  Based on fully converted value.

Source:  Public filings and RP Financial calculations.


                  In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market and the new issue market, including the new issue market. The pricing of thrift stocks remains relatively strong in comparison to historical averages but the significant sell off has adversely affected market sentiment, particularly for new issues. Additionally, we expect investors to be wary of MHC stocks given the relatively greater deflation of prices in this sector of the market.

         C.       The Acquisition Market

                  Also considered in the valuation was the potential impact on Willow Grove's stock price of recently completed and pending acquisitions of other savings institutions operating in Pennsylvania. As shown in Exhibit IV-4, there were 8 Pennsylvania thrifts acquired since 1996.

                  Under other circumstances, the existence of thrift acquisition activity in the Bank's market area might warrant an upward adjustment to value to account for the likelihood of investors placing an acquisition premium on the stock. However, the acquisition activity in Willow Grove's market was deemed to have a minimal valuation impact for three reasons. First, Willow Grove's Board of Directors has stated their intention to remain independent following the stock offering, a factor underscored by the Board's decision to reorganize into MHC form. Second, Willow Grove could not become an acquisition target for at least one year following a

RP Financial, LC.
Page 4.22

second step conversion, pursuant to current conversion regulations. Finally, the Bank has no immediate intentions to pursue a "second step" conversion.

                           * * * * * * * * * * *


         In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market, the new issue market including the MHC market, and the acquisition market (which we considered to be not highly applicable to the Bank's valuation). Taking these factors and trends into account, RP Financial concluded that a moderate downward adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

8.       Management

         Willow Grove's management team has experience and expertise in all of the key areas of the Bank's operations. Exhibit IV-5 provides summary resumes of Willow Grove's Board of Directors and executive management. While the Bank does not have extensive management depth, given its asset size and the impact it would have on operating expenses, management and the Board appear to have been effective in implementing an operating strategy that can be well managed by current resources.

         Similarly, the returns, capital positions, and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which have Boards and management teams that have been effective in implementing competitive operating strategies. Therefore, on balance, we concluded no valuation adjustment relative to the Peer Group was appropriate for this factor.

9.       Effect of Government Regulation and Regulatory Reform

         In summary, as a SAIF-insured savings institution operating in the MHC form of ownership, Willow Grove will operate in substantially the same regulatory environment as the Peer Group members -- all of whom are adequately capitalized institutions and are operating with no apparent restrictions.
Exhibit IV-6 reflects the Bank's pro forma regulatory capital ratios. The one difference noted between Willow Grove and the Peer Group was in the area of regulatory policy regarding dividend waivers (see the discussion above for "Dividends"). The

RP Financial, LC.
Page 4.23

Bank and a majority of the Peer Group members are subject to minority dilution in a second step conversion because of the current dividend waiver policy, while a minority of the Peer Group companies are not subject to the current policy regarding dividend waivers as the result of "grandfathering" under the previous OTS guidelines. Because a downward adjustment was already applied for this factor in the "Dividends" section of this appraisal, no further adjustment has been applied for the effect of government regulation and regulatory reform.


Summary of Adjustments

         Overall, based on the factors discussed above, we concluded that the Bank's pro forma market value should be discounted relative to the Peer Group as follows:

    Key Valuation Parameters:                              Valuation Adjustment
    -------------------------                              --------------------

    Financial Condition                                       Slight Downward
    Profitability, Growth and Viability of Earnings           Slight Downward
    Asset Growth                                              No Adjustment
    Primary Market Area                                       Slight Upward
    Dividends                                                 Slight Downward
    Liquidity of the Shares                                   No Adjustment
    Marketing of the Issue                                    Moderate Downward
    Management                                                No Adjustment
    Effect of Government Regulations and Regulatory Reform    No Adjustment


Basis of Valuation.  Fully-Converted Pricing Ratios

         As indicated in Chapter III, the valuation analysis included in this section places all of the public MHC institutions on equal footing by restating their financial data and pricing ratios on a "fully-converted" basis. We believe there are a number of characteristics of MHC shares that make them different from the shares of fully-converted companies. These factors include: (1) lower aftermarket liquidity in the MHC shares since less than 50 percent of the shares are available for trading; (2) guaranteed minority ownership interest, with no chance of exercising voting control of the institution; (3) no possibility of acquisition speculation to support stock prices; (4) the impact of "second step" conversions on the pricing of MHC institutions; and (5) the current regulatory policy regarding the waiver of dividends by MHC institutions. The above

RP Financial, LC.
Page 4.24


characteristics of MHC shares have provided MHC shares with different trading characteristics versus fully-converted companies. To account for the unique trading characteristics of MHC shares, RP Financial has placed the financial data and pricing ratios of the Peer Group on a fully-converted basis to make them comparable for valuation purposes. Using the per share and pricing information of the Peer Group on a fully-converted basis accomplishes two things. First, such figures eliminate the distortions resulting when trying to compare institutions that have a different public ownership interests outstanding. Secondly, such an analysis provides ratios that are comparable to the pricing information of fully-converted public companies, and more importantly, are directly applicable to determining the pro forma market value range of the 100 percent ownership interest in Willow Grove as an MHC.

         To calculate the fully-converted pricing information for MHCs, the reported financial information for the public MHCs was adjusted as follows: (1) a second step conversion was assumed, with all shares owned by the MHC assumed to be sold at the September 4, 1998 trading price; (2) the gross proceeds from such a sale were adjusted to reflect reasonable offering expenses and standard stock based benefit plan parameters that would be factored into a "second step" conversion of MHC institutions; and (3) book value per share and earnings per share figures for the public MHCs were adjusted by the impact of the assumed second step conversion, resulting in an estimation of book value per share and earnings per share figures on a fully-converted basis. Since they place the public MHC institutions on a fully-converted basis using the same approach as utilized in the several second step conversions completed to date, these per share figures (fully-converted basis) are comparable to the per share financial information reported by fully-converted public companies and can form the basis for estimating the pro forma market value range of a 100 percent ownership interest in Willow Grove. Table 4.4 on the following page shows the calculation of per share financial data (fully-converted basis) for each of the 19 public MHC institutions that form the Peer Group.


Valuation Approaches

         In applying the accepted valuation methodology promulgated by the OTS and adopted by the FDIC, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing Willow Grove's to-be-issued stock -- price/earnings ("P/E"), price/book ("P/B"), and

RP Financial, LC.
Page 4.25

RP Financial, LC.
----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                                              Table 4.4
                         Calculation of Implied Per Share Data -- Incorporating MHC Second Step Conversion
                                                   Comparable Institution Analysis
                                              For the Twelve Months Ended June 30, 1998

                                               Current Ownership                   Current Per Share Data (MHC Ratios)
                                         -----------------------------     --------------------------------------------------
                                          Total     Public      MHC                   Core       Book     Tangible
                                         Shares     Shares     Shares       EPS        EPS       Value      Book      Assets
                                         -------    -------    -------     ------     -------   -------   ---------  --------
                                          (000)      (000)      (000)       ($)        ($)        ($)        ($)       ($)

Publicly-Traded MHC Institutions
--------------------------------
ALLB Alliance Bank MHC of PA (19.9)       3,273        650      2,623       0.61       0.61       9.05       9.05      84.78
BCSB BCSB Bankcorp MHC of MD (38.6)       6,117      2,361      3,756       0.36       0.36       7.28       7.28      44.74
BRKL Brookline Bncp MHC of MA (47.0)     29,095     13,675     15,420       0.47       0.47       9.33       9.33      28.09
FFFL Fidelity Bcsh MHC of FL (47.9)       6,802      3,260      3,542       1.15       0.92      13.28      12.90     215.87
GBNK Gaston Fed Bncp MHC of NC (47.0)     4,497      2,113      2,384       0.33       0.30       9.14       9.14      45.06
HARS Harris Fin. MHC of PA (24.9)        33,965      8,442     25,523       0.54       0.44       5.56       5.02      68.47
JXSB Jcksnville SB, MHC of IL (45.6)      1,908        869      1,039       0.52       0.33       9.38       9.38      88.96
LFED Leeds Fed Bksr MHC of MD (36.3)      5,182      1,883      3,299       0.66       0.66       9.52       9.52      57.70
LIBB Liberty Bancorp MHC of NJ (47)       3,901      1,834      2,067       0.40       0.38       8.59       8.59      65.46
NBCP Niagara Bancorp of NY MHC (45.4)    29,756     13,502     16,254       0.48       0.46       8.31       8.31      43.56
NWSB Northwest Bcrp MHC of PA (30.8)     46,841     14,438     32,403       0.46       0.44       4.65       4.18      54.38
PBCT Peoples Bank, MHC of CT (41.2)      64,130     27,633     36,497       1.60       0.83      13.37      11.52     141.98
PBCH Pathfinder BC MHC of NY (45.2)       2,831      1,279      1,552       0.52       0.43       8.32       7.10      69.97
PHSB Ppls Home SB, MHC of PA (45.0)       2,760      1,242      1,518       0.63       0.58      10.41      10.41      82.15
PLSK Pulaski SB, MHC of NJ (47.0)         2,108        990      1,118       0.47       0.51      10.53      10.53      89.08
SBFL SB Fngr Lakes MHC of NY (33.1)       3,570      1,180      2,390       0.28       0.22       6.12       6.12      72.38
SKBO First Carnegie MHC of PA (45.0)      2,300      1,035      1,265       0.36       0.43      10.63      10.63      63.30
WAYN Wayne Svgs Bks MHC of OH (48.2)      2,486      1,197      1,289       0.73       0.66       9.94       9.94     104.35
WCFB Wbstr Cty FSB MHC of IA (45.6)       2,114        962      1,152       0.63       0.63      10.75      10.75      45.93


                                             Impact of Second Step Conversion              Pro Forma Share Data (Fully Converted)
                                         ----------------------------------------          --------------------------------------
                                          Share    Gross     Net Incr.  Net Incr.            Core     Book    Tangible
                                          Price   Procds(1) Capital(2)  Income(3)  EPS       EPS      Value     Book      Assets
                                         -------  --------- ----------  --------- ------   -------   -------  --------    ------
                                         ($000)    ($000)     ($000)       ($)     ($)       ($)       ($)       ($)       ($)

Publicly-Traded MHC Institutions
--------------------------------
ALLB Alliance Bank MHC of PA (19.9)       15.25    40,001     34,401      1,053    0.93      0.93     19.56     19.56      95.92
BCSB BCSB Bankcorp MHC of MD (38.6)       10.44    39,213     33,723      1,033    0.53      0.53     12.79     12.79      50.25
BRKL Brookline Bncp MHC of MA (47.0)      10.88   167,770    144,282      4,418    0.62      0.62     14.29     14.29      33.05
FFFL Fidelity Bcsh MHC of FL (47.9)       24.00    85,008     73,107      2,239    1.48      1.25     24.03     23.65     226.62
GBNK Gaston Fed Bncp MHC of NC (47.0)     11.25    26,820     23,065        706    0.49      0.46     14.27     14.27      50.19
HARS Harris Fin. MHC of PA (24.9)         13.88   354,259    304,663      9,329    0.81      0.71     14.53     13.99      77.44
JXSB Jcksnville SB, MHC of IL (45.6)      15.25    15,845     13,626        417    0.74      0.55     16.52     16.52      96.10
LFED Leeds Fed Bksr MHC of MD (36.3)      15.75    51,959     44,685      1,368    0.92      0.92     18.14     18.14      66.32
LIBB Liberty Bancorp MHC of NJ (47)       10.19    21,063     18,114        555    0.54      0.52     13.23     13.23      70.10
NBCP Niagara Bancorp of NY MHC (45.4)     11.25   182,858    157,257      4,815    0.64      0.62     13.59     13.59      48.84
NWSB Northwest Bcrp MHC of PA (30.8)      10.88   352,545    303,188      9,284    0.66      0.64     11.12     10.65      60.85
PBCT Peoples Bank, MHC of CT (41.2)       23.19   846,365    727,874     22,288    1.95      1.18     24.72     22.87     153.33
PBCH Pathfinder BC MHC of NY (45.2)       13.25    20,564     17,685        542    0.71      0.62     14.57     13.35      76.22
PHSB Ppls Home SB, MHC of PA (45.0)       14.75    22,391     19,256        590    0.84      0.79     17.39     17.39      89.13
PLSK Pulaski SB, MHC of NJ (47.0)         13.00    14,534     12,499        383    0.65      0.69     16.46     16.46      95.01
SBFL SB Fngr Lakes MHC of NY (33.1)       14.50    34,655     29,803        913    0.54      0.48     14.47     14.47      80.73
SKBO First Carnegie MHC of PA (45.0)      11.00    13,915     11,967        366    0.52      0.59     15.83     15.83      68.50
WAYN Wayne Svgs Bks MHC of OH (48.2)      21.25    27,391     23,556        721    1.02      0.95     19.42     19.42     113.83
WCFB Wbstr Cty FSB MHC of IA (45.6)       15.25    17,568     15,108        463    0.85      0.85     17.90     17.90      53.08


(1) Gross proceeds calculated as stock price multiplied by the number of shares owned by the mutual holding company (i.e., non-public shares).
(2) Net increase in capital reflects gross proceeds less offering expenses, contra-equity account for leveraged ESOP and deferred compensation account for restricted stock plan:
        Offering expense percent    2.00
        ESOP percent purchase       8.00
        Recognition plan percent    4.00
(3) Net increase in earnings reflects after-tax reinvestment income (assumes ESOP and recognition plan do not generate reinvestment income), less after-tax ESOP amortization and recognition plan vesting:
        After-tax reinvestment      4.29
        ESOP loan term (years)        10
        Recog. plan vesting (yrs)      5
        Effective tax rate         34.00


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 4.26

price/assets ("P/A") approaches -- all performed on a pro forma basis including the effects of the conversion proceeds. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in Willow Grove's offering circular for reinvestment rate, the effective tax rate and stock benefit plan assumptions (summarized in Exhibits IV-7 and IV-8). Pursuant to the minority stock offering, we have also incorporated the valuation parameters disclosed in Willow Grove's offering circular for offering expenses. The assumptions utilized in the pro forma analysis in calculating the Bank's full conversion value are described more fully below.

            o Conversion Expenses. Have been assumed to equal 3 percent of the offering amount pursuant to a standard conversion offering. This assumption approximates the average for standard conversion offerings completed in 1998 to date in the range of the size of the Bank's offering pursuant to a full stock conversion.

            o Effective Tax Rate. The Bank, in consultation with its outside auditors, has determined the marginal effective tax rate on the net reinvestment benefit of the conversion proceeds to be 39 percent based on the statutory Federal and state tax rate.

            o Reinvestment Rate. The pro forma section in the prospectus incorporates a 5.37 percent reinvestment rate, equivalent to the one year U.S. Treasury rate prevailing as of June 30, 1998. This calculated rate is reasonably similar to the blended reinvestment rate in the first 12 months of the business plan post-conversion, reflecting the current anticipated use of conversion proceeds, incorporating a flat to declining interest rate scenario and the estimated impact of deposit withdrawals to fund stock purchases.

            o Stock Benefit Plans. The assumptions for the stock benefit plans, i.e., the Employee Stock Ownership Plan ("ESOP") and Recognition Plan ("Recognition Plan"), are consistent with the structure as approved by the Bank's Board and the disclosure in the pro forma section of the prospectus. Specifically, the ESOP is assumed to purchase 8 percent of the stock in conversion at the initial public offering price, with the Holding Company funded ESOP loan amortized on a straight-line basis over 10 years. The Recognition Plan is assumed to purchase 4 percent of the stock in the aftermarket at a price equivalent to the initial public offering price (we also considered the impact of the issuance of Recognition Plan shares from authorized but unissued shares at a price equivalent to the initial public offering price), with the Recognition Plan cost expensed on a straight line basis in conjunction with the 5 year vesting schedule.

RP Financial, LC.
Page 4.27

            o Capitalization of the MHC. Pursuant to the proposed transaction structure, the MHC will be capitalized with $100,000 of cash.

            o Funding of the Foundation. The Holding Company intends to donate to a charitable foundation, immediately following the Conversion, authorized but unissued shares of the Holding Company stock equal to 4 percent of the number of shares of Conversion Stock issued in the conversion. The pro forma after-tax impact of the foundation structure at an estimated 34 percent rate has been incorporated into RP Financial's pro forma valuation.


         In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group and the recent conversions.

         RP Financial's valuation placed an emphasis on the following:

            o P/E Approach. The P/E approach is generally the best indicator of long-term value for a stock. Given the similarities between the Bank's and the Peer Group's earnings composition and overall financial condition, the P/E approach was carefully considered in this valuation. At the same time, since reported earnings for the Bank and the Peer Group included certain unusual operating items, we also made adjustments to earnings to arrive at a core earnings estimate and the resulting price/core earnings ratio.

            o P/B Approach. P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, with the greater determinant of long term value being earnings. RP Financial considered the P/B approach to be a reliable indicator of value given current market conditions, particularly the market for new conversions (many of the recent conversions have reported less meaningful P/E ratios).

            o P/A Approach. P/A ratios are generally a less reliable indicator of market value, as investors do not place significant weight on the size of total assets as a determinant of market value. Investors place significantly greater weight on book value and earnings, which have received greater weight in our valuation analysis. Furthermore, this approach as set forth in the regulatory valuation guidelines does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio. At the same time, the P/A ratio is an indicator of franchise value, and, in the case of highly capitalized institutions, the high P/A ratios may limit the investment community's willingness to pay market multiples for earnings or book value when ROE is expected to be low.


         The Bank has adopted Statement of Position ("SOP") 93-6, which will cause earnings per share computations to be based on shares issued and outstanding excluding unreleased ESOP

RP Financial, LC.
Page 4.28

shares. For purposes of preparing the pro forma pricing analyses, we have reflected all shares issued in the offering, including all ESOP shares, to capture the full dilutive impact, particularly since the ESOP shares are economically dilutive, receive dividends and can be voted. However, we did consider the impact of the adoption of SOP 93-6 in the valuation.

         Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, RP Financial concluded that the pro forma market value of a full conversion offering, taking into account the dilutive impact of the 4 percent contribution to a charitable foundation subsequent to the completion of the offering, was $41,500,000 at the midpoint, equal to 4,150,000 shares issued at a per share value of $10.00 for the public shares. Pursuant to conversion guidelines, the 15 percent offering range indicates a minimum value of $35,275,000, and a maximum value of $47,725,000. Based on the $10.00 per share offering price determined by the Board, this valuation range equates to an offering of 3,527,500 shares at the minimum to 4,772,500 shares at the maximum. In the event that the appraised value is subject to an increase, up to 5,488,375 shares may be sold at an issue price of $10.00 per share, for an aggregate market value of $54,883,750, without a resolicitation.

         After taking into account the shares contributed to the charitable foundation immediately following the conversion offering, the market value of all shares would be as follows:

                                       Total                  Aggregate
                                 Shares Issued(1)        Market Value(1)(2)
                                 ----------------        ------------------

             Minimum                  3,668,600               $36,686,000
             Midpoint                 4,316,000                43,160,000
             Maximum                  4,963,400                49,634,000
             Supermaximum             5,707,910                57,079,100

             (1) Includes offering shares plus 4 percent shares contributed to a charitable foundation.
             (2) Based on a $10.00 per share price.


         1. Price-to-Book ("P/B"). The application of the P/B valuation method requires calculating the Bank's pro forma market value by applying a valuation P/B ratio (fully converted basis) to Willow Grove's pro forma book value (fully converted basis). In applying the P/B approach, we also considered tangible book value (i.e., book value net of goodwill and other

RP Financial, LC.
Page 4.29

intangible assets) because historically the market has not generally given credit to an institution for intangible assets.

         Since the valuation has been discounted to reflect financial condition and earnings, which are the relevant adjustments applicable to the P/B approach, valuation discounts of 31.2 and 29.9 percent has been applied to the reported and tangible P/B ratio (fully converted basis) for Willow Grove at the midpoint versus the Peer Group average. At the midpoint value, Willow Grove exhibited pro forma reported and tangible P/B ratios (fully converted basis) equaled 60.13 percent and 62.17 percent, respectively, compared to the Peer Group's average reported and tangible P/B ratios (fully converted basis) of 88.69 (see Table 4.5). RP Financial considered these discounts to be appropriate in light of the downward adjustments indicated above and, particularly, the current weak market for thrift stocks and new issues in particular, as well as the pricing ratios at the upper end of the range of value (for example, the pro forma supermaximum P/TB ratio of 70.48 percent reflects a discount of 20.53 percent and a lesser discount relative to the recently converted MHCs).

         2. Price-to-Earnings ("P/E"). The application of the P/E valuation method requires calculating the Bank's pro forma market value by applying a valuation P/E multiple (fully converted basis) to the pro forma earnings base. Ideally, the pro forma earnings base is composed principally of the Bank's recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of net conversion proceeds. Willow Grove's reported earnings were $2,445,000 for the twelve months ended June 30, 1998. After eliminating all non-recurring items from the Bank's earnings (see Table 1.1), we arrived at our core earnings figure for valuation purposes of $2,997,000. (Note: similar adjustments were applied to the Peer Group's earnings in the calculation of core earnings, see Exhibit IV-8).

         Based on Willow Grove's trailing twelve month core earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Bank's pro forma P/E multiple (fully converted basis) at the $41,500,000 midpoint value was 11.52 times, which is at a discount of 41.4 percent relative to the Peer Group average (fully converted basis) of 19.66 times core

RP Financial, LC.
---------------------------------------
Financial Services Indusry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                   Table 4.5
                             Public Market Pricing
                     Willow Grove Bank and the Comparables
                            As of September 4, 1998

                                         Market
                                     Capitalization  Per Share Data              Pricing Ratios(3)                Dividends(4)
                                     --------------  --------------  -------------------------------------- -----------------------
                                                       Core   Book
                                     Price/   Market  12-Mth  Value/                                         Amount/         Payout
                                    Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A    P/TB   P/CORE  Share    Yield Ratio(5)
                                    --------  ------  ------  ------   ----    ----- ------   -----  ------  ------  ------ --------
                                        ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (X)     ($)     (%)     (%)
Willow Grove Bank
-----------------
 Superrange                           10.00   57.08    0.60   14.60   16.60   68.49   12.61   70.48    14.31   0.00    0.00    0.00
 Range Maximum                        10.00   49.63    0.67   15.55   15.00   64.33   11.11   66.36    12.86   0.00    0.00    0.00
 Range Midpoint                       10.00   43.16    0.74   16.63   13.51   60.13    9.78   62.17    11.52   0.00    0.00    0.00
 Range Minimum                        10.00   36.69    0.84   18.10   11.90   55.24    8.42   57.28    10.09   0.00    0.00    0.00

SAIF-Insured Thrifts(7)
-----------------------
 Averages                             16.07  135.28    0.89   13.33   17.48  126.92   16.12  131.27    18.12   0.30    1.86   29.37
 Medians                                ---     ---     ---     ---   16.65  113.70   15.20  117.62    17.59    ---     ---     ---

All Non-MHC State of PA(7)
--------------------------
 Averages                             16.21  165.85    1.03   12.07   15.86  138.05   13.16  144.15    16.92   0.26    1.55   26.32
 Medians                                ---     ---     ---     ---   15.29  129.77   12.63  135.82    15.85    ---     ---     ---

Publicly-Traded MHC Institutions, Full Conversion Basis
-------------------------------------------------------
 Averages                             14.48  203.44    0.73   16.46   18.71   87.35   18.94   88.69    19.66   0.27    1.65   30.31
 Medians                                ---     ---     ---     ---   17.94   85.20   17.88   85.20    19.02    ---     ---     ---

Publicly-Traded MHC Institutions, Full Conversion Basis
-------------------------------------------------------
ALLB  Alliance Bank MHC of PA (19.9)  15.25    49.91   0.93   19.56   16.40   77.97   16.00   77.97    16.40   0.00    0.00    0.00
BCSB  BCSB Bankcorp MHC of MD (38.6)  10.44    63.86   0.53   12.79   19.70   81.63   20.78   81.63    19.70   0.00    0.00    0.00
BRKL  Brookline Bncp MHC of MA(47.0)  10.88   316.55   0.62   14.29   17.55   76.14   32.92   76.14    17.55   0.20    1.84   32.26
FFFL  Fidelity Bcsh MHC of FL (47.9)  24.00   163.25   1.25   24.03   16.22   99.88   10.59  101.48    19.20   1.00    4.17     NM
SKBO  First Carnegie MHC of PA(45.0)  11.00    25.30   0.59   15.83   21.15   69.49   16.06   69.49    18.64   0.30    2.73   50.85
GBNK  Gaston Fed Bncp MHC of NC(47.0  11.25    50.59   0.46   14.27   22.96   78.84   22.41   78.84    24.46   0.20    1.78   43.48
HARS  Harris Fin. MHC of PA (24.9)    13.88   471.43   0.71   14.53   17.14   95.53   17.92   99.21    19.55   0.22    1.59   30.99
JXSB  Jcksnville SB,MHC of IL (45.6)  15.25    29.10   0.55   16.52   20.61   92.31   15.87   92.31    27.73   0.30    1.97   54.55
LFED  Leeds Fed Bksr MHC of MD (36.3  15.75    81.62   0.92   18.14   17.12   86.82   23.75   86.82    17.12   0.56    3.56   60.87
LIBB  Liberty Bancorp MHC of NJ (47)  10.19    39.75   0.52   13.23   18.87   77.02   14.54   77.02    19.60   0.00    0.00    0.00
NBCP  Niagara Bancorp of NY MHC (45.4)11.25   334.76   0.62   13.59   17.58   87.78   23.03   82.78    18.15   0.00    0.00    0.00
NWSB  Northwest Bcrp MHC of PA (30.8  10.88   509.63   0.64   11.12   16.48   97.84   17.88  102.16    17.00   0.16    1.47   25.00
PBHC  Pathfinder BC MHC of NY (45.2)  13.25    37.51   0.62   14.56   18.66   90.94   17.38   99.25    21.37   0.20    1.51   32.26
PBCT  Peoples Bank, MHC of CT (41.2)  23.19  1487.17   1.18   24.72   11.89   93.81   15.12  101.40    19.65   0.84    3.62   71.19
PHSB  Ppls Home SB, MHC of PA (45.0)  14.75    40.71   0.79   17.39   17.56   84.82   16.55   84.82    18.67   0.28    1.90   35.44
PLSK  Pulaski SB, MHC of NJ (47.0)    13.00    27.40   0.69   16.46   20.00   78.98   13.68   78.98    18.84   0.30    2.31   43.48
SBFL  SB Fngr Lakes MHC of NY (33.1)  14.50    51.77   0.48   14.47   26.85  100.21   17.96  100.21      NM    0.00    0.00    0.00
WAYN  Wayne Svgs Bks MHC of OH (48.2  21.25    52.83   0.95   19.42   20.83  109.42   18.67  109.42    22.37   0.62    2.92   65.26
WCFB  Wbstr Cty FSB MHC of IA (45.6)  15.25    32.24   0.85   17.90   17.94   85.20   28.73   85.20    17.94   0.00    0.00    0.00

                                                   Financial Characteristics(6)
                                     -------------------------------------------------------
                                                                 Reported          Core
                                     Total   Equity/  NPAs/  --------------  ---------------
                                     Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                     ------  ------ -------   -----   -----   -----    ----
                                     ($Mil)     (%)     (%)     (%)     (%)     (%)     (%)
Willow Grove Bank
-----------------
 Superrange                             453   18.41    0.33    0.76    4.12    0.88   4.79
 Range Maximum                          447   17.28    0.33    0.74    4.29    0.86   5.00
 Range Midpoint                         441   16.27    0.34    0.72    4.45    0.85   5.22
 Range Minimum                          436   15.24    0.34    0.71    4.64    0.83   5.47

SAIF-Insured Thrifts(7)
-----------------------
 Averages                             1,095   13.80    0.63    0.90    7.73    0.86   7.24
 Medians                                ---     ---     ---     ---     ---     ---    ---

All Non-MHC State of PA(7)
--------------------------
 Averages                             1,479   10.30    0.62    0.88   10.13    0.89   9.97
 Medians                                ---     ---     ---     ---     ---     ---    ---

Publicly-Traded MHC Institutions, Full Conversion Basis
-------------------------------------------------------
 Averages                             1,180   22.13    0.52    1.08    5.04    1.01   4.62
 Medians                                ---     ---     ---     ---     ---     ---     ---

Publicly-Traded MHC Institutions, Full Conversion Basis
-------------------------------------------------------
ALLB  Alliance Bank MHC of PA (19.9)    312   20.53    1.06    1.03    4.80    1.03   4.80
BCSB  BCSB Bankcorp MHC of MD (38.6)    307   25.45     NA     1.05    4.14    1.05   4.14
BRKL  Brookline Bncp MHC of MA(47.0)    962   43.24    0.60    2.11    6.04    2.11   6.04
FFFL  Fidelity Bcsh MHC of FL (47.9)  1,541   10.60    0.27    0.78    6.28    0.66   5.31
SKBO  First Carnegie MHC of PA(45.0)    158   23.11    0.59    0.76    3.28    0.86   3.72
GBNK  Gaston Fed Bncp MHC of NC(47.0    226   28.43    0.50    0.97    4.58    0.91   4.30
HARS  Harris Fin. MHC of PA (24.9)    2,630   18.76    0.66    1.10    5.70    0.97   5.00
JXSB  Jcksnville SB,MHC of IL (45.6)    183   17.19    0.68    0.78    4.54    0.58   3.37
LFED  Leeds Fed Bksr MHC of MD (36.3    344   27.35    0.03    1.43    5.17    1.43   5.17
LIBB  Liberty Bancorp MHC of NJ (47)    273   18.87    0.35    0.77    4.08    0.74   3.93
NBCP  Niagara Bancorp of NY MHC (45.4)1,453   27.83    0.29    1.31    4.71    1.27   4.56
NWSB  Northwest Bcrp MHC of PA (30.8  2,850   18.27    0.50    1.20    6.05    1.16   5.87
PBHC  Pathfinder BC MHC of NY (45.2)    216   19.12    1.30    0.95    4.93    0.83   4.30
PBCT  Peoples Bank, MHC of CT (41.2)  9,833   16.12    0.70    1.37    8.43    0.83   5.10
PHSB  Ppls Home SB, MHC of PA (45.0)    246   19.51    0.32    0.98    5.09    0.92   4.79
PLSK  Pulaski SB, MHC of NJ (47.0)      200   17.32    0.63    0.70    4.01    0.74   4.25
SBFL  SB Fngr Lakes MHC of NY (33.1)    288   17.92    0.32    0.71    3.76    0.63   3.34
WAYN  Wayne Svgs Bks MHC of OH (48.2    283   17.06    0.49    0.91    5.32    0.85   4.95
WCFB  Wbstr Cty FSB MHC of IA (45.6)    112   33.72    0.07    1.63    4.79    1.63   4.79

(1) Current stock price of minority stock. Average of High/Low or Bid/Ask price per share.
(2) EPS (estimated core earnings) is based on reported trailing twelve month data, adjusted to omit non-operating gains and losses (including the SAIF assessment) on a tax effected basis. Public MHC data reflects additional earnings from reinvestment of proceeds of second step conversion.
(3) P/E = Price to Earings; P/B = Price to Book; P/A = Price to Assets; P/TB = Price to Tangible Book; and P/CORE = Price to Core Earnings. Ratios are pro forma assuming a second step conversion to full stock form.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings (earnings adjusted to reflect second step conversion).
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8) Figures estimated by RP Financial to reflect a second step conversion of the MHC to full stock form.

Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The informaiton provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
------------------
Page 4.31


earnings. At the supermaximum of the range, the Bank's core P/E multiple is discounted by 27.2 percent relative to the Peer Group average.

         3. Price-to-Assets ("P/A"). The P/A valuation methodology determines market value by applying a valuation P/A ratio (fully converted basis) to the Bank's pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the midpoint of the valuation range, Willow Grove's full conversion value equaled 9.78 percent (fully converted basis) of pro forma assets. Comparatively, the Peer Group companies exhibited an average P/A ratio (fully converted basis) of 18.94 percent, which implies a 48.4 percent discount being applied to the Bank's pro forma P/A ratio (fully converted basis).

                            * * * * * * * * * *



Valuation Conclusion

         Based on the foregoing, it is our opinion that, as of September 4, 1998, the estimated aggregate pro forma market value of the offering shares in a full stock conversion, taking into account the dilutive impact of the 4 percent contribution to a charitable foundation subsequent to the completion of the offering, was $41,500,000 at the midpoint, equal to 4,150,000 shares offered at a per share value of $10.00. Pursuant to conversion guidelines, the 15 percent offering range indicates a minimum offering value of $35,275,000, and a maximum offering value of $47,725,000. Based on the $10.00 per share offering price determined by the Board, this valuation range equates to an offering of 3,527,500 shares at the minimum to 4,772,500 shares at the maximum. In the event that the appraised value is subject to an increase, up to 5,488,375 shares may be sold in the offering at an issue price of $10.00 per share, for an aggregate market value of $54,883,750, without a resolicitation. The total shares issued and aggregate market value of the shares increases following the contribution of 4 percent of the shares to a charitable foundation, as follows:

RP Financial, LC.
------------------
Page 4.32


                                        Total                  Aggregate
                                   Shares Issued(1)        Market Value(1)(2)
                                   ---------------         ------------------

Minimum                                 3,668,600               $36,686,000
Midpoint                                4,316,000                43,160,000
Maximum                                 4,963,400                49,634,000
Supermaximum                            5,707,910                57,079,100

(3) Includes offering shares plus 4 percent shares contributed to a charitable foundation.
(4)  Based on a $10.00 per share price.


         The Board of Directors has established a public offering range such that the public ownership of the Holding Company will constitute a 44 percent ownership interest prior to the issuance of shares to the Foundation. Accordingly, the offering range to the public of the minority stock will range from $15,640,000 at the minimum, to $18,400,000 at the midpoint, $21,160,000 at the maximum and $24,334,000 at the supermaximum of the valuation range, all based on a $10.00 per share offering price. Based on the public offering range, and inclusive of the shares issued to the Foundation, the public ownership of the shares will represent 45.31 percent of the shares issued in the reorganization, with the MHC owning the majority of the shares. The pro forma valuation calculations relative to the Peer Group (fully converted basis) are shown in Table 4.5 and are detailed in Exhibit IV-6 and Exhibit IV-7; the pro forma valuation calculations relative to the Peer Group based on reported financials are shown in Table 4.6 and are detailed in Exhibits IV-10 and IV-11.

RP Financial, LC.
----------------------------------------
Page 4.33


Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                   Table 4.6
                              Public Market Pricing
                      Willow Grove Bank and the Comparables
                             As of September 4, 1998

                                         Market
                                     Capitalization  Per Share Data              Pricing Ratios(3)                Dividends(4)
                                     --------------  --------------  -------------------------------------- -----------------------
                                                       Core   Book
                                     Price/   Market  12-Mth  Value/                                         Amount/         Payout
                                    Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A    P/TB   P/CORE  Share    Yield Ratio(5)
                                    --------  ------  ------  ------   ----    ----- ------   -----  ------  ------  ------ --------
                                        ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (X)     ($)     (%)     (%)
Willow Grove Bank
-----------------
 Superrange                           10.00   25.31    0.52   10.15   19.41   98.48   13.11  102.76    16.29   0.00    0.00    0.00
 Range Maximum                        10.00   22.01    0.58   11.10   17.24   90.09   11.47   94.21    14.41   0.00    0.00    0.00
 Range Midpoint                       10.00   19.14    0.65   12.19   15.27   82.04   10.03   85.98    12.73   0.00    0.00    0.00
 Range Minimum                        10.00   16.27    0.76   13.66   13.22   73.20    8.58   76.90    10.99   0.00    0.00    0.00

SAIF-Insured Thrifts(7)
-----------------------
 Averages                             16.07   135.28   0.89   13.33   17.48  126.92   16.12  131.27    18.12   0.30    1.86   29.37
 Medians                                ---     ---     ---     ---   16.65  113.70   15.20  117.62    17.59    ---     ---     ---

All Non-MHC State of PA(7)
--------------------------
 Averages                             15.48   153.13   0.97   11.72   16.02  134.98   13.22  140.59    17.44   0.24    1.42   24.03
 Medians                                ---     ---     ---     ---   15.29  129.77   12.63  135.82    15.85    ---     ---     ---

Comparable Group Averages
-------------------------
 Averages                             14.48    80.56   0.51    9.17   24.62  162.73   21.11  168.72    25.52   0.27    1.65   12.62
 Medians                                ---     ---     ---     ---   24.60  159.25   20.01  162.58    25.43    ---     ---     ---

Comparable Group
----------------
ALLB  Alliance Bank MHC of PA (19.9)  15.25     9.91   0.61    9.05   25.00  168.51   17.99  168.51    25.00   0.00    0.00    0.00
BCSB  BCSB Bankcorp MHC of MD (38.6)  10.44    24.65   0.36    7.28   29.00  143.41   23.33  143.41    29.00   0.00    0.00    0.00
BRKL  Brookline Bncp MHC of MA(47.0)  10.88   148.78   0.47    9.33   23.15  116.61   38.73  116.61    23.15   0.20    1.84   20.00
FFFL  Fidelity Bcsh MHC of FL (47.9)  24.00    78.24   0.92   13.28   20.87  180.72   11.12  186.05    26.09   1.00    4.17     NM
SKBO  First Carnegie MHC of PA(45.0)  11.00    11.39   0.43   10.63     NM   103.48   17.38  103.48    25.58   0.30    2.73   31.40
GBNK  Gaston Fed Bncp MHC of NC(47.0  11.25    23.77   0.30    9.14     NM   123.09   24.97  123.09      NM    0.20    1.78   31.32
HARS  Harris Fin. MHC of PA (24.9)    13.88   117.17   0.44    5.56   25.70  249.64   20.27  276.49      NM    0.22    1.59   12.43
JXSB  Jcksnville SB,MHC of IL (45.6)  15.25    13.25   0.33    9.38   29.33  162.58   17.14  162.58      NM    0.30    1.97     NM
LFED  Leeds Fed Bksr MHC of MD (36.3  15.75    29.66   0.66    9.52   23.86  165.44   27.30  165.44    23.86   0.56    3.56     NM
LIBB  Liberty Bancorp MHC of NJ (47)  10.19    18.69   0.38    8.59   25.48  118.63   15.57  118.63    26.82   0.00    0.00    0.00
NBCP  Niagara Bancorp of NY MHC (45.4)11.25   151.90   0.46    8.31   23.44  135.38   25.83  135.38    24.46   0.00    0.00    0.00
NWSB  Northwest Bcrp MHC of PA (30.8  10.88   157.09   0.44    4.65   23.65  233.98   20.01  260.29    24.73   0.16    1.47   11.21
PBHC  Pathfinder BC MHC of NY (45.2)  13.25    16.95   0.43    8.32   25.48  159.25   18.94  186.62      NM    0.20    1.51   21.01
PBCT  Peoples Bank, MHC of CT (41.2)  23.19   640.81   0.83   13.37   14.49  173.45   16.33  201.30    27.94   0.84    3.62     NM
PHSB  Ppls Home SB, MHC of PA (45.0)  14.75    18.32   0.58   10.41   23.41  141.69   17.95  141.69    25.43   0.28    1.90   21.72
PLSK  Pulaski SB, MHC of NJ (47.0)    13.00    12.87   0.51   10.53   27.66  123.46   14.59  123.46    25.49   0.30    2.31   27.63
SBFL  SB Fngr Lakes MHC of NY (33.1)  14.50    17.11   0.22    6.12     NM   236.93   20.03  236.93      NM    0.00    0.00    0.00
WAYN  Wayne Svgs Bks MHC of OH (48.2  21.25    25.44   0.66    9.94   29.11  213.78   20.36  213.78      NM    0.62    2.92     NM
WCFB  Wbstr Cty FSB MHC of IA (45.6)  15.25    14.67   0.63   10.75   24.21  141.86   33.20  141.86    24.21   0.00    0.00    0.00


                                                   Financial Characteristics(6)
                                     -------------------------------------------------------
                                                                 Reported          Core
                                     Total   Equity/  NPAs/  --------------  ---------------
                                     Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                     ------  ------ -------   -----   -----   -----    ----
                                     ($Mil)     (%)     (%)     (%)     (%)     (%)     (%)
Willow Grove Bank
-----------------
 Superrange                             426   13.31    0.35    0.68    5.07    0.80   6.05
 Range Maximum                          423   12.74    0.35    0.67    5.23    0.80   6.25
 Range Midpoint                         421   12.23    0.35    0.66    5.37    0.79   6.45
 Range Minimum                          418   11.72    0.36    0.65    5.53    0.78   6.66

SAIF-Insured Thrifts(7)
-----------------------
 Averages                             1,095   13.80    0.63    0.90    7.73    0.86   7.24
 Medians                                ---     ---     ---     ---     ---     ---    ---

All Non-MHC State of PA(7)
--------------------------
 Averages                             1,363   10.69    0.64    0.86    9.69    0.88   9.60
 Medians                                ---     ---     ---     ---     ---     ---    ---

Comparable Group Averages
-------------------------
 Averages                             1,074   14.03    0.52    0.87    6.96    0.79   6.11
 Medians                                ---     ---     ---     ---     ---     --     ---

Comparable Group
----------------
ALLB  Alliance Bank MHC of PA (19.9)    277   10.67    1.06    0.77    6.87    0.77   6.87
BCSB  BCSB Bankcorp MHC of MD (38.6)    274   16.27     NA     0.80    4.95    0.80   4.95
BRKL  Brookline Bncp MHC of MA(47.0)    817   33.21    0.60    1.92    8.85    1.92   8.85
FFFL  Fidelity Bcsh MHC of FL (47.9)  1,468    6.15    0.27    0.65    8.98    0.52   7.18
SKBO  First Carnegie MHC of PA(45.0)    146   16.79    0.59    0.57    3.37    0.68   4.03
GBNK  Gaston Fed Bncp MHC of NC(47.0    203   20.28    0.50    0.73    5.92    0.66   5.39
HARS  Harris Fin. MHC of PA (24.9)    2,326    8.12    0.66    0.84   10.33    0.68   8.41
JXSB  Jcksnville SB,MHC of IL (45.6)    170   10.54    0.68    0.59    5.68    0.38   3.60
LFED  Leeds Fed Bksr MHC of MD (36.3    299   16.50    0.03    1.18    7.20    1.18   7.20
LIBB  Liberty Bancorp MHC of NJ (47)    255   13.12    0.35    0.61    4.66    0.58   4.42
NBCP  Niagara Bancorp of NY MHC(45.4) 1,296   19.08    0.29    1.10    5.78    1.06   5.54
NWSB  Northwest Bcrp MHC of PA (30.8  2,547    8.55    0.50    0.95   10.36    0.90   9.91
PBHC  Pathfinder BC MHC of NY (45.2)    198   11.89    1.30    0.75    6.37    0.62   5.27
PBCT  Peoples Bank, MHC of CT (41.2)  9,105    9.42    0.70    1.22   13.58    0.63   7.05
PHSB  Ppls Home SB, MHC of PA (45.0)    227   12.67    0.32    0.80    6.62    0.73   6.09
PLSK  Pulaski SB, MHC of NJ (47.0)      188   11.82    0.63    0.54    4.57    0.59   4.96
SBFL  SB Fngr Lakes MHC of NY (33.1)    258    8.46    0.32    0.42    4.65    0.33   3.65
WAYN  Wayne Svgs Bks MHC of OH (48.2    259    9.53    0.49    0.71    7.52    0.64   6.80
WCFB  Wbstr Cty FSB MHC of IA (45.6)     97   23.41    0.07    1.40    5.95    1.40   5.95

(1) Average of high/low or bid/ask price per share.
(2) EPS (core basis) is based on actual trailing twelve month data, adjusted to omit the impact of non-operating items (including the SAIF assessment) on a tax effected basis, and is shown on a pro forma basis where appropriate.
(3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets; P/TB = Price to Tangible Book; and P/CORE = Price to Core Earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and total assets balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, Inc.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                    EXHIBITS

RP Financial, LC.


                                LIST OF EXHIBITS

Exhibit
Number                               Description
------                               -----------

 I-1                   Map of Office Locations

 I-2                   Willow Grove Bank's Audited Financial Statements

 I-3                   Key Operating Ratios

 I-4                   Investment Portfolio Composition

 I-5                   Yields and Costs

 I-6                   Gap Analysis

 I-7                   Net Portfolio Value Analysis

 I-8                   Loan Portfolio Composition

 I-9                   Contractual Maturity by Loan Type

 I-10                  Loan Originations, Purchases, and Sales

 I-11                  Non-Performing Assets

 I-12                  Loan Loss Allowance Activity

 I-13                  Deposit Composition

 I-14                  Time Deposit Rate/Maturity

 I-15                  Borrowed Funds



 II-1                  List of Branch Offices

 II-2                  Historical Interest Rates

RP Financial, LC.


                                LIST OF EXHIBITS
                                   (continued)

Exhibit
Number                               Description
------                               -----------


III-1                  General Characteristics of Publicly-Traded Institutions



 IV-1                  Stock Prices:  September 4, 1998

 IV-2                  Historical Stock Price Indices

 IV-3                  Historical Thrift Stock Indices

 IV-4                  Market Area Acquisition Activity

 IV-5                  Directors and Senior Management Summary Resumes

 IV-6                  Pro Forma Analysis Sheet:  Fully-Converted Basis

 IV-7                  Pro Forma Effect of Conversion Proceeds:  Fully-Converted
                          Basis

 IV-8                  Peer Group Core Earnings Analysis

 IV-9                  Pro Forma Regulatory Capital Ratios

 IV-10                 Pro Forma Analysis Sheet:  Minority Stock Offering

 IV-11                 Pro Forma Effects:  Minority Stock Offering



  V-1                  Firm Qualifications Statement

                                   EXHIBIT I-1

                                Willow Grove Bank
                             Map of Office Locations

                                   EXHIBIT I-2

                                Willow Grove Bank
                          Audited Financial Statements


                           [Incorporated by Reference]

                                  EXHIBIT I-3

                               Willow Grove Bank
                              Key Operating Ratios

                                                                      At or For the Year Ended June 30,
                                               ---------------------------------------------------------------------

                                                 1998            1997           1996           1995          1994
                                               ----------      ----------      ----------    ----------   ----------
Performance Ratios:
   Return on average assets...................     0.65%           0.71%           1.02%         1.28%        1.97%
   Return on average equity...................     6.81            7.54           10.11         12.73        17.67
   Average interest-earning assets to average
     interest-bearing liabilities.............   108.22          108.06          108.74        108.78       110.26
   Interest rate spread(3)....................     3.36            3.21            3.02          3.35         4.01
   Net interest margin(3).....................     3.71            3.56            3.40          3.69         4.36
   Efficiency ratio(4) .......................    66.32           66.85           54.86         50.01        40.93

Asset Quality Ratios:
   Nonperforming assets to total assets at end
     of period(5).............................     0.37%           0.54%           0.87%         0.20%        0.28%
   Allowance for loan losses to nonperforming
     loans at end of period...................   178.98           87.62           71.70        291.89       257.41
   Allowance for loan losses to total loans at
     end of period............................     0.83            0.58            0.79          0.81         1.08

Capital and Other Ratios:
   Average equity to average assets...........     9.59%           9.39%          10.09%        10.02%       11.17%
   Tangible equity to assets at end of
       period.................................     8.32            8.70            9.00          8.60         9.02
   Total capital to risk-weighted assets......    14.89           15.87           16.06         18.17        20.13

----------
(1)  Does not include loans which are available for sale.
(2) With the exception of end of period ratios and ratios for the years ended December 31, 1994 and 1995, ratios are based on average daily balances during the respective periods. Ratios for 1994 and 1995 are based on average month-end balances.
(3) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities; net interest margin represents net interest income as a percentage of average interest-earning assets.
(4) The efficiency ratio reflects non-interest expenses as a percentage of the aggregate of net interest income and non-interest income.
(5) Nonperforming assets consist of non-accrual loan and accruing loans more than 90 days past due. The Bank had no real estate acquired through foreclosure or by deed-in-lieu thereof ("REO") at any of the year ends.

                                  EXHIBIT I-4

                                Willow Grove Bank
                        Investment Portfolio Composition

                                                                            At June 30,
                                                --------------------------------------------------------------------------
                                                         1998                         1997                        1996
                                                ----------------------      ------------------------    ------------------------
                                                  Carrying       Fair        Carrying        Fair        Carrying         Fair
                                                   Value         Value         Value         Value         Value          Value
                                                ----------    ----------    ----------    -----------   ----------     -----------

                                                                              (In Thousands)

Available for sale (at fair value)
   Equity securities........................      $ 9,940       $ 9,937       $ 6,851      $ 6,862       $ 2,543        $ 2,548
   U.S. Government and government
      agency securities(1)..................       20,104        20,095         7,009        7,050         1,000            999
   Mortgage-related securities..............       17,940        18,079        32,388       31,854        47,702         46,616
                                                  -------       -------       -------      -------       -------        -------
                                                  $47,984       $48,111       $46,248      $45,766       $51,245        $50,163
                                                  =======       =======       =======      =======       =======        =======

----------
(1)   Includes a municipal bond with a face amount of $100,000.

                                  EXHIBIT I-5

                               Willow Grove Bank
                                Yields and Costs


                                                                                 Year Ended June 30,
                                                                       ---------------------------------------
                                                                                          1998
                                                                       ---------------------------------------
                                                                                                     Average
                                                      Yield/Cost at       Average                     Yield/
                                                      June 30, 1998       Balance        Interest      Cost
                                                      -------------    -------------    ----------   ---------
                                                                                  (Dollars in Thousands)
Interest-earning assets:
  Loans receivable(1):
   Real estate mortgage loans..................             7.89%        $303,458       $24,824        8.18%
   Non-mortgage consumer loans.................             9.08            4,038           254        6.29
   Commercial business loans...................             9.32            3,423           278        8.12
                                                                         --------       -------
     Total loans...............................             7.93          310,919        25,356        8.16
  Securities...................................             5.97           46,336         2,923        6.31
  Other interest-earning assets(2).............             6.11            6,961           325        4.67
                                                                         --------       -------
     Total interest-earning assets.............             7.66          364,216        28,604        7.85
                                                                                        -------
Noninterest-earning assets.....................                            10,364
                                                                         --------
     Total assets..............................                          $374,580
                                                                         ========
Interest-bearing liabilities:
  Deposits:
     NOW and money market accounts.............             1.43%        $ 60,144       $   916        1.52%
     Savings accounts..........................             2.10           36,984           787        2.13
     Certificates of deposit...................             5.62          226,340        12,833        5.67
                                                                         --------       -------
       Total deposits..........................             4.36          323,468        14,536        4.49
  Total borrowings.............................             5.62            9,794           529        5.40
  Total escrows................................             2.00            3,274            32        1.01
                                                                         --------       -------
  Total interest-bearing liabilities...........             4.40          336,536        15,097        4.49
                                                                                        -------
Noninterest bearing liabilities(3).............                             2,133
                                                                         --------
       Total liabilities.......................                           338,669
Retained earnings..............................                            35,911
                                                                         --------
       Total liabilities and equity............                          $374,580
                                                                         ========
Net interest-earning assets....................                          $ 27,680
                                                                         ========
Net interest income/interest rate spread.......                                         $13,507        3.36%
                                                                                        =======      ======
Net interest margin............................                                                        3.71%
                                                                                                     ======
Ratio of average interest-earning assets
  to average interest-bearing liabilities......                                                      108.22%
                                                                                                     ======


                                                                                  Year Ended June 30,
                                                     -----------------------------------------------------------------------------
                                                                     1997                                     1996
                                                     -----------------------------------   ---------------------------------------
                                                                                 Average                                   Average
                                                       Average                   Yield/       Average                       Yield/
                                                       Balance     Interest       Cost        Balance        Interest        Cost
                                                     ----------   ---------    ---------   ------------    ----------    ---------
                                                                                     (Dollars in Thousands)
Interest-earning assets:
  Loans receivable(1):
   Real estate mortgage loans..................       $273,423     $22,208        8.12%       $225,084        $18,256        8.11%
   Non-mortgage consumer loans.................          2,635         164        6.22           1,688            118        6.99
   Commercial business loans...................          1,743           2        0.11           1,459             82        5.62
                                                      --------     -------                    --------        -------
     Total loans...............................        277,801      22,374        8.05         228,231         18,456        8.09
  Securities...................................         44,811       2,877        6.42          54,596          3,478        6.37
  Other interest-earning assets(2).............          3,641         172        4.72           3,428            171        4.99
                                                      --------     -------                    --------        -------
     Total interest-earning assets.............        326,253      25,423        7.79         286,255         22,105        7.72
                                                                   -------                                    -------
Noninterest-earning assets.....................          9,121                                   8,317
                                                      --------                                --------
     Total assets..............................       $335,374                                $294,572
                                                      ========                                ========
Interest-bearing liabilities:
  Deposits:
     NOW and money market accounts.............       $ 47,784     $   803        1.68        $ 37,882        $   721        1.90
     Savings accounts..........................         34,690         768        2.21          32,810            745        2.27
     Certificates of deposit...................        205,792      11,653        5.66         176,777         10,132        5.73
                                                      --------     -------                    --------        -------
       Total deposits..........................        288,266      13,224        4.59         247,469         11,598        4.69
  Total borrowings.............................         10,567         555        5.25          12,956            729        5.63
  Total escrows................................          3,091          38        1.23           2,812             43        1.53
                                                      --------     -------                    --------        -------
  Total interest-bearing liabilities...........        301,924      13,817        4.58         263,237         12,370        4.70
                                                                   -------                                    -------
Noninterest bearing liabilities(3).............          1,948                                   1,627
                                                      --------                                --------
       Total liabilities.......................        303,872                                 264,864
Retained earnings..............................         31,502                                  29,708
                                                      --------                                --------
       Total liabilities and equity............       $335,374                                $294,572
                                                      ========                                ========
Net interest-earning assets....................       $ 24,329                                $ 23,018
                                                      ========                                ========
Net interest income/interest rate spread.......                    $11,606        3.21%                       $ 9,735        3.02%
                                                                   =======      ======                        =======      ======
Net interest margin............................                                   3.56                                       3.40%
                                                                                ======                                     ======
Ratio of average interest-earning assets
  to average interest-bearing liabilities......                                 108.06%                                    108.74%
                                                                                ======                                     ======

----------
(1) The average balance of loans receivable includes loans available for sale and nonperforming loans, interest on which is recognized on a cash basis.
(2)  Includes money market accounts and interest-earning bank deposits.
(3)  Consists primarily of demand deposit accounts.

                                  EXHIBIT I-6

                               Willow Grove Bank
                                  Gap Analysis

                                                                                            More Than
                                                              Three to       More Than     Three Years
                                            Within Three       Twelve       One Year to      to Five        Over Five
                                               Months          Months       Three Years       Years           Years         Total
                                          -------------    ------------    ------------   ------------    ------------   -----------
                                                                        (Dollars in Thousands)
Interest-earning assets:
    Cash and interest-earning deposits......  $18,291       $     --        $     --        $    --         $    --       $ 18,291
    Investment securities(1)................   12,207             --           2,004          5,000          10,833         30,044
    Mortgage-related securities(2) .........    8,478          1,800           2,146          4,800             716         17,939
    Loans(3)(4).............................   46,642         69,147          91,317         73,117          49,942        330,125
                                              -------       --------        --------        -------         -------       --------
      Total interest-earning assets.........  $82,618       $ 70,947        $ 95,467        $82,917         $61,451       $366,440
                                              =======       ========        ========        =======         =======       ========

Interest-bearing liabilities:
    Escrow accounts.........................    2,913          1,568              --             --              --          4,481
    Money market accounts(5)................   15,365          3,842             960            240              80         20,487
    Savings accounts........................    6,034          5,129           4,359          3,705          20,998         40,225
    NOW accounts(5).........................   15,866         10,630           7,122          4,772           9,689         48,079
    Certificates of deposit(5)..............   32,972         97,350          84,191         14,148           3,341        232,002
    Borrowings(6)...........................    7,000          4,000              --          6,000           4,000         21,000
                                              -------       --------        --------        -------         -------       --------
      Total interest-bearing liabilities....  $80,150       $122,519        $ 96,632        $28,865         $38,108       $366,274
                                              =======       ========        ========        =======         =======       ========

Excess (deficiency) of interest-earning
  assets over interest-bearing liabilities..   $5,468       $(51,522)       $ (1,165)       $54,052         $23,343       $ 30,126
                                              =======       ========        ========        =======         =======       ========
Cumulative excess (deficiency) of
  interest-earning assets over interest-
  bearing liabilities.......................   $5,468       $(45,104)       $(47,269)       $ 6,783         $30,126
                                              =======       ========        ========        =======         =======
Cumulative excess (deficiency) of
  interest-earning assets over interest-
  bearing liabilities as a percent of
  total assets..............................     1.35%        (11.37)%        (11.66)%         1.67%           7.43%
                                                 ====         ======          ======           ====            ====
Ratio of interest-earning assets to interest
   bearing liabilities........................ 106.82%         57.91%          98.79%        287.26%         161.25%
                                               ======          =====           =====         ======          ======

--------------
(1) Includes $20.0 million of callable agency securities for which the expected repayment schedule is based on management's estimates given the current interest rate environment.
(2) Repayments are based on management's estimates given the current interest rate environment.
(3) Adjustable-rate loans are included in the period in which interest rates are next scheduled to adjust rather than in the period in which they are due, and fixed-rate loans are included in the periods in which they are scheduled to be repaid, based on scheduled amortization, in each case as adjusted for management's estimates of pre-payments.
(4) Includes available for sale loans. Balances have been reduced for non-performing loans, which amounted to $1.5 million at June 30, 1998.
(5) Although the Bank's NOW accounts, passbook savings accounts and money market deposit accounts are subject to immediate withdrawal, management considers a substantial amount of such accounts to be core deposits having significantly longer effective maturities. The decay rates used on these accounts are based on management estimates and should not be regarded as indicative of the actual withdrawals that may be experienced by the Bank.
(6) Borrowings consist of FHLB advances and are stated at contractual maturity. A substantial amount of such advances could be called for repayment within one year.

                                  EXHIBIT I-7

                               Willow Grove Bank
                          Net Portfolio Value Analysis

                                                             Estimated Change in
                                   -----------------------------------------------------------------------

   Change (in Basis Points) in           Net Interest Income
        Interest Rates(1)                (next four quarters)                             MVPE
 -------------------------------   -------------------------------          ------------------------------
                                                            (Dollars in Thousands)
              +400                      (32)%       $(4,414)                   (65)%       $(29,254)
              +300                      (24)         (3,355)                   (48)         (21,520)
              +200                      (15)         (2,055)                   (30)         (13,523)
              +100                       (6)           (858)                   (13)          (5,917)
                0
              -100                        8           1,089                      8            3,607
              -200                        8           1,182                     11            4,955
              -300                       16           2,271                     16            7,060
              -400                       16           2,271                     23           10,449

-------------
(1) Assumes an instantaneous uniform change in interest rates at all maturities.

                                  EXHIBIT I-8

                               Willow Grove Bank
                           Loan Portfolio Composition

                                                                               At June 30,
                                      ------------------------------------------------------------------------------------------
                                               1998                                1997                          1996
                                      -------------------------         ------------------------        ------------------------
                                                     Percent of                      Percent of                      Percent of
                                        Amount         Total            Amount         Total             Amount        Total
                                      ------------------------------------------------------------------------------------------
                                                                       (Dollars in Thousands)
Mortgage loans:
   Single-family residential(1).....   $243,131         71.4%         $236,832           78.1%         $208,877           79.6%
   Multi-family residential.........      7,500          2.2             7,686            2.5             4,565            1.7
   Commercial real estate...........     24,478          7.2            15,455            5.1            14,904            5.7
   Construction.....................     13,627          4.0            13,120            4.3            13,766            5.2
   Home equity......................     41,366         12.1            25,553            8.4            16,184            6.2
                                       --------        -----          --------         ------          --------          -----
     Total mortgage loans...........    330,102         96.9           298,646           98.4           258,276           98.4
Non-mortgage consumer loans.........      4,930          1.5             2,924            1.0             2,173            0.9
Commercial business loans...........      5,437          1.6             1,698            0.6             1,841            0.7
                                       --------        -----          --------         ------          --------          -----
     Total loans receivable.........    340,469        100.0%          303,268          100.0%          262,290          100.0%
                                                       =====                           ======                            =====
Less:
   Undisbursed portion of loan
     proceeds.......................     (8,856)                        (9,344)                         (10,341)
  Allowance for loan losses.........     (2,665)                        (1,678)                          (1,938)
  Deferred loan fees................     (1,091)                        (1,477)                          (1,536)
                                        -------                       --------                         --------
Loans receivable, net...............   $327,857                       $290,769                         $248,475
                                       ========                       ========                         ========


                                                                 At June 30,
                                        -------------------------------------------------------------
                                                      1995                             1994
                                        ------------------------------     --------------------------
                                                        Percent of                         Percent of
                                            Amount        Total            Amount            Total
                                        -------------------------------------------------------------
                                                          (Dollars in Thousands)
Mortgage loans:                          $192,168          84.8%           $130,310          81.7%
   Single-family residential(1).....        4,203           1.9               4,049           2.6
   Multi-family residential.........        9,411           4.2              12,992           8.2
   Commercial real estate...........        8,470           3.7               5,328           3.3
   Construction.....................       10,494           4.6               5,693           3.5
   Home equity......................     --------         -----             -------         -----
                                          224,746          99.2             158,372          99.3
     Total mortgage loans...........        1,281           0.5                 788           0.5
Non-mortgage consumer loans.........          672           0.3                 275           0.2
Commercial business loans...........     --------         -----            --------         -----
                                          226,699         100.0%            159,435         100.0%
     Total loans receivable.........                      =====                             =====

Less:
   Undisbursed portion of loan             (3,541)                           (4,073)
     proceeds.......................       (1,728)                           (1,668)
  Allowance for loan losses.........       (1,848)                           (1,790)
  Deferred loan fees................     --------                          --------
                                         $219,582                          $151,904
Loans receivable, net...............     ========                          ========

-----------------------------
(1) Includes loans available for sale of $12.2 million, $6.2 million, $5.1 million, $9.4 million and $600,000, respectively, at June 30, 1998, 1997, 1996, 1995 and 1994.

                                  EXHIBIT I-9

                               Willow Grove Bank
                       Contractual Maturity by Loan Type


                                                                              At June 30, 1998
                                --------------------------------------------------------------------------------------
                                                   Multi-
                                                   Family                          Non-
                                 Single-Family    Commercial                       Mortgage    Commercial     Total
                                  Residential     Real Estate    Construction     Consumer    Business      Loans
                                --------------------------------------------------------------------------------------
                                                             (In Thousands)
Amounts due in:
  One year or less............      $    299         $ 1,676       $ 8,808       $   98        $2,589       $ 13,470
  After one year:
     More than one year to
          three years.........         2,595           1,398         4,009          963           170          9,135
     More than three years to
         five years...........        14,460           4,443             -        1,338           935         21,173
     More than 5 years to 10
         years................        25,716          12,228           410          630         1,669         40,653
     More than 10 years to 20
         years................        72,850           6,386             -        1,863            74         81,173
     More than 20 years.......        68,578           5,847           400           41            --        174,866
                                    --------         -------       -------       ------        ------       --------
       Total Amount Due.......      $284,498         $31,978       $13,627       $4,930        $5,437       $340,470
                                    ========         =======       =======       ======        ======       ========


                                  EXHIBIT I-10

                               Willow Grove Bank
                    Loan Originations, Purchases, and Sales


                                                                         Year Ended June 30,
                                                       --------------------------------------------------
                                                             1998               1997             1996
                                                       ---------------    ---------------    ------------
                                                                          (In Thousands)
Total loans held at beginning of period(1)...........     $303,268           $262,290           $226,699
                                                          ========            =======            =======
Originations of loans for portfolio:
   Mortgage loans:
     Single-family residential.......................     $ 33,653           $ 31,007           $ 35,246
     Multi-family residential........................           --              1,000              1,510
     Commercial real estate..........................       11,591              6,298              3,107
     Construction....................................       13,020              4,708              6,604
     Home equity.....................................       23,400             16,487             10,328
   Non-mortgage consumer loans.......................        3,800              1,717                412
   Commercial business loans.........................        6,668                297              2,216
                                                          --------           --------           --------
Transfer of loans from available for sale
   ("AFS") to portfolio..............................           --              2,089              3,028
                                                          --------           --------           --------
       Total originations of and transfers to
          loans for portfolio........................       92,132             63,603             62,451
                                                          --------           --------           --------
Origination of loans AFS.............................       30,341             16,922             19,955
Transfer of loans AFS to portfolio...................           --             (2,089)            (3,028)
                                                          --------           --------           --------
       Total origination of loans....................      122,473             78,436             79,378
                                                          --------           --------           --------

Purchases of loans for portfolio:
   Single-family residential.........................       19,836             16,677              7,887
   Commercial real estate............................          600                 --                 --
   Construction......................................           --                956              2,824
   Home equity.......................................        3,988                 --                 --
Purchases of AFS loans:                                      6,055             12,205             17,256
                                                          --------           --------           --------
   Total purchases of loans..........................       30,479             29,838             27,967
                                                          --------           --------           --------
Repayments...........................................       85,328             40,841             33,279
Charge-offs of loans for portfolio...................            6                445                 --
Sales of AFS loans...................................       30,417             26,010             38,475
                                                          --------           --------           --------
Net activity in loans for portfolio..................       37,201             40,978             35,591
                                                          --------           --------           --------
Total loans at end of period(1)......................     $340,469           $303,268           $262,290
                                                          ========           ========           ========

------------------
(1)  Includes loans available for sale.

                                  EXHIBIT I-11

                               Willow Grove Bank
                             Non-Performing Assets


                                                                            At June 30,
                                          ----------------------------------------------------------------------------
                                               1998            1997             1996            1995           1994
                                          ------------    -------------   -------------    -----------    ------------
                                                                      (Dollars in Thousands)

Accruing loans 90 days or more past due:
   Mortgage loans........................     $  142           $  124           $  101           $ --            $ --
     Total...............................        142              124              101             --              --
                                              ------           ------           ------           ----            ----
Non-accrual loans:
   Mortgage loans:
     Single-family residential...........      1,249              374              655            497             495
     Multi-family residential............         --               --               --             --              --
     Commercial real estate..............         --               54               55             95             153
     Construction........................         --               --               --             --              --
     Home equity.........................         --               --               73             --              --
   Non-mortgage consumer loans...........          2               17               34             --              --
   Commercial business loans.............         96            1,346            1,786             --              --
                                              ------           ------           ------           ----            ----
     Total non-accruing loans............      1,347            1,791            2,603            592             648
                                              ------           ------           ------           ----            ----
     Total non-performing loans..........      1,489            1,915            2,704            592             648
                                              ------           ------           ------           ----            ----
Other real estate owned, net.............         --               --                -              -              --
                                              ------           ------           ------           ----            ----
     Total non-performing assets.........     $1,489           $1,915           $2,704           $592            $648
                                              ======            =====           ======           ====            ====
Performing troubled debt
   restructurings........................         --               --               --             --              --
                                              ------           ------           ------           ----            ----
     Total non-performing assets and
       troubled debt restructurings......     $1,489           $1,915           $2,704           $592            $648
                                              ======           ======           ======           ====            ====

Non-performing loans to total loans......       0.47%            0.67%            1.11%          0.28%           0.42%
Non-performing assets to total assets....       0.37%            0.54%            0.87%          0.20%           0.28%

                                  EXHIBIT I-12

                               Willow Grove Bank
                          Loan Loss Allowance Activity


                                                                      Year Ended June 30,
                                                        ----------------------------------------------------
                                                         1998        1997        1996       1995       1994
                                                        ------      ------      ------     ------     ------

                                                                     (Dollars in Thousands)

Allowance at beginning of period ...............        $1,678      $1,938      $1,728     $1,668     $1,512
                                                        ------      ------      ------     ------     ------
Provisions .....................................           993         185         210         60        156
   Charge-offs:
     Mortgage loans ............................            --          --          --         --         --
     Non-mortgage consumer loans ...............             6           5          --         --         --
     Commercial business loans .................            --         440          --         --         --
                                                        ------      ------      ------     ------     ------
       Total charge-offs .......................             6         445          --         --         --
   Recoveries ..................................            --          --          --         --         --
                                                        ------      ------      ------     ------     ------
Allowance at end of period .....................        $2,665      $1,678      $1,938     $1,728     $1,668
                                                        ======      ======      ======     ======     ======

Allowance for loan losses to total
   nonperforming loans at end of
   period ......................................        178.98%      87.62%      71.67%    291.89%    257.41%
                                                        ======       =====       =====     ======     ======
Allowance for loan losses to total loans
   at end of period ............................          0.83%       0.58%       0.79%      0.81%      1.08%
                                                          ====        ====        ====       ====       ====
Ratio of charge-offs to average loans ..........         0.002%       0.16%        N/A       N/A        N/A
                                                         =====        ====

                                  EXHIBIT I-13

                               Willow Grove Bank
                              Deposit Composition

                                                                      June 30,
                            -------------------------------------------------------------------------------------------
                                         1998                          1997                             1996
                            --------------------------     ----------------------------    ----------------------------

                                Amount      Percentage        Amount        Percentage       Amount          Percentage
                            ------------    ----------     -----------      -----------    -----------      -----------

                                                               (Dollars in Thousands)

Savings accounts..........     $ 40,225        11.80%       $ 36,373          11.74%        $ 33,805          12.63%
Certificates of deposit...      232,002        68.08         216,827          70.01          191,141          71.40
Money market accounts.....       20,487         6.01          19,715           6.36           17,412           6.50
NOW accounts..............       48,079        14.11          36,811          11.89           25,337           9.47
                               --------       ------        --------         ------         --------         ------
    Total.................     $340,793       100.00%       $309,726         100.00%        $267,695         100.00%
                               ========       ======        ========         ======         ========         ======

                                  EXHIBIT I-14

                               Willow Grove Bank
                           Time Deopost Rate/Maturity

                                                     Over Six        Over One           Over Two
                                                      Months           Year              Years
                                Six Months         Through One        Through           Through          Over Three
                                 and Less              Year          Two Years        Three Years           Years
                            ---------------     ----------------   --------------    ---------------    -------------
                                                                   (In Thousands)

0.00% to 1.99%.............     $    --            $    --            $    --            $    --           $    --
2.00% to 2.99%.............         132                 --                 --                 --                --
3.00% to 3.99%.............          12                 --                 --                 --                --
4.00% to 4.99%.............      19,274             17,232              4,755                 --                --
5.00% to 6.99%.............      49,292             42,570             44,882             27,798            16,316
7.00% to 8.99%.............         379                848              1,285              5,448             1,173
9.00% to 10.99% ...........         216                367                 23                 --                --
11.00% and over............          --                 --                 --                 --                --
                                -------            -------            -------            -------           -------
    Total..................     $69,305            $61,017            $50,945            $33,246           $17,489
                                =======            =======            =======            =======           =======

                                  EXHIBIT I-15

                               Willow Grove Bank
                                 Borrowed Funds

                                                                     At or For the Year Ended June 30,
                                                          ---------------------------------------------------------
                                                                 1998                 1997                 1996
                                                          ---------------      ---------------      ---------------

FHLB advances:                                                               (Dollars in Thousands)

  Average balance outstanding...........................      $ 9,531             $10,349              $12,956
  Maximum amount outstanding at any
   month-end during the period..........................       21,000               16,120               16,120
  Balance outstanding at end of period..................       21,000                6,000               10,120
  Average interest rate during the period...............         5.55%                5.36%                5.60%
  Average interest rate at end of period................         5.62%                5.50%                5.25%
Other:
  Average balance outstanding...........................      $   263              $   217             $    --
  Maximum amount outstanding at any
   month-end during the period..........................          500                  500                   --
  Balance outstanding at end of period..................           --                  500                   --
  Average interest rate during the period...............           --%                  --%                  --%
  Average interest rate at end of period................           --%                  --%                  --%

                                  EXHIBIT II-1

                               Willow Grove Bank
                             List of Branch Offices

                                                                           Net Book Value of
                                                                             Property and
                                                            Lease              Leasehold
                                           Owned or      Expiration         Improvements at           Deposits at
              Location(1)                   Leased          Date             June 30, 1998           June 30, 1998
------------------------------------    -----------    ------------     ---------------------   ----------------------

                                                                                      (In Thousands)
Executive Office:
Welsh & Norristown Roads(1)
Maple Glen, PA 19002-8030                   Owned            N/A              $1,884                  $96,602
Branch Offices:
1555 West Street Road
Warminster, PA 18974-3103                   Leased         01/2001                 7                   46,147
1141 Ivyland Road
Warminster, PA 18974-2048                   Leased         06/2004                39                   12,468
9 Easton Road
Willow Grove, PA 19090-0905                 Owned            N/A                 690                  109,381
715 Twining Road(2)
Dresher, PA 19025-1894                      Leased         09/1998                --                   34,398
761 Huntingdon Pike
Huntingdon, PA 19006-8399                   Owned            N/A                 350                   33,672
2 N. York Road
Hatboro, PA 19040-3201                      Leased         05/2002               196                    8,125


---------------------------
(1) Includes adjacent nine acre property that could be used for future expansion.
(2)  Office was relocated to 701 Twining Road on July 13, 1998.

                                  EXHIBIT II-2

                           Historical Interest Rates

                                  Exhibit II-2
                          Historical Interest Rates(1)



                                          Prime          90 Day          One Year          30 Year
Year/Qtr. Ended                            Rate          T-Bill           T-Bill            T-Bond
---------------                            ----          ------          -------            ------

1991:      Quarter 1                      8.75%          5.92%             6.24%             8.26%
           Quarter 2                      8.50%          5.72%             6.35%             8.43%
           Quarter 3                      8.00%          5.22%             5.38%             7.80%
           Quarter 4                      6.50%          3.95%             4.10%             7.47%

1992:      Quarter 1                      6.50%          4.15%             4.53%             7.97%
           Quarter 2                      6.50%          3.65%             4.06%             7.79%
           Quarter 3                      6.00%          2.75%             3.06%             7.38%
           Quarter 4                      6.00%          3.15%             3.59%             7.40%

1993:      Quarter 1                      6.00%          2.95%             3.18%             6.93%
           Quarter 2                      6.00%          3.09%             3.45%             6.67%
           Quarter 3                      6.00%          2.97%             3.36%             6.03%
           Quarter 4                      6.00%          3.06%             3.59%             6.34%

1994:      Quarter 1                      6.25%          3.56%             4.44%             7.09%
           Quarter 2                      7.25%          4.22%             5.49%             7.61%
           Quarter 3                      7.75%          4.79%             5.94%             7.82%
           Quarter 4                      8.50%          5.71%             7.21%             7.88%

1995:      Quarter 1                      9.00%          5.86%             6.47%             7.43%
           Quarter 2                      9.00%          5.57%             5.63%             6.63%
           Quarter 3                      8.75%          5.42%             5.68%             6.51%
           Quarter 4                      8.50%          5.09%             5.14%             5.96%

1996:      Quarter 1                      8.25%          5.14%             5.38%             6.67%
           Quarter 2                      8.25%          5.16%             5.68%             6.87%
           Quarter 3                      8.25%          5.03%             5.69%             6.92%
           Quarter 4                      8.25%          5.18%             5.49%             6.64%

1997:      Quarter 1                      8.50%          5.32%             6.00%             7.10%
           Quarter 2                      8.50%          5.17%             5.66%             6.78%
           Quarter 3                      8.50%          5.10%             5.44%             6.40%
           Quarter 4                      8.50%          5.34%             5.48%             5.92%

1998:      Quarter 1                      8.50%          5.12%             5.39%             5.93%
           Quarter 2                      8.50%          4.99%             5.37%             5.63%
           September 4, 1998              8.50%          4.86%             4.89%             5.29%

(1)   End of period data.

Source:   SNL Securities.

                                  EXHIBIT III-1

             General Characteristics of Publicly-Traded Institutions

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              September 9, 1998(1)

                                                   Primary            Operating  Total             Fiscal    Conv.  Stock   Market
Ticker Financial Institution               Exchg.  Market             Strat.(2)  Assets  Offices    Year     Date   Price    Value
------ ------------------------------      ------  ----------------   ---------  ------  -------   ------    -----  ------  ------
                                                                                  ($Mil)                              ($)    ($Mil)
California Companies
--------------------
AHM    Ahmanson and Co. H.F. of CA         NYSE    Nationwide          M.B.      52,826      371    12-31    10/72   51.75  5,835
GDW    Golden West Fin. Corp. of CA        NYSE    Nationwide          M.B.      39,067      249    12-31    05/59   77.06  4,438
GSB    Golden State Bancorp of CA          NYSE    California          Div.      18,117      178    06-30    10/83   17.75    985
DSL    Downey Financial Corp. of CA        NYSE    Southern CA         Thrift     5,832       85    12-31    01/71   23.31    655
BVCC   Bay View Capital Corp. of CA        OTC     San Francisco CA    M.B.       5,720       37    12-31    05/86   17.00    345
BPLS   Bank Plus Corp. of CA               OTC     Los Angeles CA      R.E.       4,286       37    12-31      /      7.25    141
FED    FirstFed Fin. Corp. of CA           NYSE    Los Angeles CA      R.E.       4,010       24    12-31    12/83   14.88    316
WES    Westcorp Inc. of Orange CA          NYSE    California          Div.       3,664       26    12-31    05/86    9.00    237
PFFB   PFF Bancorp of Pomona CA            OTC     Southern CA         Thrift     3,008       23    03-31    03/96   14.38    233
HTHR   Hawthorne Fin. Corp. of CA          OTC     Southern CA         Thrift     1,201        6    12-31      /     14.25     45
HEMT   HF Bancorp of Hemet CA              OTC     Southern CA         Thrift     1,046       19    06-30    06/95   14.13     90
ITLA   ITLA Capital Corp of CA (3)         OTC     Los Angeles CA      R.E.       1,021        6    12-31    10/95   15.75    121
QCBC   Quaker City Bancorp of CA           OTC     Los Angeles CA      R.E.         887        8    06-30    12/93   14.75     86
PROV   Provident Fin. Holdings of CA       OTC     Southern CA         M.B.         816       10    06-30    06/96   14.75     72
HBNK   Highland Bancorp of CA              OTC     Los Angeles CA      R.E.         573        7    12-31      /     38.00     89
LFCO   Life Financial Corp of CA           OTC     Southern CA         Thrift       472        5    12-31      /      5.00     33
MBBC   Monterey Bay Bancorp of CA          OTC     West Central CA     Thrift       436        7    12-31    02/95   16.00     63
SGVB   SGV Bancorp of W. Covina CA         OTC     Los Angeles CA      Thrift       408        8    06-30    06/95   11.75     28
BYFC   Broadway Fin. Corp. of CA           OTC     Los Angeles CA      Thrift       128 M      3    12-31    01/96    8.25      8

Florida Companies
-----------------
BANC   BankAtlantic Bancorp of FL          OTC     Southeastern FL     M.B.       3,757       60    12-31    11/83    9.31    341
BKUNA  BankUnited Fin. Corp. of FL         OTC     Miami FL            Thrift     3,584       16    09-30    12/85    9.50    169
OCN    Ocwen Financial Corp. of FL         NYSE    Southeast FL        Div.       3,505        1    12-31      /     14.44    878
FFPB   First Palm Beach Bancorp of FL      OTC     Southeast FL        Thrift     1,764       47    09-30    09/93   31.00    159
FFFL   Fidelity Bcsh MHC of FL (47.9)      OTC     Southeast FL        Thrift     1,468       20    12-31    01/94   24.00    163
HARB   Harbor Florida Bancshrs of FL       OTC     Eastern FL          Thrift     1,319       23    09-30    03/98   10.50    323
CMSV   Commty. Svgs, MHC of FL (48.5)      OTC     Southeast FL        Thrift       766       21    12-31    10/94   22.00    112
FFLC   FFLC Bancorp of Leesburg FL         OTC     Central FL          Thrift       412        9    12-31    01/94   17.50     65

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              September 9, 1998(1)

                                                    Primary           Operating  Total             Fiscal    Conv.  Stock   Market
Ticker Financial Institution               Exchg.   Market            Strat.(2)  Assets  Offices    Year     Date   Price    Value
------ ------------------------------      ------   ----------------  ---------  ------  -------   ------    -----  ------  ------
                                                                                   ($Mil)                              ($)    ($Mil)
DME    Dime Bancorp, Inc. of NY (3)        NYSE    NY,NJ,FL            M.B.      20,914       91    12-31    08/86   22.75  2,583
SVRN   Sovereign Bancorp, Inc. of PA       OTC     PA,NJ,DE            M.B.      18,848      150    12-31    08/86   13.13  2,001
GPT    GreenPoint Fin. Corp. of NY (3)     NYSE    New York City NY    Thrift    12,853       74    12-31    01/94   28.94  2,413
ASFC   Astoria Financial Corp. of NY       OTC     New York City NY    Thrift    11,575       61    12-31    11/93   37.88  1,005
LISB   Long Island Bancorp, Inc of NY      OTC     Long Island NY      M.B.       6,484       35    09-30    04/94   42.88  1,037
ICBC   Independence Comm Bnk Cp of NY      OTC     New York City       Thrift     4,786       34    March    03/98   12.81    974
ALBK   ALBANK Fin. Corp. of Albany NY      OTC     Upstate NY,MA,VT    Thrift     4,131      108    12-31    04/92   55.63    736
ROSE   T R Financial Corp. of NY (3)       OTC     New York City NY    Thrift     4,116       15    12-31    06/93   28.00    491
RSLN   Roslyn Bancorp, Inc. of NY (3)      OTC     Long Island NY      M.B.       3,853        8    12-31    01/97   16.63    688
SIB    Staten Island Bancorp of NY (3)     NYSE    New York City NY    Thrift     3,019       16    12-31    12/97   16.81    759
NWSB   Northwest Bcrp MHC of PA (30.8)     OTC     Northwest PA        Thrift     2,547       67    06-30    11/94   10.88    510
RELY   Reliance Bancorp, Inc. of NY        OTC     New York City NY    Thrift     2,486       30    06-30    03/94   26.00    249
CMSB   Commonwealth Bancorp Inc of PA      OTC     Philadelphia PA     M.B.       2,368       56    12-31    06/96   15.00    232
HARS   Harris Fin. MHC of PA (24.9)        OTC     Harrisburg PA       M.B.       2,326       33    12-31    01/94   13.88    471
HAVN   Haven Bancorp of Woodhaven NY       OTC     New York City NY    Thrift     2,265       33    12-31    09/93   14.38    127
QCSB   Queens County Bancorp of NY (3)     OTC     New York City NY    Thrift     1,715       11    12-31    11/93   39.75    594
DCOM   Dime Community Bancorp of NY (3)    OTC     New York City NY    Thrift     1,624       15    06-30    06/96   18.00    219
RCBK   Richmond County Fin Corp of NY      OTC     New York City       Thrift     1,596       13    June     02/98   13.56    358
JSB    JSB Financial, Inc. of NY (3)       NYSE    New York City NY    Thrift     1,563       13    12-31    06/90   46.81    460
PFSB   PennFed Fin. Services of NJ         OTC     Northern NJ         Thrift     1,552       18    06-30    07/94   13.00    122
WSFS   WSFS Financial Corp. of DE (3)      OTC     Wilmington          Div.       1,552       16    12-31    11/86   16.00    200
OCFC   Ocean Fin. Corp. of NJ              OTC     Eastern NJ          Thrift     1,538       10    12-31    07/96   14.63    227
NBCP   Niagara Bancorp of NY MHC (45.4)(3) OTC     Northern NY         Thrift     1,296 P     15    12/31    04/98   11.25    335
YFED   York Financial Corp. of PA          OTC     PA,MD               Thrift     1,229       22    06-30    02/84   18.25    164
FSLA   First Source Bancorp of NJ          OTC     Eastern NJ          Thrift     1,221       17    12-31    04/98    8.00    254
MFSL   Maryland Fed. Bancorp of MD         OTC     Southern MD         Thrift     1,192 M     27    02-28    06/87   32.88    216
PVSA   Parkvale Financial Corp of PA       OTC     Southwestern PA     Thrift     1,095       29    06-30    07/87   30.00    155
FFIC   Flushing Fin. Corp. of NY (3)       OTC     New York City NY    Thrift     1,092        7    12-31    11/95   22.00    172
ESBF   ESB Financial Corp of PA            OTC     Western PA          Thrift       946 M     11    12-31    06/90   15.75     89
TSBS   Peoples Bancorp Inc of NJ (3)       OTC     Central NJ          Thrift       874       14    12-31    04/98    8.31    302
GAF    GA Financial Corp. of PA            AMEX    Pittsburgh PA       Thrift       838       13    12-31    03/96   13.38     97
HRBT   Hudson River Bancorp Inc of NY      OTC     Southeast NY        Thrift       815 P     11    03-31    07/98   10.56    189
FBBC   First Bell Bancorp of PA            OTC     Pittsburgh PA       Thrift       757        7    12-31    06/95   16.00    104
FSNJ   Bayonne Banchsares of NJ            OTC     Northern NJ         Thrift       700        4    03-31    08/97   13.16    120
THRD   TF Financial Corp. of PA            OTC     PA, NJ              Thrift       689       14    12-31    07/94   17.75     57

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              September 9, 1998(1)

                                                   Primary            Operating  Total             Fiscal    Conv.  Stock   Market
Ticker Financial Institution               Exchg.  Market             Strat.(2)  Assets  Offices    Year     Date   Price    Value
------ ------------------------------      ------  ----------------   ---------  ------  -------   ------    -----  ------  ------
                                                                                  ($Mil)                              ($)    ($Mil)
Mid-Atlantic Companies (continued)
----------------------------------
FMCO   FMS Financial Corp. of NJ           OTC     Southern NJ         Thrift       674       20    12-31    12/88   11.25     81
SFIN   Statewide Fin. Corp. of NJ          OTC     Northern NJ         Thrift       657       16    12-31    10/95   16.75     74
LVSB   Lakeview Financial of NJ            OTC     Northern NJ         Thrift       620 M      8    07-31    12/93   21.50    107
PFNC   Progress Financial Corp. of PA      OTC     Southeastern PA     Thrift       602       10    12-31    07/83   13.75     72
AHCI   Ambanc Holding Co., Inc. of NY (3)  OTC     East-Central NY     Thrift       565       12    12-31    12/95   13.00     53
PULS   Pulse Bancorp of S. River NJ        OTC     Central NJ          Thrift       544        4    09-30    09/86   25.00     78
NEP    Northeast PA Fin. Corp of PA        AMEX    Northeast PA        Thrift       478       10    DEC      04/98   10.63     68
CNY    Carver Bancorp, Inc. of NY          AMEX    New York, NY        Thrift       437 M      7    03-31    10/94    9.50     22
RARB   Raritan Bancorp of Raritan NJ (3)   OTC     Central NJ          Thrift       435        6    12-31    03/87   25.50     61
YFCB   Yonkers Fin. Corp. of NY            OTC     Yonkers NY          Thrift       402        4    09-30    04/96   15.50     43
FSBI   Fidelity Bancorp, Inc. of PA        OTC     Southwestern PA     Thrift       396        8    09-30    06/88   18.50     37
HARL   Harleysville SB of PA               OTC     Southeastern PA     Thrift       395        4    09-30    08/87   29.63     50
PBCI   Pamrapo Bancorp, Inc. of NJ         OTC     Northern NJ         Thrift       394       10    12-31    11/89   24.13     69
FKFS   First Keystone Fin. Corp of PA      OTC     Philadelphia PA     Thrift       391        5    09-30    01/95   12.00     29
CVAL   Chester Valley Bancorp of PA        OTC     Southeastern PA     Thrift       377        7    06-30    03/87   26.00     64
FOBC   Fed One Bancorp of Wheeling WV      OTC     Northern WV,OH      Thrift       374       11    12-31    01/95   37.38     90
PHFC   Pittsburgh Home Fin Corp of PA      OTC     Pittsburgh PA       Thrift       373        9    09-30    04/96   13.50     27
WSBI   Warwick Community Bncrp of NY (3)   OTC     Southeast NY        Thrift       371 M      4    05-31    12/97   11.63     77
LFBI   Little Falls Bancorp of NJ          OTC     New Jersey          Thrift       351        6    12-31    01/96   14.63     36
EQSB   Equitable FSB of Wheaton MD         OTC     Central MD          Thrift       351        4    09-30    09/93   23.00     28
THTL   Thistle Group Holdings of PA        OTC     Philadelphia        Thrift       349 P      6    12-31    07/98    8.50     77
FIBC   Financial Bancorp, Inc. of NY       OTC     New York City NY    Thrift       341        5    09-30    08/94   31.00     53
CATB   Catskill Fin. Corp. of NY (3)       OTC     Albany NY           Thrift       310        4    09-30    04/96   12.75     57
FBER   1st Bergen Bancorp of NJ            OTC     Northern NJ         Thrift       301        4    12-31    04/96   16.25     42
LFED   Leeds Fed Bksr MHC of MD (36.3)     OTC     Baltimore MD        Thrift       299 M      1    06-30    05/94   15.75     82
WVFC   WVS Financial Corp. of PA           OTC     Pittsburgh PA       Thrift       297        5    06-30    11/93   15.31     55
ALLB   Alliance Bank MHC of PA (19.9)      OTC     Southeast PA        Thrift       277        7    12-31    03/95   15.25     50
WYNE   Wayne Bancorp, Inc. of NJ           OTC     Northern NJ         Thrift       275        5    12-31    06/96   29.00     58
IFSB   Independence FSB of DC              OTC     Washington DC       Ret.         275 M      2    12-31    06/85   13.00     17
BCSB   BCSB Bankcorp MHC of MD (38.6)      OTC     Baltimore           Thrift       274 P      6    12-31    07/98   10.44     64
WSB    Washington SB, FSB of MD            AMEX    Southeastern MD     Thrift       274 M      5    12-31      /      4.88     22
SKAN   Skaneateles Bancorp Inc of NY (3)   OTC     Northwest NY        Thrift       267        9    12-31    06/86   14.63     21
SBFL   SB Fngr Lakes MHC of NY (33.1)      OTC     Western NY          Thrift       258        5    12-31    11/94   14.50     52

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              September 9, 1998(1)

                                                   Primary            Operating  Total             Fiscal    Conv.  Stock   Market
Ticker Financial Institution               Exchg.  Market             Strat.(2)  Assets  Offices    Year     Date   Price    Value
------ ------------------------------      ------  ----------------   ---------  ------  -------   ------    -----  ------  ------
                                                                                  ($Mil)                              ($)    ($Mil)
Mid-Atlantic Companies (continued)
----------------------------------
LIBB   Liberty Bancorp MHC of NJ (47)      OTC     Northeast NJ        Thrift       255        4    12-31    07/98   10.19     40
HRBF   Harbor Federal Bancorp of MD        OTC     Baltimore MD        Thrift       236        9    03-31    08/94   18.00     34
ESBK   Elmira Svgs Bank (The) of NY (3)    OTC     NY,PA               Thrift       232        6    12-31    03/85   24.00     17
PHSB   Ppls Home SB, MHC of PA (45.0)      OTC     Western PA          Thrift       227        9    12-31    07/97   14.75     41
LARL   Laurel Capital Group of PA          OTC     Southwestern PA     Thrift       221        6    06-30    02/87   16.50     36
CRSB   Crusader Holding Corp of PA         OTC     Philadephia         Thrift       202        2    12-31      /     12.75     49
PEEK   Peekskill Fin. Corp. of NY          OTC     Southeast NY        Thrift       200        3    06-30    12/95   14.75     43
PBHC   Pathfinder BC MHC of NY (45.2) (3)  OTC     Upstate NY          Thrift       198        5    12-31    11/95   13.25     38
PLSK   Pulaski SB, MHC of NJ (47.0)        OTC     New Jersey          Thrift       188        6    12-31    04/97   13.00     27
SFED   SFS Bancorp of Schenectady NY       OTC     Eastern NY          Thrift       178        4    12-31    06/95   26.50     32
AFED   AFSALA Bancorp, Inc. of NY          OTC     Central NY          Thrift       166 M      5    09-30    10/96   13.50     18
PRBC   Prestige Bancorp of PA              OTC     Southwestern PA     Thrift       165        4    12-31    06/96   13.13     14
PSBI   PSB Bancorp Inc. of PA (3)          OTC     Philadelphia        Thrift       147 P      6    12-31    07/98    7.13     22
SKBO   First Carnegie MHC of PA (45.0)     OTC     Western PA          Thrift       146        3    03-31    04/97   11.00     25
USAB   USABancshares, Inc of PA (3)        OTC     Philadelphia PA     Thrift       135        1    12-31      /      8.50     17
WHGB   WHG Bancshares of MD                OTC     Baltimore MD        Thrift       132        5    09-30    04/96   11.00     15
GOSB   GSB Financial Corp. of NY (3)       OTC     Southeast NY        Thrift       129        2    09-30    07/97   11.75     26
AFBC   Advance Fin. Bancorp of WV          OTC     Northern Neck WV    Thrift       111 M      2    06-30    01/97   14.38     15
ALBC   Albion Banc Corp. of Albion NY      OTC     Western NY          Thrift        74        2    09-30    07/93    8.63      6
PWBK   Pennwood Bancorp, Inc. of PA        OTC     Pittsburgh PA       Thrift        46        3    06-30    07/96   11.00      8

Mid-West Companies
------------------
COFI   Charter One Financial of OH         OTC     OH,MI,NY            Div.      19,813      221    12-31    01/88   26.63  3,399
CFB    Commercial Federal Corp. of NE      NYSE    NE,CO,KS,OK,IA      M.B.       8,853      108    06-30    12/84   23.06    970
SPBC   St. Paul Bancorp, Inc. of IL        OTC     Chicago IL          Div.       4,565       52    12-31    05/87   19.88    683
MAFB   MAF Bancorp, Inc. of IL             OTC     Chicago IL          Thrift     3,570       21    12-31    01/90   22.13    500
FLGS   Flagstar Bancorp, Inc of MI         OTC     MI                  Thrift     2,573       19    12/31      /     21.00    287
ABCL   Alliance Bancorp, Inc. of IL        OTC     Chicago IL          M.B.       2,068       14    12-31    07/92   17.25    197
ABCW   Anchor Bancorp Wisconsin of WI      OTC     Wisconsin           M.B.       2,058       35    03-31    07/92   22.19    396
DNFC   D&N Financial Corp. of MI           OTC     Northern MI         Ret.       1,898       37    12-31    02/85   17.50    160
STFR   St. Francis Cap. Corp. of WI        OTC     Milwaukee WI        Thrift     1,755       23    09-30    06/93   38.88    199

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              September 9, 1998(1)

                                                   Primary            Operating  Total             Fiscal    Conv.  Stock   Market
Ticker Financial Institution               Exchg.  Market             Strat.(2)  Assets  Offices    Year     Date   Price    Value
------ ------------------------------      ------  ----------------   ---------  ------  -------   ------    -----  ------  ------
                                                                                  ($Mil)                              ($)    ($Mil)
Mid-West Companies (continued)
------------------------------
FISB   First Indiana Corp. of IN           OTC     Central IN          M.B.       1,751       26    12-31    08/83   19.75    252
FTFC   First Fed. Capital Corp. of WI      OTC     Southern WI         M.B.       1,584       49    12-31    11/89   14.25    264
CITZ   CFS Bancorp, Inc. of IN             OTC     IN,IL               Thrift     1,421 P     24    12-31    07/98    9.13    207
UCFC   United Community Fin. of OH         OTC     Youngstown          Thrift     1,291 P     14    12-31    07/98   14.13    473
JSBA   Jefferson Svgs Bancorp of MO        OTC     St. Louis MO,TX     Thrift     1,242 M     32    12-31    04/93   17.00    171
METF   Metropolitan Fin. Corp. of OH       OTC     Northeast OH        Thrift     1,059       15    12-31      /     11.75     83
OFCP   Ottawa Financial Corp. of MI        OTC     Western MI          Thrift       920       26    12-31    08/94   23.75    136
CFSB   CFSB Bancorp of Lansing MI          OTC     Central MI          Thrift       848       17    12-31    06/90   21.75    178
HMNF   HMN Financial, Inc. of MN           OTC     Southeast MN        Thrift       732 M      7    12-31    06/94   13.75     75
HOMF   Home Fed Bancorp of Seymour IN      OTC     Southern IN         Thrift       720       16    06-30    01/88   24.50    126
SFSL   Security First Corp. of OH          OTC     Northeastern OH     R.E.         696       14    03-31    01/88   19.19    151
FNGB   First Northern Cap. Corp of WI      OTC     Northeast WI        Thrift       690       19    12-31    12/83   10.75     95
FFYF   FFY Financial Corp. of OH           OTC     Youngstown OH       Thrift       652       10    06-30    06/93   29.50    118
EMLD   Emerald Financial Corp. of OH       OTC     Cleveland OH        Thrift       617       14    12-31      /     12.00    123
MSBK   Mutual SB, FSB of Bay City MI       OTC     Michigan            M.B.         614       22    12-31    07/92    6.75     29
AVND   Avondale Fin. Corp. of IL           OTC     Chicago IL          Ret.         607 M      5    12-31    04/95   12.25     37
CAFI   Camco Fin. Corp. of OH              OTC     Eastern OH          M.B.         588       11    12-31      /     16.00     88
FDEF   First Defiance Fin.Corp. of OH      OTC     Northwest OH        Thrift       582       10    12-31    10/95   11.88     97
HFFC   HF Financial Corp. of SD            OTC     South Dakota        Thrift       570       19    06-30    04/92   15.50     68
FFSX   First FSB MHC Sxld of IA (46.3)     OTC     Western IA          Thrift       552       13    06-30    07/92   28.00     80
FFOH   Fidelity Financial of OH            OTC     Cincinnati OH       Thrift       532       12    12-31    03/96   13.00     73
FCBF   FCB Fin. Corp. of Neenah WI         OTC     Eastern WI          Thrift       518 M     13    03-31    09/93   27.25    105
PERM   Permanent Bancorp, Inc. of IN       OTC     Southwest IN        Thrift       507       11    03-31    04/94   12.75     54
FBCI   Fidelity Bancorp of Chicago IL      OTC     Chicago IL          Thrift       502        5    09-30    12/93   21.13     60
CBCI   Calumet Bancorp of Chicago IL       OTC     Chicago IL          Thrift       492        5    12-31    02/92   26.50     83
HFGI   Harrington Fin. Group of IN         OTC     Eastern IN          Thrift       484        4    06-30      /      9.63     32
HALL   Hallmark Capital Corp. of WI        OTC     Milwaukee WI        Thrift       438        3    06-30    01/94   11.75     34
CASH   First Midwest Fin., Inc. of OH      OTC     IA,SD               R.E.         421       12    09-30    09/93   18.13     47
PVFC   PVF Capital Corp. of OH             OTC     Cleveland OH        R.E.         419 M      9    06-30    12/92   10.00     40
FFHH   FSF Financial Corp. of MN           OTC     Southern MN         Thrift       414       11    09-30    10/94   14.38     42
FFKY   First Fed. Fin. Corp. of KY         OTC     Central KY          Thrift       410        8    06-30    07/87   23.63     98
KNK    Kankakee Bancorp, Inc. of IL        AMEX    Illinois            Thrift       402        9    12-31    01/93   24.50     34
EFC    EFC Bancorp Inc of IL               AMEX    Southeast IL        Thrift       398        6    DEC      04/98   10.25     77

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              September 9, 1998(1)

                                                   Primary            Operating  Total             Fiscal    Conv.  Stock   Market
Ticker Financial Institution               Exchg.  Market             Strat.(2)  Assets  Offices    Year     Date   Price    Value
------ ------------------------------      ------  ----------------   ---------  ------  -------   ------    -----  ------  ------
                                                                                  ($Mil)                              ($)    ($Mil)
Mid-West Companies (continued)
------------------------------
INBI   Industrial Bancorp of OH            OTC     Northern OH         Thrift       383       10    12-31    08/95   16.75     84
FMBD   First Mutual Bancorp Inc of IL      OTC     Central IL          Thrift       380       14    12-31    07/95   16.63     59
ASBI   Ameriana Bancorp of IN              OTC     Eastern IN,OH       Thrift       375        8    12-31    03/87   18.00     59
HBEI   Home Bancorp of Elgin IL            OTC     Northern IL         Thrift       368        4    12-31    09/96   12.50     86
EFBI   Enterprise Fed. Bancorp of OH       OTC     Cincinnati OH       Thrift       366 M      5    09-30    10/94   27.38     61
HBFW   Home Bancorp of Fort Wayne IN       OTC     Northeast IN        Thrift       360        9    09-30    03/95   27.00     63
WOFC   Western Ohio Fin. Corp. of OH       OTC     Western OH          Thrift       357       10    12-31    07/94   20.75     48
FFFD   North Central Bancshares of IA      OTC     Central IA          Thrift       333 M      4    12-31    03/96   16.19     51
WFI    Winton Financial Corp. of OH        AMEX    Cincinnati OH       R.E.         324 S      5    09-30    08/88   11.50     46
FSFF   First SecurityFed Fin of IL         OTC     Chicago, IL         Thrift       323 M      5    12-31    10/97   12.25     78
WCBI   WestCo Bancorp, Inc. of IL          OTC     Chicago IL          Thrift       320        1    12-31    06/92   28.75     71
PFDC   Peoples Bancorp of Auburn IN        OTC     Northeastern IN     Thrift       304        7    09-30    07/87   20.50     69
GFCO   Glenway Financial Corp. of OH       OTC     Cincinnati OH       Thrift       300 M      5    06-30    11/90   19.00     43
MFBC   MFB Corp. of Mishawaka IN           OTC     Northern IN         Thrift       291        5    09-30    03/94   18.00     29
CBK    Citizens First Fin.Corp. of IL      AMEX    Central IL          Thrift       281        7    12-31    05/96   14.38     36
EBI    Equality Bancorp, Inc. of MO        AMEX    St Louis            Thrift       273        3    03-31    12/97   13.06     33
FBCV   1st Bancorp of Vincennes IN         OTC     Southwestern IN     M.B.         260        2    06-30    04/87   42.25     46
GFED   Guaranty Fed Bancshares of MO       OTC     Southwest MO        Thrift       260        4    06-30    12/97   10.50     65
WAYN   Wayne Svgs Bks MHC of OH (48.2)     OTC     Central OH          Thrift       259        6    03-31    06/93   21.25     53
OHSL   OHSL Financial Corp. of OH          OTC     Cincinnati, OH      Thrift       248        5    12-31    02/93   14.63     37
FFHS   First Franklin Corp. of OH          OTC     Cincinnati OH       Thrift       238        7    12-31    01/88   14.50     26
MFFC   Milton Fed. Fin. Corp. of OH        OTC     Southwest OH        Thrift       235        3    09-30    10/94   12.75     29
LARK   Landmark Bancshares, Inc of KS      OTC     Central KS          Thrift       229        5    09-30    03/94   22.00     34
CMRN   Cameron Fin. Corp. of MO            OTC     Northwest MO        Thrift       221        3    09-30    04/95   16.00     39
BFFC   Big Foot Fin. Corp. of IL           OTC     Chicago IL          Thrift       221        3    06-30    12/96   14.00     35
LSBI   LSB Fin. Corp. of Lafayette IN      OTC     Central IN          Thrift       219        4    12-31    02/95   30.50     29
HFBC   HopFed Bancorp of KY                OTC     Southwest KY        Thrift       218        5    09-30    02/98   16.63     67
MBLF   MBLA Financial Corp. of MO          OTC     Northeast MO        Thrift       207 M      2    06-30    06/93   19.75     25
FFBZ   First Federal Bancorp of OH         OTC     Eastern OH          Thrift       207        6    09-30    07/92   10.00     32
FFWC   FFW Corporation of Wabash IN        OTC     Central IN          Thrift       203        4    06-30    04/93   15.00     22
NEIB   Northeast Indiana Bncrp of IN       OTC     Northeast IN        Thrift       203        3    12-31    06/95   18.25     30
FFED   Fidelity Fed. Bancorp of IN         OTC     Southwestern IN     Thrift       197 M      4    06-30    08/87    3.63     11
PFED   Park Bancorp of Chicago IL          OTC     Chicago IL          Thrift       197        3    12-31    08/96   14.00     34

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              September 9, 1998(1)

                                                   Primary            Operating  Total             Fiscal    Conv.  Stock   Market
Ticker Financial Institution               Exchg.  Market             Strat.(2)  Assets  Offices    Year     Date   Price    Value
------ ------------------------------      ------  ----------------   ---------  ------  -------   ------    -----  ------  ------
                                                                                  ($Mil)                              ($)    ($Mil)
Mid-West Companies (continued)
------------------------------
MARN   Marion Capital Holdings of IN       OTC     Central IN          Thrift       194        2    06-30    03/93   23.00     39
HMLK   Hemlock Fed. Fin. Corp. of IL       OTC     Chicago IL          Thrift       192        3    12-31    04/97   14.50     28
WEFC   Wells Fin. Corp. of Wells MN        OTC     Southcentral MN     Thrift       189        8    12-31    04/95   16.75     31
PULB   Pulaski Bk,SB MHC of MO (29.8)      OTC     St. Louis MO        Thrift       184 M      5    09-30    05/94   23.88     50
BWFC   Bank West Fin. Corp. of MI          OTC     Southeast MI        Thrift       182        3    06-30    03/95   11.13     29
EGLB   Eagle BancGroup of IL               OTC     Central IL          Thrift       174        3    12-31    07/96   15.75     19
FBSI   First Bancshares, Inc. of MO        OTC     Southcentral MO     Thrift       172        6    06-30    12/93   12.75     28
JXSB   Jcksnville SB,MHC of IL (45.6)      OTC     Central IL          Thrift       170        4    12-31    04/95   15.25     29
FFWD   Wood Bancorp of OH                  OTC     Northern OH         Thrift       166        7    06-30    08/93   15.00     40
MWBI   Midwest Bancshares, Inc. of IA      OTC     Southeast IA        Thrift       159        4    12-31    11/92   11.00     12
SMBC   Southern Missouri Bncrp of MO       OTC     Southeast MO        Thrift       156        8    06-30    04/94   16.00     24
QCFB   QCF Bancorp of Virginia MN          OTC     Northeast MN        Thrift       154 M      2    06-30    04/95   28.00     38
GTPS   Great American Bancorp of IL        OTC     East Central IL     Thrift       148        3    12-31    06/95   16.75     27
CLAS   Classic Bancshares, Inc. of KY      OTC     Eastern KY          Thrift       138        3    03-31    12/95   14.13     18
MIFC   Mid Iowa Financial Corp. of IA      OTC     Central IA          Thrift       135        7    09-30    10/92   13.00     23
FKKY   Frankfort First Bancorp of KY       OTC     Frankfort KY        Thrift       134        3    06-30    07/95   14.25     23
RIVR   River Valley Bancorp of IN          OTC     Southeast IN        Thrift       134 M      6    12-31    12/96   15.00     18
HFSA   Hardin Bancorp of Hardin MO         OTC     Western MO          Thrift       133        3    03-31    09/95   16.75     14
PTRS   Potters Financial Corp of OH        OTC     Northeast OH        Thrift       128        4    12-31    12/93   14.00     13
WEHO   Westwood Hmstd Fin Corp of OH       OTC     Cincinnati OH       Thrift       126        2    12-31    09/96   10.63     27
CBES   CBES Bancorp, Inc. of MO            OTC     Western MO          Thrift       124        2    06-30    09/96   19.00     18
FFSL   First Independence Corp. of KS      OTC     Southeast KS        Thrift       123        2    09-30    10/93   11.50     11
NBSI   North Bancshares of Chicago IL      OTC     Chicago IL          Thrift       123        2    12-31    12/93   11.88     15
BDJI   First Fed. Bancorp. of MN           OTC     Northern MN         Thrift       121        5    09-30    04/95   14.75     15
CFKY   Columbia Financial of KY            OTC     NorthCentral KY     Thrift       119        5    12-31    04/98   12.00     32
MONT   Montgomery Fin. Corp. of IN         OTC     Westcentral IN      Thrift       117        4    06-30    07/97   10.38     17
ASBP   ASB Financial Corp. of OH           OTC     Southern OH         Thrift       116        1    06-30    05/95   11.50     19
DCBI   Delphos Citizens Bancorp of OH      OTC     Northwest OH        Thrift       114        1    09-30    11/96   18.53     34
AMFC   AMB Financial Corp. of IN           OTC     Northwest IN        Thrift       111        4    12-31    04/96   14.50     13
FTNB   Fulton Bancorp, Inc. of MO          OTC     Central MO          Thrift       110 M      2    06-30    10/96   16.88     29
HFFB   Harrodsburg 1st Fin Bcrp of KY      OTC     Central KY          Thrift       109        2    09-30    10/95   15.25     29
UCBC   Union Community Bancorp of IN       OTC     W.Central IN        Thrift       108 M      1    12-31    12/97   11.00     33
FKAN   First Kansas Financial of KS        OTC     Kansas City subs    Thrift       108 P      6    12-31    06/98   10.13     16

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              September 9, 1998(1)

                                                   Primary            Operating  Total             Fiscal    Conv.  Stock   Market
Ticker Financial Institution               Exchg.  Market             Strat.(2)  Assets  Offices    Year     Date   Price    Value
------ ------------------------------      ------  ----------------   ---------  ------  -------   ------    -----  ------  ------
                                                                                  ($Mil)                              ($)    ($Mil)
Mid-West Companies (continued)
------------------------------
PSFC   Peoples Sidney Fin. Corp of OH      OTC     WestCentral OH      Thrift       106        1    06-30    04/97   18.50     33
CIBI   Community Inv. Bancorp of OH        OTC     NorthCentral OH     Thrift       102 M      3    06-30    02/95   12.94     17
FTSB   Fort Thomas Fin. Corp. of KY        OTC     Northern KY         Thrift       101        2    09-30    06/95   13.25     20
FFDF   FFD Financial Corp. of OH           OTC     Northeast OH        Thrift       100 M      1    06-30    04/96   17.00     25
THR    Three Rivers Fin. Corp. of MI       AMEX    Southwest MI        Thrift        98 M      4    06-30    08/95   16.25     13
CNSB   CNS Bancorp, Inc. of MO             OTC     Central MO          Thrift        98        5    12-31    06/96   15.13     25
WCFB   Wbstr Cty FSB MHC of IA (45.6)      OTC     Central IA          Thrift        97        1    12-31    08/94   15.25     32
NWEQ   Northwest Equity Corp. of WI        OTC     Northwest WI        Thrift        96        3    03-31    10/94   17.50     14
LXMO   Lexington B&L Fin. Corp. of MO      OTC     West Central MO     Thrift        95        1    09-30    06/96   14.00     14
HZFS   Horizon Fin'l. Services of IA       OTC     Central IA          Thrift        93 M      3    06-30    06/94   15.50     14
HHFC   Harvest Home Fin. Corp. of OH       OTC     Southwest OH        Thrift        91 M      3    09-30    10/94   12.50     11
LOGN   Logansport Fin. Corp. of IN         OTC     Northern IN         Thrift        90        1    12-31    06/95   14.75     19
SOBI   Sobieski Bancorp of S. Bend IN      OTC     Northern IN         Thrift        90 M      3    06-30    03/95   15.00     11
SFFC   StateFed Financial Corp. of IA      OTC     Des Moines IA       Thrift        90        2    06-30    01/94   10.00     16
PCBC   Perry Co. Fin. Corp. of MO          OTC     EastCentral MO      Thrift        90        1    09-30    02/95   21.50     18
PSFI   PS Financial of Chicago IL          OTC     Chicago IL          Thrift        85        1    12-31    11/96   11.13     22
PFFC   Peoples Fin. Corp. of OH            OTC     Northeast OH        Thrift        85        2    09-30    09/96   10.63     14
KYF    Kentucky First Bancorp of KY        AMEX    Central KY          Thrift        82        2    06-30    08/95   13.63     17
HLFC   Home Loan Financial Corp of OH      OTC     Central Ohio        Thrift        82        0             03/98   13.38     30
MSBF   MSB Financial, Inc of MI            OTC     Southcentral MI     Thrift        80        2    06-30    02/95   14.25     19
HCFC   Home City Fin. Corp. of OH          OTC     Southwest OH        Thrift        78        1    06-30    12/96   12.00     11
CKFB   CKF Bancorp of Danville KY          OTC     Central KY          Thrift        63        1    12-31    01/95   16.50     14
NSLB   NS&L Bancorp, Inc of Neosho MO      OTC     Southwest MO        Thrift        63        2    09-30    06/95   16.00     11
MRKF   Market Fin. Corp. of OH             OTC     Cincinnati OH       Thrift        54        2    09-30    03/97   11.00     15
FLKY   First Lancaster Bncshrs of KY       OTC     Central KY          Thrift        53 M      1    06-30    07/96   13.69     13
CSBF   CSB Financial Group Inc of IL       OTC     Centralia IL        Thrift        48 M      2    09-30    10/95   10.13      8
RELI   Reliance Bancshares Inc of WI       OTC     Milwaukee WI        Thrift        44 M      1    06-30    04/96    9.13     22
HWEN   Home Financial Bancorp of IN        OTC     Central IN          Thrift        43        1    06-30    07/96    7.75      7

New England Companies
---------------------
PHBK   Peoples Heritage Fin Grp of ME (3)  OTC     ME,NH,MA            Div.      9 ,768      141    12-31    12/86   16.75  1,467

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              September 9, 1998(1)

                                                   Primary            Operating  Total             Fiscal    Conv.  Stock   Market
Ticker Financial Institution               Exchg.  Market             Strat.(2)  Assets  Offices    Year     Date   Price    Value
------ ------------------------------      ------  ----------------   ---------  ------  -------   ------    -----  ------  ------
                                                                                  ($Mil)                              ($)    ($Mil)
New England Companies (continued)
---------------------------------
WBST   Webster Financial Corp. of CT       OTC     Central CT          Thrift     9,189       84    12-31    12/86   22.88    877
PBCT   Peoples Bank, MHC of CT (41.2) (3)  OTC     Southwestern CT     Div.       9,105      111    12-31    07/88   23.19  1,487
SISB   SIS Bancorp, Inc. of MA (3)         OTC     Central MA          Div.       1,842       25    12-31    02/95   35.06    244
ANDB   Andover Bancorp, Inc. of MA (3)     OTC     MA,NH               M.B.       1,392       12    12-31    05/86   27.50    178
FAB    FirstFed America Bancorp of MA      AMEX    MA,RI               M.B.       1,316       13    03-31    01/97   14.31    118
FESX   First Essex Bancorp of MA (3)       OTC     MA,NH               Div.       1,315       15    12-31    08/87   16.00    121
MDBK   Medford Bancorp, Inc. of MA (3)     OTC     Eastern MA          Thrift     1,135       16    12-31    03/86   35.00    156
BFD    BostonFed Bancorp of MA             AMEX    Boston MA           M.B.       1,058       10    12-31    10/95   16.75     90
FFES   First Fed of E. Hartford CT         OTC     Central CT          Thrift       980       12    12-31    06/87   25.13     69
MECH   MECH Financial Inc of CT (3)        OTC     Hartford CT         Thrift       955       14    12-31    06/96   23.88    126
MASB   MassBank Corp. of Reading MA (3)    OTC     Eastern MA          Thrift       930       15    12-31    05/86   39.75    143
PBKB   People's Bancshares of MA (3)       OTC     Southeastern MA     Thrift       858       14    12-31    10/86   16.75     56
BRKL   Brookline Bncp MHC of MA(47.0)      OTC     Brookline           Thrift       817 M      5    08-31    03/98   10.88    317
BKC    American Bank of Waterbury CT (3)   AMEX    Western CT          Thrift       686       14    12-31    12/81   20.69     97
MWBX   MetroWest Bank of MA (3)            OTC     Eastern MA          Thrift       658       12    12-31    10/86    6.38     91
NSSY   NSS Bancorp of CT (3)               OTC     Southwest CT        Thrift       652        8    12-31    06/94   41.63     99
ABBK   Abington Bancorp of MA (3)          OTC     Southeastern MA     M.B.         546        8    12-31    06/86   15.13     53
SWCB   Sandwich Bancorp of MA (3)          OTC     Southeastern MA     Thrift       531       11    12-31    07/86   58.00    118
BKCT   Bancorp Connecticut of CT (3)       OTC     Central CT          Thrift       495        3    12-31    07/86   16.25     83
WRNB   Warren Bancorp of Peabody MA (3)    OTC     Eastern MA          R.E.         378        6    12-31    07/86   10.13     80
CEBK   Central Co-Op. Bank of MA (3)       OTC     Eastern MA          Thrift       376 M      8    03-31    10/86   19.50     38
NMSB   Newmil Bancorp, Inc. of CT (3)      OTC     Western CT          Thrift       368       15    06-30    02/86   10.75     41
LSBX   Lawrence Savings Bank of MA (3)     OTC     Northeastern MA     Thrift       345        5    12-31    05/86   12.00     52
NHTB   NH Thrift Bancshares of NH          OTC     Central NH          Thrift       324       10    12-31    05/86   14.00     29
NBN    Northeast Bancorp of ME (3)         AMEX    Eastern ME          Thrift       311 M     11    06-30    08/87   11.00     25
BYS    Bay State Bancorp of MA (3)         NYSE    Brookline           Thrift       290 P      0    DEC      03/98   19.75     50
HPBC   Home Port Bancorp, Inc. of MA (3)   OTC     Southeastern MA     Thrift       260        2    12-31    08/88   19.75     36
ANE    Alliance Bncp of New Eng of CT (3)  AMEX    Northern CT         Thrift       252        7    12-31    12/86   10.94     27
HIFS   Hingham Inst. for Sav. of MA (3)    OTC     Eastern MA          Thrift       239        5    12-31    12/88   22.75     30
IPSW   Ipswich SB of Ipswich MA (3)        OTC     Northwest MA        Thrift       234        6    12-31    05/93   12.00     29
MYST   Mystic Financial of MA (3)          OTC     Medford             Thrift       199        3    06-30    01/98   11.50     31
FCME   First Coastal Corp. of ME (3)       OTC     Southern ME         Thrift       172        7    12-31      /     11.75     16
KSBK   KSB Bancorp of Kingfield ME (3)     OTC     Western ME          M.B.         155 M      8    12-31    06/93   17.25     22

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              September 9, 1998(1)

                                                   Primary            Operating  Total             Fiscal    Conv.  Stock   Market
Ticker Financial Institution               Exchg.  Market             Strat.(2)  Assets  Offices    Year     Date   Price    Value
------ ------------------------------      ------  ----------------   ---------  ------  -------   ------    -----  ------  ------
                                                                                  ($Mil)                              ($)    ($Mil)
New England Companies (continued)
---------------------------------
MFLR   Mayflower Co-Op. Bank of MA (3)     OTC     Southeastern MA     Thrift       136 M      4    04-30    12/87   18.00     16
NTMG   Nutmeg FS&LA of CT                  OTC     Eastern CT          M.B.         112        3    12-31      /     12.00     13
FCB    Falmouth Bancorp, Inc. of MA (3)    AMEX    Southeast MA        Thrift       111        2    09-30    03/96   16.75     24
MCBN   Mid-Coast Bancorp of ME             OTC     Eastern ME          Thrift        65        2    03-31    11/89    7.50      5

North-West Companies
--------------------
WFSL   Washington Federal, Inc. of WA      OTC     Western US          Thrift     5,559      104    09-30    11/82   22.25  1,167
IWBK   Interwest Bancorp of WA             OTC     Western WA          Div.       2,091 M     39    09-30      /     25.38    398
STSA   Sterling Financial Corp. of WA      OTC     WA,OR               M.B.       2,077       41    12-31      /     15.88    121
FWWB   First Savings Bancorp of WA         OTC     Central WA          Thrift     1,154 M     20    03-31    11/95   20.13    236
KFBI   Klamath First Bancorp of OR         OTC     Southern OR         Thrift     1,009       33    09-30    10/95   14.00    139
HRZB   Horizon Financial Corp. of WA (3)   OTC     Northwest WA        Thrift       553       12    03-31    08/86   14.00    105
FMSB   First Mutual SB of Bellevue WA (3)  OTC     Western WA          M.B.         451 S      8    12-31    12/85   12.75     54
CASB   Cascade Financial Corp. of WA       OTC     Seattle WA          Thrift       444       11    06-30    09/92   12.75     54
HFWA   Heritage Financial Corp of WA       OTC     NW Washington       Thrift       323 M     10    06-30    01/98   11.13    109
RVSB   Riverview Bancorp of WA             OTC     Southwest WA        Thrift       269        9    03-31    10/97   12.00     74
TSBK   Timberland Bancorp of WA            OTC     Grays Harbor        Thrift       263        5    06-30    01/98   12.38     82
OTFC   Oregon Trail Fin. Corp. of OR       OTC     Baker City          Thrift       256        7    03-31    10/97   12.13     57
FBNW   FirstBank Corp of Clarkston WA      OTC     West. WA/East ID    Thrift       194        5    03-31    07/97   15.13     30
EFBC   Empire Federal Bancorp of MT        OTC     Southern MT         Thrift       111 M      3    12-31    01/97   13.13     33

South-East Companies
--------------------
BNKU   Bank United Corp. of TX             OTC     TX,AZ               Thrift    13,096       71    09-30    08/96   35.44  1,120
FFCH   First Fin. Holdings Inc. of SC      OTC     Charleston SC       Div.       1,874       34    09-30    11/83   18.50    252
FLFC   First Liberty Fin. Corp. of GA      OTC     Georgia             M.B.       1,355 M     31    09-30    12/83   20.00    267
EBSI   Eagle Bancshares of Tucker GA       OTC     Atlanta GA          Thrift     1,120       14    03-31    04/86   17.00     99
HFNC   HFNC Financial Corp. of NC          OTC     Charlotte NC        Thrift     1,008       10    06-30    12/95   10.50    181
CNIT   Cenit Bancorp of Norfolk VA         OTC     Southeastern VA     Thrift       652       19    12-31    08/92   17.75     89
CFCP   Coastal Fin. Corp. of SC            OTC     South Carolina      Thrift       617        9    09-30    09/90   19.00    119

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              September 9, 1998(1)

                                                   Primary            Operating  Total             Fiscal    Conv.  Stock   Market
Ticker Financial Institution               Exchg.  Market             Strat.(2)  Assets  Offices    Year     Date   Price    Value
------ ------------------------------      ------  ----------------   ---------  ------  -------   ------    -----  ------  ------
                                                                                  ($Mil)                              ($)    ($Mil)
South-East Companies (continued)
--------------------------------
FFBH   First Fed. Bancshares of AR         OTC     Northern AR         Thrift       578       13    12-31    05/96   19.00     93
FSPT   FirstSpartan Fin. Corp. of SC       OTC     Northwestern SC     Thrift       517        7    06-30    07/97   32.50    138
TSH    Teche Holding Company of LA         AMEX    Southern LA         Thrift       412        9    09-30    04/95   14.50     50
PFSL   Pocahontas Bancorp of AR            OTC     Northeast AR        Thrift       405        6    09-30    04/98    6.75     45
COOP   Cooperative Bancshares of NC        OTC     Eastern NC          Thrift       381       16    12-31    08/91   13.38     41
FSTC   First Citizens Corp of GA           OTC     Western GA          M.B.         352 D      9    03-31    03/86   25.50     71
CAVB   Cavalry Bancorp of TN               OTC     Murfreesburg        Thrift       340        0    Sept     03/98   18.88    142
SBAN   SouthBanc Shares Inc. of SC         OTC     Northwest SC        Thrift       335 P      6    09-30    04/98   16.25     70
SOPN   First Svgs Bancorp of NC            OTC     Central NC          Thrift       304        5    06-30    01/94   21.25     79
UFRM   United FSB of Rocky Mount NC        OTC     Eastern NC          M.B.         302       13    12-31    07/80   16.50     54
HBSC   Heritage Bancorp, Inc of SC         OTC     Laurens             Thrift       301        4    Sept     04/98   16.13     75
ANA    Acadiana Bancshares, Inc of LA      AMEX    Southern LA         Thrift       298        5    12-31    07/96   15.50     39
CFTP   Community Fed. Bancorp of MS        OTC     Northeast MS        Thrift       263        2    09-30    03/96   15.00     66
FLAG   Flag Financial Corp of GA           OTC     Western GA          M.B.         248 D      4    12-31    12/86   13.25     69
HCBB   HCB Bancshares of Camden AR         OTC     Southern AR         Thrift       222 M      7    06-30    05/97   11.00     29
ESX    Essex Bancorp of Norfolk VA         AMEX    VA,NC               M.B.         214        4    12-31    07/90    2.19      2
SSFC   South Street Fin. Corp. of NC (3)   OTC     South Central NC    Thrift       204        2    09-30    10/96    8.56     40
GBNK   Gaston Fed Bncp MHC of NC(47.0      OTC     Southwest NC        Thrift       203        4    9-30     04/98   11.25     51
FTF    Texarkana Fst. Fin. Corp of AR      AMEX    Southwest AR        Thrift       190        5    09-30    07/95   23.00     40
CFFC   Community Fin. Corp. of VA          OTC     Central VA          Thrift       183        4    03-31    03/88   12.50     32
FFDB   FirstFed Bancorp, Inc. of AL        OTC     Central AL          Thrift       181 M      8    03-31    11/91   12.50     30
FGHC   First Georgia Hold. Corp of GA      OTC     Southeastern GA     Thrift       181        7    09-30    02/87   10.25     49
GSFC   Green Street Fin. Corp. of NC       OTC     Southern NC         Thrift       173        3    09-30    04/96   12.50     51
SZB    SouthFirst Bancshares of AL         AMEX    Central AL          Thrift       163        2    09-30    02/95   16.63     16
CCFH   CCF Holding Company of GA           OTC     Atlanta GA          Thrift       159        5    12-31    07/95   21.00     19
BFSB   Bedford Bancshares, Inc. of VA      OTC     Southern VA         Thrift       157        3    09-30    08/94   11.50     26
HBS    Haywood Bancshares, Inc. of NC (3)  AMEX    Northwest NC        Thrift       152 M      4    12-31    12/87   19.00     24
GSLA   GS Financial Corp. of LA            OTC     New Orleans LA      Thrift       145        3    12-31    04/97   12.00     39
PDB    Piedmont Bancorp, Inc. of NC        AMEX    Central NC          Thrift       131        1    06-30    12/95    9.56     26
CFNC   Carolina Fincorp of NC (3)          OTC     Southcentral NC     Thrift       114        4    06-30    11/96    8.94     17
SSM    Stone Street Bancorp of NC          AMEX    Central NC          Thrift       112        2    12-31    04/96   15.75     29
TWIN   Twin City Bancorp, Inc. of TN       OTC     Northeast TN        Thrift       111        3    12-31    01/95   13.00     16
SRN    Southern Banc Company of AL         AMEX    Northeast AL        Thrift       106 M      4    06-30    10/95   14.00     17

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              September 9, 1998(1)

                                                   Primary            Operating  Total             Fiscal    Conv.  Stock   Market
Ticker Financial Institution               Exchg.  Market             Strat.(2)  Assets  Offices    Year     Date   Price    Value
------ ------------------------------      ------  ----------------   ---------  ------  -------   ------    -----  ------  ------
                                                                                  ($Mil)                              ($)    ($Mil)
South-East Companies (continued)
--------------------------------
CENB   Century Bancorp, Inc. of NC         OTC     Charlotte NC        Thrift        97        1    06-30    12/96   13.00     17
UTBI   United Tenn. Bancshares of TN       OTC     Eastern TN          Thrift        74        2    12-31    01/98   11.69     17
SCBS   Southern Commun. Bncshrs of AL      OTC     NorthCentral AL     Thrift        72 M      1    09-30    12/96   14.75     17
HSTD   Homestead Bancorp, Inc. of LA       OTC     Tangipahoa Paris    Thrift        71 P      2    12-31    07/98    7.44     11
PEDE   Great Pee Dee Bancorp of SC         OTC     Northeast SC        Thrift        69 M      1    06-30    12/97   12.00     26
SSB    Scotland Bancorp, Inc. of NC        AMEX    S. Central NC       Thrift        61        2    09-30    04/96   11.06     21
SCCB   S. Carolina Comm. Bnshrs of SC      OTC     Central SC          Thrift        46 M      3    06-30    07/94   20.50     12
MBSP   Mitchell Bancorp, Inc. of NC        OTC     Western NC          Thrift        37 M      1    06-30    07/96   16.00     15

South-West Companies
--------------------
CBSA   Coastal Bancorp of Houston TX       OTC     Houston TX          M.B.       2,981       37    12-31      /     16.00    121
FBHC   Fort Bend Holding Corp. of TX       OTC     Eastcentral TX      M.B.         318        6    03-31    06/93   16.63     30
JXVL   Jacksonville Bancorp of TX          OTC     East Central TX     Thrift       243        6    09-30    04/96   15.13     37
ETFS   East Texas Fin. Serv. of TX         OTC     Northeast TX        Thrift       123        2    09-30    01/95   13.25     20
GUPB   GFSB Bancorp, Inc of Gallup NM      OTC     Northwest NM        Thrift       118 M      1    06-30    06/95   14.00     17
AABC   Access Anytime Bancorp of NM        OTC     Eastern NM          Thrift       117        3    12-31    08/86    7.00      9

Western Companies (Excl CA)
---------------------------
WSTR   WesterFed Fin. Corp. of MT          OTC     Montana             Thrift     1,022       36    06-30    01/94   18.50    103
UBMT   United Fin. Corp. of MT             OTC     Central MT          Thrift       205        4    12-31    09/86   23.50     40
HCBC   High Country Bancorp of CO          OTC     Salida              Thrift        92 M      2    12-31    12/97   12.00     16
TRIC   Tri-County Bancorp of WY            OTC     Southeastern WY     Thrift        87        2    12-31    09/93   11.50     13
CRZY   Crazy Woman Creek Bncorp of WY      OTC     Northeast WY        Thrift        61        1    09-30    03/96   13.25     12

Other Areas
-----------


NOTES: (1) Or most recent date available (M=March, S=September, D=December,
           J=June, E=Estimated, and P=Pro Forma)
       (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.
       (3) FDIC savings bank.

Source: Corporate offering circulars, SNL Securities Quarterly Thrift Report, and financial reports of publicly Traded Thrifts.

Date of Last Update: 10/07/98

                                  EXHIBIT IV-1

                                 Stock Prices:
                            As of September 4, 1998

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                  Exhibit IV-1A
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 4, 1998

                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      ------------------------------------------------
                                                                                52 Week (1)                % Change From
                                                          Shares  Market      ---------------         ------------------------
                                                  Price/  Outst- Capital-                       Last     Last 52 Wks  Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week  Ago(2) 1997(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     Market Averages. SAIF-Insured Thrifts(no MHC)
     ---------------------------------------------
     SAIF-Insured Thrifts(284)                     16.19   7,501   140.9        23.31   14.79   16.73   -3.32   -0.94   -16.78
     NYSE Traded Companies(8)                      26.96  39,352 1,248.9        44.71   26.31   27.97   -4.99  -22.40   -30.57
     AMEX Traded Companies(22)                     13.95   3,354    43.4        20.91   13.41   14.82   -5.34   -9.51   -19.86
     NASDAQ Listed OTC Companies(254)              16.11   7,053   121.0        22.98   14.62   16.61   -3.09    0.41   -16.14
     California Companies(18)                      19.65  14,594   456.3        30.67   18.54   20.60   -6.13  -15.17   -24.71
     Florida Companies(6)                          15.38  25,809   322.6        24.64   14.52   15.82   -2.15  -14.52   -29.73
     Mid-Atlantic Companies(56)                    16.12  10,969   163.7        23.74   14.61   16.55   -2.23   -2.02   -18.61
     Mid-West Companies(131)                       16.04   5,391   101.2        22.45   14.54   16.62   -3.48    1.39   -15.63
     New England Companies(7)                      16.08   8,374   171.7        25.13   15.07   16.89   -5.67  -11.35   -23.46
     North-West Companies(11)                      15.84  11,557   220.4        22.76   14.83   16.15   -1.90   -2.73   -10.97
     South-East Companies(44)                      16.11   4,475    88.4        23.02   14.61   16.51   -2.84    2.85   -12.32
     South-West Companies(6)                       13.08   2,788    40.7        19.23   12.17   14.08   -7.17   -0.23   -23.87
     Western Companies (Excl CA)(5)                15.75   2,142    37.0        22.10   15.33   16.10   -2.23   -1.63   -21.26
     Thrift Strategy(239)                          15.87   5,138    86.3        22.56   14.54   16.38   -3.11   -0.37   -15.89
     Mortgage Banker Strategy(27)                  19.01  21,472   499.8        29.03   17.01   19.80   -4.30   -0.70   -22.87
     Real Estate Strategy(8)                       16.36   8,482   109.2        24.59   14.66   17.63   -9.37   -3.03   -13.61
     Diversified Strategy(7)                       18.97  46,406   974.4        29.52   17.22   18.76   -0.01  -16.70   -26.55
     Retail Banking Strategy(3)                    14.25   4,499    71.5        23.42   13.40   14.92   -4.15   -7.30   -27.37
     Companies Issuing Dividends(216)              16.68   7,502   153.6        23.85   15.16   17.23   -3.27   -0.60   -16.81
     Companies Without Dividends(68)               14.59   7,498    99.4        21.55   13.61   15.12   -3.48   -2.05   -16.68
     Equity/Assets <6%(18)                         16.01  20,754   339.7        26.06   14.47   17.04   -6.64  -10.82   -26.26
     Equity/Assets 6-12%(125)                      17.43   7,956   184.3        25.28   15.51   18.06   -3.95    2.78   -18.56
     Equity/Assets >12%(141)                       15.14   5,376    77.4        21.26   14.22   15.55   -2.34   -2.83   -14.01
     Converted Last 3 Mths (no MHC)(6)              9.98  14,346   161.1        12.49    8.82    9.88    1.16   -0.18     8.98
     Actively Traded Companies(30)                 21.93  27,211   659.2        32.90   20.19   22.65   -2.98   -5.50   -24.07
     Market Value Below $20 Million(62)            13.07   1,127    14.1        18.23   12.00   13.46   -3.46   -2.94   -17.55
     Holding Company Structure(256)                16.51   7,377   143.4        23.75   15.11   17.05   -3.25   -1.06   -16.58
     Assets Over $1 Billion(61)                    19.17  24,567   501.6        29.29   17.62   19.65   -2.28   -5.71   -21.38
     Assets $500 Million-$1 Billion(36)            17.88   5,695    93.3        25.27   16.20   18.49   -3.48    0.48   -16.99
     Assets $250-$500 Million(67)                  16.36   3,638    54.5        23.45   14.77   17.13   -4.38    2.25   -14.99
     Assets less than $250 Million(120)            14.16   1,705    23.5        19.76   13.02   14.59   -3.23   -0.66   -15.38
     Goodwill Companies(116)                       17.08  13,566   240.8        25.16   15.47   17.58   -2.90   -0.76   -19.16
     Non-Goodwill Companies(166)                   15.67   3,368    74.2        22.17   14.42   16.24   -3.60   -1.28   -15.47
     Acquirors of FSLIC Cases(8)                   29.45  30,789 1,217.5        43.56   28.63   30.30   -2.67  -10.21   -20.90

                                                             Current Per Share Financials
                                                        ----------------------------------------
                                                                                 Tangible
                                                        Trailing  12 Mo.   Book    Book
                                                         12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                               EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                              -------- ------- ------- -------- ------
                                                            ($)     ($)     ($)     ($)     ($)
     Market Averages. SAIF-Insured Thrifts(no MHC)
     ---------------------------------------------
     SAIF-Insured Thrifts(284)                            0.98    0.92   13.60   13.15   122.89
     NYSE Traded Companies(8)                             2.10    1.80   18.89   18.45   247.00
     AMEX Traded Companies(22)                            0.79    0.76   13.95   13.67   112.83
     NASDAQ Listed OTC Companies(254)                     0.96    0.91   13.43   12.97   120.59
     California Companies(18)                             1.51    1.40   16.88   16.14   229.01
     Florida Companies(6)                                 0.78    0.48   11.72   10.98   143.03
     Mid-Atlantic Companies(56)                           1.02    0.97   13.20   12.46   140.06
     Mid-West Companies(131)                              0.91    0.87   13.62   13.34   109.42
     New England Companies(7)                             1.20    1.11   13.67   13.06   186.14
     North-West Companies(11)                             0.95    0.87   12.79   11.72    98.82
     South-East Companies(44)                             0.91    0.85   13.10   12.90    95.16
     South-West Companies(6)                              1.15    1.13   12.64   12.24   153.68
     Western Companies (Excl CA)(5)                       0.84    0.84   15.73   14.88   102.66
     Thrift Strategy(239)                                 0.94    0.90   13.76   13.40   114.45
     Mortgage Banker Strategy(27)                         1.22    1.17   13.33   11.94   185.20
     Real Estate Strategy(8)                              1.32    1.23   11.90   11.51   165.09
     Diversified Strategy(7)                              0.99    0.68   10.32   10.07   125.94
     Retail Banking Strategy(3)                           0.87    0.25   14.03   13.50   206.61
     Companies Issuing Dividends(216)                     1.03    0.94   13.58   13.14   119.94
     Companies Without Dividends(68)                      0.81    0.85   13.66   13.21   132.45
     Equity/Assets <6%(18)                                1.15    1.26   11.40   10.27   230.21
     Equity/Assets 6-12%(125)                             1.14    1.02   13.10   12.40   154.27
     Equity/Assets >12%(141)                              0.81    0.79   14.31   14.18    81.82
     Converted Last 3 Mths (no MHC)(6)                    0.47    0.49   11.62   11.62    50.48
     Actively Traded Companies(30)                        1.52    1.59   15.34   14.34   189.92
     Market Value Below $20 Million(62)                   0.76    0.66   12.79   12.68    96.64
     Holding Company Structure(256)                       0.98    0.93   13.81   13.35   123.76
     Assets Over $1 Billion(61)                           1.31    1.26   13.99   12.72   185.79
     Assets $500 Million-$1 Billion(36)                   1.05    0.98   13.66   13.14   137.93
     Assets $250-$500 Million(67)                         0.99    0.93   14.08   13.74   122.51
     Assets less than $250 Million(120)                   0.78    0.72   13.14   13.07    88.07
     Goodwill Companies(116)                              1.08    1.00   13.46   12.34   147.94
     Non-Goodwill Companies(166)                          0.91    0.87   13.76   13.76   106.80
     Acquirors of FSLIC Cases(8)                          2.71    2.36   21.10   20.32   255.34

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1996 or 1997. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 4, 1998

                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      ------------------------------------------------
                                                                                52 Week (1)                % Change From
                                                          Shares  Market      ---------------         ------------------------
                                                  Price/  Outst- Capital-                       Last     Last 52 Wks  Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week  Ago(2) 1997(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     Market Averages. BIF-Insured Thrifts(no MHC)
     --------------------------------------------
     BIF-Insured Thrifts(55)                       17.88  12,179   243.9        26.37   16.38   18.37   -1.91   -1.33   -21.42
     NYSE Traded Companies(5)                      27.01  50,883 1,253.0        38.25   24.80   26.60    1.14    8.68   -14.50
     AMEX Traded Companies(5)                      15.68   2,424    39.4        23.20   14.85   16.20   -3.35    0.94   -18.33
     NASDAQ Listed OTC Companies(45)               17.06   8,733   148.1        25.33   15.56   17.65   -2.10   -2.79   -22.61
     California Companies(1)                       15.75   7,697   121.2        24.00   15.75   17.75  -11.27  -11.91   -18.18
     Mid-Atlantic Companies(20)                    19.64  21,084   461.7        28.07   17.34   19.65   -0.28    1.92   -20.83
     New England Companies(29)                     17.61   7,091   118.8        26.29   16.45   18.45   -2.58    0.87   -19.40
     North-West Companies(2)                       13.38   5,866    79.5        19.71   12.54   13.75   -2.61   -7.10   -26.10
     South-East Companies(3)                       12.17   2,611    26.9        20.96   12.09   12.48   -3.40  -34.65   -40.73
     Thrift Strategy(43)                           18.13   8,283   173.5        26.54   16.75   18.55   -1.73   -1.97   -20.85
     Mortgage Banker Strategy(6)                   18.67  28,408   596.5        28.00   15.80   19.45   -2.07    5.06   -25.04
     Real Estate Strategy(2)                       12.94   7,801   100.7        19.19   12.38   13.63   -2.32   -0.05   -15.05
     Diversified Strategy(4)                       16.25  35,884   596.0        25.50   15.15   16.90   -3.83   -6.19   -26.12
     Companies Issuing Dividends(44)               18.17  14,245   287.4        26.94   16.65   18.58   -1.70   -3.00   -22.80
     Companies Without Dividends(11)               16.65   3,500    61.1        23.95   15.24   17.49   -2.81    5.67   -15.62
     Equity/Assets <6%(2)                          14.38   2,853    42.1        24.25   13.25   14.00    2.34   -3.11   -26.82
     Equity/Assets 6-12%(36)                       19.29  13,464   293.7        27.98   17.54   20.10   -3.19    1.20   -19.87
     Equity/Assets >12%(17)                        15.55  10,782   171.0        23.49   14.49   15.54    0.07   -6.02   -23.77
     Converted Last 3 Mths (no MHC)(1)              7.13   3,101    22.1        11.27    6.50    7.13    0.00   -3.52   -36.73
     Actively Traded Companies(14)                 23.05  19,948   420.6        33.43   21.62   24.26   -3.42    0.43   -20.79
     Market Value Below $20 Million(5)             14.24   1,379    16.7        21.54   13.21   14.95   -3.80   -0.69   -22.42
     Holding Company Structure(42)                 17.98   9,878   179.3        26.18   16.36   18.36   -1.18   -1.13   -20.15
     Assets Over $1 Billion(16)                    24.45  31,468   708.2        34.99   21.69   24.80   -1.58    1.07   -18.09
     Assets $500 Million-$1 Billion(11)            17.54   9,177   114.0        25.47   16.25   18.22   -0.61   -1.47   -22.78
     Assets $250-$500 Million(14)                  14.81   3,672    50.2        22.32   14.11   15.54   -3.87   -2.28   -22.01
     Assets less than $250 Million(14)             14.13   1,949    23.7        21.76   13.03   14.42   -1.15   -2.86   -23.50
     Goodwill Companies(28)                        18.34  18,989   377.8        27.01   16.62   18.89   -2.07    2.61   -21.56
     Non-Goodwill Companies(26)                    17.61   5,414   112.3        25.95   16.30   18.01   -1.46   -5.21   -20.88

                                                            Current Per Share Financials
                                                        ----------------------------------------
                                                                                 Tangible
                                                        Trailing  12 Mo.   Book    Book
                                                         12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                               EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                              -------- ------- ------- -------- ------
                                                            ($)     ($)     ($)     ($)     ($)
     Market Averages. BIF-Insured Thrifts(no MHC)
     --------------------------------------------
     BIF-Insured Thrifts(55)                               1.29    1.22   13.35   12.86   129.48
     NYSE Traded Companies(5)                              1.91    1.98   21.02   19.19   135.70
     AMEX Traded Companies(5)                              1.23    1.02   12.91   12.51   116.78
     NASDAQ Listed OTC Companies(45)                       1.22    1.15   12.49   12.15   130.26
     California Companies(1)                               1.79    1.79   13.85   13.81   132.69
     Mid-Atlantic Companies(20)                            1.18    1.22   14.53   13.90   127.48
     New England Companies(29)                             1.41    1.26   12.99   12.52   140.23
     North-West Companies(2)                               1.08    1.05    9.31    9.31    90.08
     South-East Companies(3)                               0.85    0.87   11.17   10.98    74.97
     Thrift Strategy(43)                                   1.27    1.21   14.07   13.67   128.47
     Mortgage Banker Strategy(6)                           1.46    1.28   11.72   11.01   145.98
     Real Estate Strategy(2)                               1.30    1.30    9.43    9.41    90.27
     Diversified Strategy(4)                               1.17    1.17    9.43    7.81   136.43
     Companies Issuing Dividends(44)                       1.28    1.21   13.19   12.62   131.14
     Companies Without Dividends(11)                       1.32    1.26   14.06   13.89   122.53
     Equity/Assets <6%(2)                                  1.38    0.75    7.63    7.42   178.32
     Equity/Assets 6-12%(36)                               1.42    1.32   12.83   12.13   152.17
     Equity/Assets >12%(17)                                1.01    1.09   15.04   14.92    79.71
     Converted Last 3 Mths (no MHC)(1)                     0.37    0.37    9.41    9.41    47.49
     Actively Traded Companies(14)                         1.99    1.83   16.44   15.63   168.62
     Market Value Below $20 Million(5)                     0.97    0.95   12.11   12.06   146.16
     Holding Company Structure(42)                         1.25    1.21   13.62   13.26   124.14
     Assets Over $1 Billion(16)                            1.74    1.73   15.83   14.64   152.78
     Assets $500 Million-$1 Billion(11)                    1.31    1.07   13.18   12.92   142.30
     Assets $250-$500 Million(14)                          1.10    1.07   11.91   11.68   114.75
     Assets less than $250 Million(14)                     0.97    0.93   12.26   12.11   111.02
     Goodwill Companies(28)                                1.34    1.20   13.39   12.41   143.39
     Non-Goodwill Companies(26)                            1.24    1.25   13.57   13.57   115.95

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1996 or 1997. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.
* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 4, 1998

                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      ------------------------------------------------
                                                                                52 Week (1)                % Change From
                                                          Shares  Market      ---------------         ------------------------
                                                  Price/  Outst- Capital-                       Last     Last 52 Wks  Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week  Ago(2) 1997(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     Market Averages. MHC Institutions
     ---------------------------------
     SAIF-Insured Thrifts(19)                      14.22   9,807    45.1        23.38   13.46   15.05   -5.05   -9.24   -18.88
     BIF-Insured Thrifts(3)                        15.90  32,239   269.9        28.09   13.92   15.31    5.31   -3.30   -20.07
     NASDAQ Listed OTC Companies(22)               14.48  13,349    80.6        24.12   13.53   15.09   -3.41   -8.31   -19.07
     Florida Companies(2)                          24.00   6,802    78.2        35.38   22.25   23.00    4.35  -14.68   -26.15
     Mid-Atlantic Companies(12)                    12.85  11,884    48.8        22.35   11.89   13.67   -4.12  -10.79   -20.96
     Mid-West Companies(5)                         17.25   2,169    17.8        25.83   16.57   17.92   -3.91   -5.22   -22.30
     New England Companies(2)                      17.04  46,613   394.8        29.56   15.60   16.72    1.00   -5.27   -15.09
     South-East Companies(1)                       11.25   4,497    23.8        18.06   11.25   12.50  -10.00   12.50    12.50
     Thrift Strategy(20)                           14.01   9,149    45.5        22.90   13.18   14.64   -3.41   -7.72   -17.24
     Mortgage Banker Strategy(1)                   13.88  33,965   117.2        27.88   12.00   15.50  -10.45   -7.22   -30.18
     Diversified Strategy(1)                       23.19  64,130   640.8        41.13   21.00   22.38    3.62  -19.34   -38.97
     Companies Issuing Dividends(15)               15.26  15,762    99.5        25.48   14.32   15.63   -3.01  -10.56   -22.86
     Companies Without Dividends(7)                12.81   8,122    39.5        21.18   11.81   13.93   -4.28   -3.43   -10.86
     Equity/Assets 6-12%(12)                       16.45  16,791   108.9        29.23   15.12   17.26   -4.77  -11.28   -28.78
     Equity/Assets >12%(10)                        12.31   9,525    49.1        18.44   11.76   12.68   -1.91   -5.01    -8.27
     Holding Company Structure(4)                  13.99   9,744    53.2        21.21   12.68   13.67    4.24    2.18    -9.68
     Assets Over $1 Billion(5)                     16.64  36,299   229.0        27.88   14.80   16.28    2.93   -9.18   -21.16
     Assets $500 Million-$1 Billion(3)             10.88  29,095   148.8        17.98   10.19   11.06   -1.63    8.80     8.80
     Assets $250-$500 Million(6)                   14.56   4,088    20.9        23.60   13.85   15.84   -6.44   -7.86   -16.81
     Assets less than $250 Million(8)              13.39   2,645    15.9        22.76   12.82   14.18   -5.60  -10.52   -23.49
     Goodwill Companies(7)                         15.94  26,781   172.5        26.86   14.56   16.08   -1.70   -9.51   -24.61
     Non-Goodwill Companies(15)                    13.81   7,150    38.1        22.85   13.05   14.63   -4.21   -7.75   -16.51
     MHC Institutions(22)                          14.48  13,349    80.6        24.12   13.53   15.09   -3.41   -8.31   -19.07
     MHC Converted Last 3 Months(2)                10.32   5,009    21.7        12.16    9.82   10.13    2.01    3.15     3.15

                                                            Current Per Share Financials
                                                        ----------------------------------------
                                                                                 Tangible
                                                        Trailing  12 Mo.   Book    Book
                                                         12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                               EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                              -------- ------- ------- -------- ------
                                                            ($)     ($)     ($)     ($)     ($)
     Market Averages. MHC Institutions
     ---------------------------------
     SAIF-Insured Thrifts(19)                             0.54    0.50    9.01    8.92    75.67
     BIF-Insured Thrifts(3)                               0.87    0.57   10.00    8.98    85.17
     NASDAQ Listed OTC Companies(22)                      0.59    0.51    9.17    8.93    77.17
     Florida Companies(2)                                 1.15    0.92   13.28   12.90   215.87
     Mid-Atlantic Companies(12)                           0.48    0.46    8.25    8.06    66.33
     Mid-West Companies(5)                                0.63    0.54   10.02   10.02    79.75
     New England Companies(2)                             1.04    0.65   11.35   10.43    85.04
     South-East Companies(1)                              0.33    0.30    9.14    9.14    45.06
     Thrift Strategy(20)                                  0.53    0.49    9.13    9.01    73.87
     Mortgage Banker Strategy(1)                          0.54    0.44    5.56    5.02    68.47
     Diversified Strategy(1)                              1.60    0.83   13.37   11.52   141.98
     Companies Issuing Dividends(15)                      0.65    0.54    9.54    9.20    85.34
     Companies Without Dividends(7)                       0.46    0.44    8.35    8.35    59.48
     Equity/Assets 6-12%(12)                              0.69    0.54    9.02    8.57    99.02
     Equity/Assets >12%(10)                               0.48    0.47    9.33    9.33    52.89
     Holding Company Structure(4)                         0.53    0.48    8.79    8.48    70.83
     Assets Over $1 Billion(5)                            0.85    0.62    9.03    8.39   104.85
     Assets $500 Million-$1 Billion(3)                    0.47    0.47    9.33    9.33    28.09
     Assets $250-$500 Million(6)                          0.51    0.48    8.42    8.42    71.57
     Assets less than $250 Million(8)                     0.49    0.46    9.88    9.71    69.21
     Goodwill Companies(7)                                0.77    0.57    8.74    8.00    99.24
     Non-Goodwill Companies(15)                           0.51    0.48    9.36    9.36    66.98
     MHC Institutions(22)                                 0.59    0.51    9.17    8.93    77.17
     MHC Converted Last 3 Months(2)                       0.38    0.37    7.94    7.94    55.10

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1996 or 1997. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 4, 1998

                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      ------------------------------------------------
                                                                                52 Week (1)                % Change From
                                                          Shares  Market      ---------------         ------------------------
                                                  Price/  Outst- Capital-                       Last     Last 52 Wks  Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week  Ago(2) 1997(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NYSE Traded Companies
     ---------------------
     AHM   Ahmanson and Co. H.F. of CA(8)          51.75 112,748 5,834.7        82.81   51.38   52.25   -0.96   -3.83   -22.69
     BYS   Bay State Bancorp of MA*                19.75   2,535    50.1        32.63   19.25   20.38   -3.09   -1.25    -1.25
     CFB   Commercial Federal Corp. of NE          23.06  42,056   969.8        38.19   22.00   22.50    2.49  -23.87   -35.15
     DME   Dime Bancorp, Inc. of NY*               22.75 113,533 2,582.9        32.69   19.00   22.81   -0.26   12.68   -24.79
     DSL   Downey Financial Corp. of CA            23.31  28,105   655.1        35.00   21.67   23.81   -2.10    5.28   -13.92
     FED   FirstFed Fin. Corp. of CA               14.88  21,215   315.7        26.94   14.75   16.50   -9.82  -13.13   -23.22
     GSB   Golden State Bancorp of CA(8)           17.75  55,485   984.9        41.81   15.88   17.25    2.90  -41.09   -52.59
     GDW   Golden West Fin. Corp. of CA            77.06  57,591 4,438.0       114.25   76.13   79.06   -2.53  -10.07   -21.21
     GPT   GreenPoint Fin. Corp. of NY*            28.94  83,383 2,413.1        42.63   25.19   27.06    6.95   -8.13   -20.23
     JSB   JSB Financial, Inc. of NY*              46.81   9,833   460.3        59.69   45.00   46.00    1.76    0.00    -6.49
     OCN   Ocwen Financial Corp. of FL             14.44  60,772   877.5        30.38   14.44   16.31  -11.47  -34.00   -43.24
     SIB   Staten Island Bancorp of NY*            16.81  45,130   758.6        23.63   15.56   16.75    0.36   40.08   -19.72
     WES   Westcorp Inc. of Orange CA               9.00  26,374   237.4        23.50    8.88    9.63   -6.54  -58.62   -46.68

     AMEX Traded Companies
     ---------------------
     ANA   Acadiana Bancshares, Inc of LA          15.50   2,505    38.8        25.63   15.50   19.13  -18.98  -27.91   -33.70
     ANE   Alliance Bncp of New Eng of CT*         10.94   2,493    27.3        16.08   10.25   11.00   -0.55   -7.52    -0.55
     BKC   American Bank of Waterbury CT*          20.69   4,687    97.0        32.56   17.88   21.88   -5.44   10.35   -15.14
     BFD   BostonFed Bancorp of MA                 16.75   5,393    90.3        24.88   16.75   18.50   -9.46  -10.67   -23.45
     CNY   Carver Bancorp, Inc. of NY               9.50   2,314    22.0        17.13    9.50   11.13  -14.65  -23.63   -41.54
     CBK   Citizens First Fin.Corp. of IL          14.38   2,526    36.3        22.38   14.38   16.00  -10.12  -14.15   -28.99
     EFC   EFC Bancorp Inc of IL                   10.25   7,491    76.8        14.94   10.00   10.38   -1.25    2.50     2.50
     EBI   Equality Bancorp, Inc. of MO            13.06   2,518    32.9        16.00   12.50   13.81   -5.43   30.60    -9.93
     ESX   Essex Bancorp of Norfolk VA(8)           2.19   1,059     2.3         7.94    1.88    2.50  -12.40   12.89   -44.42
     FCB   Falmouth Bancorp, Inc. of MA*           16.75   1,455    24.4        23.88   16.50   17.00   -1.47   -2.90   -18.29
     FAB   FirstFed America Bancorp of MA          14.31   8,272   118.4        23.25   14.19   15.38   -6.96  -29.33   -34.60
     GAF   GA Financial Corp. of PA                13.38   7,220    96.6        22.25   13.38   15.25  -12.26  -27.44   -29.13
     HBS   Haywood Bancshares, Inc. of NC*         19.00   1,250    23.8        24.00   19.00   19.00    0.00    0.00   -15.56
     KNK   Kankakee Bancorp, Inc. of IL            24.50   1,380    33.8        37.75   24.50   26.00   -5.77  -17.31   -35.10
     KYF   Kentucky First Bancorp of KY            13.63   1,241    16.9        15.88   12.63   13.88   -1.80   10.10    -8.77
     NBN   Northeast Bancorp of ME*                11.00   2,237    24.6        19.50   10.63   12.13   -9.32    4.76   -42.11
     NEP   Northeast PA Fin. Corp of PA            10.63   6,427    68.3        16.00    9.88   10.19    4.32    6.30     6.30
     PDB   Piedmont Bancorp, Inc. of NC             9.56   2,751    26.3        11.63    9.50   10.00   -4.40   -8.95   -12.13
     SSB   Scotland Bancorp, Inc. of NC            11.06   1,914    21.2        19.25    8.13   11.00    0.55  -38.76    11.27
     SZB   SouthFirst Bancshares of AL             16.63     967    16.1        22.75   15.63   16.88   -1.48    3.94   -26.90
     SRN   Southern Banc Company of AL             14.00   1,230    17.2        19.13   14.00   14.00    0.00  -12.50   -21.13
     SSM   Stone Street Bancorp of NC              15.75   1,843    29.0        22.50   15.75   16.75   -5.97  -26.09   -29.02
     TSH   Teche Holding Company of LA             14.50   3,439    49.9        23.50   14.50   14.75   -1.69  -21.11   -36.26
     FTF   Texarkana Fst. Fin. Corp of AR          23.00   1,738    40.0        30.63   23.00   24.38   -5.66   -7.56    -8.00
     THR   Three Rivers Fin. Corp. of MI           16.25     825    13.4        23.50   15.13   16.50   -1.52    1.18   -25.29
     WSB   Washington SB, FSB of MD                 4.88   4,421    21.6         9.50    4.88    5.06   -3.56  -30.29   -46.14
     WFI   Winton Financial Corp. of OH            11.50   4,014    46.2        20.63    7.88   12.25   -6.12   41.45    12.86

     NASDAQ Listed OTC Companies
     ---------------------------
     FBCV  1st Bancorp of Vincennes IN(8)          42.25   1,092    46.1        45.50   22.06   42.00    0.60   90.14    44.25
     FBER  1st Bergen Bancorp of NJ                16.25   2,585    42.0        20.75   14.75   17.25   -5.80   -8.45   -15.05
     AFED  AFSALA Bancorp, Inc. of NY(8)           13.50   1,319    17.8        20.75   12.25   15.00  -10.00  -15.63   -29.87
     ALBK  ALBANK Fin. Corp. of Albany NY(8)       55.63  13,222   735.5        74.63   39.75   57.25   -2.83   39.49     8.15
     AMFC  AMB Financial Corp. of IN               14.50     916    13.3        19.38   14.50   14.75   -1.69    0.00    -8.69
     ASBP  ASB Financial Corp. of OH               11.50   1,655    19.0        16.75   10.88   10.88    5.70  -12.41   -13.21
     ABBK  Abington Bancorp of MA*                 15.13   3,532    53.4        22.25   13.00   14.88    1.68   -1.63   -27.95

                                                            Current Per Share Financials
                                                        ----------------------------------------
                                                                                 Tangible
                                                        Trailing  12 Mo.   Book    Book
                                                         12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                               EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                              -------- ------- ------- -------- ------
                                                            ($)     ($)     ($)     ($)     ($)
     NYSE Traded Companies
     ---------------------
     AHM   Ahmanson and Co. H.F. of CA(8)                  3.74    3.70   28.65   21.85   468.53
     BYS   Bay State Bancorp of MA*                        1.05    1.05   23.66   23.66   114.26
     CFB   Commercial Federal Corp. of NE                  1.46    1.76   15.29   13.55   210.50
     DME   Dime Bancorp, Inc. of NY*                       1.55    0.95   11.72    9.64   184.21
     DSL   Downey Financial Corp. of CA                    2.03    2.10   16.33   16.16   207.51
     FED   FirstFed Fin. Corp. of CA                       1.38    1.31   11.33   11.25   189.04
     GSB   Golden State Bancorp of CA(8)                   1.70    2.04   20.24   16.99   326.52
     GDW   Golden West Fin. Corp. of CA                    6.99    6.84   50.76   50.76   678.36
     GPT   GreenPoint Fin. Corp. of NY*                    1.75    1.79   15.30    8.65   154.15
     JSB   JSB Financial, Inc. of NY*                      4.65    5.22   38.65   38.65   159.00
     OCN   Ocwen Financial Corp. of FL                     0.45    0.04    7.03    6.43    57.68
     SIB   Staten Island Bancorp of NY*                    0.56    0.91   15.75   15.35    66.89
     WES   Westcorp Inc. of Orange CA                      0.28   -1.26   12.60   12.57   138.92

     AMEX Traded Companies
     ---------------------
     ANA   Acadiana Bancshares, Inc of LA                  1.18    1.10   17.52   17.52   119.02
     ANE   Alliance Bncp of New Eng of CT*                 0.93    0.45    7.90    7.73   101.20
     BKC   American Bank of Waterbury CT*                  1.82    1.53   12.65   12.27   146.27
     BFD   BostonFed Bancorp of MA                         1.32    1.06   15.31   14.77   196.22
     CNY   Carver Bancorp, Inc. of NY                      0.45    0.40   15.36   14.82   189.05
     CBK   Citizens First Fin.Corp. of IL                  0.78    0.44   15.52   15.52   111.27
     EFC   EFC Bancorp Inc of IL                          -0.44    0.53   12.56   12.56    53.08
     EBI   Equality Bancorp, Inc. of MO                    0.56    0.01   10.40   10.40   108.56
     ESX   Essex Bancorp of Norfolk VA(8)                 -0.44   -0.44    0.04   -0.08   202.45
     FCB   Falmouth Bancorp, Inc. of MA*                   0.75    0.57   16.24   16.24    75.96
     FAB   FirstFed America Bancorp of MA                  0.83    0.67   14.10   14.10   159.06
     GAF   GA Financial Corp. of PA                        1.13    1.05   14.95   14.81   116.10
     HBS   Haywood Bancshares, Inc. of NC*                 1.76    1.76   18.06   17.49   121.60
     KNK   Kankakee Bancorp, Inc. of IL                    2.09    2.00   28.43   24.29   291.26
     KYF   Kentucky First Bancorp of KY                    0.74    0.73   11.61   11.61    66.11
     NBN   Northeast Bancorp of ME*                        0.89    0.81    9.72    8.83   138.86
     NEP   Northeast PA Fin. Corp of PA                   -0.20    0.45   13.22   13.22    74.34
     PDB   Piedmont Bancorp, Inc. of NC                    0.60    0.58    7.85    7.85    47.45
     SSB   Scotland Bancorp, Inc. of NC                    0.44    0.44    7.96    7.96    31.91
     SZB   SouthFirst Bancshares of AL                     0.66    0.59   16.75   16.34   168.54
     SRN   Southern Banc Company of AL                     0.42    0.42   14.95   14.84    85.95
     SSM   Stone Street Bancorp of NC                      0.82    0.82   16.64   16.64    60.91
     TSH   Teche Holding Company of LA                     1.12    1.10   16.60   16.60   119.93
     FTF   Texarkana Fst. Fin. Corp of AR                  1.82    1.77   16.23   16.23   109.07
     THR   Three Rivers Fin. Corp. of MI                   1.01    0.94   16.08   16.02   118.86
     WSB   Washington SB, FSB of MD                        0.44    0.30    5.21    5.21    61.87
     WFI   Winton Financial Corp. of OH                    0.80    0.66    5.80    5.68    80.84

     NASDAQ Listed OTC Companies
     ---------------------------
     FBCV  1st Bancorp of Vincennes IN(8)                  1.75    1.23   21.85   21.43   238.23
     FBER  1st Bergen Bancorp of NJ                        0.82    0.82   13.50   13.50   116.35
     AFED  AFSALA Bancorp, Inc. of NY(8)                   0.91    0.93   15.26   15.26   125.80
     ALBK  ALBANK Fin. Corp. of Albany NY(8)               3.38    3.37   28.70   22.72   312.42
     AMFC  AMB Financial Corp. of IN                       0.94    0.61   15.41   15.41   121.55
     ASBP  ASB Financial Corp. of OH                       0.65    0.65    8.76    8.76    70.35
     ABBK  Abington Bancorp of MA*                         1.28    0.97    9.85    8.98   154.65

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 4, 1998

                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      ------------------------------------------------
                                                                                52 Week (1)                % Change From
                                                          Shares  Market      ---------------         ------------------------
                                                  Price/  Outst- Capital-                       Last     Last 52 Wks  Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week  Ago(2) 1997(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     AABC  Access Anytime Bancorp of NM             7.00   1,217     8.5        13.00    6.37    8.25  -15.15    9.89   -36.36
     AFBC  Advance Fin. Bancorp of WV              14.38   1,074    15.4        20.88   13.88   14.38    0.00   -8.00   -17.26
     ALBC  Albion Banc Corp. of Albion NY           8.63     752     6.5        14.17    7.75    9.75  -11.49   11.35   -35.26
     ABCL  Alliance Bancorp, Inc. of IL            17.25  11,435   197.3        29.25   16.75   18.44   -6.45  -22.47   -34.91
     ALLB  Alliance Bank MHC of PA (19.9)          15.25   3,273     9.9        39.00   15.25   20.00  -23.75  -38.38   -50.81
     AHCI  Ambanc Holding Co., Inc. of NY*         13.00   4,105    53.4        20.00   12.88   13.75   -5.45  -16.13   -30.67
     ASBI  Ameriana Bancorp of IN                  18.00   3,253    58.6        22.00   17.75   18.75   -4.00  -17.73    -9.46
     ABCW  Anchor Bancorp Wisconsin of WI          22.19  17,840   395.9        23.25   13.69   22.00    0.86   62.80    21.99
     ANDB  Andover Bancorp, Inc. of MA*            27.50   6,481   178.2        39.88   24.60   33.00  -16.67   10.44   -14.60
     ASFC  Astoria Financial Corp. of NY           37.88  26,531 1,005.0        62.50   35.94   38.81   -2.40  -23.29   -32.05
     AVND  Avondale Fin. Corp. of IL               12.25   3,060    37.5        18.88   12.25   13.00   -5.77  -16.27   -24.62
     BCSB  BCSB Bankcorp MHC of MD (38.6)          10.44   6,117    24.6        12.63   10.13   10.63   -1.79    4.40     4.40
     BKCT  Bancorp Connecticut of CT*              16.25   5,114    83.1        25.00   14.94   14.94    8.77    1.56   -22.62
     BPLS  Bank Plus Corp. of CA                    7.25  19,387   140.6        16.13    7.25    8.75  -17.14  -34.86   -42.60
     BNKU  Bank United Corp. of TX                 35.44  31,596 1,119.8        56.00   32.50   32.50    9.05  -11.40   -27.58
     BWFC  Bank West Fin. Corp. of MI              11.13   2,624    29.2        17.50   11.13   11.75   -5.28   -7.25   -31.00
     BANC  BankAtlantic Bancorp of FL               9.31  36,676   341.5        17.00    8.63    9.75   -4.51  -26.29   -44.42
     BKUNA BankUnited Fin. Corp. of FL              9.50  17,786   169.0        18.50    8.25    9.30    2.15  -23.63   -38.35
     BVCC  Bay View Capital Corp. of CA            17.00  20,276   344.7        38.00   17.00   17.75   -4.23  -34.62   -53.10
     FSNJ  Bayonne Banchsares of NJ(8)             13.16   9,094   119.7        17.38   10.00   12.75    3.22    9.12    -1.64
     BFSB  Bedford Bancshares, Inc. of VA          11.50   2,298    26.4        17.38   10.88   12.38   -7.11   -4.17   -32.35
     BFFC  Big Foot Fin. Corp. of IL               14.00   2,513    35.2        23.94   12.75   14.75   -5.08  -17.65   -33.33
     BYFC  Broadway Fin. Corp. of CA                8.25     933     7.7        12.73    8.25    9.75  -15.38  -19.04   -32.76
     BRKL  Brookline Bncp MHC of MA(47.0)          10.88  29,095   148.8        17.98   10.19   11.06   -1.63    8.80     8.80
     CBES  CBES Bancorp, Inc. of MO                19.00     940    17.9        26.00   17.38   19.00    0.00    7.04   -14.61
     CCFH  CCF Holding Company of GA               21.00     895    18.8        24.00   15.00   19.25    9.09   35.83     4.32
     CITZ  CFS Bancorp, Inc. of IN                  9.13  22,727   207.5        11.44    8.38    9.13    0.00   -8.70    -8.70
     CFSB  CFSB Bancorp of Lansing MI              21.75   8,167   177.6        28.75   15.76   21.75    0.00   35.43    -8.84
     CKFB  CKF Bancorp of Danville KY              16.50     843    13.9        21.25   15.00   17.38   -5.06  -13.16   -10.81
     CNSB  CNS Bancorp, Inc. of MO                 15.13   1,645    24.9        21.50   14.75   15.50   -2.39   -9.67   -26.20
     CSBF  CSB Financial Group Inc of IL           10.13     821     8.3        14.00   10.00   10.63   -4.70  -14.73   -24.96
     CBCI  Calumet Bancorp of Chicago IL           26.50   3,145    83.3        39.00   26.00   26.75   -0.93   -7.28   -20.30
     CAFI  Camco Fin. Corp. of OH                  16.00   5,481    87.7        20.67   11.83   16.63   -3.79   35.25    -5.88
     CMRN  Cameron Fin. Corp. of MO                16.00   2,434    38.9        22.19   16.00   16.63   -3.79   -9.86   -21.95
     CFNC  Carolina Fincorp of NC*                  8.94   1,906    17.0        18.88    8.88    9.38   -4.69  -49.29   -51.68
     CASB  Cascade Financial Corp. of WA           12.75   4,266    54.4        16.00    9.60   13.25   -3.77   20.28    20.28
     CATB  Catskill Fin. Corp. of NY*              12.75   4,486    57.2        19.13   12.75   13.75   -7.27  -21.54   -32.47
     CAVB  Cavalry Bancorp of TN                   18.88   7,538   142.3        25.25   18.50   18.63    1.34   88.80    88.80
     CNIT  Cenit Bancorp of Norfolk VA             17.75   4,997    88.7        28.58   16.42   18.25   -2.74    4.66   -33.02
     CEBK  Central Co-Op. Bank of MA*              19.50   1,965    38.3        33.50   19.50   22.00  -11.36   -2.50   -31.58
     CENB  Century Bancorp, Inc. of NC(8)          13.00   1,271    16.5        39.00   12.88   14.00   -7.14  -50.94   -53.98
     COFI  Charter One Financial of OH             26.63 127,635 3,398.9        36.38   23.00   26.63    0.00    0.08   -15.62
     CVAL  Chester Valley Bancorp of PA            26.00   2,444    63.5        35.24   20.00   29.50  -11.86   21.33    -6.68
     CLAS  Classic Bancshares, Inc. of KY          14.13   1,300    18.4        21.50   12.00   15.25   -7.34   -0.84   -15.64
     CBSA  Coastal Bancorp of Houston TX           16.00   7,563   121.0        26.67   15.00   18.75  -14.67  -18.66   -31.18
     CFCP  Coastal Fin. Corp. of SC                19.00   6,256   118.9        20.50   14.72   19.00    0.00    8.39     3.37
     CFKY  Columbia Financial of KY                12.00   2,671    32.1        17.13   11.75   12.38   -3.07   20.00    20.00
     CMSB  Commonwealth Bancorp Inc of PA          15.00  15,474   232.1        24.25   13.38   14.00    7.14  -12.43   -24.55
     CMSV  Commty. Svgs, MHC of FL (48.5)(8)       22.00   5,100    54.3        40.75   22.00   24.00   -8.33  -31.25   -37.82
     CFTP  Community Fed. Bancorp of MS            15.00   4,398    66.0        21.00   14.50   16.00   -6.25  -17.26   -25.93
     CFFC  Community Fin. Corp. of VA              12.50   2,569    32.1        16.38   10.75   12.50    0.00   14.89    -9.49
     CIBI  Community Inv. Bancorp of OH            12.94   1,335    17.3        15.25    9.83   12.50    3.52   25.27    20.15
     COOP  Cooperative Bancshares of NC            13.38   3,027    40.5        25.00   12.50   14.50   -7.72   -4.43   -45.39
     CRZY  Crazy Woman Creek Bncorp of WY          13.25     939    12.4        20.00   12.75   13.88   -4.54   -9.43   -11.67
     CRSB  Crusader Holding Corp of PA             12.75   3,833    48.9        17.86   12.75   13.50   -5.56    N.A.     N.A.

                                                            Current Per Share Financials
                                                        ----------------------------------------
                                                                                 Tangible
                                                        Trailing  12 Mo.   Book    Book
                                                         12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                               EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                              -------- ------- ------- -------- ------
                                                            ($)     ($)     ($)     ($)     ($)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     AABC  Access Anytime Bancorp of NM                    1.23    1.12    7.62    7.62    96.07
     AFBC  Advance Fin. Bancorp of WV                      0.89    0.84   14.52   14.52   103.04
     ALBC  Albion Banc Corp. of Albion NY                  0.51    0.48    8.37    8.37    98.56
     ABCL  Alliance Bancorp, Inc. of IL                    1.01    1.24   15.80   15.67   180.87
     ALLB  Alliance Bank MHC of PA (19.9)                  0.61    0.61    9.05    9.05    84.78
     AHCI  Ambanc Holding Co., Inc. of NY*                 0.51    0.52   14.22   14.22   137.73
     ASBI  Ameriana Bancorp of IN                          1.17    0.98   14.03   13.78   115.37
     ABCW  Anchor Bancorp Wisconsin of WI                  1.23    1.07    7.33    7.22   115.34
     ANDB  Andover Bancorp, Inc. of MA*                    2.43    2.37   17.61   17.61   214.83
     ASFC  Astoria Financial Corp. of NY                   2.99    2.71   33.64   24.10   436.30
     AVND  Avondale Fin. Corp. of IL                      -1.53   -1.10   15.07   15.07   198.25
     BCSB  BCSB Bankcorp MHC of MD (38.6)                  0.36    0.36    7.28    7.28    44.74
     BKCT  Bancorp Connecticut of CT*                      1.27    1.07    9.58    9.58    96.83
     BPLS  Bank Plus Corp. of CA                           0.39    0.59    9.55    8.77   221.09
     BNKU  Bank United Corp. of TX                         3.50    3.28   21.19   19.25   414.48
     BWFC  Bank West Fin. Corp. of MI                      0.38    0.33    8.88    8.88    69.17
     BANC  BankAtlantic Bancorp of FL                      0.72    0.32    6.96    5.38   102.43
     BKUNA BankUnited Fin. Corp. of FL                     0.36    0.21   10.29    8.60   201.51
     BVCC  Bay View Capital Corp. of CA                    0.72    1.22   19.43   12.60   282.11
     FSNJ  Bayonne Banchsares of NJ(8)                     0.51    0.51   10.55   10.55    77.01
     BFSB  Bedford Bancshares, Inc. of VA                  0.77    0.76    9.02    9.02    68.11
     BFFC  Big Foot Fin. Corp. of IL                       0.47    0.35   15.16   15.16    87.79
     BYFC  Broadway Fin. Corp. of CA                       0.69    0.44   13.94   13.94   137.67
     BRKL  Brookline Bncp MHC of MA(47.0)                  0.47    0.47    9.33    9.33    28.09
     CBES  CBES Bancorp, Inc. of MO                        1.12    0.80   17.93   17.93   131.61
     CCFH  CCF Holding Company of GA                       0.21   -0.02   12.89   12.89   177.14
     CITZ  CFS Bancorp, Inc. of IN                         0.36    0.40   10.88   10.88    62.51
     CFSB  CFSB Bancorp of Lansing MI                      1.42    1.27    8.08    8.08   103.80
     CKFB  CKF Bancorp of Danville KY                      0.98    0.98   16.06   16.06    74.45
     CNSB  CNS Bancorp, Inc. of MO                         0.53    0.45   14.76   14.76    59.57
     CSBF  CSB Financial Group Inc of IL                   0.41    0.42   13.52   12.76    58.44
     CBCI  Calumet Bancorp of Chicago IL                   3.04    3.06   27.74   27.74   156.43
     CAFI  Camco Fin. Corp. of OH                          1.23    0.89   10.62    9.98   107.32
     CMRN  Cameron Fin. Corp. of MO                        1.01    0.99   18.02   18.02    90.71
     CFNC  Carolina Fincorp of NC*                         0.56    0.63    8.07    8.07    59.76
     CASB  Cascade Financial Corp. of WA                   0.83    0.74    7.36    7.36   104.12
     CATB  Catskill Fin. Corp. of NY*                      0.86    0.85   15.21   15.21    69.01
     CAVB  Cavalry Bancorp of TN                           0.68    0.50   13.37   13.37    45.08
     CNIT  Cenit Bancorp of Norfolk VA                     1.27    1.17   10.32    9.56   130.45
     CEBK  Central Co-Op. Bank of MA*                      1.55    1.20   18.72   17.00   191.38
     CENB  Century Bancorp, Inc. of NC(8)                  0.95    0.94   14.74   14.74    76.21
     COFI  Charter One Financial of OH                     1.31    1.73   11.59   10.91   155.23
     CVAL  Chester Valley Bancorp of PA                    1.33    1.25   13.03   13.03   154.26
     CLAS  Classic Bancshares, Inc. of KY                  0.75    0.95   15.78   13.57   106.14
     CBSA  Coastal Bancorp of Houston TX                   2.04    2.09   15.17   13.21   394.09
     CFCP  Coastal Fin. Corp. of SC                        1.07    0.86    5.81    5.81    98.61
     CFKY  Columbia Financial of KY                        0.22    0.22   14.03   14.03    44.54
     CMSB  Commonwealth Bancorp Inc of PA                  0.86    0.61   12.91   10.17   153.05
     CMSV  Commty. Svgs, MHC of FL (48.5)(8)               1.01    0.93   16.29   16.29   150.10
     CFTP  Community Fed. Bancorp of MS                    0.66    0.57   13.33   13.33    59.86
     CFFC  Community Fin. Corp. of VA                      0.71    0.68   10.05   10.01    71.32
     CIBI  Community Inv. Bancorp of OH                    0.68    0.68    8.37    8.37    76.21
     COOP  Cooperative Bancshares of NC                    0.79    0.72   10.00   10.00   125.89
     CRZY  Crazy Woman Creek Bncorp of WY                  0.79    0.79   15.34   15.34    65.47
     CRSB  Crusader Holding Corp of PA                     0.97    0.89    6.06    5.74    52.71

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 4, 1998

                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      ------------------------------------------------
                                                                                52 Week (1)                % Change From
                                                          Shares  Market      ---------------         ------------------------
                                                  Price/  Outst- Capital-                       Last     Last 52 Wks  Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week  Ago(2) 1997(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     DNFC  D&N Financial Corp. of MI               17.50   9,157   160.2        29.75   15.94   18.75   -6.67   -3.74   -33.96
     DCBI  Delphos Citizens Bancorp of OH          18.53   1,848    34.2        24.25   15.38   16.13   14.88   12.30   -10.70
     DCOM  Dime Community Bancorp of NY*           18.00  12,177   219.2        29.31   15.31   18.00    0.00   -7.98   -24.21
     ESBF  ESB Financial Corp of PA                15.75   5,665    89.2        20.00   14.21   16.25   -3.08   10.84   -10.00
     EGLB  Eagle BancGroup of IL                   15.75   1,177    18.5        21.13   14.00   14.13   11.46   -7.35   -16.58
     EBSI  Eagle Bancshares of Tucker GA           17.00   5,806    98.7        27.25   16.75   18.25   -6.85    3.03   -22.73
     ETFS  East Texas Fin. Serv. of TX             13.25   1,539    20.4        16.25   12.67   13.25    0.00    3.92   -16.30
     ESBK  Elmira Svgs Bank (The) of NY*           24.00     727    17.4        32.25   23.10   25.75   -6.80    3.90   -20.00
     EMLD  Emerald Financial Corp. of OH           12.00  10,274   123.3        16.00    6.88   11.50    4.35   74.42     8.50
     EFBC  Empire Federal Bancorp of MT            13.13   2,480    32.6        18.25   12.50   12.50    5.04  -16.63   -23.35
     EFBI  Enterprise Fed. Bancorp of OH           27.38   2,211    60.5        35.00   19.50   28.00   -2.21   35.21   -13.08
     EQSB  Equitable FSB of Wheaton MD             23.00   1,223    28.1        34.00   18.75   25.75  -10.68   22.67   -13.21
     FCBF  FCB Fin. Corp. of Neenah WI             27.25   3,857   105.1        34.00   26.50   28.63   -4.82    1.87    -7.63
     FFDF  FFD Financial Corp. of OH               17.00   1,445    24.6        24.00   14.75   16.00    6.25   15.25    -5.56
     FFLC  FFLC Bancorp of Leesburg FL             17.50   3,742    65.5        23.50   16.50   17.00    2.94   -7.06   -19.54
     FFWC  FFW Corporation of Wabash IN            15.00   1,458    21.9        21.50   14.31   17.13  -12.43    2.53   -21.05
     FFYF  FFY Financial Corp. of OH               29.50   4,011   118.3        36.88   26.88   32.13   -8.19    6.77   -10.96
     FMCO  FMS Financial Corp. of NJ               11.25   7,203    81.0        16.67    9.08   11.50   -2.17   33.61    -4.90
     FFHH  FSF Financial Corp. of MN               14.38   2,933    42.2        21.25   13.38   15.63   -8.00  -18.99   -31.33
     FOBC  Fed One Bancorp of Wheeling WV(8)       37.38   2,402    89.8        45.50   20.00   36.13    3.46   86.90    35.93
     FBCI  Fidelity Bancorp of Chicago IL          21.13   2,833    59.9        26.00   19.38   20.25    4.35   -6.09   -17.56
     FSBI  Fidelity Bancorp, Inc. of PA            18.50   1,974    36.5        28.00   17.00   19.50   -5.13   10.12   -20.26
     FFFL  Fidelity Bcsh MHC of FL (47.9)          24.00   6,802    78.2        35.38   22.25   23.00    4.35  -14.68   -26.15
     FFED  Fidelity Fed. Bancorp of IN              3.63   3,127    11.4        10.50    3.63    5.00  -27.40  -57.29   -64.79
     FFOH  Fidelity Financial of OH                13.00   5,598    72.8        19.88   12.50   13.50   -3.70  -18.75   -16.13
     FIBC  Financial Bancorp, Inc. of NY(8)        31.00   1,707    52.9        37.63   22.00   34.00   -8.82   41.68    28.47
     FBSI  First Bancshares, Inc. of MO            12.75   2,214    28.2        17.50   11.00   13.00   -1.92    7.32   -18.43
     FBBC  First Bell Bancorp of PA                16.00   6,525   104.4        21.63   15.63   16.63   -3.79   -0.81   -15.79
     SKBO  First Carnegie MHC of PA(45.0)          11.00   2,300    11.4        21.00   11.00   13.25  -16.98  -34.33   -41.33
     FSTC  First Citizens Corp of GA               25.50   2,795    71.3        35.50   21.33   27.25   -6.42   15.91   -25.00
     FCME  First Coastal Corp. of ME*              11.75   1,361    16.0        15.75   10.25   10.50   11.90    8.00   -21.03
     FDEF  First Defiance Fin.Corp. of OH          11.88   8,158    96.9        16.25   11.88   12.50   -4.96  -23.35   -25.75
     FESX  First Essex Bancorp of MA*              16.00   7,562   121.0        26.13   15.13   16.69   -4.13  -10.51   -31.18
     FFSX  First FSB MHC Sxld of IA(46.3)(8)       28.00   2,840    36.8        39.00   28.00   30.25   -7.44   -6.67   -11.81
     FFES  First Fed of E. Hartford CT             25.13   2,743    68.9        42.25   24.75   26.00   -3.35  -28.20   -32.54
     BDJI  First Fed. Bancorp. of MN               14.75     998    14.7        22.00   14.00   14.50    1.72    5.36   -32.95
     FFBH  First Fed. Bancshares of AR             19.00   4,871    92.5        30.25   18.50   20.25   -6.17  -10.08   -20.00
     FTFC  First Fed. Capital Corp. of WI          14.25  18,519   263.9        18.38   11.88   14.75   -3.39   16.90   -15.88
     FFKY  First Fed. Fin. Corp. of KY             23.63   4,130    97.6        28.75   20.50   25.00   -5.48    8.64     3.87
     FFBZ  First Federal Bancorp of OH             10.00   3,151    31.5        14.50    9.13   11.13  -10.15    8.11    -5.30
     FFCH  First Fin. Holdings Inc. of SC          18.50  13,632   252.2        27.00   16.75   18.38    0.65   11.24   -30.35
     FFHS  First Franklin Corp. of OH              14.50   1,783    25.9        20.83   12.50   15.13   -4.16   10.10   -30.39
     FGHC  First Georgia Hold. Corp of GA          10.25   4,799    49.2        15.75    5.17   11.13   -7.91   98.26    61.93
     FFSL  First Independence Corp. of KS          11.50     957    11.0        15.63   11.00   11.25    2.22  -20.69   -17.86
     FISB  First Indiana Corp. of IN               19.75  12,781   252.4        30.00   18.54   22.13  -10.75   10.21   -21.66
     FKAN  First Kansas Financial of KS            10.13   1,554    15.7        12.50   10.00   10.25   -1.17    1.30     1.30
     FKFS  First Keystone Fin. Corp of PA          12.00   2,413    29.0        21.75   11.75   12.75   -5.88  -13.54   -32.89
     FLKY  First Lancaster Bncshrs of KY           13.69     947    13.0        16.38   13.19   13.25    3.32  -12.75   -14.12
     FLFC  First Liberty Fin. Corp. of GA          20.00  13,369   267.4        25.50   14.75   19.00    5.26   37.17    -6.24
     CASH  First Midwest Fin., Inc. of OH          18.13   2,614    47.4        24.88   17.75   19.00   -4.58    0.72   -19.42
     FMBD  First Mutual Bancorp Inc of IL(8)       16.63   3,531    58.7        25.00   15.25   17.00   -2.18    5.59   -33.48
     FMSB  First Mutual SB of Bellevue WA*         12.75   4,244    54.1        20.17   11.94   14.00   -8.93   -6.73   -31.08
     FNGB  First Northern Cap. Corp of WI          10.75   8,859    95.2        14.00   10.50   11.50   -6.52  -23.21   -23.21
     FFPB  First Palm Beach Bancorp of FL          31.00   5,136   159.2        44.94   30.00   32.25   -3.88   -8.82   -28.12
     FWWB  First Savings Bancorp of WA             20.13  11,699   235.5        25.97   19.38   19.94    0.95  -10.29   -19.48

                                                            Current Per Share Financials
                                                        ----------------------------------------
                                                                                 Tangible
                                                        Trailing  12 Mo.   Book    Book
                                                         12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                               EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                              -------- ------- ------- -------- ------
                                                            ($)     ($)     ($)     ($)     ($)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     DNFC  D&N Financial Corp. of MI                       1.67    1.46   11.55   11.45   207.27
     DCBI  Delphos Citizens Bancorp of OH                  0.91    0.91   14.84   14.84    61.46
     DCOM  Dime Community Bancorp of NY*                   1.08    1.05   15.30   13.33   133.36
     ESBF  ESB Financial Corp of PA                        1.03    1.03   12.01   10.72   166.91
     EGLB  Eagle BancGroup of IL                           0.52    0.18   17.82   17.82   147.91
     EBSI  Eagle Bancshares of Tucker GA                   1.49    1.45   13.36   13.36   192.94
     ETFS  East Texas Fin. Serv. of TX                     0.41    0.35   13.77   13.77    79.66
     ESBK  Elmira Svgs Bank (The) of NY*                   1.48    1.56   19.97   19.97   318.74
     EMLD  Emerald Financial Corp. of OH                   0.67    0.61    5.11    5.05    60.09
     EFBC  Empire Federal Bancorp of MT                    0.65    0.65   16.39   16.39    44.59
     EFBI  Enterprise Fed. Bancorp of OH                   1.03    0.88   16.47   16.06   165.37
     EQSB  Equitable FSB of Wheaton MD                     1.86    1.76   14.67   14.67   286.64
     FCBF  FCB Fin. Corp. of Neenah WI                     1.51    1.12   19.42   19.42   134.24
     FFDF  FFD Financial Corp. of OH                       1.09    0.49   15.43   15.43    69.28
     FFLC  FFLC Bancorp of Leesburg FL                     1.06    1.00   14.11   14.11   110.22
     FFWC  FFW Corporation of Wabash IN                    1.30    1.14   13.12   12.07   139.45
     FFYF  FFY Financial Corp. of OH                       1.93    1.89   21.00   21.00   162.49
     FMCO  FMS Financial Corp. of NJ                       0.73    0.73    5.69    5.64    93.53
     FFHH  FSF Financial Corp. of MN                       1.08    1.02   14.73   14.73   141.18
     FOBC  Fed One Bancorp of Wheeling WV(8)               1.25    1.21   17.43   16.77   155.64
     FBCI  Fidelity Bancorp of Chicago IL                  0.33    1.04   18.77   18.74   177.09
     FSBI  Fidelity Bancorp, Inc. of PA                    1.45    1.42   14.23   14.23   200.70
     FFFL  Fidelity Bcsh MHC of FL (47.9)                  1.15    0.92   13.28   12.90   215.87
     FFED  Fidelity Fed. Bancorp of IN                    -0.25   -0.19    4.28    4.28    63.14
     FFOH  Fidelity Financial of OH                        0.85    0.82   11.79   10.49    95.02
     FIBC  Financial Bancorp, Inc. of NY(8)                1.69    1.64   16.83   16.76   199.77
     FBSI  First Bancshares, Inc. of MO                    0.83    0.83   11.00   10.55    77.77
     FBBC  First Bell Bancorp of PA                        1.16    1.15   11.78   11.78   115.96
     SKBO  First Carnegie MHC of PA(45.0)                  0.36    0.43   10.63   10.63    63.30
     FSTC  First Citizens Corp of GA                       2.20    1.99   12.72   10.17   126.02
     FCME  First Coastal Corp. of ME*                      0.90    0.81   11.29   11.29   126.17
     FDEF  First Defiance Fin.Corp. of OH                  0.66    0.63   12.66   12.66    71.36
     FESX  First Essex Bancorp of MA*                      1.39    1.19   12.41    9.00   173.86
     FFSX  First FSB MHC Sxld of IA(46.3)(8)               1.20    1.17   14.80   11.92   194.22
     FFES  First Fed of E. Hartford CT                     2.13    2.30   25.73   25.73   357.42
     BDJI  First Fed. Bancorp. of MN                       0.81    0.82   12.71   12.71   121.56
     FFBH  First Fed. Bancshares of AR                     1.14    1.13   17.46   17.46   118.69
     FTFC  First Fed. Capital Corp. of WI                  1.02    0.70    6.42    6.11    85.56
     FFKY  First Fed. Fin. Corp. of KY                     1.53    1.47   13.24   12.57    99.19
     FFBZ  First Federal Bancorp of OH                     0.54    0.51    5.23    5.23    65.81
     FFCH  First Fin. Holdings Inc. of SC                  1.16    1.11    8.92    8.92   137.49
     FFHS  First Franklin Corp. of OH                      1.05    0.91   12.16   12.11   133.30
     FGHC  First Georgia Hold. Corp of GA                  0.41    0.41    3.07    2.87    37.68
     FFSL  First Independence Corp. of KS                  0.88    0.88   12.35   12.35   128.91
     FISB  First Indiana Corp. of IN                       1.47    1.04   12.54   12.40   136.99
     FKAN  First Kansas Financial of KS                    0.61    0.61   12.95   12.95    69.29
     FKFS  First Keystone Fin. Corp of PA                  1.14    1.01   10.53   10.53   162.03
     FLKY  First Lancaster Bncshrs of KY                   0.51    0.51   14.91   14.91    55.97
     FLFC  First Liberty Fin. Corp. of GA                  0.74    0.77    7.45    6.81   101.35
     CASH  First Midwest Fin., Inc. of OH                  1.09    0.98   16.41   14.65   161.15
     FMBD  First Mutual Bancorp Inc of IL(8)               0.39    0.30   15.72   12.23   107.49
     FMSB  First Mutual SB of Bellevue WA*                 1.03    1.01    7.22    7.22   106.30
     FNGB  First Northern Cap. Corp of WI                  0.74    0.68    8.49    8.49    77.93
     FFPB  First Palm Beach Bancorp of FL                  1.56    0.83   23.53   23.04   343.46
     FWWB  First Savings Bancorp of WA                     1.12    1.04   12.84   11.90    98.65

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 4, 1998

                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      ------------------------------------------------
                                                                                52 Week (1)                % Change From
                                                          Shares  Market      ---------------         ------------------------
                                                  Price/  Outst- Capital-                       Last     Last 52 Wks  Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week  Ago(2) 1997(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     FSFF  First SecurityFed Fin of IL             12.25   6,408    78.5        17.25   10.69   11.44    7.08   22.50   -22.22
     FSLA  First Source Bancorp of NJ               8.00  31,740   253.9        13.93    7.00    7.22   10.80    7.67   -42.57
     SOPN  First Svgs Bancorp of NC                21.25   3,711    78.9        26.00   20.25   22.00   -3.41    1.19   -16.67
     FBNW  FirstBank Corp of Clarkston WA          15.13   1,984    30.0        23.75   15.00   15.88   -4.72  -12.95   -19.86
     FFDB  FirstFed Bancorp, Inc. of AL            12.50   2,434    30.4        15.94    8.88   12.75   -1.96   40.77    15.63
     FSPT  FirstSpartan Fin. Corp. of SC           32.50   4,253   138.2        47.25   32.00   33.00   -1.52   -8.45   -19.25
     FLAG  Flag Financial Corp of GA               13.25   5,175    68.6        19.38    9.67   13.75   -3.64   37.02    -7.54
     FLGS  Flagstar Bancorp, Inc of MI             21.00  13,670   287.1        28.38   17.75   25.50  -17.65    6.98     6.06
     FFIC  Flushing Fin. Corp. of NY*              22.00   7,810   171.8        29.88   18.88   21.75    1.15   -0.59    -7.87
     FBHC  Fort Bend Holding Corp. of TX(8)        16.63   1,817    30.2        28.00   16.63   18.00   -7.61   -4.32   -23.54
     FTSB  Fort Thomas Fin. Corp. of KY            13.25   1,474    19.5        15.75   11.75   15.75  -15.87   12.77   -13.85
     FKKY  Frankfort First Bancorp of KY           14.25   1,619    23.1        22.94   13.75   14.50   -1.72  -35.23   -19.17
     FTNB  Fulton Bancorp, Inc. of MO              16.88   1,701    28.7        26.50   15.75   17.75   -4.90  -20.56   -23.72
     GUPB  GFSB Bancorp, Inc of Gallup NM          14.00   1,201    16.8        17.00   12.33   13.88    0.86   12.00    -0.57
     GSLA  GS Financial Corp. of LA                12.00   3,267    39.2        21.00   12.00   12.25   -2.04  -23.81   -42.86
     GOSB  GSB Financial Corp. of NY*              11.75   2,248    26.4        18.94    8.31   10.50   11.90  -18.29   -34.94
     GBNK  Gaston Fed Bncp MHC of NC(47.0          11.25   4,497    23.8        18.06   11.25   12.50  -10.00   12.50    12.50
     GFCO  Glenway Financial Corp. of OH           19.00   2,282    43.4        24.25   12.50   20.00   -5.00   52.00     1.33
     GTPS  Great American Bancorp of IL            16.75   1,588    26.6        23.00   16.25   17.13   -2.22   -5.63   -11.84
     PEDE  Great Pee Dee Bancorp of SC             12.00   2,202    26.4        17.38   10.75   11.00    9.09   20.00   -25.60
     GSFC  Green Street Fin. Corp. of NC           12.50   4,083    51.0        20.75   11.94   12.88   -2.95  -32.90   -31.51
     GFED  Guaranty Fed Bancshares of MO           10.50   6,228    65.4        14.44    9.90   11.50   -8.70    2.04   -18.48
     HCBB  HCB Bancshares of Camden AR             11.00   2,645    29.1        16.13   11.00   12.50  -12.00  -19.30   -24.14
     HEMT  HF Bancorp of Hemet CA                  14.13   6,369    90.0        18.25   12.25   13.25    6.64   -4.20   -19.26
     HFFC  HF Financial Corp. of SD                15.50   4,395    68.1        24.17   15.50   18.13  -14.51    0.00   -12.28
     HFNC  HFNC Financial Corp. of NC(8)           10.50  17,193   180.5        16.81   10.38   11.50   -8.70  -35.90   -27.59
     HMNF  HMN Financial, Inc. of MN               13.75   5,430    74.7        21.67   13.75   14.38   -4.38  -15.80   -36.55
     HALL  Hallmark Capital Corp. of WI            11.75   2,934    34.5        18.00   11.00   12.00   -2.08    8.00   -30.88
     HRBF  Harbor Federal Bancorp of MD            18.00   1,863    33.5        23.41   17.50   18.13   -0.72    4.23   -21.60
     HARB  Harbor Florida Bancshrs of FL           10.50  30,740   322.8        13.50    9.30   10.31    1.84   12.66    -4.72
     HFSA  Hardin Bancorp of Hardin MO             16.75     816    13.7        20.00   16.50   18.25   -8.22   -1.47    -8.22
     HARL  Harleysville SB of PA                   29.63   1,675    49.6        35.00   25.75   29.63    0.00   15.07     7.75
     HFGI  Harrington Fin. Group of IN              9.63   3,276    31.5        13.75    9.63    9.88   -2.53  -20.61   -25.92
     HARS  Harris Fin. MHC of PA (24.9)            13.88  33,965   117.2        27.88   12.00   15.50  -10.45   -7.22   -30.18
     HFFB  Harrodsburg 1st Fin Bcrp of KY          15.25   1,930    29.4        18.00   14.00   15.00    1.67    0.00    -8.96
     HHFC  Harvest Home Fin. Corp. of OH           12.50     879    11.0        16.75   12.00   12.50    0.00    4.17   -20.63
     HAVN  Haven Bancorp of Woodhaven NY           14.38   8,849   127.2        28.75   14.38   17.19  -16.35  -28.10   -36.09
     HTHR  Hawthorne Fin. Corp. of CA              14.25   3,170    45.2        24.00   13.75   14.50   -1.72  -18.01   -29.21
     HMLK  Hemlock Fed. Fin. Corp. of IL           14.50   1,965    28.5        19.00   14.25   15.06   -3.72   -4.16   -15.35
     HBSC  Heritage Bancorp, Inc of SC             16.13   4,629    74.7        22.38   16.13   16.75   -3.70    7.53     7.53
     HFWA  Heritage Financial Corp of WA           11.13   9,755   108.6        15.94    9.88   10.75    3.53   11.30    11.30
     HCBC  High Country Bancorp of CO              12.00   1,323    15.9        15.50   12.00   12.00    0.00   20.00   -22.58
     HBNK  Highland Bancorp of CA                  38.00   2,329    88.5        43.50   30.25   38.50   -1.30   24.59    16.03
     HIFS  Hingham Inst. for Sav. of MA*           22.75   1,304    29.7        37.00   22.75   24.63   -7.63   -6.19   -20.87
     HBEI  Home Bancorp of Elgin IL(8)             12.50   6,856    85.7        19.13   11.69   13.63   -8.29  -28.57   -30.09
     HBFW  Home Bancorp of Fort Wayne IN           27.00   2,351    63.5        37.63   22.38   28.00   -3.57   22.01    -8.47
     HCFC  Home City Fin. Corp. of OH              12.00     905    10.9        22.75   11.00   11.50    4.35  -22.58   -35.14
     HOMF  Home Fed Bancorp of Seymour IN          24.50   5,139   125.9        33.75   20.00   25.00   -2.00   19.51    -5.77
     HWEN  Home Financial Bancorp of IN             7.75     929     7.2         9.75    7.63    8.00   -3.13   -5.72   -16.22
     HLFC  Home Loan Financial Corp of OH          13.38   2,248    30.1        16.75   13.38   14.50   -7.72   33.80    33.80
     HPBC  Home Port Bancorp, Inc. of MA*          19.75   1,842    36.4        27.63   19.75   22.25  -11.24  -14.13   -14.61
     HSTD  Homestead Bancorp, Inc. of LA            7.44   1,478    11.0         9.31    3.41    7.50   -0.80  -25.60    29.39
     HFBC  HopFed Bancorp of KY                    16.63   4,034    67.1        21.88   16.00   16.88   -1.48   66.30    66.30
     HZFS  Horizon Fin'l. Services of IA           15.50     880    13.6        16.88    9.44   15.75   -1.59   64.19    29.17
     HRZB  Horizon Financial Corp. of WA*          14.00   7,488   104.8        19.25   13.13   13.50    3.70   -7.47   -21.13

                                                            Current Per Share Financials
                                                        ----------------------------------------
                                                                                 Tangible
                                                        Trailing  12 Mo.   Book    Book
                                                         12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                               EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                              -------- ------- ------- -------- ------
                                                            ($)     ($)     ($)     ($)     ($)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     FSFF  First SecurityFed Fin of IL                     0.46    0.72   14.59   14.55    50.45
     FSLA  First Source Bancorp of NJ                      0.36    0.35    8.17    7.91    38.47
     SOPN  First Svgs Bancorp of NC                        1.42    1.42   18.73   18.73    81.94
     FBNW  FirstBank Corp of Clarkston WA                  0.97    0.55   15.32   15.32    98.00
     FFDB  FirstFed Bancorp, Inc. of AL                    0.68    0.68    7.24    6.67    74.56
     FSPT  FirstSpartan Fin. Corp. of SC                   1.77    1.72   29.57   29.57   121.66
     FLAG  Flag Financial Corp of GA                       0.39    0.27    4.26    4.26    47.92
     FLGS  Flagstar Bancorp, Inc of MI                     2.20    2.20   10.44   10.16   188.24
     FFIC  Flushing Fin. Corp. of NY*                      1.21    1.22   17.90   17.24   139.81
     FBHC  Fort Bend Holding Corp. of TX(8)                1.14    0.75   12.52   11.84   175.21
     FTSB  Fort Thomas Fin. Corp. of KY                    0.80    0.80   11.05   11.05    68.76
     FKKY  Frankfort First Bancorp of KY                   0.98    0.98   14.02   14.02    83.07
     FTNB  Fulton Bancorp, Inc. of MO                      0.75    0.58   15.06   15.06    64.45
     GUPB  GFSB Bancorp, Inc of Gallup NM                  0.79    0.79   12.14   12.14    98.40
     GSLA  GS Financial Corp. of LA                        0.46    0.40   16.01   16.01    44.43
     GOSB  GSB Financial Corp. of NY*                      0.41    0.39   14.30   14.30    57.42
     GBNK  Gaston Fed Bncp MHC of NC(47.0                  0.33    0.30    9.14    9.14    45.06
     GFCO  Glenway Financial Corp. of OH                   1.11    1.12   12.60   12.49   131.66
     GTPS  Great American Bancorp of IL                    0.63    0.63   17.07   17.07    93.41
     PEDE  Great Pee Dee Bancorp of SC                     0.62    0.62   14.19   14.19    31.45
     GSFC  Green Street Fin. Corp. of NC                   0.69    0.69   14.81   14.81    42.44
     GFED  Guaranty Fed Bancshares of MO                   0.45    0.45   11.35   11.35    41.75
     HCBB  HCB Bancshares of Camden AR                     0.25    0.25   14.45   14.28    83.79
     HEMT  HF Bancorp of Hemet CA                          0.02    0.10   13.15   11.25   164.21
     HFFC  HF Financial Corp. of SD                        1.47    1.28   12.88   12.88   129.71
     HFNC  HFNC Financial Corp. of NC(8)                   0.78    0.53    9.94    9.94    58.62
     HMNF  HMN Financial, Inc. of MN                       1.06    0.75   15.65   14.55   134.83
     HALL  Hallmark Capital Corp. of WI                    0.95    0.89   11.40   11.40   149.41
     HRBF  Harbor Federal Bancorp of MD                    0.94    0.91   15.94   15.94   126.53
     HARB  Harbor Florida Bancshrs of FL                   0.53    0.50    8.41    8.32    42.90
     HFSA  Hardin Bancorp of Hardin MO                     1.01    0.88   16.51   16.51   163.39
     HARL  Harleysville SB of PA                           2.08    2.08   15.14   15.14   236.05
     HFGI  Harrington Fin. Group of IN                    -0.57   -0.20    6.92    6.92   147.86
     HARS  Harris Fin. MHC of PA (24.9)                    0.54    0.44    5.56    5.02    68.47
     HFFB  Harrodsburg 1st Fin Bcrp of KY                  0.77    0.77   14.99   14.99    56.49
     HHFC  Harvest Home Fin. Corp. of OH                   0.73    0.63   11.73   11.73   103.39
     HAVN  Haven Bancorp of Woodhaven NY                   1.00    1.06   13.33   12.74   255.99
     HTHR  Hawthorne Fin. Corp. of CA                      2.91    3.40   15.06   15.06   378.97
     HMLK  Hemlock Fed. Fin. Corp. of IL                   0.84    0.82   14.81   14.81    97.85
     HBSC  Heritage Bancorp, Inc of SC                     0.76    0.76   20.46   20.46    65.00
     HFWA  Heritage Financial Corp of WA                   0.37    0.19    9.53    9.53    33.09
     HCBC  High Country Bancorp of CO                      0.53    0.53   13.64   13.64    69.73
     HBNK  Highland Bancorp of CA                          3.15    2.77   19.37   19.37   246.21
     HIFS  Hingham Inst. for Sav. of MA*                   2.16    2.14   17.29   17.29   183.40
     HBEI  Home Bancorp of Elgin IL(8)                     0.36    0.36   14.00   14.00    53.63
     HBFW  Home Bancorp of Fort Wayne IN                   1.26    1.23   18.27   18.27   153.25
     HCFC  Home City Fin. Corp. of OH                      1.05    1.04   11.96   11.96    86.23
     HOMF  Home Fed Bancorp of Seymour IN                  2.02    1.58   13.03   12.70   140.02
     HWEN  Home Financial Bancorp of IN                    0.42    0.32    8.08    8.08    45.81
     HLFC  Home Loan Financial Corp of OH                  0.41    0.41   14.04   14.04    36.44
     HPBC  Home Port Bancorp, Inc. of MA*                  1.72    1.93   12.32   12.32   141.40
     HSTD  Homestead Bancorp, Inc. of LA                   0.36    0.36   10.40   10.40    48.02
     HFBC  HopFed Bancorp of KY                            0.72    0.72   14.46   14.46    54.00
     HZFS  Horizon Fin'l. Services of IA                   0.90    0.69    9.60    9.60   105.35
     HRZB  Horizon Financial Corp. of WA*                  1.12    1.09   11.40   11.40    73.86

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 4, 1998

                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      ------------------------------------------------
                                                                                52 Week (1)                % Change From
                                                          Shares  Market      ---------------         ------------------------
                                                  Price/  Outst- Capital-                       Last     Last 52 Wks  Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week  Ago(2) 1997(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     HRBT  Hudson River Bancorp Inc of NY          10.56  17,854   183.1        13.69    9.81   10.38    1.73    5.60     5.60
     ITLA  ITLA Capital Corp of CA*                15.75   7,697   121.2        24.00   15.75   17.75  -11.27  -11.91   -18.18
     ICBC  Independence Comm Bnk Cp of NY          12.81  76,044   974.1        19.13   11.00   11.88    7.83   28.10    28.10
     IFSB  Independence FSB of DC                  13.00   1,281    16.7        21.63   12.00   13.00    0.00   -1.89   -23.53
     INBI  Industrial Bancorp of OH                16.75   5,015    84.0        25.00   14.88   18.50   -9.46    9.84    -5.63
     IWBK  Interwest Bancorp of WA                 25.38  15,668   397.7        31.33   23.00   23.00   10.35   -1.74     0.83
     IPSW  Ipswich SB of Ipswich MA*               12.00   2,390    28.7        20.75   11.50   12.00    0.00   -4.00   -27.27
     JXVL  Jacksonville Bancorp of TX              15.13   2,422    36.6        23.25   14.50   16.25   -6.89   -8.30   -34.92
     JXSB  Jcksnville SB,MHC of IL (45.6)          15.25   1,908    13.3        25.50   14.00   15.50   -1.61    1.67   -23.75
     JSBA  Jefferson Svgs Bancorp of MO            17.00  10,030   170.5        31.88   16.75   19.00  -10.53    2.22   -17.07
     KSBK  KSB Bancorp of Kingfield ME*            17.25   1,259    21.7        22.50   12.50   16.00    7.81   38.00   -23.33
     KFBI  Klamath First Bancorp of OR             14.00   9,917   138.8        24.25   14.00   15.50   -9.68  -30.00   -34.88
     LSBI  LSB Fin. Corp. of Lafayette IN          30.50     954    29.1        32.00   20.48   31.00   -1.61   48.93    12.38
     LVSB  Lakeview Financial of NJ                21.50   4,978   107.0        28.75   17.63   19.00   13.16   13.88   -15.69
     LARK  Landmark Bancshares, Inc of KS          22.00   1,549    34.1        29.25   20.25   21.63    1.71  -16.98   -11.58
     LARL  Laurel Capital Group of PA              16.50   2,191    36.2        23.50   15.67   19.00  -13.16    5.91   -23.86
     LSBX  Lawrence Savings Bank of MA*            12.00   4,327    51.9        19.31   11.00   12.38   -3.07    3.18   -26.74
     LFED  Leeds Fed Bksr MHC of MD (36.3)         15.75   5,182    29.7        23.50   15.75   16.25   -3.08  -26.16   -27.59
     LXMO  Lexington B&L Fin. Corp. of MO          14.00   1,009    14.1        17.88   14.00   14.00    0.00  -12.50   -21.13
     LIBB  Liberty Bancorp MHC of NJ (47)          10.19   3,901    18.7        11.69    9.50    9.63    5.82    1.90     1.90
     LFCO  Life Financial Corp of CA(8)             5.00   6,556    32.8        25.38    5.00    6.63  -24.59  -72.60   -60.41
     LFBI  Little Falls Bancorp of NJ              14.63   2,478    36.3        22.25   14.00   14.50    0.90  -15.19   -28.63
     LOGN  Logansport Fin. Corp. of IN             14.75   1,262    18.6        19.63   13.50   15.00   -1.67   -6.35   -18.06
     LISB  Long Island Bancorp, Inc of NY(8)       42.88  24,183 1,037.0        67.63   37.50   43.88   -2.28    1.78   -13.60
     MAFB  MAF Bancorp, Inc. of IL                 22.13  22,577   499.6        28.83   19.38   23.75   -6.82    4.53    -6.15
     MBLF  MBLA Financial Corp. of MO              19.75   1,251    24.7        30.63   19.25   19.88   -0.65  -15.05   -35.25
     MECH  MECH Financial Inc of CT*               23.88   5,295   126.4        31.81   21.88   25.00   -4.48    0.55    -8.37
     MFBC  MFB Corp. of Mishawaka IN               18.00   1,590    28.6        30.38   18.00   22.20  -18.92  -20.88   -40.75
     MSBF  MSB Financial, Inc of MI                14.25   1,338    19.1        17.73   12.05   16.88  -15.58   18.26   -17.49
     MARN  Marion Capital Holdings of IN           23.00   1,704    39.2        29.50   22.25   22.75    1.10   -2.13   -15.22
     MRKF  Market Fin. Corp. of OH                 11.00   1,336    14.7        20.25   10.75   10.75    2.33  -22.48   -29.62
     MFSL  Maryland Fed. Bancorp of MD(8)          32.88   6,572   216.1        42.25   22.50   34.75   -5.38   49.86    -6.06
     MASB  MassBank Corp. of Reading MA*           39.75   3,593   142.8        54.25   39.28   45.13  -11.92    2.90   -16.54
     MFLR  Mayflower Co-Op. Bank of MA*            18.00     900    16.2        27.50   18.00   19.50   -7.69   -3.38   -32.71
     MDBK  Medford Bancorp, Inc. of MA*            35.00   4,455   155.9        44.25   32.00   36.75   -4.76    6.45   -10.83
     MWBX  MetroWest Bank of MA*                    6.38  14,252    90.9         9.50    6.25    6.38    0.00   -4.63   -29.11
     METF  Metropolitan Fin. Corp. of OH           11.75   7,051    82.8        18.88    9.00   12.50   -6.00   29.69   -24.19
     MIFC  Mid Iowa Financial Corp. of IA(8)       13.00   1,735    22.6        14.00    9.25   13.00    0.00   44.44    13.04
     MCBN  Mid-Coast Bancorp of ME                  7.50     713     5.3        14.00    7.50    9.00  -16.67  -11.76   -25.00
     MWBI  Midwest Bancshares, Inc. of IA          11.00   1,051    11.6        19.50   11.00   12.25  -10.20   -8.33   -39.73
     MFFC  Milton Fed. Fin. Corp. of OH            12.75   2,237    28.5        17.00   12.31   12.50    2.00   -7.27   -17.10
     MBSP  Mitchell Bancorp, Inc. of NC(8)         16.00     931    14.9        18.50   16.00   17.00   -5.88   -6.60    -5.88
     MBBC  Monterey Bay Bancorp of CA              16.00   3,923    62.8        21.40   13.30   16.00    0.00   20.30     2.56
     MONT  Montgomery Fin. Corp. of IN             10.38   1,653    17.2        13.63    9.75   10.19    1.86  -13.50   -19.41
     MSBK  Mutual SB, FSB of Bay City MI            6.75   4,290    29.0        14.63    6.75    7.75  -12.90  -43.18   -48.08
     MYST  Mystic Financial of MA*                 11.50   2,711    31.2        18.56   11.00   11.75   -2.13   15.00    15.00
     NHTB  NH Thrift Bancshares of NH              14.00   2,095    29.3        22.75   14.00   14.75   -5.08  -29.11   -31.71
     NSLB  NS&L Bancorp, Inc of Neosho MO          16.00     686    11.0        19.50   16.00   16.25   -1.54  -15.79   -15.25
     NSSY  NSS Bancorp of CT(8)*                   41.63   2,378    99.0        58.75   33.75   44.00   -5.39   12.51    10.28
     NMSB  Newmil Bancorp, Inc. of CT*             10.75   3,834    41.2        14.63   10.13   11.00   -2.27  -16.54   -17.31
     NBCP  Niagara Bancorp of NY MHC(45.4*         11.25  29,756   151.9        17.00    8.75    9.56   17.68   12.50    12.50
     NBSI  North Bancshares of Chicago IL          11.88   1,265    15.0        18.83   11.88   12.50   -4.96  -19.02   -33.56
     FFFD  North Central Bancshares of IA          16.19   3,126    50.6        24.88   15.00   15.06    7.50   -2.65   -18.56
     NEIB  Northeast Indiana Bncrp of IN           18.25   1,650    30.1        22.75   16.88   19.63   -7.03    4.29   -17.53
     NWSB  Northwest Bcrp MHC of PA (30.8)         10.88  46,841   157.1        18.00   10.00   10.94   -0.55  -17.14   -23.00

                                                            Current Per Share Financials
                                                        ----------------------------------------
                                                                                 Tangible
                                                        Trailing  12 Mo.   Book    Book
                                                         12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                               EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                              -------- ------- ------- -------- ------
                                                            ($)     ($)     ($)     ($)     ($)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     HRBT  Hudson River Bancorp Inc of NY                  0.41    0.47   12.20   12.20    45.63
     ITLA  ITLA Capital Corp of CA*                        1.79    1.79   13.85   13.81   132.69
     ICBC  Independence Comm Bnk Cp of NY                 -0.53    0.45   12.63   11.93    62.94
     IFSB  Independence FSB of DC                          2.46    0.39   15.46   13.99   214.32
     INBI  Industrial Bancorp of OH                        1.07    1.07   12.19   12.19    76.34
     IWBK  Interwest Bancorp of WA                         1.29    1.09    9.02    8.88   133.46
     IPSW  Ipswich SB of Ipswich MA*                       1.09    0.87    5.46    5.46    97.77
     JXVL  Jacksonville Bancorp of TX                      1.30    1.30   14.48   14.48   100.20
     JXSB  Jcksnville SB,MHC of IL (45.6)                  0.52    0.33    9.38    9.38    88.96
     JSBA  Jefferson Svgs Bancorp of MO                    0.98    0.87   11.84    9.50   123.81
     KSBK  KSB Bancorp of Kingfield ME*                    1.33    1.33    9.56    8.31   122.83
     KFBI  Klamath First Bancorp of OR                     0.90    0.89   14.22   13.03   101.71
     LSBI  LSB Fin. Corp. of Lafayette IN                  1.85    1.59   19.26   19.26   229.18
     LVSB  Lakeview Financial of NJ                        1.76    0.88   12.11    8.26   124.48
     LARK  Landmark Bancshares, Inc of KS                  1.58    1.33   19.35   19.35   148.05
     LARL  Laurel Capital Group of PA                      1.39    1.43   10.73   10.73   100.86
     LSBX  Lawrence Savings Bank of MA*                    2.12    2.09    9.62    9.62    79.70
     LFED  Leeds Fed Bksr MHC of MD (36.3                  0.66    0.66    9.52    9.52    57.70
     LXMO  Lexington B&L Fin. Corp. of MO                  0.62    0.62   15.17   14.15    94.45
     LIBB  Liberty Bancorp MHC of NJ (47)                  0.40    0.38    8.59    8.59    65.46
     LFCO  Life Financial Corp of CA(8)                    2.11    2.19    9.11    9.11    72.06
     LFBI  Little Falls Bancorp of NJ                      0.76    0.76   14.90   13.82   141.79
     LOGN  Logansport Fin. Corp. of IN                     1.02    1.03   13.46   13.46    71.52
     LISB  Long Island Bancorp, Inc of NY(8)               2.31    1.88   23.88   23.68   268.12
     MAFB  MAF Bancorp, Inc. of IL                         1.66    1.59   12.40   11.07   158.11
     MBLF  MBLA Financial Corp. of MO                      1.54    1.53   22.38   22.38   165.83
     MECH  MECH Financial Inc of CT*                       1.62    1.61   17.51   17.51   180.30
     MFBC  MFB Corp. of Mishawaka IN                       1.35    1.32   20.82   20.82   182.98
     MSBF  MSB Financial, Inc of MI                        0.91    0.79    9.95    9.95    59.77
     MARN  Marion Capital Holdings of IN                   1.36    1.36   22.10   21.63   113.83
     MRKF  Market Fin. Corp. of OH                         0.46    0.46   11.78   11.78    40.16
     MFSL  Maryland Fed. Bancorp of MD(8)                  0.90    1.09   15.89   15.74   181.38
     MASB  MassBank Corp. of Reading MA*                   3.00    2.58   30.44   30.04   258.75
     MFLR  Mayflower Co-Op. Bank of MA*                    1.67    1.45   14.67   14.46   158.85
     MDBK  Medford Bancorp, Inc. of MA*                    2.68    2.55   22.78   21.62   254.84
     MWBX  MetroWest Bank of MA*                           0.54    0.54    3.39    3.39    46.20
     METF  Metropolitan Fin. Corp. of OH                   0.93    0.80    5.61    5.20   150.18
     MIFC  Mid Iowa Financial Corp. of IA(8)               0.79    0.78    7.73    7.72    77.83
     MCBN  Mid-Coast Bancorp of ME                         0.61    0.53    7.35    7.35    91.60
     MWBI  Midwest Bancshares, Inc. of IA                  1.38    1.10   10.85   10.85   151.72
     MFFC  Milton Fed. Fin. Corp. of OH                    0.67    0.54   11.64   11.64   105.10
     MBSP  Mitchell Bancorp, Inc. of NC(8)                 0.54    0.54   15.60   15.60    39.67
     MBBC  Monterey Bay Bancorp of CA                      0.33    0.33   11.97   10.95   111.19
     MONT  Montgomery Fin. Corp. of IN                     0.59    0.59   12.14   12.14    70.88
     MSBK  Mutual SB, FSB of Bay City MI                  -1.91   -0.65    7.94    7.94   143.08
     MYST  Mystic Financial of MA*                         0.59    0.55   13.33   13.33    73.42
     NHTB  NH Thrift Bancshares of NH                      1.38    1.28   12.60   11.01   154.81
     NSLB  NS&L Bancorp, Inc of Neosho MO                  0.60    0.59   16.87   16.76    91.32
     NSSY  NSS Bancorp of CT(8)*                           2.18    1.92   23.19   22.62   274.11
     NMSB  Newmil Bancorp, Inc. of CT*                     0.78    0.61    8.71    8.71    95.87
     NBCP  Niagara Bancorp of NY MHC(45.4*                 0.48    0.46    8.31    8.31    43.56
     NBSI  North Bancshares of Chicago IL                  0.36    0.32   10.55   10.55    97.48
     FFFD  North Central Bancshares of IA                  1.41    1.37   16.42   14.29   106.47
     NEIB  Northeast Indiana Bncrp of IN                   1.40    1.40   16.07   16.07   123.19
     NWSB  Northwest Bcrp MHC of PA (30.8                  0.46    0.44    4.65    4.18    54.38

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 4, 1998

                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      ------------------------------------------------
                                                                                52 Week (1)                % Change From
                                                          Shares  Market      ---------------         ------------------------
                                                  Price/  Outst- Capital-                       Last     Last 52 Wks  Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week  Ago(2) 1997(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     NWEQ  Northwest Equity Corp. of WI            17.50     825    14.4        22.25   16.00   17.50    0.00    8.49   -15.66
     NTMG  Nutmeg FS&LA of CT                      12.00   1,077    12.9        12.50    7.69   11.88    1.01   45.45    14.29
     OHSL  OHSL Financial Corp. of OH              14.63   2,496    36.5        18.38   11.75   15.50   -5.61   25.80     8.37
     OCFC  Ocean Fin. Corp. of NJ                  14.63  15,534   227.3        20.00   13.88   15.00   -2.47  -12.97   -21.47
     OTFC  Oregon Trail Fin. Corp. of OR           12.13   4,695    57.0        18.50   11.00   12.75   -4.86   21.30   -30.21
     OFCP  Ottawa Financial Corp. of MI            23.75   5,717   135.8        30.91   21.28   23.88   -0.54   11.61   -23.16
     PFFB  PFF Bancorp of Pomona CA                14.38  16,214   233.2        21.50   13.94   14.06    2.28  -26.74   -27.67
     PSFI  PS Financial of Chicago IL              11.13   2,019    22.5        22.38   10.75   11.63   -4.30  -27.63   -50.27
     PSBI  PSB Bancorp Inc. of PA*                  7.13   3,101    22.1        11.27    6.50    7.13    0.00   -3.52   -36.73
     PVFC  PVF Capital Corp. of OH                 10.00   3,990    39.9        18.83   10.00   12.00  -16.67  -27.27   -25.71
     PBCI  Pamrapo Bancorp, Inc. of NJ             24.13   2,843    68.6        32.38   21.00   25.00   -3.48   12.86   -11.45
     PFED  Park Bancorp of Chicago IL              14.00   2,418    33.9        19.75   13.50   13.50    3.70  -15.81   -24.85
     PVSA  Parkvale Financial Corp of PA           30.00   5,173   155.2        35.00   24.10   30.88   -2.85   21.95   -12.41
     PBHC  Pathfinder BC MHC of NY (45.2)*         13.25   2,831    16.9        26.13   12.00   14.00   -5.36   -3.07   -33.75
     PEEK  Peekskill Fin. Corp. of NY              14.75   2,896    42.7        18.25   14.75   15.00   -1.67  -12.62   -11.94
     PFSB  PennFed Fin. Services of NJ             13.00   9,386   122.0        19.00   10.88   11.13   16.80  -12.99   -24.11
     PWBK  Pennwood Bancorp, Inc. of PA            11.00     697     7.7        17.44   11.00   12.31  -10.64  -12.42   -25.73
     PBKB  People's Bancshares of MA*              16.75   3,316    55.5        27.75   15.00   16.00    4.69   -2.22   -26.37
     TSBS  Peoples Bancorp Inc of NJ*               8.31  36,326   301.9        11.83    6.97    7.44   11.69    5.06   -29.75
     PFDC  Peoples Bancorp of Auburn IN            20.50   3,357    68.8        25.00   16.67   20.63   -0.63   19.39    -6.82
     PBCT  Peoples Bank, MHC of CT (41.2)*         23.19  64,130   640.8        41.13   21.00   22.38    3.62  -19.34   -38.97
     PFFC  Peoples Fin. Corp. of OH                10.63   1,352    14.4        19.00   10.63   13.50  -21.26  -38.38   -29.74
     PHBK  Peoples Heritage Fin Grp of ME*         16.75  87,565 1,466.7        26.50   15.69   17.00   -1.47  -12.99   -27.17
     PSFC  Peoples Sidney Fin. Corp of OH          18.50   1,785    33.0        24.38   15.50   19.13   -3.29   13.85     3.47
     PERM  Permanent Bancorp, Inc. of IN           12.75   4,249    54.2        18.25   11.50   12.50    2.00   10.87   -18.06
     PCBC  Perry Co. Fin. Corp. of MO              21.50     828    17.8        25.00   18.00   20.00    7.50    1.18   -10.90
     PHFC  Pittsburgh Home Fin Corp of PA          13.50   1,969    26.6        20.81   13.00   15.25  -11.48  -28.95   -25.00
     PFSL  Pocahontas Bancorp of AR                 6.75   6,685    45.1        11.43    6.75    7.94  -14.99   -4.66   -38.97
     PTRS  Potters Financial Corp of OH            14.00     951    13.3        22.25   12.28   14.75   -5.08   13.09   -30.00
     PHSB  Ppls Home SB, MHC of PA (45.0)          14.75   2,760    18.3        22.13   14.00   14.50    1.72   -9.95   -21.88
     PRBC  Prestige Bancorp of PA                  13.13   1,052    13.8        22.07   13.00   14.38   -8.69  -11.16   -24.50
     PFNC  Progress Financial Corp. of PA          13.75   5,246    72.1        21.67   13.10   15.38  -10.60    0.44   -12.48
     PROV  Provident Fin. Holdings of CA           14.75   4,854    71.6        24.25   14.25   16.13   -8.56  -23.38   -32.59
     PULB  Pulaski Bk,SB MHC of MO (29.8)(8)       23.88   2,106    14.9        51.00   22.13   25.00   -4.48  -12.78   -23.90
     PLSK  Pulaski SB, MHC of NJ (47.0)            13.00   2,108    12.9        24.50   12.25   12.75    1.96  -25.71   -32.47
     PULS  Pulse Bancorp of S. River NJ(8)         25.00   3,120    78.0        30.50   20.50   27.00   -7.41   19.05    -4.32
     QCFB  QCF Bancorp of Virginia MN              28.00   1,365    38.2        31.75   25.00   29.50   -5.08    6.67    -5.88
     QCBC  Quaker City Bancorp of CA               14.75   5,827    85.9        21.25   14.75   16.38   -9.95  -12.72   -13.24
     QCSB  Queens County Bancorp of NY*            39.75  14,941   593.9        47.13   34.17   37.94    4.77   10.94    -1.85
     RARB  Raritan Bancorp of Raritan NJ*          25.50   2,373    60.5        30.25   22.25   27.25   -6.42    6.25    -8.93
     RELY  Reliance Bancorp, Inc. of NY            26.00   9,565   248.7        42.25   23.88   25.00    4.00  -18.44   -29.02
     RELI  Reliance Bancshares Inc of WI(8)         9.13   2,371    21.6        10.13    8.06    9.13    0.00    5.79    -3.89
     RCBK  Richmond County Fin Corp of NY          13.56  26,424   358.3        19.75   11.88   13.00    4.31   35.60    35.60
     RIVR  River Valley Bancorp of IN              15.00   1,190    17.9        20.75   13.75   15.38   -2.47   -9.09   -20.00
     RVSB  Riverview Bancorp of WA                 12.00   6,186    74.2        19.13   10.84   12.25   -2.04   11.63   -32.39
     RSLN  Roslyn Bancorp, Inc. of NY*             16.63  41,400   688.5        30.50   13.75   16.00    3.94  -22.43   -28.47
     SCCB  S. Carolina Comm. Bnshrs of SC          20.50     580    11.9        24.50   18.50   20.25    1.23  -10.87    -8.89
     SBFL  SB Fngr Lakes MHC of NY (33.1)          14.50   3,570    17.1        24.75   12.00   17.00  -14.71   13.73    -9.38
     SFED  SFS Bancorp of Schenectady NY(8)        26.50   1,208    32.0        27.88   19.25   27.00   -1.85   39.47    -1.41
     SGVB  SGV Bancorp of W. Covina CA             11.75   2,348    27.6        19.38   11.75   15.00  -21.67  -22.34   -33.80
     SISB  SIS Bancorp, Inc. of MA(8)*             35.06   6,962   244.1        52.63   29.25   37.38   -6.21   18.33   -12.76
     SWCB  Sandwich Bancorp of MA(8)*              58.00   2,043   118.5        64.50   33.63   56.50    2.65   78.46    31.82
     SFSL  Security First Corp. of OH(8)           19.19   7,864   150.9        27.88   17.38   20.00   -4.05    9.66    -8.09
     SKAN  Skaneateles Bancorp Inc of NY*          14.63   1,445    21.1        22.25   14.63   14.63    0.00   -5.61   -33.89
     SOBI  Sobieski Bancorp of S. Bend IN          15.00     764    11.5        24.25   14.00   14.50    3.45   -8.76   -26.40

                                                            Current Per Share Financials
                                                        ----------------------------------------
                                                                                 Tangible
                                                        Trailing  12 Mo.   Book    Book
                                                         12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                               EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                              -------- ------- ------- -------- ------
                                                            ($)     ($)     ($)     ($)     ($)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     NWEQ  Northwest Equity Corp. of WI                   1.44    1.34   14.25   14.25   116.91
     NTMG  Nutmeg FS&LA of CT                             0.87    0.46    6.31    6.31   104.10
     OHSL  OHSL Financial Corp. of OH                     0.83    0.77   10.76   10.76    99.30
     OCFC  Ocean Fin. Corp. of NJ                         0.88    0.88   13.57   13.51    99.03
     OTFC  Oregon Trail Fin. Corp. of OR                  0.69    0.69   14.47   14.47    54.62
     OFCP  Ottawa Financial Corp. of MI                   1.38    1.23   13.23   10.85   160.90
     PFFB  PFF Bancorp of Pomona CA                       1.03    0.95   14.92   14.77   185.51
     PSFI  PS Financial of Chicago IL                     0.42    0.73   11.27   11.27    42.10
     PSBI  PSB Bancorp Inc. of PA*                        0.37    0.37    9.41    9.41    47.49
     PVFC  PVF Capital Corp. of OH                        1.29    1.22    7.56    7.56   104.99
     PBCI  Pamrapo Bancorp, Inc. of NJ                    1.65    1.59   17.30   17.21   138.68
     PFED  Park Bancorp of Chicago IL                     0.70    0.71   16.55   16.55    81.39
     PVSA  Parkvale Financial Corp of PA                  2.15    2.15   16.25   16.17   211.75
     PBHC  Pathfinder BC MHC of NY (45.2)*                0.52    0.43    8.32    7.10    69.97
     PEEK  Peekskill Fin. Corp. of NY                     0.64    0.65   14.92   14.92    69.18
     PFSB  PennFed Fin. Services of NJ                    1.19    1.16   11.05    9.61   165.35
     PWBK  Pennwood Bancorp, Inc. of PA                   0.40    0.44   11.42   11.42    66.11
     PBKB  People's Bancshares of MA*                     1.66    0.63    9.79    9.38   258.86
     TSBS  Peoples Bancorp Inc of NJ*                     0.23    0.20    9.40    9.12    24.05
     PFDC  Peoples Bancorp of Auburn IN                   1.28    1.28   13.57   13.57    90.65
     PBCT  Peoples Bank, MHC of CT (41.2)*                1.60    0.83   13.37   11.52   141.98
     PFFC  Peoples Fin. Corp. of OH                       0.71    0.33   10.89   10.89    62.80
     PHBK  Peoples Heritage Fin Grp of ME*                0.76    1.02    8.26    6.86   111.55
     PSFC  Peoples Sidney Fin. Corp of OH                 0.69    0.69   10.99   10.99    59.33
     PERM  Permanent Bancorp, Inc. of IN                  0.62    0.59   10.23    8.35   119.26
     PCBC  Perry Co. Fin. Corp. of MO                     1.01    1.00   20.02   20.02   108.41
     PHFC  Pittsburgh Home Fin Corp of PA                 1.09    0.97   13.12   12.98   189.20
     PFSL  Pocahontas Bancorp of AR                       0.40    0.40    8.74    8.47    60.52
     PTRS  Potters Financial Corp of OH                   0.99    0.89   11.50   11.50   134.75
     PHSB  Ppls Home SB, MHC of PA (45.0)                 0.63    0.58   10.41   10.41    82.15
     PRBC  Prestige Bancorp of PA                         0.67    0.65   15.14   15.14   156.52
     PFNC  Progress Financial Corp. of PA                 0.76    0.67    7.95    7.09   114.82
     PROV  Provident Fin. Holdings of CA                  1.03    0.42   17.85   17.85   168.10
     PULB  Pulaski Bk,SB MHC of MO (29.8)(8)              0.95    0.78   11.70   11.70    87.19
     PLSK  Pulaski SB, MHC of NJ (47.0)                   0.47    0.51   10.53   10.53    89.08
     PULS  Pulse Bancorp of S. River NJ(8)                1.78    1.78   14.71   14.71   174.39
     QCFB  QCF Bancorp of Virginia MN                     1.90    1.88   19.98   19.98   112.89
     QCBC  Quaker City Bancorp of CA                      1.13    1.11   13.26   13.26   152.30
     QCSB  Queens County Bancorp of NY*                   1.58    1.56   11.35   11.35   114.80
     RARB  Raritan Bancorp of Raritan NJ*                 1.68    1.67   13.42   13.26   183.15
     RELY  Reliance Bancorp, Inc. of NY                   1.96    2.06   20.37   14.21   259.88
     RELI  Reliance Bancshares Inc of WI(8)               0.20    0.20    9.31    9.31    18.63
     RCBK  Richmond County Fin Corp of NY                 0.27    0.76   12.44   12.39    60.39
     RIVR  River Valley Bancorp of IN                     1.08    0.96   15.35   15.14   112.48
     RVSB  Riverview Bancorp of WA                        0.72    0.68   10.02    9.71    43.42
     RSLN  Roslyn Bancorp, Inc. of NY*                    1.11    1.06   14.36   14.29    93.07
     SCCB  S. Carolina Comm. Bnshrs of SC                 0.80    0.80   16.27   16.27    79.84
     SBFL  SB Fngr Lakes MHC of NY (33.1)                 0.28    0.22    6.12    6.12    72.38
     SFED  SFS Bancorp of Schenectady NY(8)               0.95    0.92   18.14   18.14   147.43
     SGVB  SGV Bancorp of W. Covina CA                    0.63    0.62   13.73   13.56   173.91
     SISB  SIS Bancorp, Inc. of MA(8)*                    1.73    2.16   18.89   18.89   264.53
     SWCB  Sandwich Bancorp of MA(8)*                     2.45    2.32   21.81   21.20   259.92
     SFSL  Security First Corp. of OH(8)                  1.24    1.24    8.77    8.65    88.56
     SKAN  Skaneateles Bancorp Inc of NY*                 1.09    1.06   12.69   12.39   184.59
     SOBI  Sobieski Bancorp of S. Bend IN                 0.64    0.64   16.58   16.58   117.60

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 4, 1998

                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      ------------------------------------------------
                                                                                52 Week (1)                % Change From
                                                          Shares  Market      ---------------         ------------------------
                                                  Price/  Outst- Capital-                       Last     Last 52 Wks  Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week  Ago(2) 1997(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     SSFC  South Street Fin. Corp. of NC*           8.56   4,676    40.0        20.00    8.38    9.06   -5.52  -54.66   -54.95
     SBAN  SouthBanc Shares Inc. of SC             16.25   4,306    70.0        23.76   15.00   16.00    1.56   -7.78   -23.57
     SCBS  Southern Commun. Bncshrs of AL          14.75   1,137    16.8        20.75   14.00   16.00   -7.81   -7.12   -19.18
     SMBC  Southern Missouri Bncrp of MO           16.00   1,484    23.7        23.25   16.00   17.25   -7.25   -6.60   -21.95
     SVRN  Sovereign Bancorp, Inc. of PA           13.13 152,393 2,000.9        22.19   12.19   13.94   -5.81    1.63   -24.06
     STFR  St. Francis Cap. Corp. of WI            38.88   5,111   198.7        50.75   35.75   39.00   -0.31    6.87   -23.01
     SPBC  St. Paul Bancorp, Inc. of IL            19.88  34,357   683.0        28.50   17.25   18.59    6.94  -17.17   -24.27
     SFFC  StateFed Financial Corp. of IA          10.00   1,566    15.7        15.00    9.00   12.00  -16.67   -9.09   -32.20
     SFIN  Statewide Fin. Corp. of NJ              16.75   4,397    73.6        26.69   15.25   15.88    5.48  -12.99   -30.21
     STSA  Sterling Financial Corp. of WA          15.88   7,606   120.8        27.63   14.75   16.38   -3.05  -22.08   -26.99
     ROSE  T R Financial Corp. of NY*              28.00  17,529   490.8        44.75   20.69   27.50    1.82    5.14   -15.79
     THRD  TF Financial Corp. of PA                17.75   3,192    56.7        30.00   17.75   19.38   -8.41  -11.25   -40.83
     THTL  Thistle Group Holdings of PA             8.50   9,000    76.5        10.06    7.63    8.00    6.25  -15.00   -15.00
     TSBK  Timberland Bancorp of WA                12.38   6,613    81.9        18.50   11.75   13.00   -4.77   23.80    23.80
     TRIC  Tri-County Bancorp of WY                11.50   1,167    13.4        16.50   11.38   12.00   -4.17   -2.13   -23.33
     TWIN  Twin City Bancorp, Inc. of TN           13.00   1,241    16.1        15.50   12.75   13.00    0.00   -3.70   -16.13
     USAB  USABancshares, Inc of PA*                8.50   2,002    17.0        13.31    5.81    9.63  -11.73   37.32    13.33
     UCBC  Union Community Bancorp of IN           11.00   3,042    33.5        15.81   11.00   12.00   -8.33   10.00   -24.81
     UCFC  United Community Fin. of OH             14.13  33,465   472.9        17.94   13.69   14.00    0.93   41.30    41.30
     UFRM  United FSB of Rocky Mount NC(8)         16.50   3,283    54.2        21.00   10.50   14.75   11.86   40.43   -15.94
     UBMT  United Fin. Corp. of MT                 23.50   1,698    39.9        31.50   23.50   24.25   -3.09    N.A.     N.A.
     UTBI  United Tenn. Bancshares of TN           11.69   1,455    17.0        16.00   11.69   12.25   -4.57   16.90    16.90
     WHGB  WHG Bancshares of MD                    11.00   1,389    15.3        19.00   11.00   11.00    0.00  -30.16   -41.33
     WSFS  WSFS Financial Corp. of DE*             16.00  12,525   200.4        23.88   14.63   17.00   -5.88    4.92   -20.00
     WVFC  WVS Financial Corp. of PA               15.31   3,617    55.4        20.13   13.75   15.56   -1.61   10.30   -13.16
     WRNB  Warren Bancorp of Peabody MA*           10.13   7,905    80.1        14.38    9.00    9.50    6.63   11.81   -11.91
     WSBI  Warwick Community Bncrp of NY*          11.63   6,607    76.8        18.00   11.50   12.38   -6.06   16.30   -33.08
     WFSL  Washington Federal, Inc. of WA          22.25  52,447 1,166.9        30.29   22.25   24.69   -9.88  -12.98   -22.15
     WYNE  Wayne Bancorp, Inc. of NJ               29.00   2,013    58.4        37.06   21.00   27.06    7.17   22.11     8.41
     WAYN  Wayne Svgs Bks MHC of OH (48.2          21.25   2,486    25.4        30.00   20.46   21.50   -1.16   -2.61   -19.39
     WCFB  Wbstr Cty FSB MHC of IA (45.6)          15.25   2,114    14.7        22.00   15.25   16.75   -8.96  -14.71   -23.75
     WBST  Webster Financial Corp. of CT           22.88  38,327   876.9        36.25   20.63   22.69    0.84  -15.85   -31.19
     WEFC  Wells Fin. Corp. of Wells MN            16.75   1,879    31.5        22.00   16.00   17.50   -4.29    6.35    -6.32
     WCBI  WestCo Bancorp, Inc. of IL(8)           28.75   2,486    71.5        30.50   25.75   28.25    1.77    8.49     5.50
     WSTR  WesterFed Fin. Corp. of MT              18.50   5,585   103.3        27.00   17.00   18.38    0.65  -14.94   -27.45
     WOFC  Western Ohio Fin. Corp. of OH           20.75   2,298    47.7        29.25   20.75   21.75   -4.60  -12.63   -22.81
     WEHO  Westwood Hmstd Fin Corp of OH           10.63   2,559    27.2        18.13   10.63   11.00   -3.36  -30.30   -37.47
     FFWD  Wood Bancorp of OH                      15.00   2,669    40.0        27.00   12.20   15.00    0.00   22.95   -20.21
     YFCB  Yonkers Fin. Corp. of NY                15.50   2,772    43.0        22.00   13.75   14.50    6.90  -17.33   -19.48
     YFED  York Financial Corp. of PA              18.25   8,968   163.7        27.25   16.81   19.25   -5.19   -4.95   -29.13

                                                            Current Per Share Financials
                                                        ----------------------------------------
                                                                                 Tangible
                                                        Trailing  12 Mo.   Book    Book
                                                         12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                               EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                              -------- ------- ------- -------- ------
                                                            ($)     ($)     ($)     ($)     ($)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     SSFC  South Street Fin. Corp. of NC*                  0.22    0.22    7.37    7.37    43.56
     SBAN  SouthBanc Shares Inc. of SC                     0.73    0.73   17.01   17.01    77.85
     SCBS  Southern Commun. Bncshrs of AL                  0.54    0.54   10.10   10.10    63.72
     SMBC  Southern Missouri Bncrp of MO                   0.72    0.75   16.25   16.25   105.07
     SVRN  Sovereign Bancorp, Inc. of PA                   0.54    0.71    6.81    6.00   123.68
     STFR  St. Francis Cap. Corp. of WI                    2.51    2.43   25.62   22.93   343.34
     SPBC  St. Paul Bancorp, Inc. of IL                    1.44    1.39   12.75   12.70   132.87
     SFFC  StateFed Financial Corp. of IA                  0.65    0.65   10.27   10.27    57.34
     SFIN  Statewide Fin. Corp. of NJ                      1.21    1.16   14.51   14.49   149.34
     STSA  Sterling Financial Corp. of WA                  0.89    1.07   13.90    5.47   273.04
     ROSE  T R Financial Corp. of NY*                      2.23    1.90   14.62   14.62   234.80
     THRD  TF Financial Corp. of PA                        1.39    1.12   16.18   13.73   215.94
     THTL  Thistle Group Holdings of PA                    0.53    0.53   10.79   10.79    38.81
     TSBK  Timberland Bancorp of WA                        0.67    0.63   12.87   12.87    39.79
     TRIC  Tri-County Bancorp of WY                        0.76    0.78   12.20   12.20    74.16
     TWIN  Twin City Bancorp, Inc. of TN                   0.89    0.72   11.29   11.29    89.13
     USAB  USABancshares, Inc of PA*                       0.26    0.32    6.55    6.51    67.28
     UCBC  Union Community Bancorp of IN                   0.47    0.47   14.22   14.22    35.53
     UCFC  United Community Fin. of OH                     0.58    0.58   12.47   12.47    38.59
     UFRM  United FSB of Rocky Mount NC(8)                 0.56    0.47    7.13    7.13    91.97
     UBMT  United Fin. Corp. of MT                         0.80    0.80   17.83   17.23   120.93
     UTBI  United Tenn. Bancshares of TN                   0.71    0.71   13.83   13.83    51.16
     WHGB  WHG Bancshares of MD                            0.46    0.46   14.52   14.52    95.01
     WSFS  WSFS Financial Corp. of DE*                     1.36    1.31    7.62    7.58   123.88
     WVFC  WVS Financial Corp. of PA                       0.97    1.05    9.12    9.12    82.13
     WRNB  Warren Bancorp of Peabody MA*                   0.80    0.80    5.02    5.02    47.84
     WSBI  Warwick Community Bncrp of NY*                 -0.36    0.39   12.94   12.94    56.13
     WFSL  Washington Federal, Inc. of WA                  2.12    2.06   14.73   13.68   105.99
     WYNE  Wayne Bancorp, Inc. of NJ                       0.93    0.90   17.47   17.47   136.78
     WAYN  Wayne Svgs Bks MHC of OH (48.2                  0.73    0.66    9.94    9.94   104.35
     WCFB  Wbstr Cty FSB MHC of IA (45.6)                  0.63    0.63   10.75   10.75    45.93
     WBST  Webster Financial Corp. of CT                   1.29    1.45   14.31   12.13   239.76
     WEFC  Wells Fin. Corp. of Wells MN                    1.27    1.18   15.43   15.43   100.41
     WCBI  WestCo Bancorp, Inc. of IL(8)                   1.90    1.78   20.18   20.18   128.84
     WSTR  WesterFed Fin. Corp. of MT                      1.30    1.30   19.64   16.01   183.01
     WOFC  Western Ohio Fin. Corp. of OH                   0.12    0.10   22.57   21.11   155.48
     WEHO  Westwood Hmstd Fin Corp of OH                   0.36    0.58   10.16   10.16    49.37
     FFWD  Wood Bancorp of OH                              0.89    0.72    8.45    8.45    62.25
     YFCB  Yonkers Fin. Corp. of NY                        1.07    0.97   14.91   14.91   144.86
     YFED  York Financial Corp. of PA                      1.12    0.88   12.18   12.18   137.07

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                  Exhibit IV-1B
                      Weekly Thrift Market Line - Part Two
                         Prices As Of September 4, 1998

                                                                Key Financial Ratios                           Asset Quality Ratios
                                               ----------------------------------------------------------     ----------------------
                                                        Tang.      Reported Earnings       Core Earnings
                                               Equity/ Equity/  ----------------------     --------------      NPAs   Resvs/  Resvs/
Financial Institution                          Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs   Loans
---------------------                          ------- -------  ------  ------  ------     ------  ------     ------  ------  ------
                                                  (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
Market Averages. SAIF-Insured Thrifts (no MHCs)
----------------------------------------------
SAIF-Insured Thrifts(284)                       13.78    13.51    0.91    7.80    5.74       0.86    7.31       0.64  147.07    0.80
NYSE Traded Companies(8)                         8.31     7.98    0.76   10.41    6.60       0.47    7.67       1.82  107.55    1.45
AMEX Traded Companies(22)                       14.22    14.10    0.76    5.84    5.34       0.79    5.66       0.58  180.30    0.76
NASDAQ Listed OTC Companies(254)                13.88    13.60    0.92    7.91    5.75       0.88    7.45       0.61  145.68    0.79
California Companies(18)                         7.84     7.50    0.60    8.40    7.08       0.51    7.69       1.45  104.33    1.33
Florida Companies(6)                            10.56     9.93    0.79    8.40    5.13       0.51    5.02       1.56  101.49    0.83
Mid-Atlantic Companies(56)                      11.28    10.89    0.81    8.65    6.20       0.82    8.28       0.66  111.69    0.93
Mid-West Companies(131)                         14.47    14.27    0.92    7.13    5.27       0.89    6.83       0.54  154.34    0.68
New England Companies(7)                         7.44     7.12    0.72    9.86    7.58       0.62    8.56       0.48  185.95    0.99
North-West Companies(11)                        18.17    17.59    1.18    8.86    5.86       1.05    7.94       0.61  211.29    0.80
South-East Companies(44)                        17.21    17.05    1.07    7.83    5.40       1.01    7.32       0.59  156.12    0.78
South-West Companies(6)                         11.17    11.07    0.93   10.04    9.53       0.90    9.72       0.34  182.35    0.55
Western Companies (Excl CA)(5)                  16.98    16.49    0.89    6.03    5.48       0.90    6.07       0.37  194.20    0.93
Thrift Strategy(239)                            14.81    14.58    0.93    7.41    5.76       0.90    7.07       0.59  149.25    0.75
Mortgage Banker Strategy(27)                     7.53     6.82    0.74    9.71    4.96       0.66    9.07       0.63  151.84    0.95
Real Estate Strategy(8)                          7.35     7.12    0.87   11.98    8.07       0.81   11.26       1.36  104.70    1.62
Diversified Strategy(7)                          8.59     8.32    0.84   10.65    4.96       0.53    7.71       1.67  116.55    1.18
Retail Banking Strategy(3)                       6.80     6.55    0.41    7.34    5.33       0.12    3.12       0.88   99.04    1.36
Companies Issuing Dividends(216)                14.00    13.72    0.97    8.12    5.97       0.90    7.38       0.55  151.09    0.76
Companies Without Dividends(68)                 13.08    12.83    0.71    6.76    4.99       0.76    7.09       0.92  133.91    0.92
Equity/Assets <6%(18)                            5.07     4.63    0.51   10.31    5.37       0.57   11.46       1.11  107.84    0.98
Equity/Assets 6-12%(125)                         8.70     8.30    0.82    9.64    6.44       0.72    8.48       0.63  147.77    0.89
Equity/Assets >12%(141)                         19.30    19.16    1.04    5.88    5.18       1.02    5.77       0.59  151.86    0.70
Converted Last 3 Mths (no MHC)(6)               24.10    24.10    1.00    4.07    4.84       1.03    4.21       0.56  119.72    0.92
Actively Traded Companies(30)                    9.18     8.68    0.91   10.59    5.76       0.93   11.33       0.82  139.36    0.94
Market Value Below $20 Million(62)              14.61    14.51    0.86    6.16    5.86       0.78    5.35       0.59  146.04    0.69
Holding Company Structure(256)                  13.79    13.52    0.90    7.71    5.68       0.86    7.30       0.65  143.06    0.80
Assets Over $1 Billion(61)                       9.22     8.58    0.79   10.22    6.46       0.77    9.79       0.88  124.54    0.98
Assets $500 Million-$1 Billion(36)              10.61    10.23    0.87    8.55    4.99       0.79    7.96       0.55  146.45    0.89
Assets $250-$500 Million(67)                    13.95    13.73    0.91    7.62    5.96       0.88    7.18       0.58  169.23    0.82
Assets less than $250 Million(120)              16.84    16.76    0.98    6.49    5.48       0.92    5.98       0.57  148.17    0.67
Goodwill Companies(116)                         10.58     9.90    0.83    9.24    6.14       0.79    8.57       0.74  126.00    0.89
Non-Goodwill Companies(166)                     15.94    15.94    0.96    6.81    5.47       0.91    6.46       0.57  163.29    0.74
Acquirors of FSLIC Cases(8)                      9.31     8.85    1.15   13.28    9.84       0.98   11.18       0.77   66.05    0.63

                                                              Pricing Ratios                       Dividend Data(6)
                                                 ----------------------------------------      ------------------------
                                                                          Price/  Price/        Ind.   Divi-
                                                  Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                            Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                            -------  ------  ------  ------ --------      -----   -----   --------
                                                    (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
Market Averages. SAIF-Insured Thrifts (no MHCs)
----------------------------------------------
SAIF-Insured Thrifts(284)                         17.04  124.63   15.80  129.01   17.77         0.30    1.87   28.66
NYSE Traded Companies(8)                          12.27  142.26   12.16  149.11   11.71         0.21    0.87   18.24
AMEX Traded Companies(22)                         16.70  105.00   14.78  106.40   18.21         0.26    1.82   28.04
NASDAQ Listed OTC Companies(254)                  17.16  125.95   15.99  130.54   17.85         0.31    1.91   29.01
California Companies(18)                          13.70  108.51    8.49  114.47   13.09         0.15    0.73   15.31
Florida Companies(6)                              19.10  135.35   14.70  148.81   22.53         0.24    1.31   23.63
Mid-Atlantic Companies(56)                        16.09  124.94   13.21  132.71   17.64         0.27    1.59   26.34
Mid-West Companies(131)                           17.49  122.85   16.46  125.86   17.89         0.30    1.94   29.17
New England Companies(7)                          13.67  124.54    8.98  131.51   16.43         0.39    2.43   31.38
North-West Companies(11)                          16.88  131.89   20.37  151.30   18.62         0.31    1.83   31.54
South-East Companies(44)                          18.68  138.53   20.18  136.75   19.20         0.37    2.46   37.26
South-West Companies(6)                           10.72  102.67   11.46  105.80   10.82         0.22    1.49   18.42
Western Companies (Excl CA)(5)                    19.63   98.92   16.50  104.11   19.55         0.37    2.22   27.13
Thrift Strategy(239)                              17.36  119.42   16.45  122.08   17.92         0.31    1.96   29.42
Mortgage Banker Strategy(27)                      15.95  159.20   12.03  181.24   18.17         0.26    1.43   25.25
Real Estate Strategy(8)                           13.32  136.53   10.18  140.12   13.54         0.18    0.88   13.02
Diversified Strategy(7)                           17.44  191.88   16.02  198.33   17.41         0.39    1.95   38.86
Retail Banking Strategy(3)                         7.88  105.63    6.90  109.02   11.99         0.15    1.02   11.07
Companies Issuing Dividends(216)                  17.05  128.24   16.41  133.30   18.04         0.39    2.45   37.73
Companies Without Dividends(68)                   17.02  112.90   13.80  114.85   16.79         0.00    0.00    0.00
Equity/Assets <6%(18)                             14.38  147.75    7.63  166.43   12.88         0.16    0.80   10.92
Equity/Assets 6-12%(125)                          15.30  141.72   12.13  147.78   16.87         0.29    1.74   25.29
Equity/Assets >12%(141)                           18.93  106.88   20.03  108.09   19.15         0.32    2.13   34.14
Converted Last 3 Mths (no MHC)(6)                 21.47   85.39   21.06   85.39   20.49         0.13    1.79    0.00
Actively Traded Companies(30)                     15.95  151.82   13.46  166.83   15.61         0.42    1.97   30.60
Market Value Below $20 Million(62)                17.65  104.29   14.82  104.98   19.22         0.29    2.31   31.21
Holding Company Structure(256)                    17.22  125.48   15.94  129.80   17.81         0.31    1.89   29.54
Assets Over $1 Billion(61)                        15.84  143.21   12.54  158.18   16.36         0.29    1.50   24.19
Assets $500 Million-$1 Billion(36)                15.26  141.43   13.98  149.34   17.28         0.31    1.60   25.84
Assets $250-$500 Million(67)                      16.19  119.36   15.67  122.35   16.58         0.29    1.72   28.03
Assets less than $250 Million(120)                18.56  113.39   17.98  112.14   19.21         0.31    2.22   32.38
Goodwill Companies(116)                           16.44  135.85   13.43  147.00   17.23         0.31    1.69   24.93
Non-Goodwill Companies(166)                       17.40  116.91   17.40  116.91   18.10         0.30    2.01   31.45
Acquirors of FSLIC Cases(8)                       11.58  134.80   12.70  142.07   12.93         0.47    2.10   24.37

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized.
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of September 4, 1998

                                                                    Key Financial Ratios                       Asset Quality Ratios
                                               ----------------------------------------------------------    -----------------------
                                                        Tang.      Reported Earnings       Core Earnings
                                               Equity/ Equity/  ----------------------     --------------      NPAs   Resvs/  Resvs/
Financial Institution                          Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs   Loans
---------------------                          ------- -------  ------  ------  ------     ------  ------     ------  ------  ------
                                                 (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
Market Averages. BIF-Insured Thrifts (no MHCs)
---------------------------------------------
BIF-Insured Thrifts(55)                        12.09    11.75    1.06   10.59    7.01       1.04    9.92       0.62  212.65    1.24
NYSE Traded Companies(5)                       16.97    15.76    1.36    9.50    6.29       1.50    9.36       1.01  106.47    0.96
AMEX Traded Companies(5)                       11.94    11.63    1.11   10.60    7.83       0.91    8.41       1.08  111.06    1.15
NASDAQ Listed OTC Companies(45)                11.53    11.29    1.02   10.72    6.99       1.00   10.17       0.52  236.69    1.28
California Companies(1)                        10.44    10.41    1.44   13.81   11.37       1.44   13.81       1.07  139.44    1.75
Mid-Atlantic Companies(20)                     14.78    14.30    0.95    8.42    5.35       1.03    8.51       0.74  132.40    1.10
New England Companies(29)                       9.82     9.53    1.12   12.56    8.14       1.02   11.15       0.60  249.48    1.41
North-West Companies(2)                        11.11    11.11    1.29   12.54    8.04       1.26   12.26       0.07  989.94    1.07
South-East Companies(3)                        15.09    14.94    0.95    5.65    6.03       0.99    5.83       0.32  152.62    0.52
Thrift Strategy(43)                            13.08    12.80    1.04    9.71    6.75       1.03    9.06       0.57  206.26    1.17
Mortgage Banker Strategy(6)                     8.49     8.02    1.05   13.08    7.76       0.94   11.46       0.61  320.76    1.15
Real Estate Strategy(2)                        10.47    10.45    1.58   14.94    9.63       1.58   14.94       1.17  111.47    1.69
Diversified Strategy(4)                         6.90     5.82    0.97   14.72    7.24       1.02   15.40       0.85  142.72    2.00
Companies Issuing Dividends(44)                12.11    11.72    1.04   10.62    6.78       1.03    9.87       0.60  207.13    1.16
Companies Without Dividends(11)                12.01    11.88    1.12   10.48    7.96       1.08   10.15       0.69  236.61    1.56
Equity/Assets <6%(2)                            4.68     4.60    0.96   19.68    9.50       0.61   12.04       0.58  121.04    0.91
Equity/Assets 6-12%(36)                         8.53     8.08    1.03   12.09    7.46       0.96   11.27       0.75  207.89    1.41
Equity/Assets >12%(17)                         19.88    19.72    1.13    6.60    5.84       1.24    7.06       0.31  238.85    0.92
Converted Last 3 Mths (no MHC)(1)              19.81    19.81    0.78    3.93    5.19       0.78    3.93       0.00    0.00    0.46
Actively Traded Companies(14)                  10.39     9.93    1.36   13.73    8.84       1.30   12.40       0.43  205.71    1.08
Market Value Below $20 Million(5)               9.54     9.50    0.78    7.65    6.49       0.79    7.65       0.58  239.95    1.27
Holding Company Structure(42)                  12.98    12.71    1.06    9.92    6.69       1.06    9.45       0.53  211.36    1.25
Assets Over $1 Billion(16)                     11.22    10.43    1.21   11.94    7.05       1.24   11.76       0.70  157.45    1.28
Assets $500 Million-$1 Billion(11)             12.50    12.24    1.05   11.29    7.18       0.91    9.20       0.58  174.60    1.26
Assets $250-$500 Million(14)                   11.55    11.41    1.05   11.01    7.50       1.07   10.51       0.62  273.24    1.53
Assets less than $250 Million(14)              13.32    13.20    0.91    8.28    6.35       0.87    7.84       0.55  241.39    0.90
Goodwill Companies(28)                         11.13    10.45    1.00   10.88    7.14       0.93    9.74       0.82  142.52    1.24
Non-Goodwill Companies(26)                     13.30    13.30    1.13   10.11    6.82       1.15    9.92       0.42  257.02    1.23

                                                             Pricing Ratios                      Dividend Data(6)
                                                -----------------------------------------      -----------------------
                                                                         Price/  Price/        Ind.   Divi-
                                                 Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                           Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                           -------  ------  ------  ------ --------      -----   -----   --------
                                                   (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
Market Averages. BIF-Insured Thrifts (no MHCs)
---------------------------------------------
BIF-Insured Thrifts(55)                           14.41  135.94   15.21  143.94   16.17         0.36    1.96   27.94
NYSE Traded Companies(5)                          15.02  138.92   20.60  176.93   17.27         0.55    1.68   28.21
AMEX Traded Companies(5)                          13.72  124.71   14.11  129.30   18.32         0.41    2.44   31.03
NASDAQ Listed OTC Companies(45)                   14.43  136.95   14.70  141.70   15.75         0.34    1.93   27.52
California Companies(1)                            8.80  113.72   11.87  114.05    8.80         0.00    0.00    0.00
Mid-Atlantic Companies(20)                        17.10  128.19   17.65  139.90   18.39         0.42    1.80   32.60
New England Companies(29)                         13.20  144.31   13.27  151.29   15.46         0.33    1.94   24.70
North-West Companies(2)                           12.44  149.70   15.47  149.70   12.73         0.32    2.36   29.35
South-East Companies(3)                           13.38  110.71   16.75  111.85   12.49         0.41    3.51   38.47
Thrift Strategy(43)                               14.78  127.48   15.66  133.27   16.74         0.38    2.01   29.01
Mortgage Banker Strategy(6)                       13.02  162.79   13.14  176.87   15.41         0.29    1.47   18.94
Real Estate Strategy(2)                           10.73  157.76   16.52  157.92   10.73         0.18    1.78   22.50
Diversified Strategy(4)                           15.10  180.56   12.38  211.01   14.03         0.37    2.29   35.67
Companies Issuing Dividends(44)                   14.65  139.77   15.62  148.99   16.35         0.45    2.42   34.93
Companies Without Dividends(11)                   13.37  120.24   13.50  123.24   15.45         0.00    0.00    0.00
Equity/Assets <6%(2)                              10.55  195.44    9.37  199.18   20.19         0.36    2.34   24.21
Equity/Assets 6-12%(36)                           13.89  150.09   13.20  162.16   15.57         0.38    1.95   27.08
Equity/Assets >12%(17)                            16.27  102.30   19.80  103.14   16.99         0.33    1.92   30.35
Converted Last 3 Mths (no MHC)(1)                 19.27   75.77   15.01   75.77   19.27         0.00    0.00    0.00
Actively Traded Companies(14)                     12.30  149.50   14.78  161.82   14.48         0.50    2.27   28.43
Market Value Below $20 Million(5)                 14.00  117.50   11.15  118.02   16.61         0.34    1.96   26.80
Holding Company Structure(42)                     14.89  131.63   15.98  136.83   16.69         0.36    1.94   28.81
Assets Over $1 Billion(16)                        14.81  151.73   16.99  174.06   15.66         0.56    2.12   33.97
Assets $500 Million-$1 Billion(11)                13.88  138.45   15.08  141.99   16.95         0.28    1.98   28.91
Assets $250-$500 Million(14)                      12.90  133.91   14.10  136.06   15.78         0.29    1.89   24.89
Assets less than $250 Million(14)                 15.92  120.57   14.50  122.94   16.73         0.28    1.83   23.37
Goodwill Companies(28)                            13.65  139.91   14.07  155.59   16.42         0.34    1.82   26.62
Non-Goodwill Companies(26)                        15.26  129.95   16.53  129.95   16.05         0.39    2.11   29.80

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized.
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of September 4, 1998

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------     --------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs   Loans
---------------------                       ------- -------  ------  ------  ------     ------  ------     ------  ------  ------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts(19)                     14.13    14.02    0.84    6.65    3.74       0.80    6.14       0.47  163.66    0.83
BIF-Insured Thrifts(3)                       13.46    12.45    1.03    8.58    5.03       0.77    5.95       0.76  125.67    1.14
NASDAQ Listed OTC Companies(22)              14.03    13.77    0.87    6.96    3.94       0.79    6.11       0.52  157.33    0.88
Florida Companies(2)                          6.15     5.98    0.65    8.98    4.79       0.52    7.18       0.27   78.51    0.34
Mid-Atlantic Companies(12)                   12.83    12.55    0.78    6.31    3.75       0.74    5.94       0.55  141.41    0.80
Mid-West Companies(5)                        14.49    14.49    0.90    6.38    3.66       0.81    5.45       0.41  219.34    0.55
New England Companies(2)                     21.32    20.66    1.57   11.22    5.61       1.28    7.95       0.65  203.93    2.05
South-East Companies(1)                      20.28    20.28    0.73    5.92    2.93       0.66    5.39       0.50  132.06    0.96
Thrift Strategy(20)                          14.64    14.48    0.85    6.37    3.77       0.81    5.92       0.50  163.42    0.82
Mortgage Banker Strategy(1)                   8.12     7.33    0.84   10.33    3.89       0.68    8.41       0.66   60.54    0.97
Diversified Strategy(1)                       9.42     8.11    1.22   13.58    6.90       0.63    7.05       0.70  156.79    1.72
Companies Issuing Dividends(15)              13.50    13.12    0.88    7.64    4.09       0.78    6.52       0.56  141.46    0.93
Companies Without Dividends(7)               15.17    15.17    0.85    5.48    3.62       0.82    5.23       0.42  198.61    0.76
Equity/Assets 6-12%(12)                       9.52     9.03    0.74    7.89    4.01       0.61    6.37       0.66   84.42    0.82
Equity/Assets >12%(10)                       19.04    19.04    1.01    5.92    3.86       1.00    5.82       0.34  248.47    0.94
Holding Company Structure(4)                 13.40    12.97    0.79    6.08    3.89       0.73    5.51       0.61   90.35    0.63
Assets Over $1 Billion(5)                    10.26     9.64    0.95    9.80    4.82       0.76    7.62       0.48  121.45    0.98
Assets $500 Million-$1 Billion(3)            33.21    33.21    1.92    8.85    4.32       1.92    8.85       0.60  251.07    2.37
Assets $250-$500 Million(6)                  12.42    12.42    0.75    5.97    3.49       0.72    5.65       0.45  177.83    0.57
Assets less than $250 Million(8)             15.34    15.10    0.77    5.50    3.65       0.72    5.04       0.58  154.93    0.85
Goodwill Companies(7)                        10.07     9.25    0.87    9.09    4.53       0.69    7.13       0.69   90.23    0.84
Non-Goodwill Companies(15)                   15.85    15.85    0.87    5.97    3.67       0.84    5.64       0.46  183.14    0.89
MHC Institutions(22)                         14.03    13.77    0.87    6.96    3.94       0.79    6.11       0.52  157.33    0.88
MHC Converted Last 3 Months(2)               14.70    14.70    0.71    4.80    3.69       0.69    4.68       0.35   82.98    0.51

                                                           Pricing Ratios                      Dividend Data(6)
                                               -----------------------------------------      -----------------------
                                                                       Price/  Price/        Ind.   Divi-
                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                         -------  ------  ------  ------ --------      ------  -----   --------
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts(19)                        25.42  163.99   21.25  167.64   25.40         0.26    1.64   28.72
BIF-Insured Thrifts(3)                          21.14  156.03   20.37  174.43   26.20         0.35    1.71   30.32
NASDAQ Listed OTC Companies(22)                 24.62  162.73   21.11  168.72   25.52         0.27    1.65   29.04
Florida Companies(2)                            20.87  180.72   11.12  186.05   26.09         1.00    4.17    0.00
Mid-Atlantic Companies(12)                      25.27  164.98   19.93  171.69   25.60         0.17    1.25   22.23
Mid-West Companies(5)                           27.55  172.74   23.57  172.74   24.21         0.31    1.63   28.85
New England Companies(2)                        18.82  145.03   27.53  158.96   25.54         0.52    2.73   47.53
South-East Companies(1)                          0.00  123.09   24.97  123.09    0.00         0.20    1.78   60.61
Thrift Strategy(20)                             25.26  156.99   21.44  160.46   25.32         0.24    1.54   26.34
Mortgage Banker Strategy(1)                     25.70  249.64   20.27  276.49    0.00         0.22    1.59   40.74
Diversified Strategy(1)                         14.49  173.45   16.33  201.30   27.94         0.84    3.62   52.50
Companies Issuing Dividends(15)                 24.25  165.17   20.39  173.91   25.28         0.40    2.41   48.40
Companies Without Dividends(7)                  25.42  157.45   22.66  157.45   25.90         0.00    0.00    0.00
Equity/Assets 6-12%(12)                         24.59  190.23   17.68  201.60   25.85         0.36    1.95   36.00
Equity/Assets >12%(10)                          24.65  132.18   24.92  132.18   25.31         0.17    1.31   21.09
Holding Company Structure(4)                    25.88  156.76   20.17  163.60   25.64         0.21    1.11   12.82
Assets Over $1 Billion(5)                       21.63  194.63   18.71  211.90   25.80         0.44    2.17   32.01
Assets $500 Million-$1 Billion(3)               23.15  116.61   38.73  116.61   23.15         0.20    1.84   42.55
Assets $250-$500 Million(6)                     26.49  174.45   20.76  174.45   26.17         0.20    1.08    0.00
Assets less than $250 Million(8)                26.02  136.49   20.60  140.40   25.18         0.23    1.74   44.17
Goodwill Companies(7)                           23.20  190.08   18.33  209.03   26.94         0.40    2.06   33.30
Non-Goodwill Companies(15)                      25.46  150.11   22.39  150.11   24.89         0.21    1.46   26.91
MHC Institutions(22)                            24.62  162.73   21.11  168.72   25.52         0.27    1.65   29.04
MHC Converted Last 3 Months(2)                  27.24  131.02   19.45  131.02   27.91         0.00    0.00    0.00

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized.
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of September 4, 1998

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  -----------------------    --------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs   Loans
---------------------                       ------- -------  ------  ------  ------     ------  ------     ------  ------  ------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA(8)          6.11     4.66    0.85   17.57    7.23       0.84   17.38       1.72   52.05    1.33
BYS   Bay State Bancorp of MA*               20.71    20.71    0.92    4.44    5.32       0.92    4.44       0.71  122.32    1.06
CFB   Commercial Federal Corp. of NE          7.26     6.44    0.79   11.99    6.33       0.95   14.45       0.78   86.50    0.88
DME   Dime Bancorp, Inc. of NY*               6.36     5.23    0.84   14.53    6.81       0.52    8.90       1.03   50.85    0.69
DSL   Downey Financial Corp. of CA            7.87     7.79    0.97   13.20    8.71       1.01   13.65       0.84   65.10    0.60
FED   FirstFed Fin. Corp. of CA               5.99     5.95    0.71   13.19    9.27       0.68   12.52       0.84  256.41    2.80
GSB   Golden State Bancorp of CA(8)           6.20     5.20    0.52    8.40    9.58       0.62   10.08       0.86  100.48    1.12
GDW   Golden West Fin. Corp. of CA            7.48     7.48    1.02   14.91    9.07       1.00   14.59       0.97   63.28    0.86
GPT   GreenPoint Fin. Corp. of NY*            9.93     5.61    1.11   11.28    6.05       1.14   11.54       2.54   33.98    1.22
JSB   JSB Financial, Inc. of NY*             24.31    24.31    2.92   12.15    9.93       3.28   13.64       0.16  238.05    0.54
OCN   Ocwen Financial Corp. of FL            12.19    11.15    0.87    6.99    3.12       0.08    0.62       6.87   11.20    1.31
SIB   Staten Island Bancorp of NY*           23.55    22.95    1.02    5.10    3.33       1.65    8.29       0.61   87.17    1.27
WES   Westcorp Inc. of Orange CA              9.07     9.05    0.20    2.19    3.11      -0.89   -9.84       0.60  162.80    2.22

AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares, Inc of LA         14.72    14.72    1.05    6.53    7.61       0.98    6.09       0.29  320.59    1.26
ANE   Alliance Bncp of New Eng of CT*         7.81     7.64    0.94   12.52    8.50       0.46    6.06       0.53  229.26    1.84
BKC   American Bank of Waterbury CT*          8.65     8.39    1.34   15.26    8.80       1.12   12.82       2.10   42.28    1.50
BFD   BostonFed Bancorp of MA                 7.80     7.53    0.71    8.62    7.88       0.57    6.92       0.17  413.47    0.84
CNY   Carver Bancorp, Inc. of NY              8.12     7.84    0.25    2.99    4.74       0.22    2.65       2.21   36.35    1.28
CBK   Citizens First Fin.Corp. of IL         13.95    13.95    0.71    5.12    5.42       0.40    2.89       0.67   54.73    0.45
EFC   EFC Bancorp Inc of IL                  23.66    23.66   -0.78   -5.19   -4.29       0.94    6.26       0.53   57.48    0.42
EBI   Equality Bancorp, Inc. of MO            9.58     9.58    0.59    6.72    4.29       0.01    0.12       0.36   37.97    0.37
ESX   Essex Bancorp of Norfolk VA(8)          0.02    -0.04   -0.24     NM   -20.09      -0.24     NM        1.26   76.64    1.11
FCB   Falmouth Bancorp, Inc. of MA*          21.38    21.38    1.08    4.71    4.48       0.82    3.58        NA      NA     0.65
FAB   FirstFed America Bancorp of MA          8.86     8.86    0.59    5.50    5.80       0.48    4.44       0.29  293.25    1.24
GAF   GA Financial Corp. of PA               12.88    12.76    1.02    7.16    8.45       0.95    6.65       0.24   75.96    0.46
HBS   Haywood Bancshares, Inc. of NC*        14.85    14.38    1.46   10.18    9.26       1.46   10.18       0.60   82.40    0.66
KNK   Kankakee Bancorp, Inc. of IL            9.76     8.34    0.79    7.50    8.53       0.76    7.18       1.12   53.91    0.97
KYF   Kentucky First Bancorp of KY           17.56    17.56    1.08    6.34    5.43       1.06    6.25       0.17  272.34    0.78
NBN   Northeast Bancorp of ME*                7.00     6.36    0.73   10.34    8.09       0.66    9.41       1.08   90.28    1.12
NEP   Northeast PA Fin. Corp of PA           17.78    17.78   -0.28   -1.52   -1.88       0.63    3.42       0.23  182.16    0.72
PDB   Piedmont Bancorp, Inc. of NC           16.54    16.54    1.28    7.84    6.28       1.24    7.58       0.71  102.48    0.89
SSB   Scotland Bancorp, Inc. of NC           24.95    24.95    1.33    4.93    3.98       1.33    4.93        NA      NA     0.57
SZB   SouthFirst Bancshares of AL             9.94     9.70    0.47    4.21    3.97       0.42    3.76       1.56   29.54    0.74
SRN   Southern Banc Company of AL            17.39    17.27    0.49    2.86    3.00       0.49    2.86        NA      NA     0.19
SSM   Stone Street Bancorp of NC             27.32    27.32    1.39    4.89    5.21       1.39    4.89       0.03     NA     0.64
TSH   Teche Holding Company of LA            13.84    13.84    0.94    6.97    7.72       0.93    6.84       0.18  460.90    0.98
FTF   Texarkana Fst. Fin. Corp of AR         14.88    14.88    1.75   11.47    7.91       1.70   11.15       0.12  445.58    0.67
THR   Three Rivers Fin. Corp. of MI          13.53    13.48    0.88    6.44    6.22       0.81    5.99       1.00   48.12    0.74
WSB   Washington SB, FSB of MD                8.42     8.42    0.73    8.64    9.02       0.50    5.89        NA      NA     1.02
WFI   Winton Financial Corp. of OH            7.17     7.03    1.05   14.60    6.96       0.86   12.04        NA      NA      NA

NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN(8)          9.17     9.00    0.73    8.30    4.14       0.51    5.83       1.84   30.69    0.77
FBER  1st Bergen Bancorp of NJ               11.60    11.60    0.72    5.57    5.05       0.72    5.57       0.96  111.28    2.41
AFED  AFSALA Bancorp, Inc. of NY(8)          12.13    12.13    0.75    5.81    6.74       0.77    5.93       0.33  205.73    1.42
ALBK  ALBANK Fin. Corp. of Albany NY(8)       9.19     7.27    1.14   12.55    6.08       1.14   12.51       0.85   84.14    1.04
AMFC  AMB Financial Corp. of IN              12.68    12.68    0.84    5.95    6.48       0.54    3.86       0.19  214.55    0.52
ASBP  ASB Financial Corp. of OH              12.45    12.45    0.94    6.35    5.65       0.94    6.35       0.34  191.18    0.98
ABBK  Abington Bancorp of MA*                 6.37     5.81    0.86   12.84    8.46       0.65    9.73       0.14  353.60    0.77
AABC  Access Anytime Bancorp of NM            7.93     7.93    1.36   16.80   17.57       1.24   15.30       0.08  535.05    0.67

                                                         Pricing Ratios                      Dividend Data(6)
                                            ----------------------------------------      ------------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       -------  ------  ------  ------ --------      -----   -----   --------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA(8)        13.84  180.63   11.05  236.84   13.99         0.88    1.70   23.53
BYS   Bay State Bancorp of MA*              18.81   83.47   17.29   83.47   18.81         0.00    0.00    0.00
CFB   Commercial Federal Corp. of NE        15.79  150.82   10.95  170.18   13.10         0.22    0.95   15.07
DME   Dime Bancorp, Inc. of NY*             14.68  194.11   12.35  236.00   23.95         0.20    0.88   12.90
DSL   Downey Financial Corp. of CA          11.48  142.74   11.23  144.25   11.10         0.32    1.37   15.76
FED   FirstFed Fin. Corp. of CA             10.78  131.33    7.87  132.27   11.36         0.00    0.00    0.00
GSB   Golden State Bancorp of CA(8)         10.44   87.70    5.44  104.47    8.70         0.00    0.00    0.00
GDW   Golden West Fin. Corp. of CA          11.02  151.81   11.36  151.81   11.27         0.50    0.65    7.15
GPT   GreenPoint Fin. Corp. of NY*          16.54  189.15   18.77  334.57   16.17         0.64    2.21   36.57
JSB   JSB Financial, Inc. of NY*            10.07  121.11   29.44  121.11    8.97         1.60    3.42   34.41
OCN   Ocwen Financial Corp. of FL             NM   205.41   25.03  224.57     NM          0.00    0.00    0.00
SIB   Staten Island Bancorp of NY*            NM   106.73   25.13  109.51   18.47         0.32    1.90   57.14
WES   Westcorp Inc. of Orange CA              NM    71.43    6.48   71.60     NM          0.20    2.22   71.43

AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares, Inc of LA        13.14   88.47   13.02   88.47   14.09         0.44    2.84   37.29
ANE   Alliance Bncp of New Eng of CT*       11.76  138.48   10.81  141.53   24.31         0.20    1.83   21.51
BKC   American Bank of Waterbury CT*        11.37  163.56   14.15  168.62   13.52         0.80    3.87   43.96
BFD   BostonFed Bancorp of MA               12.69  109.41    8.54  113.41   15.80         0.40    2.39   30.30
CNY   Carver Bancorp, Inc. of NY            21.11   61.85    5.03   64.10   23.75         0.00    0.00    0.00
CBK   Citizens First Fin.Corp. of IL        18.44   92.65   12.92   92.65     NM          0.00    0.00    0.00
EFC   EFC Bancorp Inc of IL                   NM    81.61   19.31   81.61   19.34         0.00    0.00     NM
EBI   Equality Bancorp, Inc. of MO          23.32  125.58   12.03  125.58     NM          0.24    1.84   42.86
ESX   Essex Bancorp of Norfolk VA(8)          NM      NM     1.08     NM      NM          0.00    0.00     NM
FCB   Falmouth Bancorp, Inc. of MA*         22.33  103.14   22.05  103.14   29.39         0.24    1.43   32.00
FAB   FirstFed America Bancorp of MA        17.24  101.49    9.00  101.49   21.36         0.20    1.40   24.10
GAF   GA Financial Corp. of PA              11.84   89.50   11.52   90.34   12.74         0.00    0.00    0.00
HBS   Haywood Bancshares, Inc. of NC*       10.80  105.20   15.63  108.63   10.80         0.60    3.16   34.09
KNK   Kankakee Bancorp, Inc. of IL          11.72   86.18    8.41  100.86   12.25         0.00    0.00    0.00
KYF   Kentucky First Bancorp of KY          18.42  117.40   20.62  117.40   18.67         0.50    3.67   67.57
NBN   Northeast Bancorp of ME*              12.36  113.17    7.92  124.58   13.58         0.21    1.91   23.60
NEP   Northeast PA Fin. Corp of PA            NM    80.41   14.30   80.41   23.62         0.00    0.00     NM
PDB   Piedmont Bancorp, Inc. of NC          15.93  121.78   20.15  121.78   16.48         0.48    5.02     NM
SSB   Scotland Bancorp, Inc. of NC          25.14  138.94   34.66  138.94   25.14         0.20    1.81   45.45
SZB   SouthFirst Bancshares of AL           25.20   99.28    9.87  101.77   28.19         0.60    3.61     NM
SRN   Southern Banc Company of AL             NM    93.65   16.29   94.34     NM          0.00    0.00    0.00
SSM   Stone Street Bancorp of NC            19.21   94.65   25.86   94.65   19.21         0.46    2.92   56.10
TSH   Teche Holding Company of LA           12.95   87.35   12.09   87.35   13.18         0.50    3.45   44.64
FTF   Texarkana Fst. Fin. Corp of AR        12.64  141.71   21.09  141.71   12.99         0.56    2.43   30.77
THR   Three Rivers Fin. Corp. of MI         16.09  101.06   13.67  101.44   17.29         0.44    2.71   43.56
WSB   Washington SB, FSB of MD              11.09   93.67    7.89   93.67   16.27         0.10    2.05   22.73
WFI   Winton Financial Corp. of OH          14.38  198.28   14.23  202.46   17.42         0.25    2.17   31.25

NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN(8)        24.14  193.36   17.73  197.15     NM          0.27    0.64   15.43
FBER  1st Bergen Bancorp of NJ              19.82  120.37   13.97  120.37   19.82         0.28    1.72   34.15
AFED  AFSALA Bancorp, Inc. of NY(8)         14.84   88.47   10.73   88.47   14.52         0.28    2.07   30.77
ALBK  ALBANK Fin. Corp. of Albany NY(8)     16.46  193.83   17.81  244.85   16.51         0.84    1.51   24.85
AMFC  AMB Financial Corp. of IN             15.43   94.09   11.93   94.09   23.77         0.28    1.93   29.79
ASBP  ASB Financial Corp. of OH             17.69  131.28   16.35  131.28   17.69         0.40    3.48   61.54
ABBK  Abington Bancorp of MA*               11.82  153.60    9.78  168.49   15.60         0.20    1.32   15.63
AABC  Access Anytime Bancorp of NM           5.69   91.86    7.29   91.86    6.25         0.00    0.00    0.00

 RP FINANCIAL, LC.
 -----------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia 22209
 (703) 528-1700
                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of September 4, 1998

                                                              Key Financial Ratios                           Asset Quality Ratios
                                             ----------------------------------------------------------    -----------------------
                                                      Tang.      Reported Earnings       Core Earnings
                                             Equity/ Equity/  ----------------------     --------------      NPAs   Resvs/  Resvs/
 Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs   Loans
 ---------------------                       ------- -------  ------  ------  ------     ------  ------     ------  ------  ------
                                                (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
 NASDAQ Listed OTC Companies (continued)
 ---------------------------------------
 AFBC  Advance Fin. Bancorp of WV             14.09    14.09    0.90    5.94    6.19       0.85    5.61       0.60   51.29    0.35
 ALBC  Albion Banc Corp. of Albion NY          8.49     8.49    0.54    6.24    5.91       0.50    5.88       0.47   72.86    0.44
 ABCL  Alliance Bancorp, Inc. of IL            8.74     8.66    0.75    8.27    5.86       0.92   10.16       0.13  240.27    0.47
 ALLB  Alliance Bank MHC of PA (19.9)         10.67    10.67    0.77    6.87    4.00       0.77    6.87       1.06   45.21    0.88
 AHCI  Ambanc Holding Co., Inc. of NY*        10.32    10.32    0.40    3.45    3.92       0.41    3.52       0.60  120.40    1.26
 ASBI  Ameriana Bancorp of IN                 12.16    11.94    0.98    8.54    6.50       0.82    7.15       0.56   54.99    0.43
 ABCW  Anchor Bancorp Wisconsin of WI          6.36     6.26    1.11   17.35    5.54       0.97   15.09       0.58  180.99    1.29
 ANDB  Andover Bancorp, Inc. of MA*            8.20     8.20    1.19   14.69    8.84       1.16   14.33       0.38  195.38    1.00
 ASFC  Astoria Financial Corp. of NY           7.71     5.52    0.82   10.39    7.89       0.74    9.42       0.45   72.22    0.77
 AVND  Avondale Fin. Corp. of IL               7.60     7.60   -0.78   -9.51  -12.49      -0.56   -6.84       1.25   84.71    2.83
 BCSB  BCSB Bankcorp MHC of MD (38.6)         16.27    16.27    0.80    4.95    3.45       0.80    4.95        NA      NA     0.56
 BKCT  Bancorp Connecticut of CT*              9.89     9.89    1.43   13.91    7.82       1.21   11.72       0.61  181.32    2.10
 BPLS  Bank Plus Corp. of CA                   4.32     3.97    0.19    4.16    5.38       0.28    6.30       1.75   69.27    1.79
 BNKU  Bank United Corp. of TX                 5.11     4.64    0.89   17.73    9.88       0.83   16.62       0.68   50.76    0.46
 BWFC  Bank West Fin. Corp. of MI             12.84    12.84    0.59    4.30    3.41       0.51    3.74       0.58   28.97    0.24
 BANC  BankAtlantic Bancorp of FL              6.79     5.25    0.83   13.33    7.73       0.37    5.93       0.81  100.62    1.12
 BKUNA BankUnited Fin. Corp. of FL             5.11     4.27    0.23    5.40    3.79       0.13    3.15       0.46   37.03    0.21
 BVCC  Bay View Capital Corp. of CA            6.89     4.47    0.35    5.46    4.24       0.60    9.26       0.38  218.38    1.06
 FSNJ  Bayonne Banchsares of NJ(8)            13.70    13.70    0.73    5.31    3.88       0.73    5.31       0.44   96.50    0.92
 BFSB  Bedford Bancshares, Inc. of VA         13.24    13.24    1.23    8.87    6.70       1.21    8.76       0.21  232.62    0.60
 BFFC  Big Foot Fin. Corp. of IL              17.27    17.27    0.55    3.12    3.36       0.41    2.32        NA      NA     0.26
 BYFC  Broadway Fin. Corp. of CA              10.13    10.13    0.52    5.03    8.36       0.33    3.20       1.15   68.56    0.97
 BRKL  Brookline Bncp MHC of MA(47.0)         33.21    33.21    1.92    8.85    4.32       1.92    8.85       0.60  251.07    2.37
 CBES  CBES Bancorp, Inc. of MO               13.62    13.62    0.94    6.07    5.89       0.67    4.33        NA      NA     0.58
 CCFH  CCF Holding Company of GA               7.28     7.28    0.15    1.61    1.00      -0.01   -0.15       0.36  137.94    0.68
 CITZ  CFS Bancorp, Inc. of IN                17.41    17.41    0.58    3.31    3.94       0.64    3.68       0.67   42.30    0.81
 CFSB  CFSB Bancorp of Lansing MI              7.78     7.78    1.36   17.60    6.53       1.22   15.74       0.21  272.22    0.64
 CKFB  CKF Bancorp of Danville KY             21.57    21.57    1.34    5.95    5.94       1.34    5.95       0.54   40.24    0.24
 CNSB  CNS Bancorp, Inc. of MO                24.78    24.78    0.89    3.62    3.50       0.76    3.07       0.07  569.23    0.57
 CSBF  CSB Financial Group Inc of IL          23.13    21.83    0.70    3.03    4.05       0.72    3.11       1.13   34.83    0.69
 CBCI  Calumet Bancorp of Chicago IL          17.73    17.73    1.95   11.64   11.47       1.96   11.72       1.21   99.71    1.56
 CAFI  Camco Fin. Corp. of OH                  9.90     9.30    1.26   13.00    7.69       0.91    9.41       0.72   39.75    0.34
 CMRN  Cameron Fin. Corp. of MO               19.87    19.87    1.14    5.47    6.31       1.12    5.36       1.06   67.46    0.87
 CFNC  Carolina Fincorp of NC*                13.50    13.50    0.93    4.48    6.26       1.05    5.04       0.14  283.77    0.51
 CASB  Cascade Financial Corp. of WA           7.07     7.07    0.84   12.48    6.51       0.75   11.13       0.54  171.37    1.07
 CATB  Catskill Fin. Corp. of NY*             22.04    22.04    1.31    5.48    6.75       1.29    5.41       0.22  282.65    1.43
 CAVB  Cavalry Bancorp of TN                  29.66    29.66    1.48    5.11    3.60       1.09    3.76       0.05     NA     1.26
 CNIT  Cenit Bancorp of Norfolk VA             7.91     7.33    0.90   12.59    7.15       0.83   11.60       0.19  316.10    0.75
 CEBK  Central Co-Op. Bank of MA*              9.78     8.88    0.86    8.65    7.95       0.67    6.70       0.40  188.70    1.00
 CENB  Century Bancorp, Inc. of NC(8)         19.34    19.34    1.20    4.68    7.31       1.18    4.63       0.47  120.87    0.79
 COFI  Charter One Financial of OH             7.47     7.03    0.94   13.19    4.92       1.24   17.42       0.38  148.17    0.84
 CVAL  Chester Valley Bancorp of PA            8.45     8.45    0.96   11.19    5.12       0.90   10.51       0.33  274.00    1.23
 CLAS  Classic Bancshares, Inc. of KY         14.87    12.79    0.73    4.88    5.31       0.93    6.18       0.29  216.16    0.92
 CBSA  Coastal Bancorp of Houston TX           3.85     3.35    0.52   14.54   12.75       0.54   14.90       0.49   61.08    0.62
 CFCP  Coastal Fin. Corp. of SC                5.89     5.89    1.21   19.85    5.63       0.97   15.96       0.48  188.30    1.31
 CFKY  Columbia Financial of KY               31.50    31.50    0.48    2.32    1.83       0.48    2.32       0.40   63.42    0.48
 CMSB  Commonwealth Bancorp Inc of PA          8.44     6.64    0.57    6.25    5.73       0.41    4.43       0.41   97.65    0.66
 CMSV  Commty. Svgs, MHC of FL (48.5)(8)      10.85    10.85    0.70    6.35    4.59       0.65    5.85       0.27  133.22    0.52
 CFTP  Community Fed. Bancorp of MS           22.27    22.27    1.24    4.91    4.40       1.07    4.24       0.28   78.26    0.41
 CFFC  Community Fin. Corp. of VA             14.09    14.04    1.00    7.33    5.68       0.96    7.02       1.30   48.66    0.71
 CIBI  Community Inv. Bancorp of OH           10.98    10.98    0.94    8.14    5.26       0.94    8.14       0.56   98.23    0.66
 COOP  Cooperative Bancshares of NC            7.94     7.94    0.65    8.40    5.90       0.59    7.66       0.08  330.28    0.34
 CRZY  Crazy Woman Creek Bncorp of WY         23.43    23.43    1.24    5.18    5.96       1.24    5.18       0.13  355.84    0.92
 CRSB  Crusader Holding Corp of PA            11.50    10.89    2.27   32.12    7.61       2.09   29.47       0.96   44.19    0.50
 DNFC  D&N Financial Corp. of MI               5.57     5.52    0.85   15.64    9.54       0.75   13.67       0.50  113.36    0.83
 DCBI  Delphos Citizens Bancorp of OH         24.15    24.15    1.53    5.86    4.91       1.53    5.86       0.64   15.93    0.12

                                                               Pricing Ratios                       Dividend Data(6)
                                                 ----------------------------------------      ------------------------
                                                                          Price/  Price/        Ind.   Divi-
                                                  Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                            Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                            -------  ------  ------  ------ --------      -----   -----   --------
                                                   (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
 NASDAQ Listed OTC Companies (continued)
 ---------------------------------------
 AFBC  Advance Fin. Bancorp of WV               16.16   99.04   13.96   99.04   17.12         0.32    2.23   35.96
 ALBC  Albion Banc Corp. of Albion NY           16.92  103.11    8.76  103.11   17.98         0.12    1.39   23.53
 ABCL  Alliance Bancorp, Inc. of IL             17.08  109.18    9.54  110.08   13.91         0.44    2.55   43.56
 ALLB  Alliance Bank MHC of PA (19.9)           25.00  168.51   17.99  168.51   25.00         0.00    0.00    0.00
 AHCI  Ambanc Holding Co., Inc. of NY*          25.49   91.42    9.44   91.42   25.00         0.24    1.85   47.06
 ASBI  Ameriana Bancorp of IN                   15.38  128.30   15.60  130.62   18.37         0.64    3.56   54.70
 ABCW  Anchor Bancorp Wisconsin of WI           18.04  302.73   19.24  307.34   20.74         0.20    0.90   16.26
 ANDB  Andover Bancorp, Inc. of MA*             11.32  156.16   12.80  156.16   11.60         0.72    2.62   29.63
 ASFC  Astoria Financial Corp. of NY            12.67  112.60    8.68  157.18   13.98         0.80    2.11   26.76
 AVND  Avondale Fin. Corp. of IL                  NM    81.29    6.18   81.29     NM          0.00    0.00     NM
 BCSB  BCSB Bankcorp MHC of MD (38.6)           29.00  143.41   23.33  143.41   29.00         0.00    0.00    0.00
 BKCT  Bancorp Connecticut of CT*               12.80  169.62   16.78  169.62   15.19         0.54    3.32   42.52
 BPLS  Bank Plus Corp. of CA                    18.59   75.92    3.28   82.67   12.29         0.00    0.00    0.00
 BNKU  Bank United Corp. of TX                  10.13  167.25    8.55  184.10   10.80         0.64    1.81   18.29
 BWFC  Bank West Fin. Corp. of MI               29.29  125.34   16.09  125.34     NM          0.00    0.00    0.00
 BANC  BankAtlantic Bancorp of FL               12.93  133.76    9.09  173.05   29.09         0.10    1.07   13.89
 BKUNA BankUnited Fin. Corp. of FL              26.39   92.32    4.71  110.47     NM          0.00    0.00    0.00
 BVCC  Bay View Capital Corp. of CA             23.61   87.49    6.03  134.92   13.93         0.40    2.35   55.56
 FSNJ  Bayonne Banchsares of NJ(8)              25.80  124.74   17.09  124.74   25.80         0.25    1.90   49.02
 BFSB  Bedford Bancshares, Inc. of VA           14.94  127.49   16.88  127.49   15.13         0.32    2.78   41.56
 BFFC  Big Foot Fin. Corp. of IL                29.79   92.35   15.95   92.35     NM          0.00    0.00    0.00
 BYFC  Broadway Fin. Corp. of CA                11.96   59.18    5.99   59.18   18.75         0.19    2.30   27.54
 BRKL  Brookline Bncp MHC of MA(47.0)           23.15  116.61   38.73  116.61   23.15         0.20    1.84   42.55
 CBES  CBES Bancorp, Inc. of MO                 16.96  105.97   14.44  105.97   23.75         0.48    2.53   42.86
 CCFH  CCF Holding Company of GA                  NM   162.92   11.86  162.92     NM          0.64    3.05     NM
 CITZ  CFS Bancorp, Inc. of IN                  25.36   83.92   14.61   83.92   22.83         0.00    0.00    0.00
 CFSB  CFSB Bancorp of Lansing MI               15.32  269.18   20.95  269.18   17.13         0.52    2.39   36.62
 CKFB  CKF Bancorp of Danville KY               16.84  102.74   22.16  102.74   16.84         0.54    3.27   55.10
 CNSB  CNS Bancorp, Inc. of MO                  28.55  102.51   25.40  102.51     NM          0.30    1.98   56.60
 CSBF  CSB Financial Group Inc of IL            24.71   74.93   17.33   79.39   24.12         0.00    0.00    0.00
 CBCI  Calumet Bancorp of Chicago IL             8.72   95.53   16.94   95.53    8.66         0.00    0.00    0.00
 CAFI  Camco Fin. Corp. of OH                   13.01  150.66   14.91  160.32   17.98         0.39    2.44   31.71
 CMRN  Cameron Fin. Corp. of MO                 15.84   88.79   17.64   88.79   16.16         0.28    1.75   27.72
 CFNC  Carolina Fincorp of NC*                  15.96  110.78   14.96  110.78   14.19         0.24    2.68   42.86
 CASB  Cascade Financial Corp. of WA            15.36  173.23   12.25  173.23   17.23         0.00    0.00    0.00
 CATB  Catskill Fin. Corp. of NY*               14.83   83.83   18.48   83.83   15.00         0.37    2.90   43.02
 CAVB  Cavalry Bancorp of TN                    27.76  141.21   41.88  141.21     NM          0.20    1.06   29.41
 CNIT  Cenit Bancorp of Norfolk VA              13.98  172.00   13.61  185.67   15.17         0.40    2.25   31.50
 CEBK  Central Co-Op. Bank of MA*               12.58  104.17   10.19  114.71   16.25         0.32    1.64   20.65
 CENB  Century Bancorp, Inc. of NC(8)           13.68   88.20   17.06   88.20   13.83         0.68    5.23   71.58
 COFI  Charter One Financial of OH              20.33  229.77   17.16  244.09   15.39         0.56    2.10   42.75
 CVAL  Chester Valley Bancorp of PA             19.55  199.54   16.85  199.54   20.80         0.42    1.62   31.58
 CLAS  Classic Bancshares, Inc. of KY           18.84   89.54   13.31  104.13   14.87         0.32    2.26   42.67
 CBSA  Coastal Bancorp of Houston TX             7.84  105.47    4.06  121.12    7.66         0.32    2.00   15.69
 CFCP  Coastal Fin. Corp. of SC                 17.76  327.02   19.27  327.02   22.09         0.28    1.47   26.17
 CFKY  Columbia Financial of KY                   NM    85.53   26.94   85.53     NM          0.28    2.33     NM
 CMSB  Commonwealth Bancorp Inc of PA           17.44  116.19    9.80  147.49   24.59         0.32    2.13   37.21
 CMSV  Commty. Svgs, MHC of FL (48.5)(8)        21.78  135.05   14.66  135.05   23.66         0.90    4.09     NM
 CFTP  Community Fed. Bancorp of MS             22.73  112.53   25.06  112.53   26.32         0.32    2.13   48.48
 CFFC  Community Fin. Corp. of VA               17.61  124.38   17.53  124.88   18.38         0.00    0.00    0.00
 CIBI  Community Inv. Bancorp of OH             19.03  154.60   16.98  154.60   19.03         0.24    1.85   35.29
 COOP  Cooperative Bancshares of NC             16.94  133.80   10.63  133.80   18.58         0.00    0.00    0.00
 CRZY  Crazy Woman Creek Bncorp of WY           16.77   86.38   20.24   86.38   16.77         0.40    3.02   50.63
 CRSB  Crusader Holding Corp of PA              13.14  210.40   24.19  222.13   14.33         0.00    0.00    0.00
 DNFC  D&N Financial Corp. of MI                10.48  151.52    8.44  152.84   11.99         0.20    1.14   11.98
 DCBI  Delphos Citizens Bancorp of OH           20.36  124.87   30.15  124.87   20.36         0.24    1.30   26.37

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of September 4, 1998

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------     ----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------     --------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs   Loans
---------------------                       ------- -------  ------  ------  ------     ------  ------     ------  ------  ------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
DCOM  Dime Community Bancorp of NY*          11.47    10.00    0.89    7.00    6.00       0.87    6.80       0.39  189.26    1.27
ESBF  ESB Financial Corp of PA                7.20     6.42    0.69    9.08    6.54       0.69    9.08       0.60   83.44    1.34
EGLB  Eagle BancGroup of IL                  12.05    12.05    0.35    2.97    3.30       0.12    1.03       0.73   75.47    0.82
EBSI  Eagle Bancshares of Tucker GA           6.92     6.92    0.88   11.78    8.76       0.85   11.46       1.20   49.97    0.78
ETFS  East Texas Fin. Serv. of TX            17.29    17.29    0.53    3.02    3.09       0.45    2.58       0.41   46.61    0.38
ESBK  Elmira Svgs Bank (The) of NY*           6.27     6.27    0.47    7.45    6.17       0.49    7.85       0.82   81.26    0.85
EMLD  Emerald Financial Corp. of OH           8.50     8.40    1.13   14.08    5.58       1.03   12.82       0.30   86.50    0.32
EFBC  Empire Federal Bancorp of MT           36.76    36.76    1.47    4.00    4.95       1.47    4.00       0.01     NA     0.41
EFBI  Enterprise Fed. Bancorp of OH           9.96     9.71    0.78    6.96    3.76       0.67    5.95       0.06  333.77    0.30
EQSB  Equitable FSB of Wheaton MD             5.12     5.12    0.70   13.60    8.09       0.66   12.87        NA      NA      NA
FCBF  FCB Fin. Corp. of Neenah WI            14.47    14.47    1.24    8.45    5.54       0.92    6.26       0.22  327.68    0.98
FFDF  FFD Financial Corp. of OH              22.27    22.27    1.73    7.25    6.41       0.78    3.26       0.08  329.27    0.40
FFLC  FFLC Bancorp of Leesburg FL            12.80    12.80    1.00    7.60    6.06       0.94    7.17       0.26  192.43    0.59
FFWC  FFW Corporation of Wabash IN            9.41     8.66    0.99   10.40    8.67       0.87    9.12       0.43  112.49    0.70
FFYF  FFY Financial Corp. of OH              12.92    12.92    1.24    9.26    6.54       1.21    9.06       0.51   82.43    0.56
FMCO  FMS Financial Corp. of NJ               6.08     6.03    0.85   13.57    6.49       0.85   13.57       0.70   68.77    1.07
FFHH  FSF Financial Corp. of MN              10.43    10.43    0.79    7.33    7.51       0.75    6.92       0.20  123.88    0.37
FOBC  Fed One Bancorp of Wheeling WV(8)      11.20    10.77    0.82    7.39    3.34       0.80    7.15       0.36  111.72    0.90
FBCI  Fidelity Bancorp of Chicago IL         10.60    10.58    0.19    1.80    1.56       0.60    5.67       0.24   45.86    0.14
FSBI  Fidelity Bancorp, Inc. of PA            7.09     7.09    0.74   10.76    7.84       0.72   10.54       0.17  330.68    1.05
FFFL  Fidelity Bcsh MHC of FL (47.9)          6.15     5.98    0.65    8.98    4.79       0.52    7.18       0.27   78.51    0.34
FFED  Fidelity Fed. Bancorp of IN             6.78     6.78   -0.34   -5.64   -6.89      -0.26   -4.29       0.38  613.16    2.77
FFOH  Fidelity Financial of OH               12.41    11.04    0.89    7.16    6.54       0.86    6.91       0.26  121.33    0.40
FIBC  Financial Bancorp, Inc. of NY(8)        8.42     8.39    0.94   10.48    5.45       0.91   10.17       1.92   25.63    0.87
FBSI  First Bancshares, Inc. of MO           14.14    13.57    1.10    7.90    6.51       1.10    7.90       1.31   23.38    0.36
FBBC  First Bell Bancorp of PA               10.16    10.16    1.08   10.33    7.25       1.07   10.24       0.05  191.03    0.13
SKBO  First Carnegie MHC of PA (45.0)        16.79    16.79    0.57    3.37    3.27       0.68    4.03       0.59   64.19    0.80
FSTC  First Citizens Corp of GA              10.09     8.07    1.91   19.64    8.63       1.73   17.77       1.17   86.37    1.39
FCME  First Coastal Corp. of ME*              8.95     8.95    0.80    8.29    7.66       0.72    7.47       0.24  650.60    2.55
FDEF  First Defiance Fin.Corp. of OH         17.74    17.74    0.94    4.96    5.56       0.90    4.74       0.29  171.18    0.62
FESX  First Essex Bancorp of MA*              7.14     5.18    0.84   11.61    8.69       0.72    9.94       0.45  191.23    1.48
FFSX  First FSB MHC Sxld of IA (46.3)(8)      7.62     6.14    0.68    8.41    4.29       0.66    8.20       0.46  102.36    0.64
FFES  First Fed of E. Hartford CT             7.20     7.20    0.59    8.73    8.48       0.64    9.42       0.33   84.42    1.30
BDJI  First Fed. Bancorp. of MN              10.46    10.46    0.70    6.62    5.49       0.71    6.70       0.18  202.30    0.78
FFBH  First Fed. Bancshares of AR            14.71    14.71    1.00    6.71    6.00       0.99    6.65       0.85   20.75    0.23
FTFC  First Fed. Capital Corp. of WI          7.50     7.14    1.20   17.23    7.16       0.83   11.82       0.23  212.49    0.75
FFKY  First Fed. Fin. Corp. of KY            13.35    12.67    1.61   11.89    6.47       1.54   11.42       0.53   84.57    0.52
FFBZ  First Federal Bancorp of OH             7.95     7.95    0.82   10.74    5.40       0.78   10.14       0.54  190.00    1.19
FFCH  First Fin. Holdings Inc. of SC          6.49     6.49    0.89   14.08    6.27       0.85   13.47       1.16   56.67    0.80
FFHS  First Franklin Corp. of OH              9.12     9.08    0.81    8.85    7.24       0.70    7.67       0.90   49.39    0.69
FGHC  First Georgia Hold. Corp of GA          8.15     7.62    1.17   14.29    4.00       1.17   14.29       1.65   37.32    0.71
FFSL  First Independence Corp. of KS          9.58     9.58    0.72    7.28    7.65       0.72    7.28       0.56   95.21    0.72
FISB  First Indiana Corp. of IN               9.15     9.05    1.16   12.29    7.44       0.82    8.70       1.11  125.92    1.65
FKAN  First Kansas Financial of KS           18.69    18.69    0.88    4.71    6.02       0.88    4.71       0.05  327.59    0.43
FKFS  First Keystone Fin. Corp of PA          6.50     6.50    0.74   11.06    9.50       0.66    9.80       1.22   36.94    0.87
FLKY  First Lancaster Bncshrs of KY          26.64    26.64    1.03    3.44    3.73       1.03    3.44       1.70   18.91    0.36
FLFC  First Liberty Fin. Corp. of GA          7.35     6.72    0.77   10.36    3.70       0.80   10.78       0.77  132.28    1.51
CASH  First Midwest Fin., Inc. of OH         10.18     9.09    0.71    6.60    6.01       0.64    5.93       1.94   37.96    1.19
FMBD  First Mutual Bancorp Inc of IL(8)      14.62    11.38    0.35    2.53    2.35       0.27    1.94       0.33  115.88    0.48
FMSB  First Mutual SB of Bellevue WA*         6.79     6.79    1.01   15.06    8.08       0.99   14.77       0.11  989.94    1.26
FNGB  First Northern Cap. Corp of WI         10.89    10.89    0.98    8.88    6.88       0.90    8.16       0.12  400.84    0.54
FFPB  First Palm Beach Bancorp of FL          6.85     6.71    0.45    6.95    5.03       0.24    3.70       0.51   59.41    0.50
FWWB  First Savings Bancorp of WA            13.02    12.06    1.20    8.69    5.56       1.11    8.07       0.43  164.95    1.03
FSFF  First SecurityFed Fin of IL            28.92    28.84    1.03    5.32    3.76       1.61    8.33       0.34  170.99    0.94
FSLA  First Source Bancorp of NJ             21.24    20.56    1.04    8.63    4.50       1.01    8.39       0.35  159.84    1.04
SOPN  First Svgs Bancorp of NC               22.86    22.86    1.76    7.70    6.68       1.76    7.70       0.18  109.36    0.29

                                                         Pricing Ratios                      Dividend Data(6)
                                            ----------------------------------------      ------------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       -------  ------  ------  ------ --------      -----   -----   --------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
DCOM  Dime Community Bancorp of NY*           16.67  117.65   13.50  135.03   17.14         0.40    2.22   37.04
ESBF  ESB Financial Corp of PA                15.29  131.14    9.44  146.92   15.29         0.36    2.29   34.95
EGLB  Eagle BancGroup of IL                     NM    88.38   10.65   88.38     NM          0.00    0.00    0.00
EBSI  Eagle Bancshares of Tucker GA           11.41  127.25    8.81  127.25   11.72         0.64    3.76   42.95
ETFS  East Texas Fin. Serv. of TX               NM    96.22   16.63   96.22     NM          0.00    0.00    0.00
ESBK  Elmira Svgs Bank (The) of NY*           16.22  120.18    7.53  120.18   15.38         0.64    2.67   43.24
EMLD  Emerald Financial Corp. of OH           17.91  234.83   19.97  237.62   19.67         0.14    1.17   20.90
EFBC  Empire Federal Bancorp of MT            20.20   80.11   29.45   80.11   20.20         0.32    2.44   49.23
EFBI  Enterprise Fed. Bancorp of OH           26.58  166.24   16.56  170.49     NM          1.00    3.65     NM
EQSB  Equitable FSB of Wheaton MD             12.37  156.78    8.02  156.78   13.07         0.00    0.00    0.00
FCBF  FCB Fin. Corp. of Neenah WI             18.05  140.32   20.30  140.32   24.33         0.88    3.23   58.28
FFDF  FFD Financial Corp. of OH               15.60  110.17   24.54  110.17     NM          0.30    1.76   27.52
FFLC  FFLC Bancorp of Leesburg FL             16.51  124.03   15.88  124.03   17.50         0.36    2.06   33.96
FFWC  FFW Corporation of Wabash IN            11.54  114.33   10.76  124.28   13.16         0.42    2.80   32.31
FFYF  FFY Financial Corp. of OH               15.28  140.48   18.15  140.48   15.61         0.80    2.71   41.45
FMCO  FMS Financial Corp. of NJ               15.41  197.72   12.03  199.47   15.41         0.12    1.07   16.44
FFHH  FSF Financial Corp. of MN               13.31   97.62   10.19   97.62   14.10         0.50    3.48   46.30
FOBC  Fed One Bancorp of Wheeling WV(8)       29.90  214.46   24.02  222.90     NM          0.62    1.66   49.60
FBCI  Fidelity Bancorp of Chicago IL            NM   112.57   11.93  112.75   20.32         0.00    0.00    0.00
FSBI  Fidelity Bancorp, Inc. of PA            12.76  130.01    9.22  130.01   13.03         0.00    0.00    0.00
FFFL  Fidelity Bcsh MHC of FL (47.9)          20.87  180.72   11.12  186.05   26.09         1.00    4.17     NM
FFED  Fidelity Fed. Bancorp of IN               NM    84.81    5.75   84.81     NM          0.20    5.51     NM
FFOH  Fidelity Financial of OH                15.29  110.26   13.68  123.93   15.85         0.32    2.46   37.65
FIBC  Financial Bancorp, Inc. of NY(8)        18.34  184.19   15.52  184.96   18.90         0.00    0.00    0.00
FBSI  First Bancshares, Inc. of MO            15.36  115.91   16.39  120.85   15.36         0.12    0.94   14.46
FBBC  First Bell Bancorp of PA                13.79  135.82   13.80  135.82   13.91         0.40    2.50   34.48
SKBO  First Carnegie MHC of PA(45.0)            NM   103.48   17.38  103.48   25.58         0.30    2.73     NM
FSTC  First Citizens Corp of GA               11.59  200.47   20.23  250.74   12.81         0.32    1.25   14.55
FCME  First Coastal Corp. of ME*              13.06  104.07    9.31  104.07   14.51         0.00    0.00    0.00
FDEF  First Defiance Fin.Corp. of OH          18.00   93.84   16.65   93.84   18.86         0.36    3.03   54.55
FESX  First Essex Bancorp of MA*              11.51  128.93    9.20  177.78   13.45         0.56    3.50   40.29
FFSX  First FSB MHC Sxld of IA(46.3)(8)       23.33  189.19   14.42  234.90   23.93         0.00    0.00    0.00
FFES  First Fed of E. Hartford CT             11.80   97.67    7.03   97.67   10.93         0.68    2.71   31.92
BDJI  First Fed. Bancorp. of MN               18.21  116.05   12.13  116.05   17.99         0.00    0.00    0.00
FFBH  First Fed. Bancshares of AR             16.67  108.82   16.01  108.82   16.81         0.28    1.47   24.56
FTFC  First Fed. Capital Corp. of WI          13.97  221.96   16.65  233.22   20.36         0.28    1.96   27.45
FFKY  First Fed. Fin. Corp. of KY             15.44  178.47   23.82  187.99   16.07         0.60    2.54   39.22
FFBZ  First Federal Bancorp of OH             18.52  191.20   15.20  191.20   19.61         0.14    1.40   25.93
FFCH  First Fin. Holdings Inc. of SC          15.95  207.40   13.46  207.40   16.67         0.42    2.27   36.21
FFHS  First Franklin Corp. of OH              13.81  119.24   10.88  119.74   15.93         0.30    2.07   28.57
FGHC  First Georgia Hold. Corp of GA          25.00  333.88   27.20     NM    25.00         0.00    0.00    0.00
FFSL  First Independence Corp. of KS          13.07   93.12    8.92   93.12   13.07         0.30    2.61   34.09
FISB  First Indiana Corp. of IN               13.44  157.50   14.42  159.27   18.99         0.48    2.43   32.65
FKAN  First Kansas Financial of KS            16.61   78.22   14.62   78.22   16.61         0.00    0.00    0.00
FKFS  First Keystone Fin. Corp of PA          10.53  113.96    7.41  113.96   11.88         0.20    1.67   17.54
FLKY  First Lancaster Bncshrs of KY           26.84   91.82   24.46   91.82   26.84         0.60    4.38     NM
FLFC  First Liberty Fin. Corp. of GA          27.03  268.46   19.73  293.69   25.97         0.30    1.50   40.54
CASH  First Midwest Fin., Inc. of OH          16.63  110.48   11.25  123.75   18.50         0.48    2.65   44.04
FMBD  First Mutual Bancorp Inc of IL(8)         NM   105.79   15.47  135.98     NM          0.32    1.92     NM
FMSB  First Mutual SB of Bellevue WA*         12.38  176.59   11.99  176.59   12.62         0.20    1.57   19.42
FNGB  First Northern Cap. Corp of WI          14.53  126.62   13.79  126.62   15.81         0.36    3.35   48.65
FFPB  First Palm Beach Bancorp of FL          19.87  131.75    9.03  134.55     NM          0.70    2.26   44.87
FWWB  First Savings Bancorp of WA             17.97  156.78   20.41  169.16   19.36         0.36    1.79   32.14
FSFF  First SecurityFed Fin of IL             26.63   83.96   24.28   84.19   17.01         0.00    0.00    0.00
FSLA  First Source Bancorp of NJ              22.22   97.92   20.80  101.14   22.86         0.18    2.25   50.00
SOPN  First Svgs Bancorp of NC                14.96  113.45   25.93  113.45   14.96         1.00    4.71   70.42

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of September 4, 1998

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------     ----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------     --------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs   Loans
---------------------                       ------- -------  ------  ------  ------     ------  ------     ------  ------  ------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FBNW  FirstBank Corp of Clarkston WA         15.63    15.63    1.08    7.37    6.41       0.61    4.18       0.39  160.81    0.78
FFDB  FirstFed Bancorp, Inc. of AL            9.71     8.95    0.93    9.56    5.44       0.93    9.56       1.41   41.95    0.90
FSPT  FirstSpartan Fin. Corp. of SC          24.31    24.31    1.41    6.66    5.45       1.37    6.47       0.38  111.34    0.51
FLAG  Flag Financial Corp of GA               8.89     8.89    0.88    9.49    2.94       0.61    6.57       1.33   65.46    1.22
FLGS  Flagstar Bancorp, Inc of MI             5.55     5.40    1.41   23.50   10.48       1.41   23.50       2.26   20.60    0.53
FFIC  Flushing Fin. Corp. of NY*             12.80    12.33    0.93    6.92    5.50       0.94    6.98       0.31  198.69    1.00
FBHC  Fort Bend Holding Corp. of TX(8)        7.15     6.76    0.66   10.00    6.86       0.43    6.58       0.41  123.80    0.90
FTSB  Fort Thomas Fin. Corp. of KY           16.07    16.07    1.18    7.42    6.04       1.18    7.42       1.93   30.61    0.65
FKKY  Frankfort First Bancorp of KY          16.88    16.88    1.19    7.05    6.88       1.19    7.05        NA      NA     0.08
FTNB  Fulton Bancorp, Inc. of MO             23.37    23.37    1.22    5.01    4.44       0.95    3.88       0.70  126.01    1.06
GUPB  GFSB Bancorp, Inc of Gallup NM         12.34    12.34    0.91    6.67    5.64       0.91    6.67       0.37   86.67    0.54
GSLA  GS Financial Corp. of LA               36.03    36.03    1.14    2.73    3.83       0.99    2.38       0.12  260.11    0.74
GOSB  GSB Financial Corp. of NY*             24.90    24.90    0.73    3.21    3.49       0.69    3.05       0.09  156.52    0.24
GBNK  Gaston Fed Bncp MHC of NC(47.0         20.28    20.28    0.73    5.92    2.93       0.66    5.39       0.50  132.06    0.96
GFCO  Glenway Financial Corp. of OH           9.57     9.49    0.86    9.12    5.84       0.87    9.20       0.19  184.71    0.41
GTPS  Great American Bancorp of IL           18.27    18.27    0.70    3.57    3.76       0.70    3.57       0.08  484.87    0.47
PEDE  Great Pee Dee Bancorp of SC            45.12    45.12    1.97    4.37    5.17       1.97    4.37       0.73   65.48    0.59
GSFC  Green Street Fin. Corp. of NC          34.90    34.90    1.59    4.49    5.52       1.59    4.49       0.07  216.10    0.19
GFED  Guaranty Fed Bancshares of MO          27.19    27.19    1.22    5.29    4.29       1.22    5.29       0.35  241.97    1.05
HCBB  HCB Bancshares of Camden AR            17.25    17.04    0.33    1.99    2.27       0.33    1.99       0.44  150.91    1.38
HEMT  HF Bancorp of Hemet CA                  8.01     6.85    0.01    0.15    0.14       0.06    0.77        NA      NA      NA
HFFC  HF Financial Corp. of SD                9.93     9.93    1.13   11.75    9.48       0.98   10.23       0.53  239.17    1.62
HFNC  HFNC Financial Corp. of NC(8)          16.96    16.96    1.44    8.07    7.43       0.98    5.49       0.53  131.75    0.86
HMNF  HMN Financial, Inc. of MN              11.61    10.79    0.92    6.94    7.71       0.65    4.91       0.09  449.77    0.61
HALL  Hallmark Capital Corp. of WI            7.63     7.63    0.66    8.85    8.09       0.62    8.29       0.32  168.40    0.82
HRBF  Harbor Federal Bancorp of MD           12.60    12.60    0.77    6.06    5.22       0.75    5.87       0.32   65.53    0.33
HARB  Harbor Florida Bancshrs of FL          19.60    19.39    1.36   10.13    5.05       1.29    9.56       0.43  208.24    1.27
HFSA  Hardin Bancorp of Hardin MO            10.10    10.10    0.69    6.14    6.03       0.60    5.35       0.14  145.30    0.40
HARL  Harleysville SB of PA                   6.41     6.41    0.97   14.71    7.02       0.97   14.71        NA      NA     0.79
HFGI  Harrington Fin. Group of IN             4.68     4.68   -0.37   -7.67   -5.92      -0.13   -2.69       0.18   40.45    0.22
HARS  Harris Fin. MHC of PA (24.9)            8.12     7.33    0.84   10.33    3.89       0.68    8.41       0.66   60.54    0.97
HFFB  Harrodsburg 1st Fin Bcrp of KY         26.54    26.54    1.36    5.09    5.05       1.36    5.09       0.55   66.83    0.48
HHFC  Harvest Home Fin. Corp. of OH          11.35    11.35    0.72    6.20    5.84       0.62    5.35       0.09  144.19    0.25
HAVN  Haven Bancorp of Woodhaven NY           5.21     4.98    0.45    7.89    6.95       0.48    8.36       0.45  132.08    0.97
HTHR  Hawthorne Fin. Corp. of CA              3.97     3.97    0.94   21.21   20.42       1.09   24.78       6.67   18.16    1.31
HMLK  Hemlock Fed. Fin. Corp. of IL          15.14    15.14    0.93    5.41    5.79       0.91    5.28       0.06  625.00    0.84
HBSC  Heritage Bancorp, Inc of SC            31.48    31.48    1.12    5.60    4.71       1.12    5.60       0.44   57.25    0.38
HFWA  Heritage Financial Corp of WA          28.80    28.80    1.11    5.92    3.32       0.57    3.04       0.12  761.93    1.28
HCBC  High Country Bancorp of CO             19.56    19.56    0.84    7.33    4.42       0.84    7.33       0.45  167.06    0.94
HBNK  Highland Bancorp of CA                  7.87     7.87    1.36   17.69    8.29       1.20   15.55       1.84   88.38    2.06
HIFS  Hingham Inst. for Sav. of MA*           9.43     9.43    1.25   13.14    9.49       1.24   13.02       0.17  396.87    0.90
HBEI  Home Bancorp of Elgin IL(8)            26.10    26.10    0.69    2.60    2.88       0.69    2.60       0.28  107.27    0.35
HBFW  Home Bancorp of Fort Wayne IN          11.92    11.92    0.85    6.84    4.67       0.83    6.68       0.10  402.90    0.43
HCFC  Home City Fin. Corp. of OH             13.87    13.87    1.30    7.09    8.75       1.28    7.02       0.59   97.81    0.63
HOMF  Home Fed Bancorp of Seymour IN          9.31     9.07    1.48   16.63    8.24       1.16   13.00       0.59  100.21    0.71
HWEN  Home Financial Bancorp of IN           17.64    17.64    0.92    5.30    5.42       0.70    4.04       1.10   68.52    0.93
HLFC  Home Loan Financial Corp of OH         38.53    38.53    1.34    4.88    3.06       1.34    4.88       0.29   92.92    0.39
HPBC  Home Port Bancorp, Inc. of MA*          8.71     8.71    1.45   14.51    8.71       1.62   16.29       0.26  453.64    1.38
HSTD  Homestead Bancorp, Inc. of LA          21.66    21.66    0.75    3.46    4.84       0.75    3.46       0.27  119.47    0.69
HFBC  HopFed Bancorp of KY                   26.78    26.78    1.22    8.52    4.33       1.22    8.52       0.11  107.86    0.23
HZFS  Horizon Fin'l. Services of IA           9.11     9.11    0.91    9.24    5.81       0.70    7.08        NA      NA      NA
HRZB  Horizon Financial Corp. of WA*         15.43    15.43    1.56   10.03    8.00       1.52    9.76       0.02     NA     0.88
HRBT  Hudson River Bancorp Inc of NY         26.74    26.74    0.90    3.36    3.88       1.03    3.85       1.66   58.37    1.87
ITLA  ITLA Capital Corp of CA*               10.44    10.41    1.44   13.81   11.37       1.44   13.81       1.07  139.44    1.75
ICBC  Independence Comm Bnk Cp of NY         20.07    18.95   -0.81   -4.22   -4.14       0.68    3.58       0.60  135.71    1.34
IFSB  Independence FSB of DC                  7.21     6.53    1.15   15.91   18.92       0.18    2.52        NA      NA     0.42

                                                         Pricing Ratios                      Dividend Data(6)
                                            ----------------------------------------      ------------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       -------  ------  ------  ------ --------      -----   -----   --------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FBNW  FirstBank Corp of Clarkston WA          15.60   98.76   15.44   98.76   27.51         0.32    2.12   32.99
FFDB  FirstFed Bancorp, Inc. of AL            18.38  172.65   16.77  187.41   18.38         0.28    2.24   41.18
FSPT  FirstSpartan Fin. Corp. of SC           18.36  109.91   26.71  109.91   18.90         0.60    1.85   33.90
FLAG  Flag Financial Corp of GA                 NM   311.03   27.65  311.03     NM          0.24    1.81   61.54
FLGS  Flagstar Bancorp, Inc of MI              9.55  201.15   11.16  206.69    9.55         0.28    1.33   12.73
FFIC  Flushing Fin. Corp. of NY*              18.18  122.91   15.74  127.61   18.03         0.36    1.64   29.75
FBHC  Fort Bend Holding Corp. of TX(8)        14.59  132.83    9.49  140.46   22.17         0.00    0.00    0.00
FTSB  Fort Thomas Fin. Corp. of KY            16.56  119.91   19.27  119.91   16.56         0.25    1.89   31.25
FKKY  Frankfort First Bancorp of KY           14.54  101.64   17.15  101.64   14.54         0.80    5.61     NM
FTNB  Fulton Bancorp, Inc. of MO              22.51  112.08   26.19  112.08   29.10         0.24    1.42   32.00
GUPB  GFSB Bancorp, Inc of Gallup NM          17.72  115.32   14.23  115.32   17.72         0.30    2.14   37.97
GSLA  GS Financial Corp. of LA                26.09   74.95   27.01   74.95   30.00         0.28    2.33   60.87
GOSB  GSB Financial Corp. of NY*              28.66   82.17   20.46   82.17     NM          0.12    1.02   29.27
GBNK  Gaston Fed Bncp MHC of NC(47.0            NM   123.09   24.97  123.09     NM          0.20    1.78   60.61
GFCO  Glenway Financial Corp. of OH           17.12  150.79   14.43  152.12   16.96         0.44    2.32   39.64
GTPS  Great American Bancorp of IL            26.59   98.13   17.93   98.13   26.59         0.44    2.63   69.84
PEDE  Great Pee Dee Bancorp of SC             19.35   84.57   38.16   84.57   19.35         0.36    3.00   58.06
GSFC  Green Street Fin. Corp. of NC           18.12   84.40   29.45   84.40   18.12         0.48    3.84   69.57
GFED  Guaranty Fed Bancshares of MO           23.33   92.51   25.15   92.51   23.33         0.32    3.05   71.11
HCBB  HCB Bancshares of Camden AR               NM    76.12   13.13   77.03     NM          0.20    1.82     NM
HEMT  HF Bancorp of Hemet CA                    NM   107.45    8.60  125.60     NM          0.00    0.00    0.00
HFFC  HF Financial Corp. of SD                10.54  120.34   11.95  120.34   12.11         0.00    0.00    0.00
HFNC  HFNC Financial Corp. of NC(8)           13.46  105.63   17.91  105.63   19.81         0.32    3.05   41.03
HMNF  HMN Financial, Inc. of MN               12.97   87.86   10.20   94.50   18.33         0.24    1.75   22.64
HALL  Hallmark Capital Corp. of WI            12.37  103.07    7.86  103.07   13.20         0.00    0.00    0.00
HRBF  Harbor Federal Bancorp of MD            19.15  112.92   14.23  112.92   19.78         0.47    2.61   50.00
HARB  Harbor Florida Bancshrs of FL           19.81  124.85   24.48  126.20   21.00         0.26    2.48   49.06
HFSA  Hardin Bancorp of Hardin MO             16.58  101.45   10.25  101.45   19.03         0.56    3.34   55.45
HARL  Harleysville SB of PA                   14.25  195.71   12.55  195.71   14.25         0.00    0.00    0.00
HFGI  Harrington Fin. Group of IN               NM   139.16    6.51  139.16     NM          0.12    1.25     NM
HARS  Harris Fin. MHC of PA (24.9)            25.70  249.64   20.27  276.49     NM          0.22    1.59   40.74
HFFB  Harrodsburg 1st Fin Bcrp of KY          19.81  101.73   27.00  101.73   19.81         0.40    2.62   51.95
HHFC  Harvest Home Fin. Corp. of OH           17.12  106.56   12.09  106.56   19.84         0.44    3.52   60.27
HAVN  Haven Bancorp of Woodhaven NY           14.38  107.88    5.62  112.87   13.57         0.30    2.09   30.00
HTHR  Hawthorne Fin. Corp. of CA               4.90   94.62    3.76   94.62    4.19         0.00    0.00    0.00
HMLK  Hemlock Fed. Fin. Corp. of IL           17.26   97.91   14.82   97.91   17.68         0.32    2.21   38.10
HBSC  Heritage Bancorp, Inc of SC             21.22   78.84   24.82   78.84   21.22         0.30    1.86   39.47
HFWA  Heritage Financial Corp of WA             NM   116.79   33.64  116.79     NM          0.16    1.44   43.24
HCBC  High Country Bancorp of CO              22.64   87.98   17.21   87.98   22.64         0.00    0.00    0.00
HBNK  Highland Bancorp of CA                  12.06  196.18   15.43  196.18   13.72         0.50    1.32   15.87
HIFS  Hingham Inst. for Sav. of MA*           10.53  131.58   12.40  131.58   10.63         0.56    2.46   25.93
HBEI  Home Bancorp of Elgin IL(8)               NM    89.29   23.31   89.29     NM          0.40    3.20     NM
HBFW  Home Bancorp of Fort Wayne IN           21.43  147.78   17.62  147.78   21.95         0.32    1.19   25.40
HCFC  Home City Fin. Corp. of OH              11.43  100.33   13.92  100.33   11.54         0.36    3.00   34.29
HOMF  Home Fed Bancorp of Seymour IN          12.13  188.03   17.50  192.91   15.51         0.40    1.63   19.80
HWEN  Home Financial Bancorp of IN            18.45   95.92   16.92   95.92   24.22         0.10    1.29   23.81
HLFC  Home Loan Financial Corp of OH            NM    95.30   36.72   95.30     NM          0.05    0.37   12.20
HPBC  Home Port Bancorp, Inc. of MA*          11.48  160.31   13.97  160.31   10.23         0.80    4.05   46.51
HSTD  Homestead Bancorp, Inc. of LA           20.67   71.54   15.49   71.54   20.67         0.80   10.75     NM
HFBC  HopFed Bancorp of KY                    23.10  115.01   30.80  115.01   23.10         0.00    0.00    0.00
HZFS  Horizon Fin'l. Services of IA           17.22  161.46   14.71  161.46   22.46         0.18    1.16   20.00
HRZB  Horizon Financial Corp. of WA*          12.50  122.81   18.95  122.81   12.84         0.44    3.14   39.29
HRBT  Hudson River Bancorp Inc of NY          25.76   86.56   23.14   86.56   22.47         0.00    0.00    0.00
ITLA  ITLA Capital Corp of CA*                 8.80  113.72   11.87  114.05    8.80         0.00    0.00    0.00
ICBC  Independence Comm Bnk Cp of NY            NM   101.43   20.35  107.38   28.47         0.00    0.00     NM
IFSB  Independence FSB of DC                   5.28   84.09    6.07   92.92     NM          0.25    1.92   10.16

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of September 4, 1998

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------     ----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------     --------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs   Loans
---------------------                       ------- -------  ------  ------  ------     ------ -------     ------  ------  ------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
INBI  Industrial Bancorp of OH               15.97    15.97    1.47    8.77    6.39       1.47    8.77       0.30  159.91    0.54
IWBK  Interwest Bancorp of WA                 6.76     6.65    1.04   15.60    5.08       0.88   13.18       0.67   80.89    0.88
IPSW  Ipswich SB of Ipswich MA*               5.58     5.58    1.19   21.84    9.08       0.95   17.43       0.80   92.60    0.94
JXVL  Jacksonville Bancorp of TX             14.45    14.45    1.34    9.15    8.59       1.34    9.15        NA      NA      NA
JXSB  Jcksnville SB,MHC of IL (45.6)         10.54    10.54    0.59    5.68    3.41       0.38    3.60       0.68   65.11    0.59
JSBA  Jefferson Svgs Bancorp of MO            9.56     7.67    0.78    8.70    5.76       0.69    7.72       0.74   72.40    0.73
KSBK  KSB Bancorp of Kingfield ME*            7.78     6.77    1.08   13.91    7.71       1.08   13.91       1.74   52.91    1.14
KFBI  Klamath First Bancorp of OR            13.98    12.81    0.95    6.16    6.43       0.94    6.10       0.05  356.52    0.26
LSBI  LSB Fin. Corp. of Lafayette IN          8.40     8.40    0.85    9.94    6.07       0.73    8.54       1.20   58.59    0.80
LVSB  Lakeview Financial of NJ                9.73     6.64    1.69   16.30    8.19       0.84    8.15       0.96   70.27    1.47
LARK  Landmark Bancshares, Inc of KS         13.07    13.07    1.06    7.68    7.18       0.90    6.47       0.25  196.35    0.66
LARL  Laurel Capital Group of PA             10.64    10.64    1.42   13.56    8.42       1.46   13.95       0.32  263.07    1.20
LSBX  Lawrence Savings Bank of MA*           12.07    12.07    2.58   24.91   17.67       2.54   24.56       0.24  389.46    1.74
LFED  Leeds Fed Bksr MHC of MD (36.3         16.50    16.50    1.18    7.20    4.19       1.18    7.20       0.03  560.82    0.29
LXMO  Lexington B&L Fin. Corp. of MO         16.06    14.98    0.78    3.83    4.43       0.78    3.83       0.48  130.50    0.95
LIBB  Liberty Bancorp MHC of NJ (47)         13.12    13.12    0.61    4.66    3.93       0.58    4.42       0.35   82.98    0.45
LFCO  Life Financial Corp of CA(8)           12.64    12.64    3.93   26.18   42.20       4.08   27.17       2.02   18.00    0.47
LFBI  Little Falls Bancorp of NJ             10.51     9.75    0.57    4.98    5.19       0.57    4.98       0.33  108.65    0.82
LOGN  Logansport Fin. Corp. of IN            18.82    18.82    1.48    7.80    6.92       1.50    7.88       0.26  103.45    0.36
LISB  Long Island Bancorp, Inc of NY(8)       8.91     8.83    0.91   10.06    5.39       0.74    8.19       0.86   61.26    0.91
MAFB  MAF Bancorp, Inc. of IL                 7.84     7.00    1.09   14.02    7.50       1.04   13.43       0.54   81.33    0.55
MBLF  MBLA Financial Corp. of MO             13.50    13.50    0.88    6.81    7.80       0.87    6.76       0.55   59.37    0.50
MECH  MECH Financial Inc of CT*               9.71     9.71    0.96    9.69    6.78       0.96    9.63       0.46  296.39    2.14
MFBC  MFB Corp. of Mishawaka IN              11.38    11.38    0.80    6.38    7.50       0.78    6.24       0.11  131.25    0.18
MSBF  MSB Financial, Inc of MI               16.65    16.65    1.57    9.35    6.39       1.36    8.12       0.79   62.16    0.53
MARN  Marion Capital Holdings of IN          19.41    19.00    1.24    5.92    5.91       1.24    5.92       1.02  105.99    1.25
MRKF  Market Fin. Corp. of OH                29.33    29.33    1.09    3.20    4.18       1.09    3.20       0.39   24.64    0.16
MFSL  Maryland Fed. Bancorp of MD(8)          8.76     8.68    0.50    5.66    2.74       0.60    6.86       0.65   61.91    0.49
MASB  MassBank Corp. of Reading MA*          11.76    11.61    1.17   10.42    7.55       1.00    8.96       0.20  131.93    0.84
MFLR  Mayflower Co-Op. Bank of MA*            9.24     9.10    1.13   11.81    9.28       0.98   10.25       0.61  134.79    1.54
MDBK  Medford Bancorp, Inc. of MA*            8.94     8.48    1.07   11.87    7.66       1.02   11.30       0.18  338.34    1.19
MWBX  MetroWest Bank of MA*                   7.34     7.34    1.25   17.03    8.46       1.25   17.03       0.64  236.24    2.16
METF  Metropolitan Fin. Corp. of OH           3.74     3.46    0.70   18.02    7.91       0.61   15.50       1.45   42.45    0.77
MIFC  Mid Iowa Financial Corp. of IA(8)       9.93     9.92    1.02   10.90    6.08       1.01   10.76       0.14  161.66    0.44
MCBN  Mid-Coast Bancorp of ME                 8.02     8.02    0.70    8.30    8.13       0.61    7.21       0.69   79.42    0.70
MWBI  Midwest Bancshares, Inc. of IA          7.15     7.15    0.95   13.56   12.55       0.76   10.81       0.66   43.79    0.48
MFFC  Milton Fed. Fin. Corp. of OH           11.08    11.08    0.69    5.75    5.25       0.55    4.64       0.41   67.74    0.40
MBSP  Mitchell Bancorp, Inc. of NC(8)        39.32    39.32    1.44    3.47    3.38       1.44    3.47       1.54   34.72    0.72
MBBC  Monterey Bay Bancorp of CA             10.77     9.85    0.31    2.74    2.06       0.31    2.74       0.55  112.07    1.08
MONT  Montgomery Fin. Corp. of IN            17.13    17.13    0.91    4.95    5.68       0.91    4.95        NA      NA     0.19
MSBK  Mutual SB, FSB of Bay City MI           5.55     5.55   -1.26  -22.42  -28.30      -0.43   -7.63       0.09  312.66    0.54
MYST  Mystic Financial of MA*                18.16    18.16    0.83    4.45    5.13       0.77    4.14       0.08  824.00    0.90
NHTB  NH Thrift Bancshares of NH              8.14     7.11    0.90   11.39    9.86       0.84   10.56       1.00   95.48    1.21
NSLB  NS&L Bancorp, Inc of Neosho MO         18.47    18.35    0.68    3.55    3.75       0.67    3.49       0.19   41.67    0.14
NSSY  NSS Bancorp of CT(8)*                   8.46     8.25    0.79    9.48    5.24       0.69    8.35        NA      NA     1.27
NMSB  Newmil Bancorp, Inc. of CT*             9.09     9.09    0.86    9.14    7.26       0.67    7.15       0.46  297.15    2.98
NBCP  Niagara Bancorp of NY MHC(45.4*        19.08    19.08    1.10    5.78    4.27       1.06    5.54       0.29  188.17    1.07
NBSI  North Bancshares of Chicago IL         10.82    10.82    0.38    2.97    3.03       0.33    2.64        NA      NA     0.27
FFFD  North Central Bancshares of IA         15.42    13.42    1.32    8.59    8.71       1.29    8.34       0.12  662.09    1.03
NEIB  Northeast Indiana Bncrp of IN          13.04    13.04    1.19    8.58    7.67       1.19    8.58       0.41  159.71    0.73
NWSB  Northwest Bcrp MHC of PA (30.8          8.55     7.69    0.95   10.36    4.23       0.90    9.91       0.50  123.26    0.82
NWEQ  Northwest Equity Corp. of WI           12.19    12.19    1.22   10.37    8.23       1.13    9.65       1.73   28.33    0.60
NTMG  Nutmeg FS&LA of CT                      6.06     6.06    0.84   14.08    7.25       0.44    7.44        NA      NA     0.53
OHSL  OHSL Financial Corp. of OH             10.84    10.84    0.86    7.94    5.67       0.80    7.37       0.16  134.65    0.32
OCFC  Ocean Fin. Corp. of NJ                 13.70    13.64    0.91    6.19    6.02       0.91    6.19       0.40  114.22    0.80
OTFC  Oregon Trail Fin. Corp. of OR          26.49    26.49    1.19    6.01    5.69       1.19    6.01       0.18  206.22    0.57

                                                          Pricing Ratios                      Dividend Data(6)
                                             ----------------------------------------      ------------------------
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                        -------  ------  ------  ------ --------      -----   -----   --------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
INBI  Industrial Bancorp of OH                 15.65  137.41   21.94  137.41   15.65         0.60    3.58   56.07
IWBK  Interwest Bancorp of WA                  19.67  281.37   19.02  285.81   23.28         0.53    2.09   41.09
IPSW  Ipswich SB of Ipswich MA*                11.01  219.78   12.27  219.78   13.79         0.16    1.33   14.68
JXVL  Jacksonville Bancorp of TX               11.64  104.49   15.10  104.49   11.64         0.50    3.30   38.46
JXSB  Jcksnville SB,MHC of IL (45.6)           29.33  162.58   17.14  162.58     NM          0.30    1.97   57.69
JSBA  Jefferson Svgs Bancorp of MO             17.35  143.58   13.73  178.95   19.54         0.28    1.65   28.57
KSBK  KSB Bancorp of Kingfield ME*             12.97  180.44   14.04  207.58   12.97         0.00    0.00    0.00
KFBI  Klamath First Bancorp of OR              15.56   98.45   13.76  107.44   15.73         0.36    2.57   40.00
LSBI  LSB Fin. Corp. of Lafayette IN           16.49  158.36   13.31  158.36   19.18         0.40    1.31   21.62
LVSB  Lakeview Financial of NJ                 12.22  177.54   17.27  260.29   24.43         0.25    1.16   14.20
LARK  Landmark Bancshares, Inc of KS           13.92  113.70   14.86  113.70   16.54         0.00    0.00    0.00
LARL  Laurel Capital Group of PA               11.87  153.77   16.36  153.77   11.54         0.60    3.64   43.17
LSBX  Lawrence Savings Bank of MA*              5.66  124.74   15.06  124.74    5.74         0.00    0.00    0.00
LFED  Leeds Fed Bksr MHC of MD (36.3           23.86  165.44   27.30  165.44   23.86         0.56    3.56     NM
LXMO  Lexington B&L Fin. Corp. of MO           22.58   92.29   14.82   98.94   22.58         0.30    2.14   48.39
LIBB  Liberty Bancorp MHC of NJ (47)           25.48  118.63   15.57  118.63   26.82         0.00    0.00    0.00
LFCO  Life Financial Corp of CA(8)              2.37   54.88    6.94   54.88    2.28         0.00    0.00    0.00
LFBI  Little Falls Bancorp of NJ               19.25   98.19   10.32  105.86   19.25         0.24    1.64   31.58
LOGN  Logansport Fin. Corp. of IN              14.46  109.58   20.62  109.58   14.32         0.44    2.98   43.14
LISB  Long Island Bancorp, Inc of NY(8)        18.56  179.56   15.99  181.08   22.81         0.80    1.87   34.63
MAFB  MAF Bancorp, Inc. of IL                  13.33  178.47   14.00  199.91   13.92         0.28    1.27   16.87
MBLF  MBLA Financial Corp. of MO               12.82   88.25   11.91   88.25   12.91         0.60    3.04   38.96
MECH  MECH Financial Inc of CT*                14.74  136.38   13.24  136.38   14.83         0.00    0.00    0.00
MFBC  MFB Corp. of Mishawaka IN                13.33   86.46    9.84   86.46   13.64         0.34    1.89   25.19
MSBF  MSB Financial, Inc of MI                 15.66  143.22   23.84  143.22   18.04         0.30    2.11   32.97
MARN  Marion Capital Holdings of IN            16.91  104.07   20.21  106.33   16.91         0.88    3.83   64.71
MRKF  Market Fin. Corp. of OH                  23.91   93.38   27.39   93.38   23.91         0.28    2.55   60.87
MFSL  Maryland Fed. Bancorp of MD(8)             NM   206.92   18.13  208.89     NM          0.45    1.37   50.00
MASB  MassBank Corp. of Reading MA*            13.25  130.58   15.36  132.32   15.41         0.00    0.00    0.00
MFLR  Mayflower Co-Op. Bank of MA*             10.78  122.70   11.33  124.48   12.41         0.80    4.44   47.90
MDBK  Medford Bancorp, Inc. of MA*             13.06  153.64   13.73  161.89   13.73         0.80    2.29   29.85
MWBX  MetroWest Bank of MA*                    11.81  188.20   13.81  188.20   11.81         0.20    3.13   37.04
METF  Metropolitan Fin. Corp. of OH            12.63  209.45    7.82  225.96   14.69         0.00    0.00    0.00
MIFC  Mid Iowa Financial Corp. of IA(8)        16.46  168.18   16.70  168.39   16.67         0.08    0.62   10.13
MCBN  Mid-Coast Bancorp of ME                  12.30  102.04    8.19  102.04   14.15         0.20    2.67   32.79
MWBI  Midwest Bancshares, Inc. of IA            7.97  101.38    7.25  101.38   10.00         0.32    2.91   23.19
MFFC  Milton Fed. Fin. Corp. of OH             19.03  109.54   12.13  109.54   23.61         0.60    4.71     NM
MBSP  Mitchell Bancorp, Inc. of NC(8)          29.63  102.56   40.33  102.56   29.63         0.00    0.00    0.00
MBBC  Monterey Bay Bancorp of CA                 NM   133.67   14.39  146.12     NM          0.12    0.75   36.36
MONT  Montgomery Fin. Corp. of IN              17.59   85.50   14.64   85.50   17.59         0.22    2.12   37.29
MSBK  Mutual SB, FSB of Bay City MI              NM    85.01    4.72   85.01     NM          0.00    0.00     NM
MYST  Mystic Financial of MA*                  19.49   86.27   15.66   86.27   20.91         0.20    1.74   33.90
NHTB  NH Thrift Bancshares of NH               10.14  111.11    9.04  127.16   10.94         0.60    4.29   43.48
NSLB  NS&L Bancorp, Inc of Neosho MO           26.67   94.84   17.52   95.47   27.12         0.50    3.13     NM
NSSY  NSS Bancorp of CT(8)*                    19.10  179.52   15.19  184.04   21.68         0.52    1.25   23.85
NMSB  Newmil Bancorp, Inc. of CT*              13.78  123.42   11.21  123.42   17.62         0.00    0.00    0.00
NBCP  Niagara Bancorp of NY MHC(45.4*          23.44  135.38   25.83  135.38   24.46         0.00    0.00    0.00
NBSI  North Bancshares of Chicago IL             NM   112.61   12.19  112.61     NM          0.40    3.37     NM
FFFD  North Central Bancshares of IA           11.48   98.60   15.21  113.30   11.82         0.32    1.98   22.70
NEIB  Northeast Indiana Bncrp of IN            13.04  113.57   14.81  113.57   13.04         0.34    1.86   24.29
NWSB  Northwest Bcrp MHC of PA (30.8           23.65  233.98   20.01  260.29   24.73         0.16    1.47   34.78
NWEQ  Northwest Equity Corp. of WI             12.15  122.81   14.97  122.81   13.06         0.00    0.00    0.00
NTMG  Nutmeg FS&LA of CT                       13.79  190.17   11.53  190.17   26.09         0.20    1.67   22.99
OHSL  OHSL Financial Corp. of OH               17.63  135.97   14.73  135.97   19.00         0.50    3.42   60.24
OCFC  Ocean Fin. Corp. of NJ                   16.63  107.81   14.77  108.29   16.63         0.48    3.28   54.55
OTFC  Oregon Trail Fin. Corp. of OR            17.58   83.83   22.21   83.83   17.58         0.20    1.65   28.99

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of September 4, 1998

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------     ----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------     --------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs   Loans
---------------------                       ------- -------  ------  ------  ------     ------  ------     ------  ------  ------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
OFCP  Ottawa Financial Corp. of MI            8.22     6.74    0.89   10.38    5.81       0.79    9.25       0.50   79.48    0.46
PFFB  PFF Bancorp of Pomona CA                8.04     7.96    0.60    6.43    7.16       0.56    5.93       1.06   79.87    1.36
PSFI  PS Financial of Chicago IL             26.77    26.77    1.00    3.18    3.77       1.73    5.53       0.41   50.85    0.37
PSBI  PSB Bancorp Inc. of PA*                19.81    19.81    0.78    3.93    5.19       0.78    3.93        NA      NA     0.46
PVFC  PVF Capital Corp. of OH                 7.20     7.20    1.33   18.67   12.90       1.26   17.66       0.69   95.38    0.74
PBCI  Pamrapo Bancorp, Inc. of NJ            12.47    12.41    1.24    9.69    6.84       1.19    9.34       1.66   35.55    1.03
PFED  Park Bancorp of Chicago IL             20.33    20.33    0.92    4.28    5.00       0.93    4.34       0.07  390.63    0.67
PVSA  Parkvale Financial Corp of PA           7.67     7.64    1.08   13.90    7.17       1.08   13.90       0.43  279.67    1.56
PBHC  Pathfinder BC MHC of NY (45.2)*        11.89    10.15    0.75    6.37    3.92       0.62    5.27       1.30   32.06    0.63
PEEK  Peekskill Fin. Corp. of NY             21.57    21.57    0.98    4.05    4.34       1.00    4.11       0.79   43.03    1.41
PFSB  PennFed Fin. Services of NJ             6.68     5.81    0.78   10.97    9.15       0.76   10.69       0.44   40.82    0.25
PWBK  Pennwood Bancorp, Inc. of PA           17.27    17.27    0.59    3.29    3.64       0.65    3.62       1.44   58.95    1.15
PBKB  People's Bancshares of MA*              3.78     3.62    0.73   17.51    9.91       0.28    6.65       0.35  149.48    0.88
TSBS  Peoples Bancorp Inc of NJ*             39.09    37.92    1.14    5.37    2.77       0.99    4.67       0.68   66.45    0.90
PFDC  Peoples Bancorp of Auburn IN           14.97    14.97    1.45    9.60    6.24       1.45    9.60       0.18  172.98    0.36
PBCT  Peoples Bank, MHC of CT (41.2)*         9.42     8.11    1.22   13.58    6.90       0.63    7.05       0.70  156.79    1.72
PFFC  Peoples Fin. Corp. of OH               17.34    17.34    1.15    6.30    6.68       0.53    2.93       0.15  151.61    0.30
PHBK  Peoples Heritage Fin Grp of ME*         7.40     6.15    0.94   12.95    4.54       1.26   17.38       0.79  114.76    1.25
PSFC  Peoples Sidney Fin. Corp of OH         18.52    18.52    1.18    4.96    3.73       1.18    4.96        NA      NA      NA
PERM  Permanent Bancorp, Inc. of IN           8.58     7.00    0.59    6.31    4.86       0.56    6.00       0.18  223.89    0.75
PCBC  Perry Co. Fin. Corp. of MO             18.47    18.47    0.98    5.17    4.70       0.97    5.12        NA      NA     0.16
PHFC  Pittsburgh Home Fin Corp of PA          6.93     6.86    0.70    8.10    8.07       0.62    7.21       1.24   33.90    0.75
PFSL  Pocahontas Bancorp of AR               14.44    14.00    0.68    7.04    5.93       0.68    7.04       0.26  159.98    0.88
PTRS  Potters Financial Corp of OH            8.53     8.53    0.76    8.64    7.07       0.68    7.77       0.32  541.52    2.35
PHSB  Ppls Home SB, MHC of PA (45.0)         12.67    12.67    0.80    6.62    4.27       0.73    6.09       0.32  173.78    1.31
PRBC  Prestige Bancorp of PA                  9.67     9.67    0.47    4.52    5.10       0.46    4.39       0.35   79.16    0.41
PFNC  Progress Financial Corp. of PA          6.92     6.17    0.82   14.34    5.53       0.72   12.64       0.79   90.50    1.16
PROV  Provident Fin. Holdings of CA          10.62    10.62    0.70    5.87    6.98       0.29    2.39       1.04   73.18    0.89
PULB  Pulaski Bk,SB MHC of MO (29.8)(8)      13.42    13.42    1.11    8.38    3.98       0.91    6.88        NA      NA     0.51
PLSK  Pulaski SB, MHC of NJ (47.0)           11.82    11.82    0.54    4.57    3.62       0.59    4.96       0.63   82.57    0.97
PULS  Pulse Bancorp of S. River NJ(8)         8.44     8.44    1.04   12.61    7.12       1.04   12.61       0.46   78.83    1.33
QCFB  QCF Bancorp of Virginia MN             17.70    17.70    1.68    9.63    6.79       1.66    9.53       1.22   67.47    1.92
QCBC  Quaker City Bancorp of CA               8.71     8.71    0.77    8.95    7.66       0.76    8.79       1.11   80.77    1.13
QCSB  Queens County Bancorp of NY*            9.89     9.89    1.48   13.79    3.97       1.47   13.61       0.50  110.42    0.64
RARB  Raritan Bancorp of Raritan NJ*          7.33     7.24    0.97   12.91    6.59       0.97   12.84       0.43  186.77    1.14
RELY  Reliance Bancorp, Inc. of NY            7.84     5.47    0.86   10.29    7.54       0.90   10.81       0.40   88.82    0.91
RELI  Reliance Bancshares Inc of WI(8)       49.97    49.97    1.03    2.11    2.19       1.03    2.11        NA      NA     0.60
RCBK  Richmond County Fin Corp of NY         20.60    20.52    0.55    3.31    1.99       1.55    9.31       0.37  124.25    1.12
RIVR  River Valley Bancorp of IN             13.65    13.46    0.93    7.27    7.20       0.83    6.46       0.55  158.30    1.03
RVSB  Riverview Bancorp of WA                23.08    22.36    1.69    8.33    6.00       1.60    7.87       0.28  137.60    0.63
RSLN  Roslyn Bancorp, Inc. of NY*            15.43    15.35    1.29    7.43    6.67       1.23    7.10       0.23  281.89    2.01
SCCB  S. Carolina Comm. Bnshrs of SC         20.38    20.38    1.01    4.23    3.90       1.01    4.23       1.26   50.34    0.82
SBFL  SB Fngr Lakes MHC of NY (33.1)          8.46     8.46    0.42    4.65    1.93       0.33    3.65       0.32  141.95    0.89
SFED  SFS Bancorp of Schenectady NY(8)       12.30    12.30    0.66    5.30    3.58       0.64    5.13       0.84   56.89    0.60
SGVB  SGV Bancorp of W. Covina CA             7.89     7.80    0.36    4.77    5.36       0.36    4.70        NA      NA     0.48
SISB  SIS Bancorp, Inc. of MA(8)*             7.14     7.14    0.73   10.12    4.93       0.91   12.63       0.27  471.43    2.63
SWCB  Sandwich Bancorp of MA(8)*              8.39     8.16    0.97   11.94    4.22       0.92   11.31       0.36  220.94    1.16
SFSL  Security First Corp. of OH(8)           9.90     9.77    1.44   15.16    6.46       1.44   15.16       0.62  122.36    0.83
SKAN  Skaneateles Bancorp Inc of NY*          6.87     6.71    0.62    8.92    7.45       0.60    8.67       1.74   57.15    1.23
SOBI  Sobieski Bancorp of S. Bend IN         14.10    14.10    0.58    3.93    4.27       0.58    3.93       0.29   77.82    0.28
SSFC  South Street Fin. Corp. of NC*         16.92    16.92    0.45    2.28    2.57       0.45    2.28       0.23   91.68    0.40
SBAN  SouthBanc Shares Inc. of SC            21.85    21.85    0.94    4.29    4.49       0.94    4.29       0.37  153.09    0.99
SCBS  Southern Commun. Bncshrs of AL         15.85    15.85    0.85    5.35    3.66       0.85    5.35       0.19  602.29    1.69
SMBC  Southern Missouri Bncrp of MO          15.47    15.47    0.67    4.11    4.50       0.70    4.29       1.49   55.77    1.08
SVRN  Sovereign Bancorp, Inc. of PA           5.51     4.85    0.54   11.13    4.11       0.70   14.64       0.57  104.60    1.07
STFR  St. Francis Cap. Corp. of WI            7.46     6.68    0.77    9.82    6.46       0.75    9.51       0.19  219.19    0.88

                                                         Pricing Ratios                      Dividend Data(6)
                                            ----------------------------------------      ------------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       -------  ------  ------  ------ --------      -----   -----   --------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
OFCP  Ottawa Financial Corp. of MI            17.21  179.52   14.76  218.89   19.31         0.40    1.68   28.99
PFFB  PFF Bancorp of Pomona CA                13.96   96.38    7.75   97.36   15.14         0.00    0.00    0.00
PSFI  PS Financial of Chicago IL              26.50   98.76   26.44   98.76   15.25         0.48    4.31     NM
PSBI  PSB Bancorp Inc. of PA*                 19.27   75.77   15.01   75.77   19.27         0.00    0.00    0.00
PVFC  PVF Capital Corp. of OH                  7.75  132.28    9.52  132.28    8.20         0.00    0.00    0.00
PBCI  Pamrapo Bancorp, Inc. of NJ             14.62  139.48   17.40  140.21   15.18         1.12    4.64   67.88
PFED  Park Bancorp of Chicago IL              20.00   84.59   17.20   84.59   19.72         0.00    0.00    0.00
PVSA  Parkvale Financial Corp of PA           13.95  184.62   14.17  185.53   13.95         0.60    2.00   27.91
PBHC  Pathfinder BC MHC of NY (45.2)*         25.48  159.25   18.94  186.62     NM          0.20    1.51   38.46
PEEK  Peekskill Fin. Corp. of NY              23.05   98.86   21.32   98.86   22.69         0.36    2.44   56.25
PFSB  PennFed Fin. Services of NJ             10.92  117.65    7.86  135.28   11.21         0.14    1.08   11.76
PWBK  Pennwood Bancorp, Inc. of PA            27.50   96.32   16.64   96.32   25.00         0.28    2.55   70.00
PBKB  People's Bancshares of MA*              10.09  171.09    6.47  178.57   26.59         0.56    3.34   33.73
TSBS  Peoples Bancorp Inc of NJ*                NM    88.40   34.55   91.12     NM          0.10    1.20   43.48
PFDC  Peoples Bancorp of Auburn IN            16.02  151.07   22.61  151.07   16.02         0.44    2.15   34.38
PBCT  Peoples Bank, MHC of CT (41.2)*         14.49  173.45   16.33  201.30   27.94         0.84    3.62   52.50
PFFC  Peoples Fin. Corp. of OH                14.97   97.61   16.93   97.61     NM          0.60    5.64     NM
PHBK  Peoples Heritage Fin Grp of ME*         22.04  202.78   15.02  244.17   16.42         0.44    2.63   57.89
PSFC  Peoples Sidney Fin. Corp of OH          26.81  168.33   31.18  168.33   26.81         0.28    1.51   40.58
PERM  Permanent Bancorp, Inc. of IN           20.56  124.63   10.69  152.69   21.61         0.24    1.88   38.71
PCBC  Perry Co. Fin. Corp. of MO              21.29  107.39   19.83  107.39   21.50         0.50    2.33   49.50
PHFC  Pittsburgh Home Fin Corp of PA          12.39  102.90    7.14  104.01   13.92         0.24    1.78   22.02
PFSL  Pocahontas Bancorp of AR                16.88   77.23   11.15   79.69   16.88         0.24    3.56   60.00
PTRS  Potters Financial Corp of OH            14.14  121.74   10.39  121.74   15.73         0.00    0.00    0.00
PHSB  Ppls Home SB, MHC of PA (45.0)          23.41  141.69   17.95  141.69   25.43         0.28    1.90   44.44
PRBC  Prestige Bancorp of PA                  19.60   86.72    8.39   86.72   20.20         0.17    1.29   25.37
PFNC  Progress Financial Corp. of PA          18.09  172.96   11.98  193.94   20.52         0.15    1.09   19.74
PROV  Provident Fin. Holdings of CA           14.32   82.63    8.77   82.63     NM          0.00    0.00    0.00
PULB  Pulaski Bk,SB MHC of MO (29.8)(8)       25.14  204.10   27.39  204.10     NM          1.10    4.61     NM
PLSK  Pulaski SB, MHC of NJ (47.0)            27.66  123.46   14.59  123.46   25.49         0.30    2.31   63.83
PULS  Pulse Bancorp of S. River NJ(8)         14.04  169.95   14.34  169.95   14.04         0.80    3.20   44.94
QCFB  QCF Bancorp of Virginia MN              14.74  140.14   24.80  140.14   14.89         0.00    0.00    0.00
QCBC  Quaker City Bancorp of CA               13.05  111.24    9.68  111.24   13.29         0.00    0.00    0.00
QCSB  Queens County Bancorp of NY*            25.16     NM    34.63     NM    25.48         1.00    2.52   63.29
RARB  Raritan Bancorp of Raritan NJ*          15.18  190.01   13.92  192.31   15.27         0.60    2.35   35.71
RELY  Reliance Bancorp, Inc. of NY            13.27  127.64   10.00  182.97   12.62         0.72    2.77   36.73
RELI  Reliance Bancshares Inc of WI(8)          NM    98.07   49.01   98.07     NM          0.00    0.00    0.00
RCBK  Richmond County Fin Corp of NY            NM   109.00   22.45  109.44   17.84         0.24    1.77     NM
RIVR  River Valley Bancorp of IN              13.89   97.72   13.34   99.08   15.63         0.22    1.47   20.37
RVSB  Riverview Bancorp of WA                 16.67  119.76   27.64  123.58   17.65         0.24    2.00   33.33
RSLN  Roslyn Bancorp, Inc. of NY*             14.98  115.81   17.87  116.38   15.69         0.40    2.41   36.04
SCCB  S. Carolina Comm. Bnshrs of SC          25.63  126.00   25.68  126.00   25.63         0.64    3.12     NM
SBFL  SB Fngr Lakes MHC of NY (33.1)            NM   236.93   20.03  236.93     NM          0.00    0.00    0.00
SFED  SFS Bancorp of Schenectady NY(8)        27.89  146.09   17.97  146.09   28.80         0.32    1.21   33.68
SGVB  SGV Bancorp of W. Covina CA             18.65   85.58    6.76   86.65   18.95         0.00    0.00    0.00
SISB  SIS Bancorp, Inc. of MA(8)*             20.27  185.60   13.25  185.60   16.23         0.00    0.00    0.00
SWCB  Sandwich Bancorp of MA(8)*              23.67  265.93   22.31  273.58   25.00         1.40    2.41   57.14
SFSL  Security First Corp. of OH(8)           15.48  218.81   21.67  221.85   15.48         0.36    1.88   29.03
SKAN  Skaneateles Bancorp Inc of NY*          13.42  115.29    7.93  118.08   13.80         0.28    1.91   25.69
SOBI  Sobieski Bancorp of S. Bend IN          23.44   90.47   12.76   90.47   23.44         0.32    2.13   50.00
SSFC  South Street Fin. Corp. of NC*            NM   116.15   19.65  116.15     NM          0.40    4.67     NM
SBAN  SouthBanc Shares Inc. of SC             22.26   95.53   20.87   95.53   22.26         0.48    2.95   65.75
SCBS  Southern Commun. Bncshrs of AL          27.31  146.04   23.15  146.04   27.31         0.30    2.03   55.56
SMBC  Southern Missouri Bncrp of MO           22.22   98.46   15.23   98.46   21.33         0.00    0.00    0.00
SVRN  Sovereign Bancorp, Inc. of PA           24.31  192.80   10.62  218.83   18.49         0.08    0.61   14.81
STFR  St. Francis Cap. Corp. of WI            15.49  151.76   11.32  169.56   16.00         0.00    0.00    0.00

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of September 4, 1998

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------     ----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------     --------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs   Loans
---------------------                       ------- -------  ------  ------  ------     ------  ------     ------  ------  ------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
SPBC  St. Paul Bancorp, Inc. of IL            9.60     9.56    1.08   11.83    7.24       1.04   11.42       0.31  239.56    1.03
SFFC  StateFed Financial Corp. of IA         17.91    17.91    1.15    6.51    6.50       1.15    6.51        NA      NA      NA
SFIN  Statewide Fin. Corp. of NJ              9.72     9.70    0.79    8.16    7.22       0.75    7.83       0.47   95.71    0.89
STSA  Sterling Financial Corp. of WA          5.09     2.00    0.36    7.02    5.60       0.43    8.45       0.52  128.59    1.09
ROSE  T R Financial Corp. of NY*              6.23     6.23    1.02   16.37    7.96       0.87   13.95       0.53   70.19    0.68
THRD  TF Financial Corp. of PA                7.49     6.36    0.70    7.48    7.83       0.56    6.02       0.31   97.87    0.86
THTL  Thistle Group Holdings of PA           27.80    27.80    1.37    4.91    6.24       1.37    4.91       0.22   98.57    0.76
TSBK  Timberland Bancorp of WA               32.34    32.34    1.79    9.12    5.41       1.69    8.57       3.10   21.28    0.91
TRIC  Tri-County Bancorp of WY               16.45    16.45    1.00    6.40    6.61       1.03    6.57        NA      NA     1.01
TWIN  Twin City Bancorp, Inc. of TN          12.67    12.67    1.02    7.92    6.85       0.82    6.41       0.37   27.12    0.14
USAB  USABancshares, Inc of PA*               9.74     9.68    0.59    6.21    3.06       0.73    7.64       1.08   49.32    0.90
UCBC  Union Community Bancorp of IN          40.02    40.02    1.44    5.52    4.27       1.44    5.52       0.33   99.15    0.40
UCFC  United Community Fin. of OH            32.31    32.31    1.50    4.65    4.10       1.50    4.65       0.51   72.00    0.95
UFRM  United FSB of Rocky Mount NC(8)         7.75     7.75    0.62    8.37    3.39       0.52    7.03       1.16   83.92    1.15
UBMT  United Fin. Corp. of MT                14.74    14.25    0.66    4.49    3.40       0.66    4.49       0.42  156.46    1.02
UTBI  United Tenn. Bancshares of TN          27.03    27.03    1.36    7.63    6.07       1.36    7.63       0.57  148.60    1.27
WHGB  WHG Bancshares of MD                   15.28    15.28    0.58    3.18    4.18       0.58    3.18       0.65   41.31    0.46
WSFS  WSFS Financial Corp. of DE*             6.15     6.12    1.12   19.60    8.50       1.08   18.88       1.30  122.16    3.26
WVFC  WVS Financial Corp. of PA              11.10    11.10    1.20   10.72    6.34       1.30   11.60       0.20  308.46    1.17
WRNB  Warren Bancorp of Peabody MA*          10.49    10.49    1.71   16.06    7.90       1.71   16.06       1.27   83.50    1.62
WSBI  Warwick Community Bncrp of NY*         23.05    23.05   -0.64   -2.78   -3.10       0.69    3.01        NA      NA      NA
WFSL  Washington Federal, Inc. of WA         13.90    12.91    1.96   15.11    9.53       1.90   14.68       0.70   60.38    0.57
WYNE  Wayne Bancorp, Inc. of NJ              12.77    12.77    0.70    5.45    3.21       0.67    5.28       0.80  103.99    1.18
WAYN  Wayne Svgs Bks MHC of OH (48.2)         9.53     9.53    0.71    7.52    3.44       0.64    6.80       0.49   58.18    0.36
WCFB  Wbstr Cty FSB MHC of IA (45.6)         23.41    23.41    1.40    5.95    4.13       1.40    5.95       0.07  534.72    0.69
WBST  Webster Financial Corp. of CT           5.97     5.06    0.68   12.40    5.64       0.76   13.94       0.41  149.68    1.14
WEFC  Wells Fin. Corp. of Wells MN           15.37    15.37    1.19    8.14    7.58       1.10    7.56       0.28  154.67    0.48
WCBI  WestCo Bancorp, Inc. of IL(8)          15.66    15.66    1.50    9.70    6.61       1.40    9.09       0.44   63.73    0.37
WSTR  WesterFed Fin. Corp. of MT             10.73     8.75    0.72    6.77    7.03       0.72    6.77       0.49   97.44    0.74
WOFC  Western Ohio Fin. Corp. of OH          14.52    13.58    0.07    0.51    0.58       0.06    0.43       1.29   74.24    1.36
WEHO  Westwood Hmstd Fin Corp of OH          20.58    20.58    0.69    2.79    3.39       1.11    4.49       0.19  119.15    0.25
FFWD  Wood Bancorp of OH                     13.57    13.57    1.43   11.15    5.93       1.16    9.02       0.16  243.12    0.48
YFCB  Yonkers Fin. Corp. of NY               10.29    10.29    0.88    6.79    6.90       0.80    6.15       0.15  208.94    0.61
YFED  York Financial Corp. of PA              8.89     8.89    0.84    9.60    6.14       0.66    7.54       2.25   31.83    0.90

                                                         Pricing Ratios                      Dividend Data(6)
                                            ----------------------------------------      ------------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       -------  ------  ------  ------ --------      -----   -----   --------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
SPBC  St. Paul Bancorp, Inc. of IL            13.81  155.92   14.96  156.54   14.30         0.60    3.02   41.67
SFFC  StateFed Financial Corp. of IA          15.38   97.37   17.44   97.37   15.38         0.20    2.00   30.77
SFIN  Statewide Fin. Corp. of NJ              13.84  115.44   11.22  115.60   14.44         0.52    3.10   42.98
STSA  Sterling Financial Corp. of WA          17.84  114.24    5.82  290.31   14.84         0.00    0.00    0.00
ROSE  T R Financial Corp. of NY*              12.56  191.52   11.93  191.52   14.74         0.80    2.86   35.87
THRD  TF Financial Corp. of PA                12.77  109.70    8.22  129.28   15.85         0.48    2.70   34.53
THTL  Thistle Group Holdings of PA            16.04   78.78   21.90   78.78   16.04         0.00    0.00    0.00
TSBK  Timberland Bancorp of WA                18.48   96.19   31.11   96.19   19.65         0.24    1.94   35.82
TRIC  Tri-County Bancorp of WY                15.13   94.26   15.51   94.26   14.74         0.44    3.83   57.89
TWIN  Twin City Bancorp, Inc. of TN           14.61  115.15   14.59  115.15   18.06         0.40    3.08   44.94
USAB  USABancshares, Inc of PA*                 NM   129.77   12.63  130.57   26.56         0.00    0.00    0.00
UCBC  Union Community Bancorp of IN           23.40   77.36   30.96   77.36   23.40         0.34    3.09   72.34
UCFC  United Community Fin. of OH             24.36  113.31   36.62  113.31   24.36         0.00    0.00    0.00
UFRM  United FSB of Rocky Mount NC(8)         29.46  231.42   17.94  231.42     NM          0.24    1.45   42.86
UBMT  United Fin. Corp. of MT                 29.38  131.80   19.43  136.39   29.38         1.00    4.26     NM
UTBI  United Tenn. Bancshares of TN           16.46   84.53   22.85   84.53   16.46         0.00    0.00    0.00
WHGB  WHG Bancshares of MD                    23.91   75.76   11.58   75.76   23.91         0.00    0.00    0.00
WSFS  WSFS Financial Corp. of DE*             11.76  209.97   12.92  211.08   12.21         0.12    0.75    8.82
WVFC  WVS Financial Corp. of PA               15.78  167.87   18.64  167.87   14.58         0.60    3.92   61.86
WRNB  Warren Bancorp of Peabody MA*           12.66  201.79   21.17  201.79   12.66         0.36    3.55   45.00
WSBI  Warwick Community Bncrp of NY*            NM    89.88   20.72   89.88   29.82         0.16    1.38     NM
WFSL  Washington Federal, Inc. of WA          10.50  151.05   20.99  162.65   10.80         0.92    4.13   43.40
WYNE  Wayne Bancorp, Inc. of NJ                 NM   166.00   21.20  166.00     NM          0.20    0.69   21.51
WAYN  Wayne Svgs Bks MHC of OH (48.2          29.11  213.78   20.36  213.78     NM          0.62    2.92     NM
WCFB  Wbstr Cty FSB MHC of IA (45.6)          24.21  141.86   33.20  141.86   24.21         0.00    0.00    0.00
WBST  Webster Financial Corp. of CT           17.74  159.89    9.54  188.62   15.78         0.44    1.92   34.11
WEFC  Wells Fin. Corp. of Wells MN            13.19  108.55   16.68  108.55   14.19         0.60    3.58   47.24
WCBI  WestCo Bancorp, Inc. of IL(8)           15.13  142.47   22.31  142.47   16.15         0.68    2.37   35.79
WSTR  WesterFed Fin. Corp. of MT              14.23   94.20   10.11  115.55   14.23         0.00    0.00    0.00
WOFC  Western Ohio Fin. Corp. of OH             NM    91.94   13.35   98.29     NM          1.00    4.82     NM
WEHO  Westwood Hmstd Fin Corp of OH           29.53  104.63   21.53  104.63   18.33         0.40    3.76     NM
FFWD  Wood Bancorp of OH                      16.85  177.51   24.10  177.51   20.83         0.36    2.40   40.45
YFCB  Yonkers Fin. Corp. of NY                14.49  103.96   10.70  103.96   15.98         0.00    0.00    0.00
YFED  York Financial Corp. of PA              16.29  149.84   13.31  149.84   20.74         0.52    2.85   46.43

                                  EXHIBIT IV-2

                         Historical Stock Price Indices

                                  Exhibit IV-2
                        Historical Stock Price Indices(1)



                                                                                                           SNL             SNL
                                                                                       NASDAQ            Thrift            Bank
                Year/Qtr. Ended                       DJIA            S&P 500         Composite           Index            Index
                ---------------                       ----            -------         ---------           -----            -----

                1991:  Quarter 1                      2881.1           375.2             482.3            125.5            66.0
                       Quarter 2                      2957.7           371.2             475.9            130.5            82.0
                       Quarter 3                      3018.2           387.9             526.9            141.8            90.7
                       Quarter 4                      3168.0           417.1             586.3            144.7           103.1

                1992:  Quarter 1                      3235.5           403.7             603.8            157.0           113.3
                       Quarter 2                      3318.5           408.1             563.6            173.3           119.7
                       Quarter 3                      3271.7           417.8             583.3            167.0           117.1
                       Quarter 4                      3301.1           435.7             677.0            201.1           136.7

                1993:  Quarter 1                      3435.1           451.7             690.1            228.2           151.4
                       Quarter 2                      3516.1           450.5             704.0            219.8           147.0
                       Quarter 3                      3555.1           458.9             762.8            258.4           154.3
                       Quarter 4                      3754.1           466.5             776.8            252.5           146.2

                1994:  Quarter 1                      3625.1           445.8             743.5            241.6           143.1
                       Quarter 2                      3625.0           444.3             706.0            269.6           152.6
                       Quarter 3                      3843.2           462.6             764.3            279.7           149.2
                       Quarter 4                      3834.4           459.3             752.0            244.7           137.6

                1995:  Quarter 1                      4157.7           500.7             817.2            278.4           152.1
                       Quarter 2                      4556.1           544.8             933.5            313.5           171.7
                       Quarter 3                      4789.1           584.4           1,043.5            362.3           195.3
                       Quarter 4                      5117.1           615.9           1,052.1            376.5           207.6

                1996:  Quarter 1                      5587.1           645.5           1,101.4            382.1           225.1
                       Quarter 2                      5654.6           670.6           1,185.0            387.2           224.7
                       Quarter 3                      5882.2           687.3           1,226.9            429.3           249.2
                       Quarter 4                      6442.5           737.0           1,280.7            483.6           280.1

                1997:  Quarter 1                      6583.5           757.1           1,221.7            527.7           292.5
                       Quarter 2                      7672.8           885.1           1,442.1            624.5           333.3
                       Quarter 3                      7945.3           947.3           1,685.7            737.5           381.7
                       Quarter 4                      7908.3           970.4           1,570.4            814.1           414.9

                1998:  Quarter 1                      8799.8          1101.8           1,835.7            869.3           456.1
                       Quarter 2                      8952.0          1133.8           1,894.7            833.5           457.7
                       September 4, 1998              7640.3           973.9           1,566.5            622.5            ____

                (1)   End of period data.

                Sources:   SNL Securities; Wall Street Journal.

                                  EXHIBIT IV-3


                        Historical Thrift Stock Indices

                                 ThirftINVESTOR

                                  Index Values




                                           Index Values                       Percent Change Since
                                   --------------------------------          -----------------------
                                  07/31/98   1 Month    YTD     LTM          1 Month     YTD     LTM
                                  --------   -------    ---     ---          -------     ---     ---

    All Pub. Traded Thrifts        783.7      833.5     814.1    682.2        -5.98     -3.74    14.88
    MHC Index                    1,018.0    1,123.2   1,179.9    751.6        -9.37    -13.72    35.45

    Insurance Indices
    ----------------

    SAIF Thrifts                   735.0      784.7     764.4    606.6        -6.34     -3.85    21.16
    BIF Thrifts                    949.0    1,003.3     984.4    904.1        -5.41     -3.59     4.97

    Stock Exchange Indices
    ----------------------
    AMEX Thrifts                   241.7      252.6     255.4    197.1        -4.33     -5.36    22.65
    NYSE Thrifts                   499.2      539.4     521.3    418.7        -7.45     -4.25    19.23
    OTC Thrifts                    879.7      930.4     911.5    777.9        -5.45     -3.49    13.10

    Geographic Indices
    ------------------
    Mid-Atlantic Thrifts         1,724.1    1,806.1   1,735.2  1,337.6        -4.54     -0.64    28.90
    Midwestern Thrifts           1,826.7    1,883.4   1,832.9  1,455.5        -3.01     -0.34    25.51
    New England Thrifts            731.8      767.8     778.3    593.0        -4.69     -5.97    23.42
    Southeastern Thrifts           704.7      770.7     776.0    606.8        -8.56     -9.18    16.13
    Southwestern Thrifts           510.0      539.1     533.5    418.4        -5.39     -4.40    21.91
    Western Thrifts                733.2      797.8     778.8    725.6        -8.11     -5.86     1.05

    Asset Size Indices
    ------------------
    Less than $250M                829.1      855.0     869.9    723.8        -3.03     -4.70    14.55
    $250M to $500M               1,262.6    1,305.4   1,312.3  1,012.6        -3.28     -3.79    24.69
    $500M to $1B                   832.2      851.6     846.8    669.1        -2.28     -1.73    24.37
    $1B to $5B                     945.4    1,015.9     956.8    745.8        -6.94     -1.19    26.77
    Over $5B                       486.9      521.1     512.3    451.2        -6.56     -4.94     7.92

    Comparative Indices
    -------------------
    Dow Jones Industrials        8,883.3    8,952.0   7,908.3  8,222.6        -0.77     12.33     8.03
    S&P 500                      1,120.7    1,133.8     970.4    954.3        -1.16     15.48    17.43


All SNL indices are market-value weighted: i.e., an institution's effect on an index is proportionate to that institution's market capitalization. All SNL thrift indices, except tor the SNL MHC Index, began at 100 on March 30, 1984. The SNL MHC Index began at 201.082 on Dec. 31, 1992, the level of the SNL Thrift Index on that date. On March 30, 1984, the S&P 500 closed at 159.2 and the Dow Jones Industrials stood at 1164.9.

Mid-Atlantic: DE, DC, MD, NJ, NY, PA, PR; Midwest: IA, IL, IN, KS, KY, Ml, MN,
              MO, ND, NE, OH, SD, WI;
New England:  CT, MA, ME, NH, RI, VT; Southeast: AL, AR, FL, GA, MS, NC,
              SC, TN, VA, WV;
Southwest:    CO, LA, NM, OK, TX, VT; West: AZ, AK, CA, HI, ID, MT, NV,
              OR, WA, WY

                                  EXHIBIT IV-4

                        Market Area Acquisition Activity

                                  Exhibit IV-4
               Pennsylvania Thrift Merger and Acquisition Activity
                                 1996 to Present



                                                                                 Seller Financials
                                                                ------------------------------------------------
                                                                    Total  TgEq/    YTD     YTD NPAs/   Rsrvs/
Ann'd      Comp                                                    Assets Assets   ROAA    ROAE Assets    NPLs
 Date      Date Buyer            ST  Seller                ST       ($000)   (%)    (%)     (%)   (%)      (%)
-----------------------------------------------------------------------------------------------------------------

03/20/98  08/Emclaire Finl Corp   PA  Peoples Savings Finl PA      44,490     20.84   0.98    4.72  1.75    35.31
02/06/98  06/Signal Corp.         OH  First Shenango Bncp  PA     374,972     12.76   1.15   10.20  1.04   116.66
09/18/97  02/Sovereign Bancorp    PA  ML Bancorp           PA   2,071,285      6.87   0.75   10.64  0.46   193.13
09/16/96  04/PennFirst Bancorp    PA  Troy Hill Bancorp    PA      80,484     22.20   1.34    5.98  0.51   183.03
06/27/96  02/Northwest Bancorp    PA  Bridgeville SB       PA      55,712     28.51   1.21    4.24  0.25   102.86
11/14/95  12/ML/Bancorp           PA  Suburban Federal SB  PA      66,103      5.36   0.22    4.08  7.22    29.81
11/13/95  04/Harris Svngs Bk, MHC PA  First Harrisburg     PA     313,989      7.69   0.82    9.73  0.64    60.84
09/18/95  03/Northwest Bancorp    PA  First FSB of Kane    PA      48,729      9.36   0.39    4.20  1.08    99.24

             Average                                              381,971     14.20   0.86    6.72  1.62   102.61
             Median                                                73,294     11.06   0.90    5.35  0.84   101.05


                                                                           Deal Terms and Pricing as of Announcement Date
                                                               ---------------------------------------------------------------------
                                                                Deal       Deal           Deal   Deal Pr/ Deal Pr/ Deal Pr/ TgBkPrm/
Ann'd      Comp                                                Value  Pr/Shr Consider    Pr/Bk    Tg Bk    4QEPS   Assets   CoreDeps
 Date      Date Buyer             ST  Seller               ST  ($M)      ($) Type         (%)      (%)      (x)      (%)      (%)
------------------------------------------------------------------------------------------------------------------------------------

03/20/98  08/Emclaire Finl Corp   PA  Peoples Savings Finl PA    12.2   26.00 Mixture     129.48  129.48   29.21   27.42    9.37
02/06/98  06/Signal Corp.         OH  First Shenango Bncp  PA   102.2   47.44 Com Stock   205.08  205.08   21.18   27.26   22.83
09/18/97  02/Sovereign Bancorp    PA  ML Bancorp           PA   400.3   27.35 Mixture     199.90  203.47   21.70   19.33   35.47
09/16/96  04/PennFirst Bancorp    PA  Troy Hill Bancorp    PA    23.3   21.15 Mixture     126.42  126.42   19.77   28.95   10.75
06/27/96  02/Northwest Bancorp    PA  Bridgeville SB       PA    18.3   16.00 Cash        114.45  114.45   26.67   32.85    7.53
11/14/95  12/ML/Bancorp           PA  Suburban Federal SB  PA     5.5   10.25 Cash        155.15  155.15   24.89    8.32    3.62
11/13/95  04/Harris Svngs Bk, MHC PA  First Harrisburg     PA    39.4   14.77 Cash        156.96  156.96   15.23   12.55   10.29
09/18/95  03/Northwest Bancorp    PA  First FSB of Kane    PA     7.2   32.40 Cash        157.86  157.86   28.57   14.78    7.21

                Average                                         76.05   24.42             155.66  156.11   23.40   21.43   13.38
                Median                                          20.80   23.58             156.06  156.06   23.30   23.30    9.83





Note:  Excludes deals when pricing is unavailable

Source:  SNL Securities, LC.

                                  EXHIBIT IV-5

                Directors and Senior Management Summary Resumes


         Lewis W. Hull. Mr. Hull is currently Chairman of Hull Corp and Hull Company, manufacturing companies located in Hatboro, Pennsylvania. He is the controlling shareholder of Hull Corp.

         J. Ellwood Kirk. Mr. Kirk is currently retired. Previously, Mr. Kirk served as President of the Bank.

         Stanley B. Kitzelman. Mr. Kitzelman is currently retired. Previously, Mr. Kitzelman was an insurance executive.

         Charles F. Kremp, 3rd. Mr. Kremp is President and owner of Charles F. Kremp, 3rd, florist, Willow Grove, Pennsylvania.

         William W. Langan. Mr. Langan is the President and owner of Marmetal Industries, Inc., Horsham, Pennsylvania.

         Frederick A. Marcell, Jr. Mr. Marcell has served as President and Chief Executive Officer of the Bank since April 1992.

         A. Brent O'Brien. Mr. O'Brien is President and owner of the insurance broker firm Bean, Mason & Eyer, Inc., Doylestown, Pennsylvania.

         Samuel H. Ramsey, III. Mr. Ramsey is President and owner of Samuel H. Ramsey III, certified public accountants since 1973.

         William B. Weihenmayer. Mr. Weihenmayer is a self-employed real estate investor, Huntingdon Valley, Pennsylvania.

Executive Officers Who Are Not Directors

         Set forth below is information with respect to the principal occupations during at least the last five years for the three executive officers of the Bank who do not serve as directors.

         Thomas M. Fewer. Age 46 years. Mr. Fewer has served as Senior Vice President of the Bank since 1997. Mr. Fewer has been employed by the Bank since 1991 and has previously served as Vice President and Senior Lending Officer.

         John J. Foff, Jr. Age 47 years. Mr. Foff currently is Senior Vice President and Chief Financial Officer of the Bank. Mr. Foff joined the Bank in 1986 as Vice President and Treasurer. Mr. Foff has served as a financial manager in the banking industry since 1976.

         John T. Powers. Age 48 years. Mr. Powers currently is Senior Vice President, Community Banking and Corporate Secretary of the Bank and has served with the Bank since 1986.

                                  EXHIBIT IV-6

                            Pro Forma Analysis Sheet
                             Fully-Converted Basis

                                  EXHIBIT IV-6
                            PRO FORMA ANALYSIS SHEET
                                Willow Grove Bank
                         Prices as of September 4, 1998


                                                           Peer Group             Pensylvania             SAIF-Insured
                                                       ------------------       ----------------       ------------------
Price Multiple                Symbol     Subject(1)    Mean       Median        Mean      Median        Mean        Mear
--------------                ------     ----------    ----       -------       ----      ------        ----        -----
Price-earning ratio            P/E         13.51x     18.71x      17.94x      15.82x     15.29x       17.49x        16.65x

Price-book ratio      =        P/B         60.13%     87.35%      85.20%     137.59%    129.77%      126.88%       113.70%

Price-assets ratio    =        P/A          9.78%     18.94%      17.88%      13.13%     12.63%       16.12%        15.21%




Valuation Parameters
--------------------

Pre-Conversion Earnings (Y)           $2,445,000        ESOP Stock Purchases (E)            8.00% (5)
Pre-Conversion Book Value (B)        $35,944,000        Cost of ESOP Borrowings (S)         0.00% (4)
Pre-Conversion Value (B)             $33,584,000        ESOP Amortization (T)              10.00  years
Pre-Conversion Asets (A)            $405,373,000        RRP Amount (M)                      4.00%
Reinvestment Rate(2)R                       3.28%       RRP Vessting(N)                     5.00 years (5)
Est.Conversion Expenses(3)(X)               3.00%       Foundation (F)                      4.00%
Tax rate (TAX)                             39.00%       Tax Benefit(Z)                   564,400
Tax rate on Foundation Conversion          34.00%       Percentage Sold (PCT)            100.000%


Calculation of Pro Forma Value After Conversion
-----------------------------------------------

1.    V=  P/E * (Y)                                            V=    $43,160,001
         -----------------------------------------------
         1 - P/E * PCT * ((1-X-E-M-F)*R - (1-TAX)*E/T - (1-TAX)*M/N)

2.    V=  P/B  *  (B+Z)                                        V=    $43,160,002
         -------------------------
         1 - P/B * PCT * (1-X-E-M-F)

3.    V=  P/A * (A+Z)                                          V=    $43,160,000
         -------------------------
         1 - P/A * PCT * (1-X-E-M-F)



                                                                                    Shares                         Aggregate
                            Shares Sold to      Price Per     Gross Offering      Issued To     Total Shares     Market Value
Conclusion                      Public            Share         Proceeds         Fountdation      Issued        of Stock Issued
----------                  --------------      ---------     --------------     -----------    ------------    ---------------
Minimum                        3,527,500          10.00         $35,275,000        141,100        3,668,600        36,686,000
Midpoint                       4,150,000          10.00          41,500,000        166,000        4,316,000        43,160,000
Maximum                        4,772,500          10.00          47,725,000        190,900        4,963,400        49,634,000
Supermaximum                   5,488,375          10.00          54,883,750        219,535        5,707,910        57,079,100

-------------
(1) Pricing ratios shown reflect the midpoint value.
(2) Net return reflects a reinvestment rate of 5.37 percent, and a tax rate of
    39.00 percent.
(3) Offering expenses shown at estimated midpoint value.
(4) No cost is applicable since holding company will fund the ESOP loan.
(5) ESOP and MRP amortize over 10 years and 5 years, respectively; amortization expenses tax effected at 39.00 percent.

                                  EXHIBIT IV-7

                     Pro Forma Effect of Conversion Proceeds
                             Fully-Converted Basis

                                  Exhibit IV-7
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                Willow Grove Bank
                                 At the Minimum


1.     Offering Proceeds                                                                                                $35,275,000
       Less: Estimated Offering Expenses                                                                                  1,058,250
                                                                                                                        -----------
       Net Conversion Proceeds                                                                                          $34,216,750


2.     Estimated Additional Income from Conversion Proceeds

       Net Conversion Proceeds                                                                                          $34,216,750
       Less: Cash Contribution to Foundation                                                                                      0
       Less: Non-Cash Stock Purchases (1)                                                                                 4,233,000
                                                                                                                        -----------
       Net Proceeds Reinvested                                                                                          $29,983,750
       Estimated net incremental rate of return                                                                                3.28%
                                                                                                                        -----------
       Earnings Increase                                                                                                   $982,178
         Less: Estimated cost of ESOP borrowings (2)                                                                              0
         Less: Amortization of ESOP borrowings (3)                                                                          172,142
         Less: Recognition Plan Vesting (4)                                                                                 172,142
                                                                                                                        -----------
       Net Earnings Increase                                                                                               $637,894


                                                                                                         Net
                                                                               Before                  Earnings             After
3.     Pro Forma Earnings                                                    Conversion                Increase          Conversion
                                                                             ----------                --------          ----------
       12 Months ended June 30, 1998 (reported)                              $2,445,000                $637,894          $3,082,894
       12 Months ended June 30, 1998 (core)                                  $2,997,000                $637,894          $3,634,894


                                                           Before             Net Cash             Tax Benefit (5)          After
4.     Pro Forma Net Worth                               Conversion           Proceeds              Of Contribution      Conversion
                                                         ----------           --------              ---------------      ----------
       June 30, 1998                                    $35,944,000          $29,983,750                $479,740         $66,407,490
       June 30, 1998 (Tangible)                         $33,584,000          $29,983,750                $479,740         $64,047,490


                                                           Before             Net Cash             Tax Benefit (5)          After
5.     Pro Forma Assets                                  Conversion           Proceeds              Of Contribution      Conversion
                                                         ----------           --------              ---------------      ----------
       June 30, 1998                                   $405,373,000          $29,983,750                $479,740        $435,836,490


(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 39.00 percent rate.
(4) MRP is amortized over 5 years, and amortization expense is tax effected at
    39.00 percent.
(5) Reflects tax benefit of stock contribution to the Foundation.

                                  Exhibit IV-7
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                Willow Grove Bank
                                 At the Midpoint


1.     Offering Proceeds                                                                                                $41,500,000
       Less: Estimated Offering Expenses                                                                                  1,245,000
                                                                                                                        -----------
       Net Conversion Proceeds                                                                                          $40,255,000


2.     Estimated Additional Income from Conversion Proceeds

       Net Conversion Proceeds                                                                                          $40,255,000
       Less: Cash Contribution to Foundation                                                                                      0
       Less: Non-Cash Stock Purchases (1)                                                                                 4,980,000
                                                                                                                        -----------
       Net Proceeds Reinvested                                                                                          $35,275,000
       Estimated net incremental rate of return                                                                                3.28%
                                                                                                                        -----------
       Earnings Increase                                                                                                 $1,155,503
         Less: Estimated cost of ESOP borrowings (2)                                                                              0
         Less: Amortization of ESOP borrowings (3)                                                                          202,520
         Less: Recognition Plan Vesting (4)                                                                                 202,520
                                                                                                                        -----------
       Net Earnings Increase                                                                                               $750,463


                                                                                                         Net
                                                                               Before                  Earnings             After
3.     Pro Forma Earnings                                                    Conversion                Increase          Conversion
                                                                             ----------                --------          ----------
       12 Months ended June 30, 1998 (reported)                              $2,445,000                $750,463          $3,195,463
       12 Months ended June 30, 1998 (core)                                  $2,997,000                $750,463          $3,747,463


                                                           Before             Net Cash             Tax Benefit (5)          After
4.     Pro Forma Net Worth                               Conversion           Proceeds              Of Contribution      Conversion
                                                         ----------           --------              ---------------      ----------
       June 30, 1998                                     $35,944,000          $35,275,000              $564,400         $71,783,400
       June 30, 1998 (Tangible)                          $33,584,000          $35,275,000              $564,400         $69,423,400


                                                           Before             Net Cash             Tax Benefit (5)          After
5.     Pro Forma Assets                                  Conversion           Proceeds              Of Contribution      Conversion
                                                         ----------           --------              ---------------      ----------
       June 30, 1998                                    $405,373,000          $35,275,000               $564,400        $441,212,400


(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 39.00 percent rate.
(4) MRP is amortized over 5 years, and amortization expense is tax effected at
    39.00 percent.
(5) Reflects tax benefit of stock contribution to the Foundation.

                                  Exhibit IV-7
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                Willow Grove Bank
                                 At the Maximum


1.     Offering Proceeds                                                                                                $47,725,000
       Less: Estimated Offering Expenses                                                                                  1,431,750
                                                                                                                        -----------
       Net Conversion Proceeds                                                                                          $46,293,250


2.     Estimated Additional Income from Conversion Proceeds

       Net Conversion Proceeds                                                                                          $46,293,250
       Less: Cash Contribution to Foundation                                                                                      0
       Less: Non-Cash Stock Purchases (1)                                                                                 5,727,000
                                                                                                                        -----------
       Net Proceeds Reinvested                                                                                          $40,566,250
       Estimated net incremental rate of return                                                                                3.28%
                                                                                                                        -----------
       Earnings Increase                                                                                                 $1,328,829
         Less: Estimated cost of ESOP borrowings (2)                                                                              0
         Less: Amortization of ESOP borrowings (3)                                                                          232,898
         Less: Recognition Plan Vesting (4)                                                                                 232,898
                                                                                                                        -----------
       Net Earnings Increase                                                                                               $863,033


                                                                                                         Net
                                                                               Before                  Earnings             After
3.     Pro Forma Earnings                                                    Conversion                Increase          Conversion
                                                                             ----------                --------          ----------
       12 Months ended June 30, 1998 (reported)                              $2,445,000                $863,033          $3,308,033
       12 Months ended June 30, 1998 (core)                                  $2,997,000                $863,033          $3,860,033


                                                           Before             Net Cash             Tax Benefit (5)          After
4.     Pro Forma Net Worth                               Conversion           Proceeds              Of Contribution      Conversion
                                                         ----------           --------              ---------------      ----------
       June 30, 1998                                    $35,944,000          $40,566,250                $649,060         $77,159,310
       June 30, 1998 (Tangible)                         $33,584,000          $40,566,250                $649,060         $74,799,310


                                                           Before             Net Cash             Tax Benefit (5)          After
5.     Pro Forma Assets                                  Conversion           Proceeds              Of Contribution      Conversion
                                                         ----------           --------              ---------------      ----------
       June 30, 1998                                    $405,373,000          $40,566,250               $649,060        $446,588,310


(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 39.00 percent rate.
(4) MRP is amortized over 5 years, and amortization expense is tax effected at
    39.00 percent.
(5) Reflects tax benefit of stock contribution to the Foundation.

                                  Exhibit IV-7
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                Willow Grove Bank
                            At the Supermaximum Value

1.     Offering Proceeds                                                                                             $54,883,750
       Less: Estimated Offering Expenses                                                                               1,646,513
                                                                                                                     -----------
       Net Conversion Proceeds                                                                                       $53,237,238


2.     Estimated Additional Income from Conversion Proceeds

       Net Conversion Proceeds                                                                                       $53,237,238
       Less: Cash Contribution to Foundation                                                                                   0
       Less: Non-Cash Stock Purchases (1)                                                                              6,586,050
                                                                                                                     -----------
       Net Proceeds Reinvested                                                                                       $46,651,188
       Estimated net incremental rate of return                                                                              3.28%
                                                                                                                     -----------
       Earnings Increase                                                                                              $1,528,153
          Less: Estimated cost of ESOP borrowings (2)                                                                          0
          Less: Amortization of ESOP borrowings (3)                                                                      267,833
          Less: Recognition Plan Vesting (4)                                                                             267,833
                                                                                                                     -----------
       Net Earnings Increase                                                                                            $992,488


                                                                                                     Net
                                                                                Before             Earnings             After
3.     Pro Forma Earnings                                                     Conversion           Increase          Conversion
                                                                              ----------           --------          ----------
       12 Months ended June 30, 1998 (reported)                               $2,445,000            $992,488          $3,437,488
       12 Months ended June 30, 1998 (core)                                   $2,997,000            $992,488          $3,989,488


                                                           Before             Net Cash         Tax Benefit (5)         After
4.     Pro Forma Net Worth                               Conversion           Proceeds         Of Contribution      Conversion
                                                         ----------           --------         ---------------      ----------
       June 30, 1998                                    $35,944,000          $46,651,188           $746,419         $83,341,607
       June 30, 1998 (Tangible)                         $33,584,000          $46,651,188           $746,419         $80,981,607


                                                           Before             Net Cash          Tax Benefit (5)         After
5.     Pro Forma Assets                                  Conversion           Proceeds          Of Contribution      Conversion
                                                         ----------           --------          ---------------      ----------
       June 30, 1998                                    $405,373,000         $46,651,188           $746,419        $452,770,607


(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 39.00 percent rate.
(4) MRP is amortized over 5 years, and amortization expense is tax effected at
    39.00 percent.
(5) Reflects tax benefit of stock contribution to the Foundation.

                                  EXHIBIT IV-8


                       Peer Group Core Earnings Analysis

RP FINANCIAL, LC.
----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                             Core Earnings Analysis
                         Comparable Institution Analysis
                    For the Twelve Months Ended June 30, 1998




                                                                                                   Estimated
                                           Net Income   Less: Net    Tax Effect   Less: Extd  Core Income             Estimated
                                           to Common   Gains(Loss)      @ 34%        Items     to Common    Shares     Core EPS
                                           ---------   -----------    ---------    ---------  -----------   ------     --------
                                             ($000)       ($000)       $(000)       ($000)      ($000)      ($000)       ($)

 Comparable Group
 ----------------
 ALLB  Alliance Bank MHC of PA (19.9)          2,000            0            0         0         2,000         3,273      0.61
 BCSB  BCSB Bankcorp MHC of MD (38.6)(P)          --           --           --        --            --         6,117      0.36
 BRKL  Brookline Bncp MHC of MA(47.0)(1)      13,726          -78           27         0        13,675        29,095      0.47
 FFFL  Fidelity Bcsh MHC of FL (47.9)          7,805       -2,311          786         0         6,280         6,802      0.92
 SKBO  First Carnegie MHC of PA(45.0)            826          260          -88         0           998         2,300      0.43
 GBNK  Gaston Fed Bncp MHC of NC(47.0          1,487         -236           80         0         1,331         4,497      0.30
 HARS  Harris Fin. MHC of PA (24.9)           18,221       -4,739        1,611         0        15,093        33,965      0.44
 JXSB  Jcksnville SB,MHC of IL (45.6)            998         -551          187         0           634         1,908      0.33
 LFED  Leeds Fed Bksr MHC of MD (36.3(1)       3,432           -2            1         0         3,431         5,182      0.66
 LIBB  Liberty Bancorp MHC of NJ (47)(2)       1,553         -133           45         0         1,465         3,901      0.38
 NBCP  Niagara Bancorp of NY MHC(45.4(P)          --           --           --        --            --        29,756      0.46
 NWSB  Northwest Bcrp MHC of PA (30.8         21,322       -1,131          385         0        20,576        46,841      0.44
 PBHC  Pathfinder BC MHC of NY (45.2)          1,460         -366          124         0         1,218         2,831      0.43
 PBCT  Peoples Bank, MHC of CT (41.2)        102,600      -75,000       25,500         0        53,100        64,130      0.83
 PHSB  Ppls Home SB, MHC of PA (45.0)          1,749         -209           71         0         1,611         2,760      0.58
 PLSK  Pulaski SB, MHC of NJ (47.0)              999          124          -42         0         1,081         2,108      0.51
 SBFL  SB Fngr Lakes MHC of NY (33.1)            995         -295          100         0           800         3,570      0.22
 WAYN  Wayne Svgs Bks MHC of OH (48.2          1,822         -270           92         0         1,644         2,486      0.66
 WCFB  Wbstr Cty FSB MHC of IA (45.6)          1,332            0            0         0         1,332         2,114      0.63



(P) Pro forma financial data reflective of new conversion.
(1) Financial information is for the quarter ending March 31, 1998.
(2) Financial information is for the quarter ending December 31, 1997.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                  EXHIBIT IV-9

                      Pro Forma Regulatory Capital Ratios


                                                                         Pro Forma at June 30, 1998 Based on
                                                             --------------------------------------------------------------

                                                                        1,564,000                        1,840,000
                                                                       Shares Sold                      Shares Sold
                                       Historical at                    at $10.00                        at $10.00
                                       June 30, 1998                    Per Share                        Per Share
                               -------------------------     ----------------------------     ----------------------------

                                                Percent of                      Percent of                       Percent of
                                  Amount         Assets(1)       Amount         Assets(1)         Amount          Assets(1)
                               -----------    ------------   ------------    -------------    ------------    -------------

                                                                (Dollars in Thousands)
Tangible capital:
  Actual......................   $33,504            8.3%         $38,911           9.5%         $39,944               9.7%
  Requirement.................     6,074            1.5            6,174           1.5            6,193               1.5
                                 -------           ----          -------          ----          -------              ----
  Excess......................   $27,430            6.8%         $32,737           8.0%         $33,751               8.2%
                                 =======           ====          =======          ====          =======              ====
Core capital(2):
  Actual......................   $33,504            8.3%         $38,911           9.5%         $39,944               9.7%
  Requirement.................     6,198            4.0            6,464           4.0            6,514               4.0
                                 -------           -----         -------          ----          -------              ----
  Excess......................   $17,306            4.3%         $22,447           5.5%         $ 3,430               5.7%
                                 =======           =====         =======          ====          =======              ====
Risk-based capital(2):

  Actual......................   $36,169           14.9%         $41,576          17.0%         $42,609              17.4%
  Requirement.................    19,438            8.0           19,544           8.0           19,564               8.0
                                 -------           ----          -------          ----          -------              ----
  Excess......................   $16,731            6.9%         $22,032           9.0%         $23,045               9.4%
                                 =======           ====          =======          ====          =======              ====


                                               Pro Forma at June 30, 1998 Based on
                                  ----------------------------------------------------------

                                            2,116,000                      2,433,400
                                           Shares Sold                    Shares Sold
                                            at $10.00                      at $10.00
                                            Per Share                      Per Share
                                  ---------------------------    ---------------------------

                                                   Percent of                    Percent of
                                     Amount         Assets(1)       Amount        Assets(1)
                                  -----------    ------------    -----------   -------------
                                                    (Dollars in Thousands)
Tangible capital:
  Actual......................      $40,977            9.9%        $42,165           10.1
  Requirement.................        6,212            1.5           6,233            1.5
                                    -------           ----         -------           ----
  Excess......................      $34,765            8.4%        $35,932            8.6%
                                    =======           ====         =======           ====
Core capital(2):
  Actual......................      $40,977            9.9%        $42,165           10.1%
  Requirement.................        6,565            4.0          16,622            4.0
                                    -------           ----         -------           ----
  Excess......................      $24,412            5.9%        $25,543            6.1%
                                    =======           ====         =======           ====
Risk-based capital(2):
  Actual......................      $43,642           17.8%        $44,830           18.3%
  Requirement.................       19,584            8.0          19,607            8.0
                                    -------           ----         -------           ----
  Excess......................      $24,057            9.8%        $25,223           10.3%
                                    =======           ====         =======           ====

---------------------------------
(1)  Adjusted total or adjusted risk-weighted assets, as appropriate.

(2) Does not reflect the interest rate risk component to be added to the risk-based capital requirements or, see "Regulation - The Bank - Regulatory Capital Requirements."

                                  EXHIBIT IV-10


                            Pro Forma Analysis Sheet
                             Minority Stock Offering

                                  EXHIBIT IV-10
                            PRO FORMA ANALYSIS SHEET
                                Willow Grove Bank
                         Prices as of September 4, 1998



                                                                     Peer Group             Pennsylvania            SAIF-Insured
                                                                 ------------------     -------------------       ---------------
   Price Multiple                   Symbol       Subject (1)     Mean        Median     Mean         Median       Mean       Mean
   --------------                   ------       -----------     ----        ------     ----         ------       ----       ----
   Price-earnings ratio               P/E           15.27x       18.71x       17.94x     15.82x        15.29x     17.49x      16.65x

   Price-book ratio          =        P/B           82.04%       87.35%       85.20%    137.59%       129.77%    126.88%     113.70x

   Price-assets ratio        =        P/A           10.03%       18.94%       17.88%     13.13%        12.63%     16.12%      15.21%



   Valuation Parameters
   --------------------

   Pre-Conversion Earnings (Y)               $2,445,000                  ESOP Stock Purchases (E)                 8.00% (5)
   Pre-Conversion Book Value (B)            $35,944,000                  Cost of ESOP Borrowings (S)              0.00% (4)
   Pre-Conv. Tang. Book Value (B)           $33,584,000                  ESOP Amortization (T)                   10.00  years
   Pre-Conversion Assets (A)               $405,373,000                  RRP Amount (M)                           4.00%
   Reinvestment Rate (2)(R)                        3.28%                 RRP Vesting (N)                          5.00  years (5)
   Est. Conversion Expenses (3)(X)                 3.00%                 Foundation (F)                           4.00%
   Tax rate (TAX)                                 39.00%                 Tax Benefit (Z)                        97,594
   Tax rate on Foundation Contribution            34.00%                 Percentage Sold (PCT)                   44.34%



   Calculation of Pro Forma Value After Conversion
   -----------------------------------------------

   1.    V=            P/E * (Y)                                               V=       $42,117,546
             -----------------------------------------------------------
             1 - P/E * PCT * ((1-X-E-M-F)*R - (1-TAX)*E/T - (1-TAX)*M/N)

   2.    V=            P/B * (B+Z)                                             V=       $41,680,966
             ---------------------------
             1 - P/B * PCT * (1-X-E-M-F)

   3.    V=            P/A * (A+Z)                                             V=       $42,186,066
             ---------------------------
             1 - P/A * PCT * (1-X-E-M-F)



                                                                                           Shares                        Aggregate
                         Shares Issued    Shares Sold to    Price Per  Gross Offering    Issued To     Total Shares    Market Value
   Conclusion               To MHC            Public          Share        Proceeds      Foundation       Issued     of Stock Issued
   ----------             ------------    --------------    ---------  --------------    ----------    ------------  ---------------
   Minimum                  1,963,500 |      1,564,000         10.00    $15,640,000        62,560        1,626,560     16,265,600
   Midpoint                 2,310,000 |      1,840,000         10.00     18,400,000        73,600        1,913,600     19,136,000
   Maximum                  2,656,500 |      2,116,000         10.00     21,160,000        84,640        2,200,640     22,006,400
   Supermaximum             3,054,975 |      2,433,400         10.00     24,334,000        97,336        2,530,736     25,307,360

   ---------------------------------------------------------------------
   (1) Pricing ratios shown reflect the midpoint value.
   (2) Net return reflects a reinvestment rate of 5.37 percent, and a tax rate of 39.00 percent.
   (3) Offering expenses shown at estimated midpoint value.
   (4) No cost is applicable since holding company will fund the ESOP loan.
   (5) ESOP and MRP amortize over 10 years and 5 years, respectively; amortization expenses tax effected at 39.00 percent.

                                 EXHIBIT IV-11

                                Pro Forma Effects
                            Minority Stock Offering

                                  Exhibit IV-11
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                Willow Grove Bank
                                 At the Minimum






1.  Offering Proceeds                                                                                                 $15,640,000
    Less: Estimated Offering Expenses                                                                                     872,360
                                                                                                                      -----------
    Net Conversion Proceeds                                                                                           $14,767,640


2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds                                                                                           $14,767,640
    Less: Cash Contribution to Foundation                                                                                       0
    Less: Non-Cash Stock Purchases (1)                                                                                  1,876,800
                                                                                                                      -----------
    Net Proceeds Reinvested                                                                                           $12,890,840
    Estimated net incremental rate of return                                                                                 3.28%
                                                                                                                      -----------
    Earnings Increase                                                                                                    $422,265
      Less: Estimated cost of ESOP borrowings (2)                                                                               0
      Less: Amortization of ESOP borrowings (3)                                                                            76,323
      Less: Recognition Plan Vesting (4)                                                                                   76,323
                                                                                                                      -----------
    Net Earnings Increase                                                                                                $269,619




                                                                                                      Net
                                                                            Before                  Earnings             After
3.  Pro Forma Earnings                                                    Conversion                Increase          Conversion
                                                                          ----------                --------          ----------
    12 Months ended June 30, 1998 (reported)                              $2,445,000                $269,619          $2,714,619
    12 Months ended June 30, 1998 (core)                                  $2,997,000                $269,619          $3,266,619

                                                        Before             Net Cash               Tax Benefit (5)          After
4.  Pro Forma Net Worth                               Conversion           Proceeds              Of Contribution      Conversion
                                                      ----------           --------              ---------------      ----------
    June 30, 1998                                    $35,944,000          $12,890,840               $212,704         $49,047,544
    June 30, 1998 (Tangible)                         $33,584,000          $12,890,840               $212,704         $46,687,544

                                                        Before             Net Cash               Tax Benefit (5)          After
5.  Pro Forma Assets                                  Conversion           Proceeds              Of Contribution      Conversion
                                                      ----------           --------              ---------------      ----------
    June 30, 1998                                    $405,373,000         $12,890,840               $212,704        $418,476,544



(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 39.00 percent rate.
(4) MRP is amortized over 5 years, and amortization expense is tax effected at
    39.00 percent.
(5) Reflects tax benefit of stock contribution to the Foundation.

                                  Exhibit IV-11
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                Willow Grove Bank
                                 At the Midpoint





1.  Offering Proceeds                                                   $18,400,000               0            525      12,191,392
    Less: Estimated Offering Expenses                                       904,100               0            550      12,532,176
                                                                       -----------
    Net Conversion Proceeds                                             $17,495,900               1            575      13,883,522


2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds                                              17,495,900
    Less: Cash Contribution to Foundation                                         0
    Less: Non-Cash Stock Purchases (1)                                    2,208,000
                                                                        -----------
    Net Proceeds Reinvested                                             $15,287,900
    Estimated net incremental rate of return                                   3.28%
                                                                        -----------
    Earnings Increase                                                      $500,786
      Less: Estimated cost of ESOP borrowings (2)                                 0
      Less: Amortization of ESOP borrowings (3)                              89,792
      Less: Recognition Plan Vesting (4)                                     89,792
                                                                        -----------
    Net Earnings Increase                                                  $321,202




                                                                                                      Net
                                                                            Before                  Earnings             After
3.  Pro Forma Earnings                                                    Conversion                Increase          Conversion
                                                                          ----------                --------          ----------

    12 Months ended June 30, 1998 (reported)                              $2,445,000                $321,202           $2,766,202
    12 Months ended June 30, 1998 (core)                                  $2,997,000                $321,202           $3,318,202

                                                        Before             Net Cash               Tax Benefit (5)        After
4.  Pro Forma Net Worth                               Conversion           Proceeds              Of Contribution      Conversion
                                                      ----------           --------              ---------------      ----------

    June 30, 1998                                    $35,944,000          $15,287,900               $250,240          $51,482,140
    June 30, 1998 (Tangible)                         $33,584,000          $15,287,900               $250,240          $49,122,140

                                                        Before             Net Cash               Tax Benefit (5)        After
5.  Pro Forma Assets                                  Conversion           Proceeds              Of Contribution      Conversion
                                                      ----------           --------              ---------------      ----------

    June 30, 1998                                    $405,373,000         $15,287,900               $250,240         $420,911,140



(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 39.00 percent rate.
(4) MRP is amortized over 5 years, and amortization expense is tax effected at
    39.00 percent.
(5) Reflects tax benefit of stock contribution to the Foundation.

                                  Exhibit IV-11
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                Willow Grove Bank
                                 At the Maximum



1.  Offering Proceeds                                                                                                $21,160,000
    Less: Estimated Offering Expenses                                                                                    935,840
                                                                                                                     -----------
    Net Conversion Proceeds                                                                                          $20,224,160


2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds                                                                                          $20,224,160
    Less: Cash Contribution to Foundation                                                                                      0
    Less: Non-Cash Stock Purchases (1)                                                                                 2,539,200
                                                                                                                     -----------
    Net Proceeds Reinvested                                                                                          $17,684,960
    Estimated net incremental rate of return                                                                                3.28%
                                                                                                                     -----------
    Earnings Increase                                                                                                   $579,306
      Less: Estimated cost of ESOP borrowings (2)                                                                              0
      Less: Amortization of ESOP borrowings (3)                                                                          103,261
      Less: Recognition Plan Vesting (4)                                                                                 103,261
                                                                                                                      ----------
    Net Earnings Increase                                                                                               $372,785



                                                                                                      Net
                                                                            Before                  Earnings             After
3.  Pro Forma Earnings                                                    Conversion                Increase          Conversion
                                                                          ----------                --------          ----------

    12 Months ended June 30, 1998 (reported)                              $2,445,000                $372,785          $2,817,785
    12 Months ended June 30, 1998 (core)                                  $2,997,000                $372,785          $3,369,785

                                                        Before             Net Cash               Tax Benefit (5)        After
4.  Pro Forma Net Worth                               Conversion           Proceeds              Of Contribution      Conversion
                                                      ----------           --------              ---------------      ----------

    June 30, 1998                                    $35,944,000          $17,684,960               $287,776         $53,916,736
    June 30, 1998 (Tangible)                         $33,584,000          $17,684,960               $287,776         $51,556,736

                                                        Before             Net Cash               Tax Benefit (5)        After
5.  Pro Forma Assets                                  Conversion           Proceeds             Of Contribution       Conversion
                                                      ----------           --------             ---------------       ----------

    June 30, 1998                                    $405,373,000         $17,684,960               $287,776         $423,345,736



(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 39.00 percent rate.
(4) MRP is amortized over 5 years, and amortization expense is tax effected at
    39.00 percent.
(5) Reflects tax benefit of stock contribution to the Foundation.

                                  Exhibit IV-11
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                Willow Grove Bank
                            At the Supermaximum Value






1.  Offering Proceeds                                                                                                $24,334,000
    Less: Estimated Offering Expenses                                                                                    972,341
                                                                                                                     -----------
    Net Conversion Proceeds                                                                                          $23,361,659


2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds                                                                                          $23,361,659
    Less: Cash Contribution to Foundation                                                                                      0
    Less: Non-Cash Stock Purchases (1)                                                                                 2,920,080
                                                                                                                     -----------
    Net Proceeds Reinvested                                                                                          $20,441,579
    Estimated net incremental rate of return                                                                                3.28%
                                                                                                                     -----------
    Earnings Increase                                                                                                   $669,605
      Less: Estimated cost of ESOP borrowings (2)                                                                              0
      Less: Amortization of ESOP borrowings (3)                                                                          118,750
      Less: Recognition Plan Vesting (4)                                                                                 118,750
                                                                                                                     -----------
    Net Earnings Increase                                                                                               $432,105

                                                                                                      Net
                                                                            Before                  Earnings             After
3.  Pro Forma Earnings                                                    Conversion                Increase          Conversion
                                                                          ----------                --------          ----------

    12 Months ended June 30, 1998 (reported)                              $2,445,000                $432,105          $2,877,105
    12 Months ended June 30, 1998 (core)                                  $2,997,000                $432,105          $3,429,105

                                                        Before             Net Cash               Tax Benefit (5)        After
4.  Pro Forma Net Worth                               Conversion           Proceeds              Of Contribution      Conversion
                                                      ----------           --------              ---------------      ----------

    June 30, 1998                                    $35,944,000          $20,441,579               $330,942         $56,716,521
    June 30, 1998 (Tangible)                         $33,584,000          $20,441,579               $330,942         $54,356,521

                                                        Before             Net Cash               Tax Benefit (5)        After
5.  Pro Forma Assets                                  Conversion           Proceeds              Of Contribution      Conversion
                                                      ----------           --------              ---------------      ----------

    June 30, 1998                                    $405,373,000         $20,441,579               $330,942        $426,145,521



(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 39.00 percent rate.
(4) MRP is amortized over 5 years, and amortization expense is tax effected at
    39.00 percent.
(5) Reflects tax benefit of stock contribution to the Foundation.

                                  EXHIBIT V-1

                               RP Financial, LC.
                         Firm Qualifications Statement

RP Financial, LC.
---------------------------------------
Financial Services Industry Consultants


                          FIRM QUALIFICATION STATEMENT



RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide, particularly federally-insured financial institutions. RP Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, and careful structuring of strategic plans and transactions. RP Financial's staff draws from backgrounds in consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.

STRATEGIC AND CAPITAL PLANNING
RP Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. Through a program known as SAFE (Strategic Alternatives Financial Evaluations), RP Financial analyzes strategic options to enhance shareholder value or other established objectives. Our planning services involve conducting situation analyses; establishing mission statements, strategic goals and objectives; and identifying strategies for enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Strategy development typically includes the following areas: capital formation and management, asset/liability targets, profitability, return on equity and market value of stock. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies and assessing the feasibility/compatibility of such strategies with regulations and/or other guidelines.

MERGER AND ACQUISITION SERVICES
RP Financial's merger and acquisition (M&A) services include targeting candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions and assisting in implementing post-acquisition strategies. Through our financial simulations, comprehensive in-house data bases, valuation expertise and regulatory knowledge, RP Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.

VALUATION SERVICES
RP Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, mutual-to-stock conversions, ESOPs, subsidiary companies, mark-to-market transactions, loan and servicing portfolios, non-traded securities, core deposits, FAS 107 (fair market value disclosure), FAS 122 (loan servicing rights) and FAS 123 (stock options). Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP Financial is the nation's leading valuation firm for mutual-to-stock conversions of thrift institutions.

OTHER CONSULTING SERVICES AND DATA BASES
RP Financial offers a variety of other services including branching strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial's consulting services are aided by its in-house data base resources for commercial banks and savings institutions and proprietary valuation and financial simulation models.

YEAR 2000 SERVICES
RP Financial, through a relationship with a computer research and development company with a proprietary methodology, offers Year 2000 advisory and conversion services to financial institutions which are more cost effective and less disruptive than most other providers of such service.

RP Financial's Key Personnel (Years of Relevant Experience)
   Ronald S. Riggins, Managing Director (18)
   William E. Pommerening, Managing Director (14)
   Gregory E. Dunn, Senior Vice President (16)
   James P. Hennessey, Senior Vice President (13)
   James J. Oren, Senior Vice President (11)


--------------------------------------------------------------------------------
Washington Headquarters
Rosslyn Center
1700 North Moore Street, Suite 2210                    Telephone: (703) 528-1700
Arlington, VA 22209                                      Fax No.: (703) 528-1788